UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

CALGON CARBON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Calgon Carbon Corporation.
(2)

Aggregate number of securities to which transaction applies:

53,078,272 shares of common stock, which consists of: (i) 50,810,967 shares of common stock issued and outstanding as of October 26, 2017; (ii) 2,067,476 shares of common stock underlying options to purchase shares of common stock outstanding as of October 26, 2017 that have an exercise price below the merger consideration of $21.50 per share; and (iii) 199,829 shares of common stock underlying performance share awards outstanding as of October 26, 2017.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of: (i) the product of (A) 50,810,967 shares of common stock issued and outstanding as of October 26, 2017 and (B) the merger consideration of $21.50 per share; plus (ii) the product of: (A) 2,067,476 shares of common stock underlying options to purchase shares of common stock outstanding as of October 26, 2017 with an exercise price below $21.50 per share and (B) the difference between the merger consideration of $21.50 per share and the weighted-average exercise price of such options of $16.75 per share; plus (iii) the product of (A) 199,829 shares of common stock underlying performance share awards outstanding as of October 26, 2017 and (B) the merger consideration of $21.50 per share. The filing fee was determined by multiplying 0.0001245 by the proposed maximum aggregate value of the transaction of $1,106,552,625.

	(4)	Proposed maximum aggregate value of transaction: $1,106,552,625
	(5)	Total fee paid: $137,766.00

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED OCTOBER [●], 2017

[                    ], 2017

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of CALGON CARBON CORPORATION (“Calgon Carbon,” the “Company,” “we,” “our” or “us”) to be held at [                    ], on [                    ], 2017, at [                    ], local time (such meeting, including any adjournment or postponement thereof, the “special meeting”).

At the special meeting, holders of our common stock, par value $0.01 per share (“Calgon Carbon common stock”), will be asked to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger, dated as of September 21, 2017 (as it may be amended from time to time, the “merger agreement”), by and among Calgon Carbon, Kuraray Co., Ltd., a company organized under the laws of Japan (“Kuraray”), Kuraray Holdings U.S.A., Inc., a Delaware corporation (“Parent”) and KJ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Calgon Carbon (the “merger”), with Calgon Carbon surviving the merger as a wholly owned subsidiary of Parent, and an indirect wholly owned subsidiary of Kuraray, (2) a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Calgon Carbon’s named executive officers in connection with the consummation of the merger, and (3) a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or in the absence of a quorum.

If the merger is completed, you will be entitled to receive $21.50 in cash, without interest and less any applicable withholding taxes, for each share of Calgon Carbon common stock you own.

The Calgon Carbon board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Calgon Carbon and its stockholders and has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Calgon Carbon board of directors unanimously recommends that stockholders of Calgon Carbon vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Calgon Carbon’s named executive officers in connection with the consummation of the merger, and (3) “FOR” the proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or in the absence of a quorum.

The accompanying proxy statement provides detailed information about the merger agreement and the merger and provides specific information about the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. The accompanying proxy statement also describes the actions and determinations of the Calgon Carbon board of directors in connection with its evaluation of the merger agreement and the merger. We urge you to read the proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. In addition, you may obtain information about Calgon Carbon from documents filed with the SEC. See “Where You Can Find Additional Information.”

Your vote is very important, regardless of the number of shares you own. The merger cannot be completed unless stockholders holding a majority of the outstanding shares of Calgon Carbon common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of Calgon Carbon common stock on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Georgeson LLC, toll-free at (866) 295-3782.

On behalf of your board of directors, thank you for your continued support.

Sincerely,

Randall S. Dearth

Chairman of the Board, President and Chief

Executive Officer

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits or fairness of the merger, the merger agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [                    ], 2017 and is first being mailed to Calgon Carbon stockholders on or about [                    ], 2017.

CALGON CARBON CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[                    ], 2017

To Our Stockholders:

Notice is hereby given that a special meeting of the stockholders of CALGON CARBON CORPORATION, a Delaware corporation (“Calgon Carbon,” the “Company,” “we,” “our” or “us”), will be held on [                    ] 2017 at [        ], local time, at [                    ] (such meeting, including any adjournment or postponement thereof, the “special meeting”) for the following purposes:

1.	Adoption of the Merger Agreement. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 21, 2017 (as it may be amended from time to time, the “merger agreement”), by and among Calgon Carbon, Kuraray Co., Ltd., a company organized under the laws of Japan (“Kuraray”), Kuraray Holdings U.S.A., Inc., a Delaware corporation (“Parent”) and KJ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Calgon Carbon (the “merger”), with Calgon Carbon surviving the merger as a wholly owned subsidiary of Parent, and an indirect wholly owned subsidiary of Kuraray (the “merger proposal”);

2.	Advisory Vote Regarding Merger-Related Compensation. To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Calgon Carbon’s named executive officers in connection with the consummation of the merger (the “advisory compensation proposal”); and

3.	Adjournment of the Special Meeting. To consider and vote on a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or in the absence of a quorum (the “adjournment proposal”).

Only stockholders of record of Calgon Carbon common stock, par value $0.01 per share (“Calgon Carbon common stock”), at the close of business on [                    ], 2017 are entitled to notice of and to vote at the special meeting.

The Calgon Carbon board of directors has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Calgon Carbon and its stockholders and has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Calgon Carbon board of directors unanimously recommends that stockholders of Calgon Carbon vote (1) “FOR” the merger proposal, (2) “FOR” the advisory compensation proposal and (3) “FOR” the adjournment proposal.

Your vote is important, regardless of the number of shares of Calgon Carbon common stock you own. The adoption of the merger agreement by the affirmative vote of stockholders holding a majority of the outstanding shares of Calgon Carbon common stock entitled to vote at the special meeting is a condition to the completion of the merger. Each of the advisory compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast with respect to such matter at the special meeting.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares of Calgon Carbon common stock will be represented at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares of Calgon Carbon common stock are held in the name of a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Calgon Carbon common stock in accordance with the voting instruction card furnished by your broker, bank or other nominee.

YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU FAIL TO VOTE ON THE ADOPTION OF THE MERGER AGREEMENT OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT.

Please note that we intend to limit attendance at the special meeting to Calgon Carbon stockholders of record as of the record date (or their authorized representatives). If your shares of Calgon Carbon common stock are held by a broker, bank or other nominee, please bring to the special meeting your statement evidencing your beneficial ownership of Calgon Carbon common stock as of the record date. All stockholders and authorized representatives should also bring photo identification. A list of stockholders entitled to notice of and to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting at our corporate headquarters located at 3000 GSK Drive, Moon Township, Pennsylvania 15108, during regular business hours for a period of at least 10 days prior to the special meeting and will be available for examination by any stockholder during the special meeting.

The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Calgon Carbon common stock, please contact Georgeson LLC, Calgon Carbon’s proxy solicitor, at:

Georgeson LLC

1290 Avenue of the Americas

9th Floor

New York, NY 10104

Toll-Free: (866) 295-3782

By Order of the Board of Directors,

Chad Whalen

Secretary

Moon Township, Pennsylvania

[                    ], 2017

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

Ensure that your shares of Calgon Carbon common stock are voted at the special meeting by submitting your proxy or, if your shares of Calgon Carbon common stock are held in the name of a broker, bank or other nominee, by contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee on how you wish to vote your shares of Calgon Carbon common stock, it will have the same effect as voting “AGAINST” the adoption of the merger agreement.

If your shares of Calgon Carbon common stock are registered in your name: submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Calgon Carbon common stock can be voted at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If your shares of Calgon Carbon common stock are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Calgon Carbon common stock are voted at the special meeting.

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Georgeson LLC, our proxy solicitor, at:

Georgeson LLC

1290 Avenue of the Americas

9th Floor

New York, NY 10104

Toll-Free: (866) 295-3782

-i-

(continued)

-ii-

SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger. We urge you to read the remainder of this proxy statement carefully, including the attached annexes, and the other documents referred to or incorporated by reference in this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented in the summary below. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information.”

All references to the “Company,” “Calgon Carbon,” “we,” “us,” or “our” in this proxy statement refer to Calgon Carbon Corporation, a Delaware corporation and, where appropriate, its subsidiaries. All references in this proxy statement to “Kuraray” refer to Kuraray Co., Ltd., a company organized under the laws of Japan. All references in this proxy statement to “Parent” refer to Kuraray Holdings U.S.A., Inc., a Delaware corporation and wholly owned subsidiary of Kuraray. All references to “Merger Sub” refer to KJ Merger Sub, Inc., a Delaware corporation, a wholly owned subsidiary of Parent and an indirect wholly owned subsidiary of Kuraray.

The Companies (page 24)

Calgon Carbon Corporation

Calgon Carbon Corporation is a global leader in innovative solutions, high quality products and reliable services designed to protect human health and the environment from harmful contaminants in water and air. As a leading manufacturer of activated carbon, with broad capabilities in ultraviolet light disinfection, Calgon Carbon provides purification solutions for drinking water, wastewater, pollution abatement, and a variety of industrial and commercial manufacturing processes.

Calgon Carbon common stock, par value $0.01 per share (“Calgon Carbon common stock”), is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CCC.”

Calgon Carbon’s principal executive offices are located at 3000 GSK Drive, Moon Township, Pennsylvania 15108, its telephone number is (412) 787 - 6700 and its Internet website address is www.calgoncarbon.com. The information provided on or accessible through Calgon Carbon’s website is not, and will not be deemed to be, part of this proxy statement and is not incorporated into this proxy statement by this or any other reference to Calgon Carbon’s website provided in this proxy statement.

Kuraray Co., Ltd.

Kuraray, incorporated under the laws of Japan, is a global leader in the manufacture and sale of specialty chemicals, resins, fibers, textiles, film productions, high performance material and medical products. Kuraray has offices, research and production facilities in 27 countries, including several production facilities and sales offices across the Americas, cultivating a lineup of world-class products in both developed and emerging markets.

Kuraray’s shares are traded on the Tokyo Stock Exchange under the symbol “3405”.

The principal executive offices of Kuraray are located at Ote Center Building,1-1-3, Otemachi, Chiyoda-ku, Tokyo 100-8115, Japan and its telephone number at that address is +81-3-6701-1000.

Kuraray Holdings U.S.A., Inc.

Parent, a Delaware corporation, is a wholly owned subsidiary of Kuraray. Parent conducts all of its operations through two subsidiaries. Kuraray America, Inc., based in Houston, Texas, manufactures and sells a diverse group of Kuraray’s products in the United States. Monosol LLC, based in Merrillville, Indiana, is a developer and manufacturer of water-soluble film.

The principal executive offices of Parent are located at 2625 Bay Area Boulevard, Suite 600, Houston, TX 77058 and its telephone number is (800) 423-9762.

KJ Merger Sub, Inc.

Merger Sub, a Delaware corporation, is a wholly owned subsidiary of Parent and was formed by Parent on September 15, 2017 solely for the purposes of entering into the merger agreement and effecting the merger. Merger Sub has not conducted any business operations other than that incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist as a separate entity.

The principal executive offices of Merger Sub are located at 2625 Bay Area Boulevard, Suite 600, Houston, TX 77058 and its telephone number is (800) 423-9762.

The Merger (page 30)

You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of September 21, 2017, by and among Calgon Carbon, Kuraray, Parent and Merger Sub (as it may be amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement. The merger agreement provides, among other things, that at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into Calgon Carbon (the “merger”), with Calgon Carbon surviving the merger (the “surviving corporation”) as a wholly owned subsidiary of Parent, and an indirect wholly owned subsidiary of Kuraray. Upon the completion of the merger, Calgon Carbon common stock will no longer be publicly traded, and Calgon Carbon’s existing stockholders will cease to have any ownership interest in Calgon Carbon. Instead, at the effective time, each outstanding share of Calgon Carbon common stock, other than shares for which the holders thereof have properly demanded appraisal under Delaware law (such shares, “dissenting shares”) and shares owned by Calgon Carbon, Kuraray or any of their respective wholly owned subsidiaries will be converted into the right to receive the merger consideration.

Merger Consideration (page 30)

Upon the terms and subject to the conditions of the merger agreement, at the effective time, Calgon Carbon stockholders will have the right to receive $21.50 in cash (the “merger consideration”), without interest and subject to applicable withholding taxes, for each share of Calgon Carbon common stock that they own immediately prior to the effective time, other than dissenting shares and shares owned by Calgon Carbon, Kuraray or any of Kuraray’s wholly owned subsidiaries.

Treatment of Outstanding Equity Awards (page 62)

Stock Options. At the effective time, in accordance with the terms of the merger agreement and as permitted by the Calgon Carbon Corporation Employee Stock Option Plan, as amended, the Calgon Carbon Corporation 2008 Equity Incentive Plan, and the Calgon Carbon Corporation Amended and Restated 2008 Equity Incentive Plan, as applicable (each, an “equity incentive plan”), and governing award agreements, each option to purchase shares of Calgon Carbon common stock (each, an “option”) that is outstanding and unexercised, whether vested or unvested, shall terminate and be converted into the right of the holder to receive from the surviving corporation an amount in cash equal to the product of (1) the total number of shares of Calgon Carbon common stock previously subject to such option and (2) the excess, if any, of the merger consideration over the exercise price per share set forth in such option (the “option cash payment”). As of the effective time, each holder of such option shall cease to have any rights under or with respect thereto, except the right to receive the option cash payment.

Restricted Stock Awards. At the effective time, in accordance with the terms of the merger agreement and in accordance with or as permitted by, as applicable, the governing equity incentive plans and award agreements, with respect to each unvested share of Calgon Carbon common stock subject to vesting, repurchase or other lapse restrictions (each, a share of “restricted stock”) that is unvested and outstanding shall vest and be converted into the right to receive the merger consideration and a cash payment equal to any outstanding cash dividends that have accumulated but not been paid with respect to such restricted stock award.

Phantom Stock Unit Awards. At the effective time, in accordance with the terms of the merger agreement and as permitted by the Calgon Carbon Corporation 1999 Non-Employee Directors’ Phantom Stock Unit Plan and governing award agreements, each Calgon Carbon phantom stock unit (each, a “phantom stock unit”) award that is outstanding and unexercised shall terminate and be converted into the right of the holder to receive from the surviving corporation an amount in cash equal to the product of (1) the total number of shares of Calgon Carbon common stock subject to such phantom stock unit award, including any dividends credited with respect thereto, and (2) the merger consideration (the “phantom stock unit award cash payment”). As of the effective time, each holder of such phantom stock unit shall cease to have any rights under or with respect thereto, except the right to receive the phantom stock unit award cash payment.

Restricted Performance Share Awards. As of the effective time, in accordance with the terms of the merger agreement and as permitted by the applicable equity incentive plan and governing award agreements, each Calgon Carbon performance share (each, a “performance share”) award that is outstanding or payable, whether vested or unvested, shall terminate and be converted into the right of the holder to receive from the surviving corporation an amount in cash equal to (1) the product of (i) the number of shares of Calgon Carbon common stock underlying such performance share award (assuming payout at 100% of target) and (ii) the merger consideration, plus (2) the cash dividends that would have been paid from the effective date of the performance share award through the effective time, had the performance share award represented shares of Calgon Carbon common stock issued and outstanding during such period (assuming payout at 100% of target) (collectively, the “performance share award cash payment”). As of the effective time, each holder of a performance share award shall cease to have any rights under or with respect thereto, except the right to receive the performance share award cash payment.

The Special Meeting (page 25)

Date, Time and Place. The special meeting is scheduled to be held at [                    ] on [                    ], 2017 at [            ], local time.

Purpose of the Special Meeting. At the special meeting, you will be asked to consider and vote on: (1) a proposal to adopt the merger agreement, pursuant to which the merger will occur, with Calgon Carbon surviving as a wholly owned subsidiary of Parent and indirect wholly owned subsidiary of Kuraray (the “merger proposal”); (2) a proposal to approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to Calgon Carbon’s named executive officers in connection with the consummation of the merger (the “advisory compensation proposal”); and (3) a proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or in the absence of a quorum (the “adjournment proposal”).

Record Date and Voting Information. Only holders of record of Calgon Carbon common stock at the close of business on [                    ], 2017, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, [●] shares of Calgon Carbon common stock were issued and outstanding and held by [●] holders of record. Holders of record of Calgon Carbon common stock are entitled to one vote for each share of Calgon Carbon common stock they own at the close of business on the record date.

Quorum. The presence at the special meeting in person or represented by proxy of stockholders entitled to cast at least a majority of the votes which all stockholders of Calgon Carbon common stock are entitled to cast on a particular matter at the close of business on the record date for the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Calgon Carbon to additional expense. Abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum.

Required Vote. The merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Calgon Carbon common stock entitled to vote at the special meeting. The approval of each of the advisory compensation proposal and the adjournment proposal requires the affirmative vote of the stockholders holding a majority of the votes cast with respect to such proposals.

Voting by Calgon Carbon’s Directors and Officers. As of the record date, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, [●] shares of Calgon Carbon common stock, representing approximately [●]% of the outstanding shares of Calgon Carbon common stock as of the record date. We currently expect that Calgon Carbon’s directors and executive officers will vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting.

Voting and Proxies. Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Calgon Carbon common stock in the name of a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Calgon Carbon common stock in accordance with the voting instruction card furnished by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Calgon Carbon common stock. If your shares of Calgon Carbon common stock are held in the name of a broker, bank or other nominee and you wish to vote in person by ballot at the special meeting, you must provide a legal proxy from your bank, broker or other nominee.

Conditions to Completion of the Merger (page 92)

Under the merger agreement, each party’s obligation to complete the merger is subject to the satisfaction or waiver on or prior to the effective time, of the following conditions:

•	the adoption of the merger agreement by the affirmative vote of Calgon Carbon stockholders holding a majority of the outstanding shares of Calgon Carbon common stock entitled to vote at the special meeting (the “requisite stockholder vote”);

•	the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”) (which condition was satisfied before the date of this proxy statement);

•	the receipt of a clearance decision or the expiration of the waiting period pursuant to Section 40 of the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen) (which condition was satisfied before the date of this proxy statement);

•	a written determination by the Committee on Foreign Investment in the United States (“CFIUS”) that the transactions contemplated by the merger agreement are not covered transactions pursuant to 31 C.F.R. Part 800.207, a written notice issued by CFIUS to the effect that CFIUS has concluded its review or investigation of the transactions contemplated by the merger agreement and that CFIUS has no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, or, if CFIUS has sent a report to the President of the United States requesting the President’s decision, then (1) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement or (2) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the date the President received such report from CFIUS (collectively, “CFIUS approval”);

•	any applicable prior notice period under the International Traffic in Arms Regulations (“ITAR”) relating to the merger and the other transactions contemplated by the merger agreement shall have expired or otherwise been waived by the U.S. Department of State, Directorate of Defense Trade Controls (“DDTC”); and

•	no order or law, entered, enacted, promulgated, enforced or issued by any governmental entity shall be in effect restraining, preventing or otherwise prohibiting the consummation of the merger.

In addition, the obligations of Kuraray, Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver by Kuraray, Parent or Merger Sub at or prior to the effective time, of the following conditions:

•	the accuracy of the representations and warranties of Calgon Carbon set forth in the merger agreement both at and as of September 21, 2017 and as of and as though made on the closing date (except for such representations and warranties that are expressly made as of a specified date, which must be true and correct as of such specified date), but subject to a “material adverse effect,” materiality or other standard, as applicable, as provided in the merger agreement;

•	Calgon Carbon having performed or complied in all material respects with all covenants and agreements required to be performed by Calgon Carbon under the merger agreement at or prior to the closing date;

•	Kuraray’s receipt of a signed certificate from the Chief Executive Officer or Chief Financial Officer of Calgon Carbon confirming the satisfaction of the conditions described in the two preceding bullet points.

Calgon Carbon’s obligations to effect the merger are subject to the satisfaction or waiver by Calgon Carbon on or prior to the effective time, of the following conditions:

•	the accuracy of the representations and warranties of Kuraray, Parent and Merger Sub set forth in the merger agreement in all material respects both at and as of September 21, 2017 and as of and as though made on the closing date (except for any representations and warranties that are expressly stated to have been made as of a specified date, which must be true and correct as of such specific date);

•	each of Kuraray, Parent and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed by Kuraray, Parent and Merger Sub, as applicable, under the merger agreement at or prior to the closing date; and

•	Calgon Carbon’s receipt of a signed certificate from the Chief Executive Officer or another senior executive officer of each of Kuraray, Parent and Merger Sub confirming the satisfaction of the conditions described in the two preceding bullet points.

Expected Timing of the Merger (page 74)

We have targeted the fourth quarter of 2017 for the closing of the merger. However, the merger is subject to various regulatory clearances and approvals and other conditions, and it is possible that factors outside the control of both Calgon Carbon and Kuraray could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals, and subject to the conditions to the merger described in this proxy statement.

Recommendation of the Calgon Carbon Board of Directors (page 48)

The Calgon Carbon board of directors unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, determined that they are fair to and in the best interests of Calgon Carbon and its stockholders, and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Calgon Carbon board of directors unanimously recommends that Calgon Carbon stockholders vote:

•	“FOR” the merger proposal;

•	“FOR” the advisory compensation proposal; and

•	“FOR” the adjournment proposal.

Reasons for the Merger (page 43)

For a description of the reasons considered by the Calgon Carbon board of directors in deciding to recommend adoption of the merger agreement, see the section entitled “The Merger (Proposal 1) — Reasons for the Merger.”

Opinion of Morgan Stanley & Co. LLC (page 51)

In connection with the merger, at the special meeting of the Calgon Carbon board of directors on September 20, 2017, Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, to the Calgon Carbon board of directors to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $21.50 per share in cash to be received by the holders of shares of Calgon Carbon common stock (other than holders of shares of Calgon Carbon common stock (1) held in treasury of Calgon Carbon, (2) owned by Kuraray or any direct or indirect wholly owned subsidiary of Kuraray or (3) that have not been voted for adoption of the merger agreement and with respect to which appraisal has been properly demanded in accordance with, and at all times the holder of which has been in compliance with, Section 262 of the General Corporation Law of the State of Delaware (clauses (1), (2), and (3), collectively, the “excluded shares”) pursuant to the merger agreement was fair from a financial point of view to such holders of such shares.

The full text of Morgan Stanley’s written opinion to the Calgon Carbon board of directors, dated September 20, 2017, is attached to this proxy statement as Annex B, and is incorporated by reference in this proxy statement in its entirety. Holders of shares of Calgon Carbon common stock should read the opinion carefully and in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Calgon Carbon board of directors and addressed only the fairness, from a financial point of view, as of the date of the opinion, to the holders of shares of Calgon Carbon common stock (other than holders of the excluded shares) of the $21.50 per share in cash to be received by such holders pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspects of the merger and did not and does not constitute a recommendation as to how holders of the Calgon Carbon common stock should vote at the special meeting. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

For more information, see the section of this proxy statement captioned “The Merger (Proposal 1) — Opinion of Morgan Stanley” and Annex B.

Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger (page 60)

In considering the recommendation of the Calgon Carbon board of directors to adopt the merger agreement, you should be aware that certain of Calgon Carbon’s non-executive directors and executive officers have interests in the merger that are different from, or in addition to, those of Calgon Carbon stockholders generally. Interests of officers and non-executive directors that may be different from or in addition to the interests of Calgon Carbon stockholders include, among others, treatment of the outstanding Calgon Carbon equity awards pursuant to the merger agreement, potential severance payments and benefits, rights to ongoing indemnification and insurance coverage and potential interest in future employment by Calgon Carbon as an indirect wholly owned subsidiary of Kuraray. The Calgon Carbon board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in overseeing the negotiation of the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Calgon Carbon stockholders that the merger agreement be adopted. These interests, including material facts relating to the terms of employment proposed by Kuraray to certain of our executive officers, are described in the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger.” We currently expect that Calgon Carbon’s non-executive directors and executive officers will vote their shares, representing approximately [    ]% of the outstanding shares of Calgon Carbon common stock, in favor of the merger proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Financing of the Merger (page 60)

The merger is not conditioned on Kuraray obtaining the proceeds of any financing. We anticipate that the total funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $1.1 billion to $1.3 billion, which will be funded through available cash on hand of Kuraray and bank debt financing to be obtained by Kuraray.

Material U.S. Federal Income Tax Consequences of the Merger (page 69)

The exchange of shares of Calgon Carbon common stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Calgon Carbon common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in his or her shares of Calgon Carbon common stock surrendered in the merger generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Calgon Carbon common stock (i.e., shares of Calgon Carbon common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long- term capital gain or loss if the U.S. holder’s holding period in the shares of Calgon Carbon common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to reduced rates of taxation compared to short-term capital gains or ordinary income. In addition, depending on the effective time of the merger and a U.S. holder’s particular circumstances, a U.S. holder may also be subject to an additional 3.8% net investment income tax. The deductibility of capital losses is subject to limitations.

Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. Moreover, U.S. federal tax laws are subject to change (possibly with retroactive effect). Therefore, you should consult your tax advisor to determine the tax consequences of the merger to you.

Governmental and Regulatory Approvals (page 71)

HSR Clearance. Under the HSR Act, and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”), and all statutory waiting period requirements have been terminated or have expired. On October 5, 2017, Kuraray and Calgon Carbon each filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. The DOJ and FTC granted early termination to the waiting period on October 16, 2017.

CFIUS Approval. On the recommendation of CFIUS, the President of the United States may prohibit or suspend acquisitions, mergers or takeovers by foreign persons of entities engaged in interstate commerce in the United States. On October 13, 2017, Calgon Carbon and Kuraray filed a draft joint voluntary notice with CFIUS. After receiving comments on the draft joint voluntary notice from CFIUS, Calgon Carbon and Kuraray will address the comments and subsequently file a final joint voluntary notice with CFIUS. Following submission of the final joint voluntary notice, CFIUS will begin an initial CFIUS 30-day review period. At the conclusion of the initial review period, CFIUS will either (1) clear the merger or (2) notify the parties that CFIUS will initiate an additional 45 calendar day investigation period. Following the investigation period, CFIUS may clear the merger, submit a recommendation to the President of the United States that the merger be suspended or prohibited, or submit a report to the President of the United States requesting that he determine the disposition of the merger. Additionally, Calgon Carbon and Kuraray have customary rights to withdraw and refile the joint voluntary notice with CFIUS.

Other Clearances. Completion of the merger is further subject to the expiration or waiver of a notification period required under the ITAR, and the receipt of a clearance or expiration of the waiting period pursuant to Section 40 of the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen). The German Federal Cartel Office granted clearance for the merger by letter, dated October 25, 2017.

Appraisal Rights (page 104)

Under the General Corporation Law of the State of Delaware (the “DGCL”), subject to the limitations set forth in the DGCL and described in this proxy statement, Calgon Carbon stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any Calgon Carbon stockholder intending to exercise appraisal rights must, among other things, deliver a written demand for appraisal to Calgon Carbon prior to the vote on the merger proposal and must not vote or otherwise submit a proxy in favor of the merger proposal. Failure to follow the procedures specified under the DGCL exactly will result in the loss of your appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C.

Delisting and Deregistration of Calgon Carbon Common Stock (page 72)

Upon completion of the merger, shares of Calgon Carbon common stock currently listed on the NYSE will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Restrictions on Solicitation of Alternative Proposals, and Related Actions (page 81)

Pursuant to the merger agreement, Calgon Carbon, its subsidiaries and its and their respective officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other advisors or representatives (“representatives”), may not, directly or indirectly:

•	solicit, initiate, knowingly facilitate or knowingly encourage, including by way of furnishing information, any proposal, offer or inquiry which constitutes, or could reasonably be expected to lead to, any “takeover proposal” (as described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals; Changes in Board Recommendation”);

•	engage in or otherwise participate in, any negotiations or discussions regarding a takeover proposal;

•	furnish any information to any person or entity that, to the knowledge of Calgon Carbon, is seeking to make, would reasonably be expected to make or has made a takeover proposal; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with respect to a takeover proposal.

However, if after the date of the merger agreement and prior to obtaining the requisite stockholder vote, Calgon Carbon receives a bona fide written takeover proposal (that did not result from a breach of the non-solicitation provisions of the merger agreement), Calgon Carbon and its representatives may:

•	deliver a written communication to such person or entity solely for the purpose of clarifying the terms and conditions of the takeover proposal; and

•	if the Calgon Carbon board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a “superior proposal” (as described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals; Changes in Board Recommendation”) and that a failure to take any of the following actions would be inconsistent with the fiduciary duties of the Calgon Carbon board of directors under applicable law, Calgon Carbon and its representatives may (1) enter into an acceptable confidentiality agreement with such person making the takeover proposal, (2) furnish information with respect to Calgon Carbon and its subsidiaries to such person pursuant to the acceptable confidentiality agreement (provided that to the extent not previously made available to Kuraray or its representatives, Calgon Carbon furnishes Kuraray with all non-public information delivered pursuant to the acceptable confidentiality agreement), and (3) engage in discussions or negotiations with such person regarding the takeover proposal.

With respect to any takeover proposal for which Calgon Carbon or its representatives take any action described above, Calgon Carbon will (1) keep Kuraray informed on a reasonably current basis regarding material details (including material amendments regarding price and other material terms) relating to or concerning such takeover proposal and (2) promptly (but in any event within 24 hours) after receipt thereof, provide Kuraray with copies of all material documents and other material written communications relating to such takeover proposal exchanged between Calgon Carbon, its subsidiaries or representatives and the person making the takeover proposal.

Changes in Board Recommendation (page 83)

The Calgon Carbon board of directors has unanimously recommended that Calgon Carbon stockholders vote “FOR” the proposal to adopt the merger agreement. The merger agreement permits the Calgon Carbon board of directors to make a “recommendation change” (as described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals; Changes in Board Recommendation”) only in certain limited circumstances, as described below.

Prior to the receipt of the requisite stockholder vote, the Calgon Carbon board of directors may, in response to any unsolicited, bona fide written takeover proposal that did not result from a breach of the non-solicitation provisions of the merger agreement, effect a recommendation change and terminate the merger agreement in order to enter into a definitive agreement in respect of a takeover proposal (subject to paying a termination fee to Kuraray under the terms of the merger agreement) if:

•	the Calgon Carbon board of directors concludes in good faith after consultation with its financial advisors and outside legal counsel that such takeover proposal constitutes a superior proposal;

•	the Calgon Carbon board of directors concludes in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to make a recommendation change would be inconsistent with its fiduciary duties under applicable law;

•	the Calgon Carbon board of directors gives Kuraray at least three business days prior written notice of its intent to take such action, which notice must specify the reasons for the recommendation change, the identity of the person making such superior proposal, and an unredacted copy of any relevant acquisition agreement and proposed transaction agreements;

•	during the three business day period, Calgon Carbon and its representatives have negotiated in good faith with Kuraray and its representatives to enable Kuraray to propose in writing a binding offer containing revisions to the merger agreement that would cause the superior proposal, in the opinion of the Calgon Carbon board of directors after consultation with its financial advisor and outside legal counsel, to no longer constitute a superior proposal;

•	in the event of any material change to the material terms or conditions of the relevant superior proposal, Calgon Carbon has delivered to Kuraray an additional notice, upon which an additional two business day notice period shall commence; and

•	at the end of the notice period, as extended, if necessary, following a good faith consideration of Kuraray’s revised binding offer, the Calgon Carbon board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the takeover proposal remains the superior proposal. See the sections entitled “The Merger Agreement — No Solicitation of Takeover Proposals; Changes in Board Recommendation” and “The Merger Agreement — Termination Fee; Effect of Termination.”

Further, the Calgon Carbon board of directors may effect a recommendation change at any time prior to obtaining the requisite stockholder vote if an “intervening event” (as described in the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals; Changes in Board Recommendation”) has occurred and is continuing and the Calgon Carbon board of directors concludes in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to effect a recommendation change in response to such intervening event would be inconsistent with its fiduciary duties under applicable law; provided, that prior to making a recommendation change:

•	the Calgon Carbon board of directors must provide Kuraray at least five business days prior written notice that it intends to take such action and provide reasonable detail with respect to such intervening event and the reasons for such recommendation change;

•	during the five business days following such written notice, if requested by Kuraray, Calgon Carbon and its representatives must negotiate in good faith with Kuraray regarding any revisions to the terms of the merger agreement that would obviate the need for such recommendation change; and

•	at the end of such five business day period, the Calgon Carbon board of directors concludes in good faith, after consultation with outside legal counsel and financial advisors and taking into account any adjustment or modification of the terms of the merger agreement proposed by Kuraray, that the failure to make a recommendation change would be inconsistent with its fiduciary duties under applicable law. See the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals; Changes in Board Recommendation.”

Termination of the Merger Agreement (page 92)

Calgon Carbon, Kuraray, Parent and Merger Sub may mutually agree to terminate the merger agreement at any time prior to the effective time.

Kuraray or Calgon Carbon may also terminate the merger agreement if:

•	the merger has not been completed on or before April 30, 2018; provided that if all of the conditions to closing, other than those pertaining to (1) expiration or termination of the waiting period required by the HSR Act, (2) other approvals under antitrust laws, (3) CFIUS approval, and (4) expiration or waiver of any applicable notice period under ITAR have been satisfied or waived at such time, such date shall be automatically extended to September 30, 2018 (see the description of the “outside date” in the section entitled “The Merger Agreement — Termination of the Merger Agreement”);

•	any law or final and nonappealable order shall be in effect restraining, preventing or otherwise prohibiting or making illegal the consummation of the merger;

•	the President of the United States takes final action to prohibit the transactions contemplated by the merger agreement; or

•	the requisite stockholder vote is not obtained when voted upon at the special meeting or at any adjournment or postponement of the special meeting.

Calgon Carbon may also terminate the agreement if:

•	subject to certain exceptions, Kuraray, Parent or Merger Sub has breached or failed to perform any of their covenants or other agreements or breached any of its representations or warranties, in each case contained in the merger agreement, which (1) would result in a failure of a condition to the obligations of Calgon Carbon to effect the merger and (2) is not cured within the earlier of the outside date and the 30th day following written notice of such breach from Calgon Carbon to Kuraray stating Calgon Carbon’s intention to terminate the merger agreement and the basis for such termination; or

•	prior to obtaining the requisite stockholder vote, Calgon Carbon terminates to concurrently enter into an acquisition agreement relating to an unsolicited superior proposal and prior to or concurrently with such termination pays Kuraray a termination fee of $33.2 million.

Kuraray may also terminate the agreement if:

•	subject to certain exceptions, Calgon Carbon has breached or failed to perform any of its covenants or other agreements or breached any of its representations or warranties, in each case contained in the merger agreement, which (1) would result in a failure of certain conditions to the obligations of Kuraray, Parent and Merger Sub to effect the merger and (2) is not cured within the earlier of the outside date and the 30th day following written notice of such breach from Kuraray to Calgon Carbon stating Kuraray’s intention to terminate the merger agreement and the basis for such termination.

•	prior to obtaining the requisite stockholder vote, the Calgon Carbon board of directors has made a recommendation change.

Termination Fee and Expenses (page 93)

Generally, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses with certain exceptions expressly set forth in the merger agreement, including that Kuraray will reimburse Calgon Carbon for any expenses related to Calgon Carbon’s cooperation with Kuraray’s efforts to obtain consents and waivers related to the transaction. The merger agreement provides that, upon termination of the merger agreement under certain circumstances, Calgon Carbon will be required to pay to Kuraray a termination fee of $33.2 million. See the section entitled “The Merger Agreement — Termination Fee; Effect of Termination.” In the event Calgon Carbon is required to pay the termination fee to Kuraray and fails to do so in a timely manner, Calgon Carbon will pay to Kuraray interest on the termination fee, together with reasonable fees, costs and expenses (including attorneys’ fees, costs and expenses) incurred in connection with an action commenced by Kuraray, Parent or Merger Sub that results in a judgment against Calgon Carbon.

Market Price of Calgon Carbon Common Stock (page 100)

Calgon Carbon common stock is listed on the NYSE under the trading symbol “CCC.” The merger consideration of $21.50 per share represents a 62.9 % premium over $13.20, the closing price per share of Calgon Carbon common stock on September 20, 2017, the last trading day before the public announcement of the merger agreement. The closing price of Calgon Carbon common stock on the NYSE on [            ], 2017, the most recent practicable date before filing this proxy statement, was $[●] per share. You are encouraged to obtain current market prices of Calgon Carbon common stock in connection with voting your shares of Calgon Carbon common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address certain questions you may have regarding the special meeting and the merger. Calgon Carbon urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the special meeting and the merger. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:	WHAT WILL I RECEIVE IN THE MERGER?

A:	Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, Calgon Carbon stockholders will have the right to receive $21.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Calgon Carbon common stock that they own immediately prior to the effective time.

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?

A:	On September 21, 2017, Calgon Carbon entered into a definitive agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Parent, with and into Calgon Carbon, with Calgon Carbon surviving the merger as a wholly owned subsidiary of Parent and an indirect wholly owned subsidiary of Kuraray. You are receiving this proxy statement in connection with the solicitation of proxies by the Calgon Carbon board of directors in favor of the proposal to adopt the merger agreement and to approve the other related proposals to be voted on at the special meeting.

Q:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:	The special meeting will be held at [ ] on [ ], 2017 at [ ], local time.

Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:	Only holders of record of Calgon Carbon common stock at the close of business on the record date for the special meeting, are entitled to receive these proxy materials and vote at the special meeting. At the close of business on the record date, there were [●] shares of Calgon Carbon common stock outstanding and entitled to vote at the special meeting, held by [ ] holders of record. Each share of Calgon Carbon common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	HOW DO CALGON CARBON’S DIRECTORS AND EXECUTIVE OFFICERS INTEND TO VOTE?

A:	As of the date of this proxy statement, we expect that Calgon Carbon’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting.

Q:	WHAT MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A:	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the advisory compensation proposal; and

•	the adjournment proposal.

Q:	WHAT VOTE OF CALGON CARBON STOCKHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A:	Adoption of the merger agreement requires that stockholders holding a majority of the outstanding shares of Calgon Carbon common stock entitled to vote at the special meeting vote “FOR” the merger proposal. A failure to vote (including a failure of your broker, bank or other nominee to vote shares held on your behalf) or an abstention will have the same effect as voting “AGAINST” the merger proposal.

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

A:	Each of the advisory compensation proposal and the adjournment proposal requires the affirmative vote of stockholders holding a majority of the votes cast at the special meeting with respect to the proposal. An abstention or failure to vote with respect to either proposal will have no effect on the vote for such proposals, assuming there is a quorum present at the special meeting.

Q:	HOW DOES THE CALGON CARBON BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

A:	The Calgon Carbon board of directors unanimously recommends that you vote as follows:

•	“FOR” the merger proposal;

•	“FOR” the advisory compensation proposal; and

•	“FOR” the adjournment proposal.

For a discussion of the factors that the Calgon Carbon board of directors considered in determining to recommend the adoption of the merger agreement, see the section entitled “The Merger (Proposal 1) — Reasons for the Merger.” In considering the recommendation of the Calgon Carbon board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Calgon Carbon stockholders generally. For a discussion of these interests, see the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger.”

Q:	WHAT CONSTITUTES A “QUORUM”?

A:	A quorum will be present if the stockholders entitled to cast a majority of the votes which all stockholders of Calgon Carbon common stock are entitled to cast on a particular matter at the close of business on the record date for the special meeting are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

As of the close of business on [                    ], 2017, the record date for the special meeting, there were [●] shares of Calgon Carbon common stock outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your votes will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A:

As of the date of this proxy statement, we have targeted the fourth quarter of 2017 for the completion of the merger. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement and include various regulatory clearances and approvals, and it is possible that factors outside the control of Calgon Carbon or Kuraray could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals, and subject to the conditions to the completion of the merger described in this proxy statement.

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:	If the merger agreement is not adopted by Calgon Carbon stockholders, or if the merger is not completed for any other reason, the Calgon Carbon stockholders will not receive any payment for their shares of Calgon Carbon common stock in connection with the merger. Instead, Calgon Carbon will remain a public company and shares of Calgon Carbon common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. In the event that either Calgon Carbon or Kuraray terminates the merger agreement, then, in certain circumstances, Calgon Carbon will be required to pay Kuraray a termination fee in an amount equal to $33.2 million. See the section entitled “The Merger Agreement — Termination Fee; Effect of Termination.”

Q:	WHAT WILL HAPPEN IF STOCKHOLDERS DO NOT APPROVE THE ADVISORY COMPENSATION PROPOSAL?

A:	The inclusion of the advisory compensation proposal is required by Securities and Exchange Commission (“SEC”) rules; however, the approval of the advisory compensation proposal is not a condition to the completion of the merger and the vote on the advisory compensation proposal is an advisory vote by stockholders and will not be binding on Calgon Carbon or Kuraray. If the merger agreement is adopted by Calgon Carbon stockholders and the merger is completed, the merger-related compensation will be paid to Calgon Carbon’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve the advisory compensation proposal.

Q:	AM I ENTITLED TO APPRAISAL RIGHTS INSTEAD OF RECEIVING MERGER CONSIDERATION?

A:	Subject to the limitations set forth in the DGCL and described in this proxy statement, Calgon Carbon stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any Calgon Carbon stockholder intending to exercise appraisal rights must, among other things, deliver a written demand for appraisal to Calgon Carbon prior to the vote on the merger proposal and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal right, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C.

Q:	DO YOU EXPECT THE MERGER TO BE TAXABLE TO CALGON CARBON STOCKHOLDERS?

A:

The exchange of shares of Calgon Carbon common stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Calgon

Carbon common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:	WHO IS SOLICITING MY VOTE?

A:	The Calgon Carbon board of directors is soliciting your proxy, and Calgon Carbon will bear the cost of soliciting proxies. Georgeson LLC (“Georgeson”) has been retained to assist with the solicitation of proxies. Georgeson will be paid approximately $15,500 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Calgon Carbon common stock, in which case Calgon Carbon will reimburse these parties for their reasonable out-of-pocket expenses for forwarding solicitation material to such beneficial owners. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or via the Internet by Georgeson or by certain of Calgon Carbon’s directors, officers and employees, without additional compensation.

Q:	WHAT DO I NEED TO DO NOW?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES OF CALGON CARBON COMMON STOCK AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL HOLDER?

A:	Most of our stockholders hold their shares of Calgon Carbon common stock through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares of Calgon Carbon common stock held of record and those owned beneficially through a broker, bank or other nominee.

Stockholder of Record. If your shares of Calgon Carbon common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares of Calgon Carbon common stock, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote your shares of Calgon Carbon common stock in person at the special meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares of Calgon Carbon common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the beneficial owner of those shares of Calgon Carbon common stock, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares of Calgon Carbon common stock. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Calgon Carbon common stock, and you are also invited to attend the special meeting where you can vote your shares of Calgon Carbon common stock in person in accordance with the following procedures. Because a beneficial owner is not the stockholder of record, you may not vote these shares of Calgon Carbon common stock at the special meeting, unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares of Calgon Carbon common stock giving you the right to vote the shares of Calgon Carbon common stock at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

Q:	HOW DO I VOTE MY SHARES OF CALGON CARBON COMMON STOCK?

A:	Before you vote, you should determine whether you hold your shares of Calgon Carbon common stock directly in your name as a registered holder (which would mean that you are a “stockholder of record”) or through a broker, bank or other nominee (which would mean that you are a “beneficial owner”), because this will determine the procedure that you must follow in order to vote.

If you are the stockholder of record, you may vote in any of the following ways:

•	Via the Internet — If you choose to vote via the Internet, go to the website on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote.

•	Via Telephone — If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

•	Via Mail — If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•	At the Special Meeting — Stockholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

Although Calgon Carbon offers four different voting methods, Calgon Carbon encourages you to vote through the Internet, as Calgon Carbon believes it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you vote your shares of Calgon Carbon common stock through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers.

If your shares of Calgon Carbon common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Calgon Carbon common stock held for you in what is known as “street name.” If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Calgon Carbon common stock. Because a beneficial owner is not the stockholder of record, you may not vote these shares of Calgon Carbon common stock at the special meeting, unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares of Calgon Carbon common stock giving you the right to vote the shares of Calgon Carbon common stock at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

If you hold your shares of Calgon Carbon common stock in the name of a broker, bank or other nominee, please refer to the information on the voting instruction card forwarded to you by your broker, bank or other nominee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on these proposals. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This means that a “broker non-vote” cannot occur at the special meeting. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Calgon Carbon common stock.

Q:	DO I NEED TO ATTEND THE SPECIAL MEETING IN PERSON?

A:	No. It is not necessary for you to attend the special meeting in person in order to vote your shares of Calgon Carbon common stock.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR OTHERWISE SUBMITTED MY VOTE?

A:	Yes. Even after you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via telephone or vote via the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary at 3000 GSK Drive, Moon Township, Pennsylvania 15108, specifying such revocation. You may also change your vote by timely delivery of a valid, later-dated proxy or by attending and voting in person at the special meeting. If you have voted via the Internet or by telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Q:	WHAT IF I ABSTAIN FROM VOTING?

A:	The requisite number of votes to adopt the merger agreement is based on the total number of shares of Calgon Carbon common stock outstanding on the record date for the special meeting, not just the shares that are voted. If you do not vote or abstain from voting on the proposal to adopt the merger agreement, it will have the same effect as a vote “AGAINST” the merger proposal.

The requisite number of votes to approve the other two proposals is based on the total number of votes cast at the special meeting. If you do not vote or abstain from voting, it will have no effect on either the advisory compensation proposal or adjournment proposal, assuming a quorum is present at the special meeting.

Q:	WHAT HAPPENS IF I RETURN MY PROXY CARD BUT I DO NOT INDICATE HOW I WILL VOTE?

A:	If you properly return your proxy card but do not include instructions on how to vote, your shares of Calgon Carbon common stock will be voted “FOR” the merger proposal, thereby voting such shares of Calgon Carbon common stock in favor of approving the merger, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal.

Q:	WHAT IS THE EFFECT OF A BROKER NON-VOTE?

A:	If your shares of Calgon Carbon common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Calgon Carbon common stock held for you in what is known as “street name.” Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This means that a “broker non-vote” cannot occur at the special meeting. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Calgon Carbon common stock.

Q:	CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

A:	If you are unable to attend the meeting in person, we encourage you to send in your proxy card or to vote by telephone or over the Internet. The special meeting will not be broadcast telephonically or over the Internet.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?

A:	Calgon Carbon intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Calgon Carbon files with the SEC are publicly available when filed.

Q:	WHAT HAPPENS IF I SELL MY SHARES BEFORE COMPLETION OF THE MERGER?

A:	In order to receive the merger consideration, you must hold your shares of Calgon Carbon common stock through completion of the merger. Consequently, if you transfer your shares of Calgon Carbon common stock before completion of the merger, you will have transferred your right to receive the merger consideration.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Calgon Carbon common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting, but not the right to receive the merger consideration.

Q:	DO I NEED TO DO ANYTHING WITH MY CALGON CARBON COMMON STOCK CERTIFICATES NOW?

A:	No. After the merger is completed, if you hold certificates representing shares of Calgon Carbon common stock prior to the merger, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Calgon Carbon common stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions or otherwise required by the paying agent in accordance with the merger agreement, you will receive the merger consideration. If your shares of Calgon Carbon common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT CALGON CARBON?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information.”

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?

A:	This means that you hold shares of Calgon Carbon common stock in more than one way. For example, you may own some shares of Calgon Carbon common stock directly as a stockholder of record and other shares of Calgon Carbon common stock as a beneficial owner through a broker, bank or other nominee, or you may own shares of Calgon Carbon common stock as a beneficial owner through more than one broker, bank or other nominee. In these situations, you may receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy. To ensure that ALL of your shares of Calgon Carbon common stock are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy through the Internet or by telephone, vote at least once for each proxy card or control number you receive.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have questions about the merger or the other matters to be voted on at the special meeting, desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact Georgeson LLC, our proxy solicitor, at:

Georgeson LLC

1290 Avenue of the Americas

9th Floor

New York, NY 10104

Toll-Free: (866) 295-3782

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that is not based on historical fact, including statements containing the words “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” “targets,” and similar expressions. Calgon Carbon intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by Calgon Carbon or any other person that the results expressed therein will be achieved. Calgon Carbon assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the possibility of non-consummation of the proposed transaction and termination of the merger agreement;

•	the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction;

•	the failure to obtain governmental approvals of the merger on the proposed terms and schedule, and any conditions imposed on Calgon Carbon, Kuraray or the combined company in connection with consummation of the merger;

•	the failure to obtain approval of the merger by the stockholders of Calgon Carbon or the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement;

•	the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability;

•	adverse effects on the Calgon Carbon common stock because of the failure to complete the proposed transaction;

•	limitations placed on Calgon Carbon’s ability to operate its business under the merger agreement;

•	disruptions in Calgon Carbon’s business due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities;

•	the risk that the businesses will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected;

•	restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the merger; worldwide and regional economic, business, and political conditions;

•	changes in customer demand and requirements;

•	business cycles and other industry conditions;

•	the timing of new services or facilities;

•	the ability to compete with others in the industries in which Calgon Carbon operates;

•	the effects of compliance with laws;

•	fluctuations in the value of currencies in major areas where operations are located;

•	matters relating to operating facilities;

•	the effect and costs of claims (known or unknown) relating to litigation and environmental remediation;

•	the ability to develop and further enhance technology and proprietary know-how;

•	the ability to attract and retain key personnel;

•	disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	changes in the economic climate in the markets in which Calgon Carbon owns and operates its businesses;

•	the overall level of economic activity;

•	the availability of consumer credit and mortgage financing, unemployment rates and other factors;

•	Calgon Carbon’s ability to successfully integrate the November 2, 2016 acquisition of the assets and business of the wood-based activated carbon, reactivation, and mineral-based filtration media of CECA and achieve the expected results of the acquisition, including any expected synergies and the expected future accretion to earnings;

•	changes in, or delays in the implementation of, regulations that cause a market for Calgon Carbon’s products;

•	Calgon Carbon’s ability to successfully type approve or qualify its products to meet customer and end market requirements;

•	changes in competitor prices for products similar to Calgon Carbon’s;

•	higher energy and raw material costs;

•	costs of imports and related tariffs;

•	unfavorable weather conditions and changes in market prices of natural gas relative to prices of coal;

•	changes in foreign currency exchange rates and interest rates;

•	changes in corporate income and cross-border tax policies of the United States and other countries;

•	labor relations;

•	the availability of capital and environmental requirements as they relate to both Calgon Carbon’s operations and to those of Calgon Carbon’s customers;

•	borrowing restrictions;

•	the validity of and licensing restrictions on the use of patents, trademarks and other intellectual property;

•	pension costs;

•	the results of litigation involving Calgon Carbon, including stockholder litigation related to this transaction;

•	information security breaches and other disruptions that could compromise Calgon Carbon’s information and expose Calgon Carbon to business interruption, increased costs, liability and reputational damage; and

•	additional risks associated with the conduct of Calgon Carbon’s business, such as failure to achieve expected results and the risks that are described from time to time in Calgon Carbon’s reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017.

Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE COMPANIES

Calgon Carbon Corporation

Calgon Carbon Corporation is a global leader in innovative solutions, high quality products and reliable services designed to protect human health and the environment from harmful contaminants in water and air. As a leading manufacturer of activated carbon, with broad capabilities in ultraviolet light disinfection, Calgon Carbon provides purification solutions for drinking water, wastewater, pollution abatement, and a variety of industrial and commercial manufacturing processes.

Calgon Carbon common stock is listed on the NYSE under the symbol “CCC.”

Calgon Carbon’s principal executive offices are located at 3000 GSK Drive, Moon Township, Pennsylvania 15108, its telephone number is (412) 787 - 6700 and its Internet website address is www.calgoncarbon.com. The information provided on or accessible through Calgon Carbon’s website is not, and will not be deemed to be, part of this proxy statement and is not incorporated into this proxy statement by this or any other reference to Calgon Carbon’s website provided in this proxy statement.

Detailed descriptions about Calgon Carbon’s business and financial results are contained in its Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. See the section entitled “Where You Can Find Additional Information.”

Kuraray Co., Ltd.

Kuraray, incorporated under the laws of Japan, is a global leader in the manufacture and sale of specialty chemicals, resins, fibers, textiles, film productions, high performance material and medical products. Kuraray has offices, research and production facilities in 27 countries, including several production facilities and sales offices across the Americas, cultivating a lineup of world-class products in both developed and emerging markets.

Kuraray’s shares are traded on the Tokyo Stock Exchange under the symbol “3405”.

The principal executive offices of Kuraray are located at Ote Center Building,1-1-3, Otemachi, Chiyoda-ku, Tokyo 100-8115, Japan and its telephone number at that address is +81-3-6701-1000.

Kuraray Holdings U.S.A., Inc.

Parent, a Delaware corporation, is a wholly owned subsidiary of Kuraray. Parent conducts all of its operations through two subsidiaries. Kuraray America, Inc., based in Houston, Texas, manufactures and sells a diverse group of Kuraray’s products in the United States. Monosol LLC, based in Merrillville, Indiana, is a developer and manufacturer of water-soluble film.

The principal executive offices of Parent are located at 2625 Bay Area Boulevard, Suite 600, Houston, TX 77058 and its telephone number is (800) 423-9762.

KJ Merger Sub, Inc.

Merger Sub, a Delaware corporation, is a wholly owned subsidiary of Parent and was formed by Parent on September 15, 2017 solely for the purposes of entering into the merger agreement and effecting the merger. Merger Sub has not conducted any business operations other than that incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist as a separate entity.

The principal executive offices of Merger Sub are located at 2625 Bay Area Boulevard, Suite 600, Houston, TX 77058 and its telephone number is (800) 423-9762.

THE SPECIAL MEETING

This proxy statement is being provided to Calgon Carbon stockholders as part of a solicitation of proxies by the Calgon Carbon board of directors for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides Calgon Carbon stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held at [                    ] on [                    ], 2017 at [            ], local time, unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompany proxy card on or about [                    ], 2017, to all stockholders entitled to vote at the special meeting.

Purpose of the Special Meeting

At the special meeting, Calgon Carbon stockholders will be asked to consider and vote on the following proposals:

•	the merger proposal, which is further described in the section entitled “The Merger (Proposal 1)”;

•	the advisory compensation proposal, discussed under the sections entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” and “Advisory Vote on Named Executive Officer Merger — Related Compensation Arrangements (Proposal 2)”; and

•	the adjournment proposal, discussed under the section entitled “Vote on Adjournment (Proposal 3).”

Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described in the section entitled “The Merger Agreement.”

The vote on executive compensation payable in connection with the consummation of the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, a stockholder may vote to adopt the merger agreement and vote not to approve the advisory compensation proposal and vice versa. Because the vote on the advisory compensation proposal is advisory in nature only, it will not be binding on either Calgon Carbon or Kuraray. Accordingly, if the merger agreement is adopted by Calgon Carbon stockholders and the merger is completed, the merger-related compensation may be paid to Calgon Carbon’s executive officers even if the stockholders fail to approve the proposal.

Recommendation of the Calgon Carbon Board of Directors

After consideration of all factors the Calgon Carbon board of directors deemed relevant, the Calgon Carbon board of directors unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, determined that they are fair to and in the best interests of Calgon Carbon and its stockholders, and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Certain factors considered by the Calgon Carbon board of directors in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled “The Merger (Proposal 1) — Reasons for the Merger.”

The Calgon Carbon board of directors unanimously recommends that Calgon Carbon stockholders vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Record Date; Voting Information

Only holders of record of Calgon Carbon common stock at the close of business on [                    ], 2017, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof. At the close of business on the record date, [●] shares of Calgon Carbon common stock were issued and outstanding and held by [●] holders of record.

Holders of record of Calgon Carbon common stock are entitled to one vote for each share of Calgon Carbon common stock they own at the close of business on the record date.

Brokers, banks or other nominees who hold shares of Calgon Carbon common stock for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares of Calgon Carbon common stock, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the special meeting.

Voting by Calgon Carbon’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Calgon Carbon were entitled to vote [●] shares of Calgon Carbon common stock, or approximately [●]% of the shares of Calgon Carbon common stock outstanding on that date. We currently expect that Calgon Carbon’s directors and executive officers will vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of them has any obligation to do so.

Quorum

The presence at the special meeting in person or represented by proxy of stockholders holding a majority of the votes which all stockholders of Calgon Carbon common stock are entitled to cast on the particular matter at the close of business on the record date for the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement and will subject Calgon Carbon to additional expense. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. Abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. If a new record date is set for an adjourned special meeting, then a new quorum will have to be established.

Required Vote

The merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of Calgon Carbon common stock entitled to vote at the special meeting. A failure to vote your shares of Calgon Carbon common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The advisory compensation proposal and the adjournment proposal each require the affirmative vote of stockholders holding a majority of votes cast with respect to such proposals at the special meeting. A failure to vote your shares of Calgon Carbon common stock or an abstention from voting will have no effect on such proposals, assuming a quorum is present at the special meeting.

Voting by Stockholders

After carefully reading and considering the information contained in this proxy statement, each stockholder of record (that is, if your shares of Calgon Carbon common stock are registered in your name with Calgon

Carbon’s transfer agent, Computershare) should vote by mail, through the Internet, by telephone or by attending the special meeting and voting by ballot, according to the instructions described below.

Voting Methods

For stockholders of record:

If your shares of Calgon Carbon common stock are held in your name by Calgon Carbon’s transfer agent, Computershare, you can vote:

•	Via the Internet — If you choose to vote via the Internet, go to the website indicated on the enclosed proxy card and follow the easy instructions. You will need the control number shown on your proxy card in order to vote.

•	Via Telephone — If you choose to vote via telephone, use a touch-tone telephone to call the phone number indicated on the enclosed proxy card and follow the easy voice prompts. You will need the control number shown on your proxy card in order to vote.

•	Via Mail — If you choose to vote via mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•	At the Special Meeting — Stockholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

For beneficial owners:

If your shares of Calgon Carbon common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Calgon Carbon common stock held for you in what is known as “street name.” As beneficial owner, have the right to direct your broker, bank or other nominee on how to vote your shares of Calgon Carbon common stock. Because a beneficial owner is not the stockholder of record, you may not vote these shares of Calgon Carbon common stock at the special meeting unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares of Calgon Carbon common stock giving you the right to vote such shares of Calgon Carbon common stock at the special meeting.

Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” the merger proposal, thereby voting such shares of Calgon Carbon common stock in favor of approving the merger, “FOR” the advisory compensation proposal, and “FOR” the adjournment proposal.

Revocation of Proxies

Stockholders of record retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement, via telephone or via the Internet. Stockholders of record can revoke their proxy or change their vote at any time before it is exercised by giving written notice to our Secretary at 3000 GSK Drive, Moon Township, Pennsylvania 15108, specifying such revocation. Stockholders of record may also change their vote by timely delivery of a valid, later-dated proxy or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares of Calgon Carbon common stock are held in the name of a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or represented by proxy, but votes to abstain with respect to any particular matter or otherwise abstains from voting with respect to any matter. Abstentions will be included in the calculation of the number of votes present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal. However, the requisite number of shares required to approve the other two proposals is based on the number of votes cast at the special meeting, therefore abstentions have no effect on such proposals.

Failure to Vote

If you do not vote and do not attend the special meeting in person or by proxy, your shares will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the advisory compensation or the adjournment proposal.

If you hold your shares of Calgon Carbon common stock in the name of a broker, bank or other nominee, please refer to the information on the voting instruction card forwarded to you by your broker, bank or other nominee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on these proposals. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This means that a “broker non-vote” cannot occur at the special meeting. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Calgon Carbon common stock.

Tabulation of Votes

All votes will be tabulated by a representative of Computershare, who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

The Calgon Carbon board of directors is soliciting your proxy, and Calgon Carbon will bear the cost of soliciting proxies. Georgeson has been retained to assist with the solicitation of proxies. Georgeson will be paid approximately $15,500 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Calgon Carbon common stock, in which case Calgon Carbon will reimburse these parties for their reasonable out-of-pocket expenses for forwarding solicitation material to such beneficial owners. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or via the Internet by Georgeson or by certain of Calgon Carbon’s directors, officers and employees, without additional compensation.

Attending the Special Meeting

Only stockholders of record as of the close of business on the record date or their duly appointed proxies are entitled to attend the special meeting. If your shares of Calgon Carbon common stock are held in the name of a broker, bank or other nominee, you may attend the special meeting if you bring evidence of beneficial ownership as of the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of Calgon Carbon common stock. If your shares of Calgon Carbon common stock are held in the name of a broker and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of Calgon Carbon common stock authorizing you to vote at the special meeting. All stockholders and beneficial owners should bring photo identification (a driver’s license or passport is preferred), as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda. Even if you plan to attend the special meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to (or otherwise unable to) attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting.

Adjournments and Postponements

In addition to the merger proposal and the advisory compensation proposal, stockholders of Calgon Carbon are also being asked to approve a proposal that will give the Calgon Carbon board of directors authority to adjourn the special meeting from time to time, if necessary or appropriate in the view of the Calgon Carbon board of directors, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or in the absence of a quorum. In addition, the Calgon Carbon board of directors could postpone the meeting before it commences. If the special meeting is so adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a signed proxy and do not indicate how you wish to vote on any proposal, your shares of Calgon Carbon common stock will be voted in favor of each proposal. If you return a signed proxy and indicate that you wish to vote in favor of the merger proposal but do not indicate a choice on the adjournment proposal, your shares of Calgon Carbon common stock will be voted in favor of the adjournment proposal.

Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If the Calgon Carbon board of directors fixes a new record date for the adjourned meeting, or if the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

Other Information

You should not return your stock certificate or send documents representing Calgon Carbon common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Calgon Carbon common stock for the merger consideration.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please call Georgeson, our proxy solicitor, toll-free at (866) 295-3782.

THE MERGER (PROPOSAL 1)

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are urged to read the merger agreement carefully and in its entirety.

Effects of the Merger

Pursuant to the terms of the merger agreement, if the merger agreement is adopted by Calgon Carbon stockholders and if the other conditions to the closing of the merger are satisfied or waived, at the effective time, Merger Sub will be merged with and into Calgon Carbon, with Calgon Carbon surviving the merger as a wholly owned subsidiary of Parent and indirect wholly owned subsidiary of Kuraray.

At the effective time, each outstanding share of Calgon Carbon common stock issued and outstanding immediately before the effective time (other than dissenting shares and shares owned by Calgon Carbon, Kuraray or any direct or indirect wholly owned subsidiary of Kuraray, which will be cancelled) will be converted into the right to receive the merger consideration of $21.50 in cash, without interest and subject to any applicable withholding taxes.

Calgon Carbon common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol “CCC.” As a result of the merger, Calgon Carbon will cease to be a publicly traded company and will be wholly owned by Parent. Following the completion of the merger, the Calgon Carbon common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Calgon Carbon will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.

Background of the Merger

As part of Calgon Carbon’s ongoing strategic planning process, members of the Calgon Carbon board of directors and members of Calgon Carbon’s senior management periodically review and assess Calgon Carbon’s operations, financial performance and competitive position, as well as industry trends and potential strategic initiatives. In addition, members of Calgon Carbon’s senior management also meet with the Calgon Carbon board of directors in the ordinary course of business to discuss strategic alternatives in order to enhance stockholder value, including the discussion of, among other things, business combinations, acquisitions, divestures, dividends and share repurchases. In connection with these reviews and assessments, the Calgon Carbon board of directors and members of Calgon Carbon’s senior management from time to time seek input from financial and strategic advisors and, once the Calgon Carbon board of directors has decided to pursue a particular initiative or requires specialized legal advice in connection therewith, the assistance of outside legal advisors.

On August 5, 2016, a member of Kuraray’s Corporate Management Planning Department contacted Calgon Carbon investor relations personnel by email. The representative of Kuraray stated that Kuraray recognized Calgon Carbon as a global market leader in activated carbon and requested a meeting to discuss a potential partnership between Calgon Carbon and a subsidiary of Kuraray and asked the investor relations personnel to forward Kuraray’s request to Calgon Carbon management.

From August 7, 2016 to August 9, 2016, a member of Kuraray’s Corporate Management Planning Department and a member of Calgon Carbon’s corporate development team corresponded regarding the date for a potential meeting, the potential executive attendees of such meeting, and potential agenda. Kuraray indicated that its desired agenda included general introductions of the parties’ respective businesses and “preliminary discussion regarding potential partnership and/or business synergies.” The parties agreed on a meeting date of October 18, 2016.

On October 18, 2016, Mr. Coccagno, Mr. Schott and a member of Calgon Carbon’s corporate development team met with representatives of Kuraray at Calgon Carbon’s headquarters in Moon Township, Pennsylvania. At the meeting, the parties discussed high-level, introductory facts regarding their respective businesses. Kuraray did not make any specific proposals regarding a strategic partnership or other strategic transaction at the meeting.

On November 29, 2016, a member of Kuraray’s Corporate Management Planning Department emailed a member of Calgon Carbon’s corporate development team to request a meeting in January 2017 with Mr. Dearth. Mr. Dearth had not attended the October 18, 2016 meeting. The representative of Kuraray also indicated in the email that Kuraray would like to “start discussion regarding potential collaboration such as business alliances, capital tie-up, or M&A.” In the email, Kuraray also requested a visit to one of Calgon Carbon’s virgin activated carbon facilities and noted that a non-disclosure agreement would be appropriate.

Between November 30, 2016 and January 10, 2017, representatives of Kuraray and of Calgon Carbon discussed logistics for the January 2017 meeting and site visits, negotiated the terms of a non-disclosure agreement, and agreed to an agenda for the January 2017 meeting. Kuraray indicated that the meeting would include “[d]iscussion on potential collaboration ideas,” without reference to an acquisition of Calgon Carbon.

In December 2016, representatives of Calgon Carbon contacted Morgan Stanley, Calgon Carbon’s longstanding financial advisor, to inform Morgan Stanley of Calgon Carbon’s October 18, 2016 meeting with Kuraray and the upcoming meeting and site visits with Kuraray and to brief Morgan Stanley ahead of any future discussions between Morgan Stanley and Kuraray regarding a potential transaction.

On December 20, 2016, representatives of Morgan Stanley informed representatives of Mitsubishi UFJ Morgan Stanley Securities (“MUMSS”), a Japanese affiliate of Morgan Stanley, of the discussions between Calgon Carbon and Kuraray and briefed MUMSS ahead of any future discussions between MUMSS and Kuraray regarding a potential transaction.

On January 4, 2017, Mr. Whalen contacted Jones Day, Calgon Carbon’s longstanding corporate counsel, to discuss Kuraray’s potential interest in a strategic transaction with Calgon Carbon and the terms of a proposed non-disclosure agreement.

On January 5, 2017, Calgon Carbon, representatives of Morgan Stanley and representatives of MUMSS held a telephone call for representatives of Morgan Stanley and representatives of MUMSS to provide information and insights on Kuraray to Calgon Carbon.

On January 10, 2017, Kuraray and Calgon Carbon executed and delivered the non-disclosure agreement. Between January 10, 2017 and January 12, 2017, Calgon Carbon provided representatives of Kuraray with tours of Calgon Carbon’s ultraviolet manufacturing and fabrication plant in Coraopolis, Pennsylvania, carbon manufacturing plant in Pearlington, Mississippi, and carbon reactivation plant in Gila Bend, Arizona. On January 10, 2017, members of Calgon Carbon management also participated in a management meeting with representatives of Kuraray, at which the parties discussed potential collaboration opportunities between Kuraray and Calgon Carbon. In such meeting, Mr. Fuyuo Ueyama of Kuraray indicated that one such potential collaboration opportunity would be an acquisition by Kuraray of Calgon Carbon. In response, a representative of Calgon Carbon’s legal department present at such meeting stated to the representatives of Kuraray that Calgon Carbon was not for sale.

On January 17, 2017, Mr. Ueyama sent an email to Mr. Dearth thanking Calgon Carbon for hosting the January 10-12 site visits and management discussion. Mr. Ueyama wrote that the sessions enabled Kuraray to confirm its perspective that a combination of Calgon Carbon and Kuraray would be highly attractive to Kuraray and generate significant value for the parties’ respective stakeholders. The email also stated that Kuraray would like to request some additional information that would be helpful to Kuraray in continuing its evaluation.

On January 19, 2017, Mr. Dearth responded by email to Mr. Ueyama, thanking Kuraray for its interest in learning more about Calgon Carbon, but stating that, consistent with Calgon Carbon’s statement in the

January 10, 2017 management meeting, Calgon Carbon was not for sale. Further, Mr. Dearth declined to provide due diligence information to Kuraray.

On January 24, 2017, Mr. Ueyama emailed Mr. Dearth to indicate that, while Kuraray respected Calgon Carbon’s strategic direction as communicated by Mr. Dearth to Mr. Ueyama on January 19, 2017, Kuraray would nevertheless like to continue discussions and would follow up with Mr. Coccagno on this topic. Later on January 24, 2017, Mr. Ueyama emailed Mr. Coccagno, attaching a high-level due diligence request list and proposing a meeting in Pittsburgh on either February 22 or 27, 2017. Calgon Carbon did not respond to either such email.

On January 27, 2017, in response to Kuraray’s request of January 24, 2017, and at the direction of Calgon Carbon, representatives of MUMSS met with Mr. Ueyama and a member of Kuraray’s Corporate Management Planning Department at Kuraray’s headquarters in Tokyo, Japan, and conveyed to Kuraray that Calgon Carbon was unwilling to provide or discuss detailed business information of the kind contained in the January 24, 2017 due diligence request list or to otherwise provide any material nonpublic information at that time. Mr. Ueyama informed representatives of MUMSS that Kuraray would continue to evaluate Calgon Carbon based on publicly available information and had retained Goldman Sachs & Co. LLC (“Goldman Sachs”) as its financial advisor with respect to the potential transaction with Calgon Carbon.

On February 7, 2017, representatives of MUMSS met with Mr. Ueyama and a member of Kuraray’s Corporate Management Planning Department at Kuraray’s headquarters in Tokyo, Japan, and indicated to Kuraray on behalf of Calgon Carbon that Calgon Carbon would be open to the possibility of another meeting and reiterated that if such a meeting were to occur, Calgon Carbon remained unwilling to provide or discuss detailed business information of the kind contained in the January 24, 2017 due diligence request list or to otherwise provide any material nonpublic information at that time. Mr. Ueyama confirmed to the representatives of MUMSS that those limitations on the meeting were acceptable to Kuraray.

On February 8, 2017, Mr. Ueyama emailed Mr. Coccagno to propose a meeting and dinner in New York, New York on February 27, 2017. Mr. Coccagno confirmed the February 27, 2017 meeting and dinner with Mr. Ueyama by email on February 13, 2017.

On February 15, 2017, the Calgon Carbon board of directors held a regularly scheduled meeting. At the meeting, Mr. Dearth discussed with the directors the initial approaches made by Kuraray and the companies’ discussions to date, including the fact that Kuraray had not at that time made any proposal regarding a strategic transaction between Kuraray and Calgon Carbon.

On February 21, 2017, Japanese news agencies reported that the Japanese competition authorities had opened an investigation of thirteen activated carbon companies, including both Kuraray and Calgon Carbon’s Japanese division, with respect to potential antitrust violations in Japan.

On February 27, 2017, representatives of Kuraray met with Messrs. Dearth, Coccagno and Whalen at the offices of Mayer Brown LLP (“Mayer Brown”), longstanding counsel to Kuraray, in New York, New York and also attended a dinner together that evening. Mr. Ueyama and a member of Kuraray’s Corporate Management Planning Department, as well as a representative of Mayer Brown, attended the meeting and dinner. At the meeting, the representatives of Kuraray indicated that, in light of the investigation by Japanese competition authorities, Kuraray had decided to temporarily suspend its consideration of a strategic transaction with Calgon Carbon. At that time, Kuraray had not made any proposals regarding a strategic transaction between Kuraray and Calgon Carbon. Also at the meeting, the parties discussed developments in their respective businesses. Neither the representatives of Calgon Carbon nor the representatives of Kuraray shared any material nonpublic information at the meeting or at the subsequent dinner. At the dinner, representatives of Kuraray learned that Mr. Coccagno would be traveling to Tokyo, Japan in March 2017 on Calgon Carbon business unrelated to any discussions with Kuraray and the parties agreed that Mr. Ueyama and Mr. Coccagno should have dinner in Tokyo, Japan at such time.

On March 14, 2017, Mr. Coccagno had dinner with Mr. Ueyama in Tokyo, Japan. At the dinner, Mr. Coccagno and Mr. Ueyama did not have any material discussions pertaining to a potential strategic transaction between Kuraray and Calgon Carbon.

On April 4, 2017, Mr. Ueyama emailed Mr. Coccagno to propose a meeting in New York, New York in May 2017, to be followed by a dinner. Mr. Ueyama requested that the meeting include Mr. Dearth, Mr. Coccagno and Mr. Whalen and indicated that the purpose would be to discuss developments in the businesses of both Kuraray and Calgon Carbon since the parties’ meeting on February 27, 2017.

On May 31, 2017, Messrs. Dearth, Coccagno and Whalen of Calgon Carbon met with Messrs. Ito and Ueyama of Kuraray and a representative of Kuraray’s legal department in New York, New York, and also attended a dinner together that evening. At the meeting, the parties presented their respective high-level financial positions and recent trends in their respective businesses. Mr. Dearth again indicated to Kuraray that Calgon Carbon was not for sale. Nevertheless, representatives of Kuraray indicated that Kuraray would likely send Calgon Carbon an indication of Kuraray’s interest in a strategic transaction with Calgon Carbon, to be delivered in early- to mid-June 2017. At this time, the representatives of Kuraray did not provide details of what the proposed strategic transaction might involve, including whether it would be an acquisition of all of Calgon Carbon, an acquisition of a specific business of Calgon Carbon, or another strategic transaction.

On June 5, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All directors were present except for Messrs. Alexander and Paro. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. At the meeting, the Calgon Carbon board of directors determined that, in light of the potential for fast-paced and frequent developments with respect to Kuraray’s potential proposal, it was appropriate to form a working group of directors (which is referred to as the “working group”) to ensure an effective and efficient exploration of any proposal made by Kuraray. The Calgon Carbon board of directors determined that Messrs. Dearth, Rupert, Newlin, Lyons and Alexander would serve on the working group and that the full board of directors would retain decisional authority over any proposed transaction.

On June 14, 2017, Mr. Ueyama emailed a PDF letter to Mr. Dearth. The letter was addressed to Mr. Dearth, and signed by Mr. Ito . The letter contained a non-binding proposal whereby Kuraray would acquire Calgon Carbon for $20.00 per share in cash. Such proposed price represented a premium of approximately 29.9% to the closing price of Calgon Carbon’s common stock on June 13, 2017, and a premium of approximately 40.8% to the volume weighted average price of Calgon Carbon’s common stock over the 30 preceding trading days. The proposal was subject to completion of customary due diligence and the approval of Kuraray’s board of directors. The letter stated that the proposed transaction would not be subject to any financing condition or contingency. The letter also included a draft exclusivity agreement, whereby Calgon Carbon would provide Kuraray with a 60-day exclusivity period. The letter indicated that Kuraray intended to maintain the headquarters of the business in the United States and retain and rely on the existing management and employee base following completion of a transaction. After receipt of the letter, Mr. Dearth informed the other members of the Calgon Carbon board of directors and directed Mr. Whalen to convene a special meeting of the board of directors to discuss the letter.

On June 15, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All directors were present except for Mr. Rupert. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting was a representative of Jones Day. At the meeting, the directors discussed various aspects of the June 14, 2017 proposal from Kuraray and directed the working group and Calgon Carbon’s senior management team to work with Morgan Stanley to evaluate the proposal from a financial point of view and to report back to the full board of directors.

On June 29, 2017, the working group held a telephonic meeting. All members of the working group were present except for Mr. Alexander. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting were representatives of

Morgan Stanley and of Jones Day. At the meeting, the representatives of Morgan Stanley reviewed and discussed with the working group the terms of the June 14, 2017 proposal received from Kuraray and Morgan Stanley’s preliminary financial analysis of the Company’s standalone valuation and the proposed transaction with Kuraray. The working group, the members of the Calgon Carbon senior management team and representatives of Morgan Stanley discussed a list of other potential strategic and financial companies that might be interested in an acquisition of Calgon Carbon at that time, and determined that it was highly unlikely that any of those potential counterparties would be interested in an acquisition of Calgon Carbon and have the ability to implement an acquisition of Calgon Carbon at that time due to competing strategic priorities and recent acquisitions in the industry. The working group discussed various aspects of the June 14, 2017 proposal and, with input from representatives of both Morgan Stanley and Jones Day, determined to recommend to the full board of directors that Calgon Carbon continue to engage with Kuraray and proceed to a phase of limited and focused due diligence.

On July 5, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All directors were present. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, was Mr. Whalen. Also present at the meeting were representatives of Jones Day. At the meeting, Mr. Dearth conveyed to the other directors the recommendation of the working group. The Calgon Carbon board of directors, after further considering the June 14, 2017 proposal and the preliminary financial analysis prepared by Morgan Stanley for the June 29, 2017 meeting of the working group, unanimously determined that it was appropriate and in the best interests of Calgon Carbon to continue discussions with Kuraray and to provide Kuraray with Calgon Carbon’s strategic plan and limited other nonpublic information for purposes of enabling Kuraray to increase its proposed price above $20.00.

On July 6, 2017, Mr. Dearth and Mr. Coccagno had dinner with Mr. Ueyama and a member of Kuraray’s Corporate Management Planning Department in Pittsburgh, Pennsylvania. At the dinner, Mr. Dearth informed Mr. Ueyama that the Calgon Carbon board of directors and its advisors had reviewed Kuraray’s proposal and determined that the proposed price of $20.00 per share was not compelling because it did not adequately reflect the value that could be derived from Calgon Carbon executing its strategic plan on a standalone basis. Mr. Dearth further indicated that, while Calgon Carbon was not for sale, the Calgon Carbon board of directors would be willing to permit Kuraray to conduct limited and focused due diligence, including sharing with Kuraray Calgon Carbon’s strategic plan and limited other nonpublic information. Mr. Dearth told Mr. Ueyama that Calgon Carbon expected that Kuraray’s review of such nonpublic information would enable Kuraray to identify substantial additional value in a potential acquisition of Calgon Carbon that was not, in Calgon Carbon’s view, reflected in Kuraray’s proposed price of $20.00 per share. Mr. Dearth further told Mr. Ueyama that if a revised proposal were submitted by Kuraray, the Calgon Carbon board of directors would again carefully evaluate the merits of such revised proposal. Mr. Ueyama indicated to Mr. Dearth that Kuraray was pleased that it would have the opportunity to learn more about Calgon Carbon and to continue discussions regarding a potential acquisition of Calgon Carbon. Neither Mr. Dearth nor Mr. Ueyama discussed Kuraray’s request for exclusivity contained in the June 14, 2017 proposal.

On July 7, 2017, Mr. Dearth emailed a letter to Mr. Ueyama. The letter was addressed to Mr. Ito, and signed by Mr. Dearth. The letter restated the verbal message that Mr. Dearth conveyed to Mr. Ueyama on July 6, 2017. The letter indicated that the appropriate next step would be for representatives of Goldman Sachs to contact representatives of Morgan Stanley.

On July 11, 2017, the Investment Committee of the Calgon Carbon board of directors held a special telephonic meeting. All members of the Investment Committee were present, in addition to Mr. Rupert, who participated in an ex-officio capacity at the invitation of the Investment Committee. Present at the meeting from the Calgon Carbon senior management team were Messrs. Dearth, Coccagno, Fortwangler and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. Pursuant to the charter of the Investment Committee, the purpose of the Investment Committee is to, among other things, oversee Calgon Carbon’s financial metrics for purposes of strategic plans and review financial valuations in connection with mergers and acquisitions activities, and therefore the Calgon Carbon board of directors determined that it was appropriate for the Investment Committee to review Calgon Carbon’s strategic financial plan in connection with Kuraray’s proposed transaction, and to report to the full board of directors regarding the Investment Committee’s views. At the meeting, Mr. Coccagno presented to the Investment Committee proposed adjustments to and pro forma presentations of Calgon Carbon’s strategic plan, which is referred to as the Calgon Carbon Projections (see the section entitled “The Merger (Proposal 1) — Certain Calgon Carbon Unaudited Prospective Financial Information” for more information). The Investment Committee discussed various aspects of the pro forma information and other adjustments contained in the Calgon Carbon Projections and determined that the Calgon Carbon Projections were reasonable and appropriate, and should be discussed at a subsequent meeting of the full Calgon Carbon board of directors.

On July 18, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All directors were present. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno, Fortwangler and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, members of the Investment Committee discussed with the directors the Calgon Carbon Projections and stated that the Investment Committee had determined that the Calgon Carbon Projections were reasonable and appropriate, including with respect to the adjustments and pro forma presentations contained therein. The directors adopted the Calgon Carbon Projections. After excusing Mr. Dearth and the other members of the senior management team (other than Mr. Whalen), the independent directors continued discussions with their advisors. The independent directors discussed whether Mr. Dearth and other members of Calgon Carbon’s senior management team had any conflict of interest with respect to the potential transaction, in light of the potential payments to be made to certain executives in certain situations after a change in control of Calgon Carbon or in light of the potential for continued employment of the senior management team by the business after the closing of a potential transaction. The independent directors determined that, based on the information available to them at that time, no conflict of interest existed with respect to the senior management team in a potential transaction with Kuraray, and further determined to continue to monitor the relevant facts and the potential for any divergent interests of the senior management team with respect to the potential transaction.

On July 25, 2017, representatives of Goldman Sachs sent representatives of Morgan Stanley a proposed list of due diligence topics that Kuraray believed should be covered as part of the upcoming management meeting, including topics related to Calgon Carbon’s businesses and sub-segments, Calgon Carbon’s strategic plan and a comparison of that plan to historical performance, Calgon Carbon’s business strategy and technology, and potential synergies.

On July 26, 2017, Calgon Carbon’s director of investor relations received a telephone call from a news reporter seeking comment from Calgon Carbon on a report published on a United Kingdom-based financial blog. According to the news reporter, the financial blog had published an item that an unidentified party had interest in acquiring Calgon Carbon. The referenced blog post was not apparently available to the public at that time. Calgon Carbon declined to comment. The same financial blog would later make additional postings about the potential sale of Calgon Carbon to an Asian buyer on August 8, 2017 and August 11, 2017, which posts were available to the public.

On July 31, 2017, the Calgon Carbon senior management team, including Messrs. Dearth, Schott, Coccagno, Fortwangler and Whalen met with representatives of Kuraray at the offices of Jones Day in Pittsburgh, Pennsylvania. At the meeting, Calgon Carbon delivered a management presentation to the representatives of Kuraray and provided information on topics relating to Calgon Carbon’s various strategic initiatives, its financial results, and the Calgon Carbon Projections. Later on July 31, 2017, the Calgon Carbon senior management team held a dinner in Pittsburgh, Pennsylvania with the representatives of Kuraray. Also on July 31, 2017, representatives of Goldman Sachs communicated to representatives of Morgan Stanley that Kuraray would likely make a revised proposal to acquire Calgon Carbon in the coming days.

On August 4, 2017, Calgon Carbon’s director of investor relations received an inbound email from a separate news reporter seeking comment from Calgon Carbon on information that Calgon Carbon had received a takeover approach from Kuraray, had rejected the offer as too low, and had engaged a third party consultant to review Calgon Carbon’s business. Calgon Carbon declined to comment.

On August 8, 2017, Calgon Carbon and Morgan Stanley entered into an engagement letter with respect to Morgan Stanley’s engagement as Calgon Carbon’s financial advisor in connection with a possible transaction.

On August 10, 2017, representatives of Goldman Sachs delivered to representatives of Morgan Stanley, by email, a PDF copy of a letter addressed to Mr. Dearth and signed by Mr. Ito. In the letter, Kuraray increased its offer to $21.00 per share, included a request for exclusivity with Calgon Carbon for a period of 30 days, and stated that Kuraray was confident that it could complete due diligence, negotiate definitive documentation and announce a transaction with Calgon Carbon within 30 days. The offer of $21.00 per share represented a premium of approximately 55.6% to the closing price of Calgon Carbon’s common stock on August 10, 2017, and a premium of approximately 34% to the volume weighted average price of Calgon Carbon’s common stock over the 30 preceding trading days.

On August 11, 2017, the working group held a telephonic meeting. All members of the working group were present except for Mr. Alexander. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, was Mr. Whalen. Also present at the meeting were representatives of Jones Day. At the meeting, the working group discussed at length the revised offer and strategies for eliciting a higher offer from Kuraray.

On August 16, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All directors were present except for Mr. Paro. Present at the meeting from the Calgon Carbon management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, representatives of Morgan Stanley reviewed and discussed with the Calgon Carbon board of directors the terms of the August 10, 2017 proposal received from Kuraray and Morgan Stanley’s preliminary financial analysis of the Company’s standalone valuation and transaction proposed by Kuraray. The directors discussed the revised proposal at length, including the potential benefit of securing certain cash value for Calgon Carbon’s stockholders, the significant premium level of the proposal to the current trading price of Calgon Carbon’s common stock, the effect of fluctuations in such trading price on the dollar value of the proposal, the risks and challenges associated with executing the strategic plan (including those associated with achieving the Calgon Carbon Projections) and the potential upsides of executing such plan, the relative probability of obtaining greater value from potential third party acquirors including the discussions at the June 29, 2017 meeting of the board of directors regarding the low likelihood that another potential acquiror would have the ability to and interest in acquiring Calgon Carbon in the near future, the potential necessity for consolidation in the industries in which Calgon Carbon operates, the Board’s confidence in the senior management team and in the assumptions underlying the Calgon Carbon Projections, and the preliminary standalone valuation analysis discussed with representatives of Morgan Stanley. The directors received advice from representatives of Morgan Stanley and Jones Day on various potential strategic responses to Kuraray. At the conclusion of the meeting, the Calgon Carbon board of directors directed the representatives of Morgan Stanley to attempt to elicit a higher offer from Kuraray without offering a specific counterproposal.

On August 21, 2017, representatives of Goldman Sachs held a telephone call with representatives of Morgan Stanley. On the call, Goldman Sachs, at the direction of Kuraray, informed Morgan Stanley that Kuraray was prepared to increase its proposal to $21.50 per share, but that $21.50 per share was the maximum amount that Kuraray would be willing to pay to acquire Calgon Carbon and that Kuraray would not continue to negotiate if $21.50 per share was not acceptable to the Calgon Carbon board of directors. The offer of $21.50 per share represented a premium of 72% to the closing price of Calgon Carbon’s common stock on August 21, 2017, and a premium of approximately 43% to the volume weighted average price of Calgon Carbon’s common stock over the 30 preceding trading days.

On August 23, 2017, the Calgon Carbon board of directors held a special meeting at the Marriott Pittsburgh Airport. Messrs. Dearth, Rupert, Lyons and Massimo were present in person, and Ms. Roberts and Messrs.

Alexander, Newlin, Paro and Templin were present telephonically. Present in person at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present in person at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, the directors discussed the revised proposal of $21.50 per share at length. The representatives of Morgan Stanley conveyed to the directors the view expressed by Goldman Sachs that, because Kuraray had used publicly available data for Calgon Carbon to form the basis for its original $20.00 per share proposal and the Calgon Carbon Projections were substantially similar in many respects to the publicly available data, the due diligence information provided to Kuraray to date did not, in Kuraray’s view, support a valuation meaningfully higher than $20.00 per share. The representatives of Morgan Stanley further conveyed to the directors that Goldman Sachs had indicated the proposal reflected the maximum amount that Kuraray would be willing to pay to acquire Calgon Carbon. Representatives of Morgan Stanley reviewed and discussed with the directors the terms of the August 21, 2017 proposal received from Kuraray and Morgan Stanley’s preliminary financial analysis of Calgon Carbon’s standalone valuation and the transactions proposed by Kuraray, and the representatives of Morgan Stanley observed to the directors, among other things, that the proposal of $21.50 per share compared favorably to Morgan Stanley’s preliminary financial analysis of Calgon Carbon’s standalone valuation. The directors discussed various strategic considerations at length, including the risks and potential upsides of continuing to operate Calgon Carbon’s business on a standalone basis. The directors, together with members of the senior management team and the representatives of Morgan Stanley, also discussed at length third parties that could potentially be interested in a strategic transaction with Calgon Carbon, and the low likelihood that any third party would be interested in and capable of acquiring Calgon Carbon at a price superior to $21.50 per share in the near future. Members of the senior management team also discussed potential third party acquirors with the directors, and also advised the directors that none were likely to compete with Kuraray’s current proposal in the near future. The directors also noted that neither management nor Morgan Stanley had received any inbound acquisition interest in response to the recent market rumors concerning the potential sale of Calgon Carbon. At the meeting, Mr. Dearth confirmed to the other directors that, despite the reference in Kuraray’s June 14, 2017 proposal to Kuraray’s desire to rely on existing management following completion of the transaction, there had been no other overtures or discussions from Kuraray to any member of the senior management team or to the representatives of Morgan Stanley on such topic. At the conclusion of the foregoing discussions among the directors, members of the senior management team, representatives of Morgan Stanley and representatives of Jones Day, and after meeting in executive session without members of management (including Mr. Dearth) present, the Calgon Carbon board of directors unanimously determined that Calgon Carbon should proceed to provision of confirmatory due diligence material and the negotiation of definitive transaction documentation at the proposed price of $21.50 per share. The directors also determined not to grant exclusivity to Kuraray at such time.

On August 28, 2017, representatives of Goldman Sachs sent representatives of Morgan Stanley a due diligence request list.

On August 29, 2017, Messrs. Dearth and Coccagno, while traveling to Tokyo, Japan on Calgon Carbon business unrelated to a potential transaction with Kuraray, met with Messrs. Ito and Ueyama. At the meeting, the representatives of Kuraray indicated that Kuraray was interested in announcing a transaction as soon as possible and closing a transaction prior to the end of 2017, and that it would be Kuraray’s intention, after the closing of a transaction, to operate Calgon Carbon as a relatively standalone division of Kuraray for the immediate future. While Mr. Ueyama did not explicitly state to Messrs. Dearth and Coccagno that Kuraray would expect to continue to employ Calgon Carbon’s current senior management team, Messrs. Dearth and Coccagno inferred from the foregoing statements, and from statements made by Mr. Ueyama on the same day concerning due diligence to be conducted by Mercer LLC (“Mercer”), human resources consultant to Kuraray, that it would likely be Kuraray’s desire to do so.

On August 30, 2017, representatives of Jones Day sent Mayer Brown a draft merger agreement. Among other things, the draft contained a “two-tiered” termination fee pursuant to which Calgon Carbon would be required to pay to Kuraray a fee of 1.0% of the transaction equity value if Calgon Carbon accepted a superior alternative proposal within 45 days after the execution of the merger agreement and a fee of 2.0% of the transaction equity value if Calgon Carbon took such action after that 45-day period, and also required that Kuraray accept any and all conditions imposed by regulatory authorities in connection with regulatory approval of the transaction.

On August 31, 2017, Morgan Stanley provided access to Kuraray and its advisors to a virtual data room. From August 31, 2017, until September 20, 2017, Calgon Carbon and its representatives used the virtual data room to provide customary due diligence materials to Kuraray and its advisors. From September 5, 2017 to September 13, 2017, Calgon Carbon, Kuraray and their respective advisors also held due diligence conference calls on topics including business operations, finance, tax matters, litigation, employee benefits and executive compensation, environmental and safety compliance and intellectual property.

On September 5, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All members of the Calgon Carbon board of directors were present, except for Mr. Templin. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, Mr. Dearth informed the other directors of the contents of the August 29, 2017 meeting in Tokyo. The directors directed a representative of Jones Day to participate in the due diligence session to be conducted by Mercer, and directed Jones Day to ensure that Mercer, on behalf of Kuraray, did not broach topics with Mr. Dearth that would be inappropriate for discussion without advance approval of the independent directors of the board authorizing such discussion, such as proposals for post-closing employment arrangements. Also at the meeting, the directors again discussed with members of the senior management team and representatives of Morgan Stanley whether it would be beneficial to solicit acquisition interest from alternate third parties, and again determined that the likelihood of any such interest existing was small, and that it was appropriate to negotiate for and rely on customary rights in the merger agreement to accept superior proposals after announcement of a transaction.

At the September 5, 2017 meeting, the independent directors also met with representatives of Jones Day, and without representatives of Morgan Stanley and without any members of the senior management team (including Mr. Dearth). The independent directors discussed various aspects of the potential conflict of interest that could arise if Mr. Dearth or other members of the senior management team were to enter into employment discussions with Kuraray. The independent directors concluded that, while the proposed purchase price had already been agreed pursuant to negotiations that were directed by the full board including all independent directors, it would also be prudent for all other material terms of a potential transaction to be agreed before Mr. Dearth, or other members of the senior management team, discussed post-closing employment arrangements with Kuraray. The independent directors directed Jones Day to instruct the senior management team that management should consult the independent directors before any employment discussions took place. The independent directors also discussed other methods of managing the potential conflict of interest arising from such employment discussions. The independent directors also discussed and received advice from Jones Day concerning certain terms of the draft merger agreement that related to the directors’ exercise of their fiduciary duties under Delaware law. At the conclusion of the meeting, Jones Day verbally informed Messrs. Dearth and Whalen of the independent directors’ decision regarding post-closing employment arrangements and asked that they so inform the other members of Calgon Carbon’s senior management team. Later on September 5, 2017, Mr. Whalen so informed Messrs. Coccagno, Schott and Fortwangler. Messrs. Dearth, Whalen, Coccagno, Schott and Fortwangler all agreed to refrain from discussing post-closing employment arrangements with Kuraray or its representatives without the advance approval of Calgon Carbon’s independent directors.

On September 6, 2017, representatives of Goldman Sachs called representatives of Morgan Stanley to inform Morgan Stanley that Kuraray would be requesting to meet with Mr. Dearth during the week of September 11, 2017 in order to present Mr. Dearth with an offer for post-transaction employment. Goldman Sachs also indicated that Kuraray was targeting September 21, 2017 to finalize negotiations.

On September 7, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All members of the Calgon Carbon board of directors were present, except for Mr. Massimo. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, was Mr. Whalen. Also present at the meeting were representatives of Jones Day. At the meeting, Mr. Dearth informed the other directors of the September 6, 2017 message from Goldman Sachs to Morgan Stanley. At the meeting, the independent directors of Calgon Carbon reaffirmed their view that Mr. Dearth should not receive, nor discuss, a post-closing employment offer until all material terms of the merger agreement were negotiated, and Mr. Dearth concurred with the decision of the other directors.

On September 8, 2017, representatives of Mayer Brown sent Jones Day a markup of Calgon Carbon’s draft of the merger agreement. Among other things, the revised draft contained provisions that restricted Calgon Carbon from paying its ordinary course dividend during the pendency of a transaction, set a single-tier termination fee of 4.0% of the transaction equity value, and did not require Kuraray to accept any divestiture requirements or conduct restrictions in achieving regulatory approval for a transaction. Over the weekend of September 9, 2017, representatives of Jones Day, Mayer Brown, Morgan Stanley and Goldman Sachs discussed and negotiated key provisions of the merger agreement, including the foregoing referenced provisions.

On September 11, 2017, representatives of Jones Day sent representatives of Mayer Brown a markup of the merger agreement. Among other things, the revised draft contained provisions that allowed Calgon Carbon to continue its ordinary course dividend prior to the closing of the merger (if approved by the Calgon Carbon board of directors), that required Kuraray to, as part of obtaining regulatory approval for the transaction, accept such divestiture requirements and conduct restrictions as would not be materially adverse to Kuraray or to Calgon Carbon, and contained a two-tier termination fee of 1.5% - 3.0% of the transaction equity value.

On September 12, 2017, representatives of Mayer Brown sent representatives of Jones Day a markup of the merger agreement. Among other things, the revised draft contained a limited form of Calgon Carbon’s position that Kuraray must accept divestitures and conduct restrictions as part of obtaining regulatory approval for the transaction, and contained a single-tier termination fee of 3.0% of the transaction equity value.

On September 13, 2017, representatives of Morgan Stanley contacted representatives of Goldman Sachs and indicated that Calgon Carbon may be amenable to a 3.0% single-tier termination fee if Kuraray were to accept Calgon Carbon’s September 11, 2017 proposal on regulatory approval matters. Later on September 13, 2017, representatives of Mayer Brown sent representatives of Jones Day a markup of the merger agreement, and representatives of Mayer Brown and Jones Day held a conference call to further negotiate the terms of the merger agreement. Also later on September 13, 2017, although Mayer Brown had sent multiple iterative drafts of the merger agreement to Jones Day since September 12, 2017, Jones Day requested that Mayer Brown send another fully integrated draft of the merger agreement to Jones Day, which Jones Day intended to use to fully describe to the Calgon Carbon board of directors the currently proposed terms. Later on September 13, 2017, Mayer Brown sent Jones Day such revised draft. Early in the morning of September 14, 2017, Jones Day sent Mayer Brown clarifying questions concerning Mayer Brown’s latest draft of the merger agreement, which Mayer Brown answered.

Later on September 14, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All members of the Calgon Carbon board of directors were present, except for Mr. Paro. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, representatives of Jones Day presented to the directors the material terms of the current draft of the merger agreement. Among other things, the directors discussed with representatives of Jones Day and of Morgan Stanley the proposed “termination fee” of 3.0% of the transaction equity value and the events in which it would become payable, which representatives of Morgan Stanley advised the directors was a relatively low termination fee for transactions of the kind being considered by Calgon Carbon. The directors discussed with the representatives of Morgan Stanley that the size of the premium being offered by Kuraray would make it less likely that any third party acquiror would make a topping bid, and that the 3.0% termination fee and the other customary “no-shop” provisions were not designed to preclude or unreasonably discourage any such bid. The directors also considered Kuraray’s repeated refusal to accept Calgon Carbon’s proposed “two-tier” fee structure, pursuant to which a lower termination fee would be applicable for a period immediately after the announcement of a transaction, and considered the fact that Kuraray had decreased its position on the termination fee amount from 4.0% to 3.0%.

In a session of the independent directors, with representatives of Morgan Stanley and of Jones Day present but having excused members of management including Mr. Dearth, the independent directors determined that it was appropriate to accept the material terms of the merger agreement that had been negotiated to the board’s satisfaction, and that it would be appropriate, at this time, to allow Kuraray to discuss post-transaction employment with Mr. Dearth, pursuant to Kuraray’s repeated requests to do so. Also in such session of the independent directors, the independent directors determined that, while Kuraray may wish to retain other executives on a post-closing basis, only Mr. Dearth should be engaged in employment discussions with Kuraray at this time.

Later on September 14, 2017, representatives of Jones Day sent a revised draft of the merger agreement to Mayer Brown.

On September 15, 2017, pursuant to the Calgon Carbon board of directors’ authorization on September 14, 2017, Mr. Dearth held a meeting with representatives of Kuraray at the offices of Jones Day in Pittsburgh, Pennsylvania to discuss Mr. Dearth’s potential retention by Kuraray on a post-transaction basis. At such meeting, the representatives of Kuraray provided to Mr. Dearth not only an employment term sheet for Mr. Dearth, but also employment term sheets for Messrs. Coccagno, Schott, Fortwangler and Whalen, and one other member of Calgon Carbon’s management team who is not a named executive officer of Calgon Carbon. After the meeting, Mr. Dearth delivered those term sheets to those individuals and informed a representative of Jones Day what had occurred.

Later on September 15, 2017, representatives of Jones Day and representatives of Mayer Brown held a conference call to discuss unresolved legal issues contained in Jones Day’s merger agreement draft of September 14, 2017, all of which unresolved legal issues Jones Day believed were not material to the overall potential transaction.

On September 16, 2017, representatives of Mayer Brown sent a revised draft of the merger agreement to Jones Day. The draft merger agreement contained a closing condition for the benefit of Kuraray requiring that there must not have been a “material adverse effect” on Calgon Carbon between January 1, 2017, and the closing of the merger. While a substantially similar closing condition had been present in Mayer Brown’s September 8, 2017 draft of the merger agreement, it had been deleted from Jones Day’s September 11, 2017 draft and was not contained in Mayer Brown’s September 13, 2017 draft, the terms of which were approved by the Calgon Carbon board of directors. Mayer Brown did not indicate, during the September 15, 2017 conference call to discuss unresolved legal issues, that the provision would be inserted into the merger agreement.

Later on September 16, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All members of the Calgon Carbon board of directors were present, except for Mr. Paro. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, representatives of Jones Day discussed with the directors the addition of the “material adverse effect” condition, and noted to the directors that certain other terms of the merger agreement that were not material to the overall transaction remained subject to continued negotiation. The Calgon Carbon board of directors noted that the independent directors had permitted the September 15, 2017 employment meeting between Mr. Dearth and representatives of Kuraray on the basis that all material terms of the merger agreement had been finalized in the form described by Jones Day to the directors on September 14, 2017. Also at the meeting, Mr. Dearth informed the directors that, on September 15, 2017, representatives of Kuraray had provided to Mr. Dearth not only an employment term sheet for Mr. Dearth, but also employment term sheets for Messrs. Coccagno, Schott, Fortwangler and Whalen. Mr. Dearth indicated to the directors that he had delivered those term sheets to those individuals without substantive comment thereon. Mr. Dearth also reported to the directors that the contents of the term sheets were consistent with each employee’s current salary level, with a retention bonus to be paid out to the employees at the conclusion of three years’ employment post-closing (see the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger” for more information). Mr. Dearth, and the representatives of Jones Day and of Morgan Stanley, confirmed to the Calgon Carbon board of directors that they were unaware that Kuraray would be delivering proposed employment term sheets in respect of executives other than Mr. Dearth. The directors also discussed the fact that it would be unlikely that Mr. Dearth could fully negotiate definitive terms of an employment arrangement with Kuraray prior to September 21, 2017, which date was Kuraray’s stated target date for finalizing negotiations. After substantial discussion, including in a session of the independent directors without Mr. Dearth and other members of management present, but including representatives of Jones Day, the Calgon Carbon board of directors determined that, in light of the proposed price of $21.50 per share which the directors considered highly favorable to the Calgon Carbon stockholders, and in light of the potential for negative business, economic and geopolitical developments in the near-term that could jeopardize Kuraray’s ability or desire to enter into a definitive agreement at such price, Calgon Carbon’s management should be focused on announcing a transaction by September 21, 2017, and therefore should not be distracted by personal employment negotiations at this time, particularly when meaningfully complete negotiation of employment terms was not practicable in the allotted window of time. On that basis, the independent directors of Calgon Carbon’s board of directors, acting in session without members of management present, determined that Mr. Rupert and representatives of Jones Day should instruct Calgon Carbon’s senior management team, including Mr. Dearth, not to negotiate personal employment arrangements with Kuraray at this time, and that representatives of Morgan Stanley should convey such decision to representatives of Goldman Sachs so that it would be communicated to Kuraray. Also in the session of independent directors with representatives of Jones Day present, the independent directors of the Calgon Carbon board of directors reaffirmed that Mr. Rupert, in his capacity as Calgon Carbon’s lead independent director, should continue to be involved in all material negotiations between Calgon Carbon and Kuraray and asked that representatives of Jones Day communicate directly with Mr. Rupert on a regular basis. From September 16, 2017 until the execution and delivery of the merger agreement on September 21, 2017, representatives of Jones Day communicated all material updates in the transaction process directly to Mr. Rupert.

Later on September 16, 2017, representatives of Morgan Stanley spoke by telephone with representatives of Goldman Sachs and indicated that Calgon Carbon was not open to negotiations between Kuraray and any employee of Calgon Carbon prior to the announcement of a transaction. Also later on September 16, 2017 representatives of Jones Day indicated to Mayer Brown that the Calgon Carbon board of directors was surprised by Mayer Brown’s inclusion of the “material adverse effect” closing condition in the latest draft of the merger agreement since it was not contained in the draft approved by the directors that purported to contain the parties’ agreement on all material terms of the merger agreement. Representatives of Mayer Brown responded to Jones Day that, notwithstanding the absence of the condition from subsequent drafts and from the September 15, 2017 conference call between Jones Day and Mayer Brown, Mayer Brown believed the condition had been implicitly agreed during the negotiation with Jones Day held on September 13, 2017, and that in any event Kuraray would not be willing to enter into a transaction with such a meaningful per share premium without a customary “material adverse effect” condition.

On September 17, 2017, Mr. Ueyama emailed Mr. Dearth to indicate that it was a critical priority for Kuraray to reach an agreement with Mr. Dearth prior to entering into a definitive agreement. Mr. Ueyama also indicated that it would be ideal to reach agreement with the other executives as well, but that Kuraray could be flexible with respect to others besides Mr. Dearth. Mr. Dearth promptly forwarded this message to Mr. Rupert, Mr. Whalen and representatives of Jones Day, and did not respond to Mr. Ueyama.

On September 18, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All members of the board of directors were present. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, representatives of Jones Day discussed with the directors the position of Mayer Brown that an omission in the September 13, 2017 markups had caused the misunderstanding with respect to the “material adverse effect” condition. Also at the meeting, the directors discussed the September 17, 2017 email from Mr. Ueyama, and the fact that, at the direction of Kuraray, Goldman Sachs had also indicated to Morgan Stanley that Kuraray would be unwilling to enter into a definitive agreement unless it had some form of assurance that Mr. Dearth would be likely to continue his employment post-closing. The directors also discussed the fact that a delay in executing a definitive agreement would not be beneficial to Calgon Carbon or its stockholders, for reasons discussed and agreed at the September 16, 2017 board meeting. Mr. Dearth also disclosed to the directors that representatives of Mercer had contacted him on the morning of September 18 to follow-up on his meeting on September 15 with representatives of Kuraray and that Mr. Dearth had not replied to such message and had forwarded it to Mr. Whalen and a representative of Jones Day. In a session of the independent directors after having excused management, including Mr. Dearth, the independent directors, after receiving related advice from Jones Day, determined that it would be appropriate for Calgon Carbon to agree to the “material adverse effect” condition, as it was consistent with market practice for transactions of this type and because the board of directors believed that the incremental risk to the transaction that such condition created was outweighed by the potential premium to Calgon Carbon’s stockholders that Kuraray was currently proposing. The independent directors noted that, consistent with the negotiations thus far, Mr. Dearth should continue to not be directly involved in the negotiation of the terms of the merger agreement, and again noted that up to that time, all material decisions concerning price negotiations had been handled by the full board. The independent directors further determined that, if the material terms of the merger agreement were agreed, it would be appropriate for Mr. Dearth to negotiate his employment status with Kuraray at such time.

Later on September 18, 2017, a representative of Mercer contacted Mr. Dearth via email to convey logistical information and, in a separate email, to inquire as to whether Mr. Dearth had received any feedback on the term sheets delivered to management. Mr. Dearth did not reply to such messages and forwarded such messages to Mr. Whalen and a representative of Jones Day. Afterwards on September 18, 2017, a representative of Jones Day and a representative of Goldman Sachs separately contacted Mercer to state that Mr. Dearth was instructed not to respond to Mercer and that Mercer should refrain from contacting Mr. Dearth until further notice. Per the board’s request, a representative of Jones Day kept Mr. Rupert informed on a current basis of all material developments. Afterwards on September 18, 2017, representatives of Jones Day sent a markup of the merger agreement to Mayer Brown, and indicated that Calgon Carbon would be willing to agree to the “material adverse effect” condition if Kuraray would accept Calgon Carbon’s position on the remainder of the unresolved legal issues in the merger agreement. Jones Day also indicated to Mayer Brown that the resumption of employment conversations between Mr. Dearth and Kuraray would be permitted only after Kuraray had accepted such proposal.

On the morning of September 19, 2017, representatives of Mayer Brown communicated to representatives of Jones Day that such proposal was acceptable to Kuraray, subject to certain exceptions. Later on September 19, 2017, after receiving advice from Jones Day, Mr. Rupert instructed Jones Day that the exceptions required by Mayer Brown were acceptable, and that, in accordance with the determination of the independent directors at the meeting of the Calgon Carbon board of directors on the previous day, it was acceptable for Mr. Dearth to commence negotiations with Kuraray. Mr. Rupert and a representatives of Jones Day thereafter informed Mr. Dearth of this instruction.

During September 19 and September 20, 2017, Calgon Carbon, Kuraray, Mr. Dearth and Mr. Dearth’s personal employment counsel negotiated the scope of the agreement that Kuraray would require from Mr. Dearth in order for Kuraray to execute the merger agreement. On the morning of September 20, 2017, Mr. Dearth executed and delivered a letter to Kuraray that read as follows: “Subject to my current legal obligations including my employment agreement, I am pleased to confirm that as described below, I will be committed to remaining in my current role as CEO of [Calgon Carbon] following its merger with a subsidiary of [Kuraray]. Yesterday we discussed certain proposed terms of my retention by [Calgon Carbon] following the merger. While I am comfortable in principle with those terms, more work must be done to study the details and implications of my proposed retention. Over the course of the next few weeks I will negotiate in good faith, using your proposal as the basis for our discussions, to complete our arrangements.” The negotiations that have occurred as of the date of the filing of this proxy statement are described in the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger.”

Throughout September 20, 2017, and into the early morning of September 21, 2017, Calgon Carbon, Kuraray and their respective legal and financial advisors finalized negotiation of the merger agreement, consistent with the agreement as to all material terms that was reached on the morning of September 19, 2017, and subject to the final approval of each party’s board of directors.

In the afternoon of September 20, 2017, the Calgon Carbon board of directors held a special telephonic meeting. All members of the Calgon Carbon board of directors were present. Present at the meeting from the Calgon Carbon senior management team, in addition to Mr. Dearth, were Messrs. Coccagno and Whalen. Also present at the meeting were representatives of Morgan Stanley and of Jones Day. At the meeting, representatives of Jones Day provided the directors with an update on the terms of the merger agreement, and representatives of Morgan Stanley reviewed with the directors updated financial analysis of the proposed transaction with Kuraray. After discussion among the Calgon Carbon board of directors and its advisors, representatives of Morgan Stanley delivered to the Calgon Carbon board of directors an oral opinion, confirmed by delivery of a written opinion dated September 20, 2017, that, as of September 20, 2017, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion (a final draft of which had been provided to the Calgon Carbon board of directors prior to the meeting), the merger consideration of $21.50 per share in cash that would be received by holders of shares of the Company Common Stock (other than holders of the Excluded Shares) pursuant to the merger agreement was fair from a financial point of view to the holders of such shares. The Calgon Carbon board of directors again affirmed its belief, arrived at after discussions with members of Calgon Carbon’s senior management team and representatives of Morgan Stanley, that Kuraray was the potential strategic transaction party most likely to offer the greatest value in the near term to Calgon Carbon’s stockholders and that if any other buyer were willing and capable of providing superior value, announcing a transaction with Kuraray would be the best way to elicit such an offer, and such an offer would not be precluded by the terms of the merger agreement. The Calgon Carbon board of directors also believed, after discussions with members of Calgon Carbon’s senior management team and representatives of Morgan Stanley regarding the statements made by Goldman Sachs to Morgan Stanley during negotiations, that the $21.50 per share price was the maximum amount that Kuraray would be willing to pay to acquire Calgon Carbon, and acknowledged the risk that any delay or interruption in the negotiations with Kuraray could result in Kuraray withdrawing its proposal. Following discussion among the directors, and after careful consideration, the Calgon Carbon board of directors unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, determined that they are fair to and in the best interests of Calgon Carbon and its stockholders, and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

In the early morning of September 21, 2017, the Kuraray board of directors convened and approved the merger agreement. Later in the early morning of September 21, 2017, Calgon Carbon and Kuraray executed and delivered the merger agreement and publicly announced the transaction.

Reasons for the Merger

In evaluating the merger agreement and the merger, the Calgon Carbon board of directors consulted with Calgon Carbon’s management and legal and financial advisors and considered a variety of factors in reaching its decision to approve the merger agreement and to recommend that Calgon Carbon stockholders vote for the merger proposal, including the following:

•	The fact that the $21.50 all-cash per share merger consideration would provide certainty of value and liquidity to Calgon Carbon stockholders, enabling them to realize value that had been created at Calgon Carbon in recent years, while eliminating near-term, medium-term and long-term business and execution risks.

•	The belief of the Calgon Carbon board of directors that the present value of the projected price of Calgon Carbon common stock in the future was unlikely to exceed the $21.50 all-cash per share merger consideration.

•	The relationship of the $21.50 all-cash per share merger consideration to the current and historical trading price of Calgon Carbon common stock, including the market performance of Calgon Carbon common stock relative to those of other participants in the activated carbon industry and general market indices and against analyst expectations, and the fact that the per share merger consideration constituted a premium of approximately:

•	72.0% to the closing price per share of Calgon Carbon common stock on August 21, 2017, the date of the final proposal from Kuraray of $21.50 per share;

•	62.9 % to the closing price per share of Calgon Carbon common stock on September 20, 2017, the last trading day prior to both (i) the Calgon Carbon board of directors’ approval of the merger agreement and (ii) the date on which public announcement of the execution of the merger agreement was made; and

•	63.6% to the volume weighted average price of Calgon Carbon common stock for the 30 trading days up to and including September 20, 2017.

•	The financial analyses presented to the Calgon Carbon board of directors by Morgan Stanley on September 20, 2017, as more fully described under “The Merger (Proposal 1) — Opinion of Morgan Stanley,” and assessment by the Calgon Carbon board of directors, taking into account these financial analyses, of Calgon Carbon’s value on a standalone basis relative to the $21.50 per share of Calgon Carbon common stock in cash to be paid in the merger.

•	The opinion of Morgan Stanley rendered to the Calgon Carbon board of directors on September 20, 2017, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $21.50 per share in cash to be received by the holders of shares of Calgon Carbon common stock (other than holders of the excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders of such shares. The opinion is more fully described under “The Merger (Proposal 1) — Opinion of Morgan Stanley” and the full text of such opinion is attached as Annex B to this proxy statement

•	Calgon Carbon’s business and operations, strategy, its current and historical financial condition and results of operations, and projected performance.

•	The perceived challenges and risks of continuing as a standalone public company, and the assessment that no other internally developed alternatives were reasonably likely in the near term to create greater value for Calgon Carbon stockholders than the merger, taking into account business, competitive, industry and market risks. Among other things, such perceived challenges and risks included the risk of the following conditions occurring, each of which was considered by the Calgon Carbon board of directors:

•	The risk of a failure of the United States International Trade Commission to extend certain tariffs applicable to our business.

•	The risk that we could fail to realize opportunities in our ultraviolet ballast water treatment business, including a delay in meeting or failure to meet ballast water treatment system standards.

•	The risk that governmental regulations applicable to Calgon Carbon’s business could be rolled back, including the elimination or alteration of mercury related regulations or drinking water standards.

•	The risk of fluctuations in the relative valuation of currencies in which Calgon Carbon does business.

•	The risk of overcapacity and price pressures in the activated carbon space caused by new entrants into the market.

•	The risk of substitution away from activated carbon among customers, including as a result of improvements to alternative technologies.

•	The strategic and financial alternatives reasonably available to Calgon Carbon, and the risks and uncertainties associated with those alternatives, none of which were deemed likely to result in value to Calgon Carbon stockholders that would exceed, on a present-value basis, the value of the merger consideration.

•	The determination by the Calgon Carbon board of directors, based on the discussions and negotiations described in the section entitled “The Merger (Proposal 1) — Background of the Merger”, that the $21.50 per share merger consideration was the best price reasonably attainable for Calgon Carbon stockholders in the transaction with Kuraray or from other parties.

•	The determination by the Calgon Carbon board of directors, after discussion with Calgon Carbon’s senior management and its financial advisor, that Kuraray was the most logical acquirer of Calgon Carbon and, in light of Kuraray’s complementary businesses, together with Kuraray’s strong balance sheet and financial position, that Kuraray would be the potential transaction partner most likely to offer the best combination of value and closing certainty to Calgon Carbon stockholders in the near-term.

•	The belief by the Calgon Carbon board of directors after discussions with Calgon Carbon’s senior management and its legal and financial advisors, that, while Kuraray was the most logical acquirer of Calgon Carbon, if there were to be another potential acquirer capable of and willing to make a more compelling offer to acquire Calgon Carbon, the terms of the merger agreement would not preclude such an offer.

•	The determination by the Calgon Carbon board of directors after discussions with Calgon Carbon’s senior management and its legal and financial advisors, that it was preferable to negotiate on a confidential basis with Kuraray rather than to conduct a private or public “auction” or sale process of Calgon Carbon, particularly in light of the belief that such a process would be unlikely to result in a higher price and could result in Kuraray withdrawing its offer or offering a lower price and would increase the risk of loss of confidentiality in a manner that would be detrimental to Calgon Carbon’s standalone operations.

•	The fact that the merger agreement was the product of arm’s-length negotiations and contained terms and conditions that were, in the view of the Calgon Carbon board of directors, favorable to Calgon Carbon and its stockholders.

•	The belief by the Calgon Carbon board of directors of the high likelihood for the merger and related transactions to be completed successfully, based on, among other things:

•	the absence of a financing condition in the merger agreement and Kuraray’s financial condition and representation that it has the ability to fund the aggregate per share merger consideration and to satisfy all of its other obligations under the merger agreement (see the section entitled “The Merger (Proposal 1) — Financing Related to the Merger” for more information);

•	Calgon Carbon’s ability to specifically enforce Kuraray’s obligations under the merger agreement, including Kuraray’s obligations to consummate the merger;

•	Calgon Carbon’s ability to recover damages from Kuraray in certain situations if Kuraray does not fulfill its obligation to consummate the merger when all conditions to the merger are satisfied, including Calgon Carbon’s ability in such situations to recover from Kuraray, on behalf of Calgon Carbon’s stockholders, the lost stockholder premium that would otherwise have been realized by Calgon Carbon’s stockholders;

•

the commitment of Kuraray in the merger agreement to use its reasonable best efforts to take all actions to consummate the merger, including to commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Calgon Carbon and its subsidiaries prior to the outside date and to agree to commitments with respect to the business, products, governance, personnel, assets, activities or sensitive governmental customers of Calgon Carbon and its affiliates (as of prior to closing), prior to the outside date, except in the event that taking the foregoing actions would be materially adverse to the business, assets, properties, results of operations, or condition (financial or otherwise) of Calgon Carbon and its subsidiaries, taken as a whole, or Kuraray and its subsidiaries, taken as a whole, as applicable (see the section entitled “The Merger Agreement — Consents, Approvals and Filings” for more information); and

•	the conditions to closing contained in the merger agreement, which are customary in number and scope, and which, in the case of the condition related to the accuracy of Calgon Carbon’s representations and warranties, are generally subject to a “material adverse effect” qualification (see the section entitled “The Merger Agreement — Conditions to Completion of the Merger” for more information).

•	The Calgon Carbon board of directors also specifically considered the terms of the merger agreement permitting Calgon Carbon to respond to unsolicited proposals from potential alternative acquirors of Calgon Carbon (see the section entitled “The Merger Agreement — No Solicitation of Takeover Proposals” for more information), and other terms of the merger agreement including:

•	Calgon Carbon’s right, subject to certain conditions, to respond to and negotiate unsolicited takeover proposals made before the time Calgon Carbon’s stockholders adopt the merger agreement;

•	the provisions in the merger agreement allowing the Calgon Carbon board of directors to terminate the merger agreement, in specified circumstances related to a superior proposal, subject to the payment of a termination fee of $33.2 million (representing approximately 3.0% of the anticipated equity value of the transaction), which amount the Calgon Carbon board of directors believes to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the belief by the Calgon Carbon board of directors that a fee of such size would not be a meaningful deterrent to alternative takeover proposals; and

•	the ability of the Calgon Carbon board of directors, subject to certain conditions, to change its recommendation supporting the merger in response to an intervening event, if the Calgon Carbon board of directors determines that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.

•	The fact that the independent directors of the Calgon Carbon board of directors restricted the members of Calgon Carbon’s executive management team from entering into any discussions or arrangements with Kuraray regarding the terms of their respective individual employment following the closing of the merger, without the consent of the independent directors.

•	The fact that Calgon Carbon stockholders who do not vote in favor of the merger proposal and who follow certain prescribed procedures are entitled to seek appraisal rights under Delaware law, subject to the limitations in the DGCL.

In the course of its deliberations, the Calgon Carbon board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	The fact that Calgon Carbon negotiated exclusively with Kuraray regarding a potential transaction rather than conducting a public or private “auction” or sale process.

•	The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required in completing the merger, which may disrupt Calgon Carbon’s business operations.

•	The potential disruptions to Calgon Carbon’s business operations following the announcement of the merger, including disruptions arising from negative or unanticipated responses from competitors, customers, suppliers and employees.

•	The restrictions on Calgon Carbon’s conduct of business prior to completion of the merger under the covenants in the merger agreement, including the requirement that Calgon Carbon use commercially reasonable efforts to conduct its business only in the ordinary course of business consistent with past practice and the prohibition on Calgon Carbon taking certain actions, which may delay or prevent Calgon Carbon from undertaking business opportunities that may arise pending completion of the merger.

•	The fact that, pursuant to the merger agreement and subject to certain conditions, Calgon Carbon is prohibited from soliciting other takeover proposals.

•	The fact that, upon termination of the merger agreement under certain circumstances, or upon the entry into an agreement in respect of an alternative takeover proposal after the termination of the merger agreement under certain circumstances, Calgon Carbon would be required to pay to Kuraray a termination fee of $33.2 million in cash.

•	The fact that the receipt of the $21.50 cash payment per share merger consideration would be taxable to Calgon Carbon stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

•	The fact that following the merger, Calgon Carbon stockholders will have no ongoing equity participation in Calgon Carbon and would forego the opportunity to realize the potential long-term value of the successful execution of Calgon Carbon’s current strategy as an independent company and, given the all-cash consideration, the merger will not allow Calgon Carbon stockholders to benefit from any potential future appreciation in the value of Calgon Carbon’s business once combined with Kuraray after the merger.

•	The possibility that the merger does not close (including as a result of events outside of either party’s control such as failure to receive required regulatory approvals, in particular the risks attendant to CFIUS review required as a result of Kuraray’s identity as a foreign acquirer), and the potential risks and costs to Calgon Carbon associated with any failure to close, including the potential distraction of employee and management attention during the pendency of the merger, uncertainty about the effect of the proposed merger on Calgon Carbon’s employees, potential and existing customers and suppliers and other parties, which may impair Calgon Carbon’s ability to attract, retain and motivate key personnel and could cause third parties to seek to change or not enter into business relationships with Calgon Carbon, and the impact that the failure of the merger to close could have on the trading price of shares of Calgon Carbon common stock and Calgon Carbon’s operating results (including as the result of the costs incurred in connection with the transaction).

•	The fact that directors and officers of Calgon Carbon may have interests different from and in addition to Calgon Carbon stockholders, including the terms proposed by Kuraray to the members of Calgon Carbon’s executive management team, described in more detail in the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger.”

After considering the foregoing potentially negative and potentially positive factors, the Calgon Carbon board of directors concluded that the potentially positive factors relating to the merger agreement and the merger substantially outweighed the potentially negative factors.

The foregoing discussion of the information and factors considered by the Calgon Carbon board of directors is not exhaustive but is intended to reflect the material factors considered by the Calgon Carbon board of directors in its consideration of the merger. In view of the complexity and the large number of factors considered, the Calgon Carbon board of directors, both individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Calgon Carbon board of directors based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Calgon Carbon board of directors may have given different weights to different factors. The Calgon Carbon board of directors unanimously recommended that the Calgon Carbon stockholders vote in favor of the merger proposal based on the totality of the information considered by the Calgon Carbon board of directors.

The foregoing discussion of the information and factors considered by the Calgon Carbon board of directors is forward- looking in nature. This information should be read in light of the factors described under the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Recommendation of the Calgon Carbon Board of Directors

After consideration of all factors that the Calgon Carbon board of directors deemed relevant, and after consultation with independent legal and financial advisors, the Calgon Carbon board of directors unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and that they are fair to and in the best interests of Calgon Carbon and its stockholders, and unanimously adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The Calgon Carbon board of directors unanimously recommends that Calgon Carbon stockholders vote “FOR” the merger proposal.

Certain Calgon Carbon Unaudited Prospective Financial Information

In connection with the merger, Calgon Carbon’s management prepared financial projections for fiscal years 2017 through 2021, including revenue, gross margin, operating expenses, EBITDA (as discussed below) and capital expenditures (the “Calgon Carbon Projections”). The Calgon Carbon Projections were based on the Calgon Carbon 2017 strategic plan as approved by the Calgon Carbon board of directors in the fourth quarter of 2016, adjusted to reflect Calgon Carbon’s actual results in the first half of 2017 and Calgon Carbon management’s updated views on achievable gross margin levels, future operating expenses, and other matters. The Calgon Carbon Projections were prepared for internal use and provided to Calgon Carbon’s board of directors, for the purposes of considering, analyzing and evaluating Calgon Carbon’s strategic and financial alternatives, including the merger. The Calgon Carbon Projections were also provided to Morgan Stanley, in its capacity as financial advisor to Calgon Carbon, in connection with rendering its fairness opinion to the Calgon Carbon board of directors and in performing the related analyses. The Calgon Carbon Projections were also provided to Kuraray and Kuraray’s financial advisor in connection with their respective consideration and evaluation of a merger with Calgon Carbon. Calgon Carbon does not as a matter of course make public projections as to future performance due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, Calgon Carbon is including in this proxy statement a summary of certain limited unaudited prospective financial information for Calgon Carbon on a stand-alone basis, without giving effect to the merger, to give Calgon Carbon stockholders access to certain nonpublic information provided to Calgon Carbon’s board of directors and Morgan Stanley and to Kuraray for purposes of considering and evaluating the merger. The inclusion of the Calgon Carbon Projections should not be regarded as an indication that the Calgon Carbon board of directors, Calgon Carbon, Morgan Stanley, the Kuraray board of directors, Kuraray, Parent, Merger Sub, Goldman Sachs or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such.

The Calgon Carbon Projections and the underlying assumptions upon which the Calgon Carbon Projections were based are subjective in many respects, and subject to multiple interpretations and frequent revisions attributable to fluctuations in the business environments of the industries in which Calgon Carbon operates, and based on actual experience and business developments. The Calgon Carbon Projections reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond Calgon Carbon’s control. Multiple factors, including those described in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” could cause the Calgon Carbon Projections or the underlying assumptions to be inaccurate. As a result, there can be no assurance that the Calgon Carbon Projections will be realized or that actual results will not be significantly higher or lower than projected. Because the Calgon Carbon Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Calgon Carbon Projections do not take into account any circumstances or events occurring after the date on which they were prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Calgon Carbon Projections will be achieved. As a result, the inclusion of the Calgon Carbon Projections in this proxy statement does not constitute an admission or representation by Calgon Carbon or any other person that the information is material. The summary of the Calgon Carbon Projections is not provided to influence Calgon Carbon stockholders’ decisions regarding whether to vote for the merger proposal or any other proposal. Additionally, the Calgon Carbon Projections contain certain pro forma adjustments to Calgon Carbon’s expected results for 2017, which pro forma adjustments reflect current or future management initiatives as if such initiatives had been substantially implemented as of December 31, 2016, although such initiatives have not in fact been substantially implemented, either at December 31, 2016, on the date that the Calgon Carbon board approved the merger agreement, or on the date of this proxy statement.

Readers of this proxy statement should not place undue reliance on the Calgon Carbon Projections. Neither Calgon Carbon nor any other person has made or makes any representation to any stockholder, or any other party, regarding the information included in the Calgon Carbon Projections. Management of Calgon Carbon have prepared from time to time in the past, and will continue to prepare in the future, internal financial forecasts that reflect various estimates and assumptions that change from time to time. Accordingly, the Calgon Carbon Projections used in conjunction with the merger may differ from these forecasts. Except to the extent required by law, neither Calgon Carbon nor its directors or officers intend to update or revise the Calgon Carbon Projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, even in the event that some or all of the assumptions are determined to be inaccurate or erroneous. The assumptions may be inaccurate or erroneous as of the date of this proxy statement.

As referred to below, earnings before interest, taxes, depreciation and amortization, which is referred to in this section as EBITDA, is a financial measure commonly used in Calgon Carbon’s industry but is not defined under GAAP. EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity. Because EBITDA excludes some, but not all, items that affect net income, this measure may vary among companies, including Calgon Carbon. The EBITDA data presented below may not be comparable to similarly titled measures of other companies. Calgon Carbon’s management believes that EBITDA is a meaningful measure to investors and provides additional information about a company’s ability to meet future liquidity requirements for debt service, capital expenditures and working capital. In addition, Calgon Carbon’s management believes that EBITDA is a useful comparative measure of operating performance and liquidity. For example, debt levels, credit ratings and, therefore, the impact of interest expense on earnings vary significantly between companies. Similarly, the tax positions of individual companies can vary because of their differing abilities to take advantage of tax benefits, with the result that their effective tax rates and tax expense can vary considerably. Finally, companies differ in the age and method of acquisition of productive assets, and thus the relative costs of those assets, as well as in the depreciation or depletion (straight-line, accelerated, units of production) method, which can result in considerable variability in depletion, depreciation and amortization expense between companies. Thus, for comparison purposes, Calgon Carbon’s management believes that EBITDA can be useful as an objective and comparable measure of operating profitability and the contribution of operations to liquidity because it excludes these elements.

The Calgon Carbon Projections were not prepared with a view toward public disclosure or toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Deloitte & Touche LLP (“Deloitte”), Calgon Carbon’s independent registered public accounting firm, nor any other accounting firm, has examined, compiled or performed any procedures with respect to the Calgon Carbon Projections, and accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto. The Deloitte report incorporated by reference in this proxy statement relates to Calgon Carbon’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.

The following is a summary of the Calgon Carbon Projections:

	Summary of Calgon Carbon Projections ($ in Millions, unless otherwise noted) Fiscal Year
	2017 Forecast(1)	2017 Forecast Pro Forma(2)		2018 Forecast	2019 Forecast	2020 Forecast	2021 Forecast
Revenue	$615.2	$605.4		$617.9	$638.7	$684.6	$725.7
Gross Margin (without effects of depreciation or amortization)	194.7	202.5		208.6	217.2	236.2	254.0
Operating Expenses	93.1	89.3		92.0	94.7	97.6	100.5
Other Expenses / (Income)	1.0	2.0		2.0	2.0	2.0	2.0
Net cash provided by operating activities	64.2	*	(3)	91.3	92.3	98.2	111.6
EBITDA	100.6	111.2		114.6	120.4	136.6	151.5
Capex	(68.7)	(68.7)		(37.9)	(40.2)	(32.2)	(31.1)
Adjusted Net Income Per Share (dollars)	$0.55	*	(3)	$0.78	$0.85	$1.07	$1.26

(1)	Adjusted for acquisition costs.

(2)	Includes pro forma, full-year 2017 impact of foreign currency exchange rates and the impact of the initiatives described below, as if each initiative was in full effect as of January 1, 2017. At the time that the Calgon Carbon Projections were prepared in July 2017, none of these initiatives were substantially complete, and the impact of these initiatives on Calgon Carbon’s future financial performance was uncertain. The pro forma, full-year 2017 EBITDA projections were prepared to illustrate the impact that could be achieved as a result of these initiatives being successfully implemented and giving pro forma effect to that impact for the full 2017 fiscal year even though the initiatives were all in the process of being implemented during the 2017 fiscal year. Therefore, for purposes of Morgan Stanley’s analyses described in the section entitled “Opinion of Morgan Stanley & Co. LLC,” Calgon Carbon management directed Morgan Stanley to use the 2017 forecasted EBITDA from the Calgon Carbon Projections and not the 2017 pro forma, full-year 2017 EBITDA. The initiatives reflected in the pro forma, full-year 2017 EBITDA are as follows:

•	The restructuring of Calgon Carbon’s Japanese operations to focus on profitable segments, including the idling of Calgon Carbon’s plant in Fukui, Japan and decreasing overall complexity in the Japanese operations;

•	The removal of operational bottlenecks in Calgon Carbon’s wood-based activated carbon manufacturing facility located in Parentis en Born, France;

•	Price increases and product substitution resulting from sales efforts focused on small- and medium-sized customers;

•	The divestitures of non-core underperforming assets or businesses; and

•	Cost reduction and increased sales volume in Calgon Carbon’s ultraviolet business, purposed to render such business break-even through 2018.

(3)	The impact of the 2017 pro forma presentations (discussed above) was not calculated for these items.

Opinion of Morgan Stanley & Co. LLC

Morgan Stanley was retained by Calgon Carbon to act as its financial advisor and to render a financial opinion in connection with the proposed merger. Calgon Carbon selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of Calgon Carbon, which knowledge Morgan Stanley had developed during its long-term involvement with Calgon Carbon. At the meeting of the Calgon Carbon board of directors on September 20, 2017, Morgan Stanley rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated September 20, 2017, to the Calgon Carbon board of directors to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $21.50 per share in cash to be received by the holders of shares of Calgon Carbon common stock (other than holders of the excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders of such shares.

The full text of Morgan Stanley’s written opinion to the Calgon Carbon board of directors, dated September 20, 2017, is attached as Annex B to this proxy statement and is hereby incorporated into this proxy statement by reference in its entirety. Holders of shares of Calgon Carbon common stock should read the opinion carefully and in its entirety. The opinion sets forth, among other things, a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion. Morgan Stanley’s opinion was directed to the Calgon Carbon board of directors and addressed only the fairness, from a financial point of view, as of the date of the opinion, to the holders of shares of Calgon Carbon common stock (other than holders of the excluded shares) of the $21.50 per share in cash to be received by such holders pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspects of the merger and did not and does not constitute a recommendation as to how holders of Calgon Carbon common stock should vote at the special meeting. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

For purposes of rendering its opinion, Morgan Stanley:

•	reviewed certain publicly available financial statements and other business and financial information of Calgon Carbon;

•	reviewed certain internal financial statements and other financial and operating data concerning Calgon Carbon;

•	reviewed the Calgon Carbon Projections prepared by the management of Calgon Carbon;

•	discussed the past and current operations and financial condition and the prospects of Calgon Carbon with senior executives of Calgon Carbon;

•	reviewed the reported prices and trading activity for Calgon Carbon common stock;

•	compared the financial performance of Calgon Carbon and the prices and trading activity of Calgon Carbon common stock with that of certain other publicly-traded companies comparable with Calgon Carbon, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of Calgon Carbon and Kuraray and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Calgon Carbon, and formed a substantial basis for the opinion. With respect to the Calgon Carbon Projections, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Calgon Carbon’s management of the future financial performance of Calgon Carbon. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any material waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive merger agreement would not differ in any material respect from the draft merger agreement provided to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Calgon Carbon and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Calgon Carbon’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Calgon Carbon common stock (other than holders of the excluded shares) in the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or were available. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Calgon Carbon, nor was Morgan Stanley provided with any such valuations or appraisals. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, September 20, 2017. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm the opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Calgon Carbon, nor did it negotiate with any party, other than Kuraray and its representatives, with respect to a possible acquisition of Calgon Carbon or any of its constituent businesses.

Summary of Financial Analyses.

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Calgon Carbon board of directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses. Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as of September 18, 2017, which was the second-to-last trading day before the September 20, 2017 presentation by Morgan Stanley to the Calgon Carbon board of directors, and is not necessarily indicative of current market conditions. In performing its financial analyses summarized below and in arriving at its opinion, with the consent of the Calgon Carbon board of directors, Morgan Stanley used and relied upon the following financial projections: (i) certain financial projections provided by Calgon Carbon’s management, as more fully described below in the section entitled “The Merger (Proposal 1) — Certain Calgon Carbon Unaudited Prospective Financial Information”, which are referred to below as the “Management Case,” and (ii) certain publicly available Wall Street projections for Calgon Carbon, which is referred to below as the “Street Case.” For purposes of Morgan Stanley’s analyses, at the direction of Calgon Carbon’s management, the Management Case used the 2017 forecasted EBITDA of $100.6 million and not the 2017 forecasted pro forma EBITDA as further described in the section entitled “Certain Calgon Carbon Unaudited Prospective Financial Information.” Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

Certain of the following terms are used throughout this summary of financial analyses:

•	“AV” refers to aggregate enterprise value, calculated as equity value, plus book value of total debt (inclusive of capital leases if applicable for the company being analyzed), plus non-controlling interest (if applicable for the company being analyzed), less cash, cash equivalents and marketable securities;

•	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization for the company being analyzed; and

•	“P/E ratio” refers to the ratio of the price of a share of common stock to estimated earnings per share for the company being analyzed.

Selected Comparable Trading Analysis.

Morgan Stanley performed a selected comparable trading analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed certain financial information, valuation multiples and market trading data relating to Calgon Carbon and selected publicly traded chemicals and industrials companies that Morgan Stanley believed, based on its professional judgment and experience, to be similar to Calgon Carbon’s current operations for purposes of this analysis (we refer to these companies as the selected companies). Financial data of the selected companies were based on S&P Capital IQ’s estimates, Thomson Reuters I/B/E/S Estimates, public filings and other publicly available information. Financial data of Calgon Carbon was based on the Street Case and the Management Case, as appropriate.

The selected companies were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to Calgon Carbon’s. Although none of such companies are identical or directly comparable to Calgon Carbon, these companies are publicly traded companies with operations or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis Morgan Stanley considered similar to Calgon Carbon. No specific numeric or other similar criteria were used to select the companies used in this and other analyses, and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria.

Morgan Stanley reviewed data, including AV as a multiple of EBITDA and the P/E ratio, for each of the selected companies listed below. With respect to the selected companies, Morgan Stanley analyzed multiples of AV to EBITDA for calendar year 2017 and calendar year 2018 (which we refer to as 2017E AV / EBITDA and 2018E AV / EBITDA, respectively) and P/E ratios for calendar year 2018 (which we refer to as 2018E P/E):

Company	- 2017E AV / EBITDA	- 2018E AV / EBITDA	- 2018E P/E
Xylem	15.7x	14.4x	23.2x
Cabot Corporation	8.1x	7.8x	14.1x
Minerals Technologies	9.1x	8.7x	13.4x
Ingevity Corporation	13.0x	10.3x	20.1x
Compass Minerals International	11.7x	10.1x	18.1x
Mueller Water Products	11.6x	9.8x	20.6x
ESCO Technologies	12.7x	NA	21.1x
Orion Engineered Carbons	6.8x	6.4x	11.2x
Lydall	10.2x	8.8x	15.9x

Based on this analysis and its professional judgment, Morgan Stanley derived the reference ranges of financial multiples set forth in the table below and applied these ranges to estimated EBITDA for calendar year 2017 and calendar year 2018 contained in the Management Case and in the Street Case and earnings per share for calendar year 2018 contained in the Street Case. For calendar year 2017, estimated EBITDA for Calgon Carbon was $94 million in the Street Case and $101 million in the Management Case. For calendar year 2018, estimated EBITDA for Calgon Carbon was $112 million in the Street Case and $115 million in the Management Case. For calendar year 2018, estimated earnings per share for Calgon Carbon was $0.80 in the Street Case. Based on Calgon Carbon’s estimated net debt and the number of outstanding shares of Calgon Carbon common stock on a fully diluted basis (including outstanding options and performance share awards), each as of June 30, 2017 and as provided by Calgon Carbon’s management, the analysis indicated the following implied per share value ranges for Calgon Carbon common stock, each rounded to the nearest $0.25:

Source	Reference Range	Implied Value Per Share of the Company Common Stock
Street Case
2017E AV / EBITDA	10.5x – 12.5x	$15.00 – $18.50
2018E AV / EBITDA	8.5x – 10.5x	$14.25 – $18.50
2018E P/E	16.5x – 19.5x	$13.00 – $15.50
Management Case
2017E AV / EBITDA	10.5x – 12.5x	$16.25 – $20.00
2018E AV / EBITDA	8.5x – 10.5x	$14.75 – $19.00

No company utilized in the selected comparable trading analysis is identical to Calgon Carbon. In evaluating the selected companies, Morgan Stanley made judgments and assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Calgon Carbon’s control. These include, among other things, selected company growth and profitability, the impact of competition on Calgon Carbon’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition or prospects of Calgon Carbon or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected company data.

Discounted Equity Value Analysis.

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s equity as a function of such company’s estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price.

Morgan Stanley calculated ranges of implied equity values per share for Calgon Carbon common stock as of September 18, 2017. In arriving at the estimated equity values per share of Calgon Carbon common stock, Morgan Stanley applied a P/E ratio range of 16.8x to 21.6x (reflecting the middle 75% of the daily next twelve months P/E ratios at which Calgon Carbon has traded in the last five years as reported by S&P Capital IQ) to Calgon Carbon’s 2021 estimated earnings per share based on both the Street Case and the Management Case. Morgan Stanley then discounted the resulting equity value to September 18, 2017 at a discount rate equal to Calgon Carbon’s estimated cost of equity as of September 18, 2017 of 10.5%. Morgan Stanley estimated the cost of equity for Calgon Carbon by using the capital asset pricing model and based on its professional judgment and experience. The inputs to the model consisted of: (1) a beta of 1.37 (the U.S. Predicted Barra beta as of August 4, 2017, which was the last trading day before a significant increase in volatility due in part to market rumors relating to a potential acquisition of Calgon Carbon), (2) a risk-free rate of 2.2% (equal to the 10-year U.S. Treasury spot rate as of September 18, 2017) and (3) a market premium of 6.0%. Based on these calculations, this analysis implied the following per share value ranges for Calgon Carbon common stock, each rounded to the nearest $0.25:

Source	Reference Range	Implied Value Per Share of the Company Common Stock
Street Case	16.8x – 21.6x	$13.50 – $17.25
Management Case	16.8x – 21.6x	$15.75 – $20.25

Precedent Transactions Analysis.

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. Morgan Stanley selected certain specialty chemicals transactions since the beginning of 2012 for which relevant financial information was publicly available.

For these transactions, Morgan Stanley reviewed the purchase price paid and calculated the ratio of the aggregate value of each transaction to the estimated EBITDA for the last twelve months, which we refer to as “LTM,” based on publicly available financial information. Morgan Stanley reviewed the following transactions in connection with this analysis:

Target	Acquiror	AV / LTM EBITDA
Desotec	EQT	12.5x
Houghton International	Quaker	11.8x
Darex Packaging (GCP Applied Technologies)	Henkel	14.7x
Cristal (National Titanium Dioxide Company)	Tronox	9.4x
SummitReheis	Elementis	12.9x
Wisdom Worldwide Adhesives	H.B. Fuller Company	11.1x
Helios Group Holdings (Annagab)	Kansai Paint	9.0x
KR Copolymer Co. (60/40 CP Chem/Daelim JV)	INEOS Styrolution	9.1x
Atotech	Carlyle	11.9x
Chromaflo	American Securities	8.7x
Chemtura	Lanxess	9.8x
Porous Technologies Business (Essentra)	Filtration Group	10.4x
European Surfactants Business (Huntsman)	Innospec	9.4x
Den Braven Sealants	Bostik (Arkema)	11.0x
Warren Chem	Brenntag	7.2x
The Sun Products Corporation	Henkel Consumer Goods	14.3x
Chemetall (Albemarle)	BASF	15.3x
75% stake Excel Crop Care	Sumitomo Chemical	14.7x
Performance Materials (Air Products)	Evonik Industries	15.8x
Perfomance Adhesives & Coatings (Hexion)	Synthomer	7.5x
Valspar	Sherwin-Williams	15.7x
Albion Laboratories	Balchem	10.7x
Sagema / Wiberg	Frutarom	6.9x
Dow Corning	Dow Chemical	7.8x
Arizona Chemical Company	Kraton	7.4x
Cytec	Solvay	15.9x
Alent	Platform Specialty Products	13.1x
SK Lubricants (SK Innovation)	MBK Partners	9.1x
OM Group’s Electronic Chemicals and Photomasks business	Platform Specialty Products	13.0x

Target	Acquiror	AV / LTM EBITDA
OM Group	Apollo	12.1x
AgroFresh (Dow)	Boulevard Acquisition Corp	9.2x
Nubiola Group	Ferro	7.0x
Zep	New Mountain Capital, LLC	11.8x
DSM (Polymer Intermediates & Composite Resins)	CVC	7.3x
ANGUS	Golden Gate	11.0x
Penford	Ingredion	7.0x
Independence Oilfield Chemicals	Innospec	7.5x
Chinese business (ChemChina)	Adama	4.4x
Sigma-Aldrich	Merck KGaA	19.8x
Taminco	Eastman	9.7x
Agriphar	Platform	11.8x
Eco Services (Solvay)	CCMP Capital Advisors	8.0x
Rockwood	Albemarle	19.2x
Comex	PPG	11.7x
Emerald Performance	American Securities	9.2x
Wood Preservation & Railroad Services (Osmose Holdings)	Koppers Inc.	10.6x
Diana Group	Symrise	14.6x
ASK Chemicals	Rhone Capital	0.5x
SensoryEffects	Balchem	10.7x
AMCOL	Minerals Technologies	11.1x
Water Technologies (Ashland)	Clayton, Dublier & Rice	10.2x
Archway Sales	Nexeo Solutions	9.6x
ATMI	Entegris	9.9x
American Pacific Corp.	H.I.G. Capital, LLC	7.1x
Formic Acid business (Kemira Oyj)	Taminco Corporation	5.9x
AZ Electronic Materials	Merck KGaA	10.6x
General Chemical	Chemtrade	7.8x
49% ownership (Talison Lithium)	Rockwood	7.4x
Vinyl Acetated related business (DuPont)	Kuraray	10.4x
Leather Chemicals (Clariant AG)	Stahl Holdings (Wendel Group)	7.5x
Jacobi Carbons	Osaka Gas	NA
Polypropylene & catalyst business (Dow)	WR Grace	11.1x
MacDermid	Platform Acquisition Holdings Ltd	10.0x
Chemlogics Group, LLC	Solvay SA	10.8x
Zoltek	Toray	22.2x
Performance Additives & Ti02 (Rockwood Holding)	Huntsman	6.6x
CeramTec (Rockwood)	Cinven	11.3x
Florida Chemical Company	Flotek Industries	10.3x
Specialty PVC Resins assets (PolyOne)	Mexichem	5.3x
N.A. Bakery Supplies (CSM)	Rhone Capital	9.8x
Global fragrance business (Belmay)	Symrise	8.4x
NuCO2 Inc.	Praxair	9.6x
Textile, Paper and Emulsions businesses (Clariant AG)	SK Capital Partners	6.3x
Antioxidant and UV Stabilizers (Chemtura)	SK Capital Partners	6.4x
Houghton International	Gulf Oil	7.9x
Spartech	PolyOne Corporation	7.4x
RÜTGERS	Rain Commodities	6.8x
Champion Technologies	Ecolab	13.1x
Coating Resins business (Cytec Industries)	Advent International Corporation	6.8x

Target	Acquiror	AV / LTM EBITDA
Bromine Assets (Solaris ChemTech Industries)	Chemtura Corporation	9.5x
Becker Underwood	BASF	11.0x
Performance Coatings (DuPont)	The Carlyle Group	9.3x
Talison Lithium Ltd.	Rockwood	19.5x
Norit N.V.	Cabot Corporation	12.0x
67% Ownership (Indura S.A.)	Air Products	8.6x
Blood filtration/collection business (Pall Corp)	Haemonetics	8.0x
Umeco PLC	Cytec UK Holdings Limited	9.4x
Majority of Agri-Products Segment (Viterra, Inc)	Agrium Inc.	7.5x
Sonneborn	One Equity Partners LLC	6.7x
Solutia	Eastman Chemical Company	9.4x
European homecare business (Air Products)	The Linde Group	8.8x
Vantage Specialty Chemicals	The Jordan Company	8.0x

These transactions varied significantly based upon company scale, line of business, product mix and geography. Based on its professional judgment and taking into consideration, among other things, the observed multiples for the selected transactions listed above, Morgan Stanley selected a representative range of multiples of the transactions and applied this range of multiples to the relevant financial statistic for Calgon Carbon. Morgan Stanley applied an AV / LTM EBITDA multiple range from 11.0x to 13.0x to Calgon Carbon’s LTM EBITDA as of June 30, 2017 of $85 million based on the consolidated income statements of Calgon Carbon for such period provided by Calgon Carbon’s management, as adjusted for the last twelve months impact of Calgon Carbon’s acquisition of the wood-based activated carbon, reactivation and mineral-based filtration media business of CECA per Calgon Carbon’s management. In addition, for each of the Street Case and the Management Case, Morgan Stanley applied an AV / LTM EBITDA multiple range from 11.0x to 13.0x to the estimated EBITDA for the calendar year 2017 for Calgon Carbon which was $94 million in the Street Case and $101 million in the Management Case. Based on this analysis, Morgan Stanley derived a range of implied values per share of Calgon Carbon common stock as follows, rounded to the nearest $0.25:

Source	Reference Range	Implied Value Per Share of the Company Common Stock
Last Twelve Months
AV / LTM EBITDA (as of June 30, 2017)	11.0x – 13.0x	$13.75 – $17.00
Street Case
2017E AV / EBITDA	11.0x – 13.0x	$15.75 – $19.50
Management Case
2017E AV / EBITDA	11.0x – 13.0x	$17.25 – $21.00

No company or transaction utilized in the precedent transactions analysis is identical or directly comparable to Calgon Carbon or the merger. Although the precedent transactions varied significantly based upon transaction size, lines of business and geography, Morgan Stanley selected, based on its professional judgment and experience, such precedent transactions because they had certain characteristics that for the purposes of its analysis Morgan Stanley considered similar to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Calgon Carbon’s control, such as the impact of competition on the business of Calgon Carbon or the industry generally, industry growth, and the absence of any adverse material change in the financial condition or prospects of Calgon Carbon or the industry, or in the financial markets in general.

Discounted Cash Flow Analysis.

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of that company.

Morgan Stanley calculated a range of implied values per share of Calgon Carbon common stock based on estimates of future cash flows for calendar years 2017 through 2021. Morgan Stanley performed this analysis on the estimated future cash flows contained in the forecasts representing the Street Case and the Management Case. Morgan Stanley first calculated the estimated unlevered free cash flows (calculated as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures and other investing activities, and adjusted for changes in net working capital and other operating activities, in each case based on guidance from Calgon Carbon’s management). The Management Case estimates through fiscal year 2021 were based on projections provided by Calgon Carbon’s management. The Street Case estimates were based on the median Wall Street broker projections through fiscal year 2019 and which were then extrapolated forward based on Calgon Carbon’s management’s estimated revenue growth and estimated margin improvement rates for fiscal years 2020 and 2021. Morgan Stanley calculated terminal values based on a terminal LTM AV / EBITDA exit multiple ranging from 9.2x to 10.9x (reflecting the middle 50% of daily LTM AV / EBITDA multiples at which Calgon Carbon traded in the last five years as reported by S&P Capital IQ and as adjusted per Calgon Carbon’s management for the impact of Calgon Carbon’s acquisition of the wood-based activated carbon, reactivation and mineral-based filtration media business of CECA for the period following the closing of the acquisition on November 2, 2016). The unlevered free cash flows from calendar years 2017 through 2021 and the terminal values were then discounted to present values as of June 30, 2017 using a range of discount rates of 8.4% to 10.1% (which Morgan Stanley derived based on Morgan Stanley’s estimate of Calgon Carbon’s weighted average cost of capital, determined using Morgan Stanley’s experience and professional judgment), to calculate an implied aggregate value range for Calgon Carbon. Morgan Stanley then adjusted the total implied aggregate value ranges by Calgon Carbon’s estimated net debt as of June 30, 2017 as provided by Calgon Carbon’s management and divided the resulting implied total equity value ranges by the number of outstanding shares of Calgon Carbon common stock on a fully diluted basis (including outstanding options and performance share awards) as of June 30, 2017 as provided by Calgon Carbon’s management.

Based on the above-described analysis, Morgan Stanley derived the following ranges of implied values per share for Calgon Carbon common stock, each rounded to the nearest $0.25:

Source	Implied Value Per Share of the Company Common Stock
Street Case	$14.00 – $18.25
Management Case	$17.25 – $22.25

General.

In connection with the review of the merger by the Calgon Carbon board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Calgon Carbon.

In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters, all of which generally are beyond the control of Calgon Carbon. These include, among other things, the impact of competition on the business of Calgon Carbon and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Calgon Carbon and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of Calgon Carbon common stock (other than holders of the excluded shares) pursuant to the merger agreement, and in connection with the delivery of its opinion to the Calgon Carbon board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Calgon Carbon common stock might actually trade.

The consideration to be received by the holders of shares of Calgon Carbon common stock (other than holders of the excluded shares) pursuant to the merger agreement was determined through arm’s-length negotiations between Calgon Carbon and Kuraray and was approved by the Calgon Carbon board of directors. Morgan Stanley acted as financial advisor to the Calgon Carbon board of directors during these negotiations but did not, however, recommend any specific consideration to Calgon Carbon or the Calgon Carbon board of directors, nor opine that any specific consideration constituted the only appropriate consideration for the merger. In addition, Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or were available, and Morgan Stanley’s opinion expresses no opinion or recommendation as to how the stockholders of Calgon Carbon should vote at the special meeting or with respect to any other matter.

Morgan Stanley’s opinion and its presentation to the Calgon Carbon board of directors was one of many factors taken into consideration by the Calgon Carbon board of directors in deciding to approve the execution, delivery and performance by Calgon Carbon of the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Calgon Carbon board of directors with respect to the consideration pursuant to the merger agreement or of whether the Calgon Carbon board of directors would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates (including MUMSS), directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Kuraray, Calgon Carbon, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement, Morgan Stanley provided Calgon Carbon financial advisory services and a financial opinion, described in this section and attached as Annex B, in connection with the merger, and Calgon Carbon has agreed to pay Morgan Stanley a fee of approximately $19 million for its services, approximately $17 million of which is contingent upon the closing of the merger, and $2 million of which was due and payable upon the announcement of the execution of the merger agreement. Calgon Carbon has also agreed to reimburse

Morgan Stanley for its reasonable and documented out-of-pocket expenses, including fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Calgon Carbon has agreed to indemnify Morgan Stanley and its affiliates (including MUMSS), its and their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates (including MUMSS), against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with litigation and other actions relating to Morgan Stanley’s engagement.

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley or its affiliates (including MUMSS) have provided financial advisory services to Calgon Carbon and have received aggregate fees in connection with such services of less than $1 million. In the two years prior to the date of Morgan Stanley’s opinion, other than pursuant to its engagement by Calgon Carbon in connection with the merger, Morgan Stanley or its affiliates (including MUMSS) have not been engaged to provide financial advisory services or financing services to Kuraray or its affiliates and have not received any fees for such services from Kuraray or its affiliates. Morgan Stanley and its affiliates (including MUMSS) may also seek to provide financial advisory and financing services to Kuraray, Calgon Carbon or their respective affiliates in the future and would expect to receive fees for the rendering of any such services.

Financing Related to the Merger

The merger is not conditioned on Kuraray obtaining the proceeds of any financing. We anticipate that the total funds necessary to complete the merger and the other transactions contemplated by the merger agreement will be approximately $1.1 billion to $1.3 billion, which will be funded through available cash on hand of Kuraray and bank debt financing to be obtained by Kuraray. These funds include the funds needed to:

•	pay stockholders the amounts due under the merger agreement;

•	make payments in respect of certain of Calgon Carbon’s outstanding equity-based awards pursuant to the merger agreement; and

•	if necessary, to repay certain indebtedness of Calgon Carbon that will become due at the closing of the merger in accordance with its terms, unless the terms of such indebtedness are amended prior to the closing of the merger.

Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger

In considering the recommendation of the Calgon Carbon board of directors that Calgon Carbon stockholders adopt the merger agreement and thereby approve the merger, Calgon Carbon stockholders should be aware that the non-executive directors and executive officers of Calgon Carbon have certain interests in the merger that may be different from, or in addition to, those of Calgon Carbon stockholders generally. The Calgon Carbon board of directors was aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the merger and making its recommendation that Calgon Carbon stockholders adopt the merger agreement and thereby approve the merger. These interests are described below.

Potential Employment Agreements and Retention Awards Offered by Kuraray

As discussed in the section entitled “The Merger (Proposal 1) — Background of the Merger,” prior to the execution and delivery of the merger agreement, Kuraray presented proposed employment term sheets to Calgon Carbon’s senior management team, consisting of Randall Dearth (President and Chief Executive Officer), Robert Fortwangler (Senior Vice President and Chief Financial Officer), Stevan Schott (Executive Vice President Advanced Materials, Manufacturing and Equipment Division), James Coccagno (Executive Vice President Core Carbon and Services Division), Chad Whalen (Senior Vice President, General Counsel and Secretary), and one other member of Calgon Carbon management whose title is Vice President and who is not a named executive officer of Calgon Carbon.

Each of the proposed employment term sheets contained the following material terms:

•	No opportunity for continuation of current equity compensation.

•	No “rollover” or similar equity participation opportunity.

•	A statement that the current employment agreement of the executive would be assumed by Kuraray.

•	Title and position are “to be confirmed,” but Kuraray “[a]ssumes no material change.”

•	Base salary in the same amount as disclosed for 2016 in Calgon Carbon’s Proxy Statement on Schedule 14A, filed on March 23, 2017 (the “2017 Proxy Statement”), except for the Mr. Dearth, whose base salary was increased from $658,750 to $670,000 in 2017 and whose proposed base salary is $670,000.

•	Short-term incentive compensation opportunity at the same target and maximum percentages of base salary and dollar values as disclosed for 2016 in the 2017 Proxy Statement.

•	Long-term incentive compensation opportunity at the same target percentage of base salary (for the non-named executive officer) and dollar value (for the named executive officers) as disclosed for 2016 in the 2017 Proxy Statement, which will be paid pursuant to a new long-term incentive compensation plan to be determined by Kuraray after the closing of the merger.

•	A statement that current retirement plan eligibility and participation would be maintained, and a statement that Kuraray at that time did not expect any change to Calgon Carbon’s retirement plans or material changes to other benefits.

•	The payment of a “one-off” retention bonus, payable after three years post-closing. For Messrs. Fortwangler, Schott, Coccagno and Whalen, such retention bonus was proposed to be $1,250,000. For Mr. Dearth, such retention bonus was proposed to be $5,500,000. For the member of Calgon Carbon management who is not a named executive officer, such retention bonus was proposed to be $465,000. The proposed term sheets stated that payment would be subject to the executive remaining an employee in good standing at the payment date, and that the details of the payment would be provided in a future letter to the executives.

•	A statement that the executives may be required to enter into restrictive covenants and release agreements in connection with any retention arrangement. Representatives of Mercer communicated to Mr. Dearth that such restrictive covenants would consist of a non-competition covenant that continued for three years after termination of employment.

As noted in “The Merger (Proposal 1) — Background of the Merger,” prior to the execution and delivery of the merger agreement, on the morning of September 20, 2017, Mr. Dearth executed and delivered a letter to Kuraray that read as follows: “Subject to my current legal obligations including my employment agreement, I am pleased to confirm that as described below, I will be committed to remaining in my current role as CEO of [Calgon Carbon] following its merger with a subsidiary of [Kuraray]. Yesterday we discussed certain proposed terms of my retention by [Calgon Carbon] following the merger. While I am comfortable in principle with those terms, more work must be done to study the details and implications of my proposed retention. Over the course of the next few weeks I will negotiate in good faith, using your proposal as the basis for our discussions, to complete our arrangements.”

None of the other members of the senior management team delivered such acknowledgments to Kuraray.

Prior to the execution and delivery of the merger agreement, except as indicated above and in the section entitled “The Merger (Proposal 1) — Background of the Merger,” there was no negotiation of or material discussion relating to the term sheets by any member of Calgon Carbon’s senior management team.

Following the execution and delivery of the merger agreement, on each of September 29, October 5 and October 13, 2017, representatives of Mercer held follow-up discussions by telephone with Mr. Dearth regarding the term sheets and the retention award framework for Messrs. Dearth, Fortwangler, Schott, Coccagno, Whalen and the non-named executive officer.

Based on those discussions, as well as discussions between Mayer Brown and Mr. Dearth’s legal counsel and subsequent comments transmitted by Mr. Dearth’s counsel, there have not, as of the date of this proxy statement, been any changes to the material economic terms set forth in the term sheet presented to Mr. Dearth before the execution and delivery of the merger agreement.

Treatment of Outstanding Equity Awards

Pursuant to the terms of the merger agreement and in accordance with or as permitted by, as applicable, the governing Calgon Carbon plan documents and award agreements, Calgon Carbon equity awards that are held by the employees and non-executive directors of Calgon Carbon and that are outstanding immediately prior to the effective time will be subject to the following treatment.

Options.

At the effective time, each option that is outstanding and unexercised, whether vested or unvested, will terminate and be converted into the right to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the product of (1) the total number of shares of Calgon Carbon common stock subject to such option as of immediately prior to the effective time and (2) the excess, if any, of the merger consideration over the exercise price per share of such option as of immediately prior to the effective time (the “option cash payment”). As of the effective time, each holder of such option shall cease to have any rights under or with respect thereto, except the right to receive the option cash payment. Payments with respect to the options will be made by the surviving corporation to the applicable holders promptly following the effective time and no later than the later of (x) five business days following the effective time and (y) the end of the first payroll period of the surviving corporation following the effective time.

Restricted Stock Awards.

At the effective time, with respect to each share of restricted stock that is unvested as of the effective time, such vesting, repurchase or other lapse restrictions shall lapse as of the effective time, and the holder thereof shall be entitled to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the sum of (1) the merger consideration, plus (2) a cash payment equal to the amount of any outstanding cash dividends that have accumulated but not been paid by Calgon Carbon with respect to such shares of restricted stock.

Phantom Stock Unit Awards.

At the effective time, each phantom stock unit award that is outstanding and unexercised as of the effective time will terminate and be converted into the right to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the product of (1) the total number of shares of Calgon Carbon common stock subject to such award (including any dividends credited with respect thereto), and (2) the merger consideration (the “phantom stock unit award cash payment”). As of the effective time, each holder of such phantom stock unit shall cease to have any rights under or with respect thereto, except the right to receive the phantom stock unit award cash payment. Payments with respect to the phantom stock unit awards will be made by the surviving corporation to the applicable holders promptly following the effective time and no later than the later of (x) five business days following the effective time and (y) the end of the first payroll period of the surviving corporation following the effective time.

Performance Share Awards.

At the effective time, each performance share award that is outstanding or payable as of the effective time, whether vested or unvested, will terminate and be converted into the right to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the sum of (1) the product of (i) the total number of shares of Calgon Carbon common stock underlying such award (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target) and (ii) the merger consideration, plus (2) any cash dividends that would have been paid from the effective date of the award through the effective time, had the award represented shares of Calgon Carbon common stock issued and outstanding during such period (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target) (the “performance share award cash payment”). As of the effective time, each holder of a performance share award shall cease to have any rights under or with respect thereto, except the right to receive the performance share award cash payment. Payments with respect to the performance share awards will be made by the surviving corporation to the applicable holders promptly following the effective time and no later than the later of (x) five business days following the effective time and (y) the end of the first payroll period of the surviving corporation following the effective time.

Quantification of Outstanding Equity Awards

The following table sets forth, with respect to each Calgon Carbon executive officer and non-executive director, as of December 31, 2017, assuming completion of the merger on December 31, 2017, (1) the number of shares of Calgon Carbon common stock underlying outstanding Calgon Carbon options (whether vested or unvested), (2) the estimated aggregate value of the outstanding options (whether vested or unvested), (3) the number of outstanding shares of restricted stock, (4) the estimated aggregate value of the outstanding shares of restricted stock that will vest as a result of the merger (including the value of any outstanding cash dividends that have accumulated but not been paid by Calgon Carbon with respect to such shares of restricted stock), (5) the number of shares of Calgon Carbon common stock underlying outstanding unexercised phantom stock unit awards (including any share dividends that have accumulated with respect to such phantom stock unit awards), (6) the estimated aggregate value of the outstanding phantom stock unit awards that will be cashed out as a result of the merger, (7) the number of shares of Calgon Carbon common stock underlying outstanding unvested Calgon Carbon performance share awards, and (8) the estimated aggregate value of the outstanding performance share awards that will vest as a result of the merger (including the value of any outstanding cash dividends that have accumulated but not been paid by Calgon Carbon with respect to such performance share awards).

Name	No. of Shares Subject to Options (1)	Aggregate Value of Options ($)(2)	No. of Shares Underlying Unvested Restricted Stock (3)		Aggregate Value of Unvested Shares of Restricted Stock ($)(5)	No. of Shares Underlying Unexercised Phantom Stock Units (6)	Aggregate Value of Unexercised Phantom Stock Units ($)(7)	No. of Shares Underlying Unvested Performance Shares (8)	Aggregate Value of Unvested Performance Shares ($)(9)	Total Value ($)
Executive Officers
Randall Dearth	400,866	$1,850,046	33,142		$723,062	793.03	$17,050	106,119	$2,307,241	$4,897,399
Robert Fortwangler	47,195	$234,459	5,531		$120,612	—	—	14,568	$317,658	$672,729
Stevan Schott	122,291	$535,475	13,021		$284,416	—	—	32,415	$704,385	$1,524,276
James Coccagno	63,872	$338,347	8,318		$181,447	—	—	26,183	$570,125	$1,089,919
Chad Whalen	30,768	$224,235	7,683	(4)	$167,678	—	—	16,327	$356,014	$747,927

Non-Employee Directors
J. Rich Alexander	—	—	10,914		$237,505	—	—	—	—	$237,505
William Lyons	—	—	10,914		$237,505	—	—	—	—	$237,505
Louis Massimo	—	—	10,914		$237,505	—	—	—	—	$237,505
William Newlin	—	—	10,914		$237,505	4,045.14	$86,971	—	—	$324,476
John Paro	—	—	10,914		$237,505	—	—	—	—	$237,505
Julie Roberts	—	—	10,914		$237,505	9,392.15	$201,931	—	—	$439,436
Timothy Rupert	—	—	10,914		$237,505	4,045.14	$86,971	—	—	$324,476
Donald Templin	—	—	10,914		$237,505	—	—	—	—	$237,505

(1)	This column includes the total number of shares of Calgon Carbon common stock that are subject to options (whether vested or unvested).

(2)	The aggregate consideration with respect to each holder’s options is an amount equal to the product of (i) the total number of shares of Calgon Carbon common stock subject to each outstanding option, multiplied by (ii) the positive difference between $21.50 and the per share exercise price of each such option.
(3)	This column includes the total number of shares of Calgon Carbon common stock subject to vesting, repurchase or other lapse restrictions.
(4)	The number of shares of restricted stock for Mr. Whalen assumes that 1,980 shares of restricted stock that Mr. Whalen currently holds will vest on December 1, 2017.
(5)	The aggregate consideration with respect to each holder’s restricted stock awards is an amount equal to the sum of (i) the product of (x) the total number of shares of Calgon Carbon common stock subject to the award, multiplied by (y) $21.50, plus (ii) the value of any outstanding cash dividends that have accumulated but not been paid by Calgon Carbon with respect to such shares of restricted stock, assuming the payment of Calgon Carbon’s $0.05 per share dividend that Calgon Carbon expects will be paid in the ordinary course of business in December 2017.
(6)	This column includes the total number of shares of Calgon Carbon common stock subject to outstanding phantom stock unit awards (including any dividends credited with respect thereto as of December 31, 2017).
(7)	The aggregate consideration with respect to each holder’s phantom stock unit awards is an amount equal to the product of (i) the total number of shares of Calgon Carbon common stock subject to the award (including any dividends credited with respect thereto as of December 31, 2017), multiplied by (ii) $21.50.
(8)	This column includes the total number of shares of Calgon Carbon common stock subject to outstanding performance share awards (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target).
(9)	The aggregate consideration with respect to each holder’s performance share awards is an amount equal to the sum of (i) the product of (x) the total number of shares of Calgon Carbon common stock subject to the award (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target), multiplied by (y) $21.50, plus (ii) the value of any cash dividends that would have been paid to such holder from the effective date of the award through the effective time assuming the payment of Calgon Carbon’s $0.05 per share dividend that Calgon Carbon expects will be paid in the ordinary course of business in December 2017, had the award represented shares of Calgon Carbon common stock issued and outstanding during such period (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target).

Quantification of Calgon Carbon Common Stock Consideration

The following table shows the estimated amounts that each of Calgon Carbon’s executive officers and non-executive directors would be eligible to receive in connection with the consummation of the merger with respect to the outstanding shares of Calgon Carbon common stock held by each such individual, excluding any shares of restricted stock with respect to which all restrictions will lapse as of the effective time (which shares of restricted stock are quantified above in the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger — Quantification of Outstanding Equity Awards”).

Name	No. of Shares of Calgon Carbon common stock(1)	Value ($)(2)
Executive Officers
Randall Dearth(3)	67,365	$1,448,347.50
Robert Fortwangler	3,991	$85,806.50
Stevan Schott	32,824	$705,716.00
James Coccagno	5,498	$118,207.00
Chad Whalen	2,512	$54,008.00

Non-Employee Directors
J. Rich Alexander(4)	13,269	$285,283.50
William Lyons(3)	57,118	$1,228,037.00
Louis Massimo(3)	41,496	$892,164.00
William Newlin(5)	180,861	$3,888,511.50
John Paro	10,328	$222,052.00
Julie Roberts(3)	73,366	$1,577,369.00
Timothy Rupert	63,971	$1,375,376.50
Donald Templin(3)	19,496	$419,164.00

(1)	The share numbers in this column have been rounded to the nearest whole share and exclude any shares of Calgon Carbon common stock subject to vesting, repurchase or other lapse restrictions.
(2)	The value in each row of this column is equal to the product of (i) the number of shares of Calgon Carbon common stock held by such individual, multiplied by (ii) $21.50.
(3)	Includes 67,365 shares as to which Mr. Dearth shares voting and investment power with his wife; 57,118 shares as to which Mr. Lyons shares voting and investment power with his wife; 41,496 shares as to which Mr. Massimo shares voting and investment power with his wife; 69,212 shares as to which Ms. Roberts shares voting and investment power with her husband; and 11,682 shares as to which Mr. Templin shares voting and investment power with his wife.
(4)	Mr. Alexander holds 13,269 shares in his revocable trust investment account, all of which are pledged as security.
(5)	Includes 43,708 shares held indirectly by Mr. Newlin through a retirement plan and 100,100 shares pledged by Mr. Newlin as collateral for a business loan.

Employment Agreements

Each of Calgon Carbon’s named executive officers is party to an employment agreement that provides for severance payments and benefits under certain circumstances. Pursuant to each of the employment agreements, if the executive officer’s employment with Calgon Carbon is terminated (1) following notification by Calgon Carbon to the applicable executive officer of the non-renewal of the term of the employment agreement in connection with the next succeeding expiration date after a “change of control” (as defined in the employment agreement), or (2) by Calgon Carbon other than for “cause” or by the executive officer for “good reason” (each as defined in the applicable employment agreement), in either case, within the three year period following a change of control (each of (1) and (2) above constituting a “covered change of control termination”), the executive officer will be entitled to receive the following severance benefits:

•	Amounts earned during the term of his employment, including (1) base salary, vacation and other cash entitlements accrued through the date of termination, to be paid to the executive officer in a lump sum in cash on the next regularly scheduled payroll date that is at least ten days from the date of termination (to the extent unpaid); (2) the amount of any compensation previously deferred by the executive officer, to be paid in accordance with the terms of the applicable deferred compensation plan (to the extent unpaid); and (3) amounts that are vested benefits or that the executive officer is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, Calgon Carbon at or subsequent to the date of termination, payable in accordance with such plan, policy, practice or program or contract or agreement (to the extent unpaid).

•	A lump sum cash payment, payable on the first day following the six month anniversary of the date of the executive officer’s termination of employment, in an amount equal to the sum of:

•	Two years (three years for the Chief Executive Officer) of such executive officer’s then-current base salary;

•	Two times (three times for the Chief Executive Officer) the executive officer’s then-current “target” amount of any cash bonus or short-term cash incentive plan in effect for the year of termination of employment;

•	An amount equal to the product of (1) the executive officer’s then-current “target” amount of any cash bonus or short-term cash incentive plan in effect for the year of termination of employment, multiplied by (2) a fraction, the numerator of which is the number of the calendar month during which the Change of Control occurred (with January being one and December being twelve) and the denominator of which is twelve;

•	The aggregate amount of contributions that would be credited to such executive officer under Calgon Carbon’s 401(k) plan for the two years (three years for the Chief Executive Officer)

following the effective date of termination of employment in connection with (1) Calgon Carbon’s fixed contribution to the plan (currently 3%), (2) Calgon Carbon’s performance-based contribution to the plan (which has not been paid in recent years, and is currently set at between 0% and 4%), assuming that the applicable rate of performance-based contributions during such period were to equal the average rate of performance-based contributions under the plan for the three years immediately prior to the effective date of termination and (3) Calgon Carbon’s matching contributions at the then-current rate of matching contributions, assuming that the executive officer were to continue to participate in the plan and to make the maximum permissible contribution thereunder for such period; plus

•	The reasonable estimated costs to the executive officer of obtaining, for a period of two years (three years for the Chief Executive Officer) following termination of employment, health and welfare benefits, including medical and prescription drugs, dental, vision and life insurance benefits substantially similar to those coverages that the executive officer had immediately prior to termination of employment.

In addition the employment agreements provide that upon the occurrence of a covered change of control termination, the applicable executive officer will, to the extent applicable, become fully vested in all Calgon Carbon restricted stock, stock units and similar stock-based or incentive awards (assuming “maximum” satisfaction of any applicable performance conditions).

Finally, each of the employment agreements with named executive officers provide that, following a change of control, Calgon Carbon shall maintain in effect and shall provide to the executive officers director and officer liability insurance coverage that is no less favorable to executive officer than that coverage in effect immediately prior to such change of control.

The employment agreements further provide that, if payments triggered by a change in control transaction would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the executive officer may elect to have such payments reduced by the amount needed to avoid triggering the tax, provided that such reduction leaves the executive officer in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax). The employment agreements do not provide a gross-up for the effect of any excise taxes that might be due under Sections 280G or Section 4999 of the Code.

The payments made pursuant to the employment agreements upon the covered change of control termination of any of the executive officers will be in lieu of, and not in addition to, any payments or benefits to such executive under any other severance agreement, plan, policy, practice or program of Calgon Carbon.

Material Conditions to Receipt of Payments or Benefits

In order to receive the benefits described above, the named executive officers agree in the employment agreements to be bound by standard provisions concerning use of confidential information and non-compete and non-solicit provisions after termination of employment. In particular, each named executive officer agrees that he will not compete with Calgon Carbon during the period in which he is receiving severance or for a period of two years after the termination of employment, whichever is longer. Each named executive officer further agrees that all confidential information, as specified in such officer’s employment agreement, shall be kept secret and shall not be disclosed or made available to anyone outside of Calgon Carbon at any time, either during such executive officer’s employment with Calgon Carbon or subsequent to termination thereof for any reason.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

As required by Item 402(t) of Regulation S-K, the table below sets forth the estimated payments that each of Calgon Carbon’s named executive officers could receive that is based on or otherwise related to the merger. These amounts have been calculated assuming the merger was consummated on December 31, 2017, and, where applicable, assuming each named executive officer experiences a “covered change of control termination,” as such term is defined in the relevant employment agreement, immediately following the assumed effective time of December 31, 2017. See the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger” for further information about the compensation disclosed in the table below. The amounts set forth in the table below are the subject of a non-binding, advisory vote of Calgon Carbon stockholders, as described in the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2).”

Calgon Carbon’s named executive officers for purposes of this disclosure are Randall Dearth (President and Chief Executive Officer), Robert Fortwangler (Senior Vice President and Chief Financial Officer), Stevan Schott (Executive Vice President Advanced Materials, Manufacturing and Equipment Division), James Coccagno (Executive Vice President Core Carbon and Services Division), and Chad Whalen (Senior Vice President, General Counsel and Secretary).

The amounts in the table below do not include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of Calgon Carbon. In addition, the amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this proxy statement.

Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Randall Dearth	4,422,000	4,897,399	124,703	—	9,444,102
Robert Fortwangler	971,500	672,729	80,355	—	1,724,584
Stevan Schott	1,222,750	1,524,276	77,155	—	2,824,181
James Coccagno	1,005,000	1,089,919	81,057	—	2,175,976
Chad Whalen	1,005,000	747,927	43,354	—	1,796,281

(1)	Cash. The amounts in this column represent the aggregate value of the cash severance payments payable under the applicable named executive officer’s employment agreement in the event of a “covered change of control termination” (as defined in the applicable employment agreement), as described above in the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger — Employment Agreements.” The severance amounts in this column are all “double trigger” in nature, which means that payment of these amounts is contingent upon the occurrence of a covered change of control termination, in accordance with the terms of the applicable employment agreement. The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Salary-Based Payment ($)	Future Short- Term Cash Incentive Compensation ($)	Prorated Portion of Short-Term Cash Incentive Compensation for 2017	Total ($)
Randall Dearth	2,010,000	1,809,000	603,000	4,422,000
Robert Fortwangler	580,000	261,000	130,500	971,500
Stevan Schott	730,000	328,500	164,250	1,222,750
James Coccagno	600,000	270,000	135,000	1,005,000
Chad Whalen	600,000	270,000	135,000	1,005,000

(2)	Equity. The amounts in this column represent the aggregate payments to be made in respect of options (whether vested or unvested), shares of restricted stock, phantom stock units and performance share awards, in each case that are outstanding as of the assumed effective time of December 31, 2017. Treatment of all such awards in the merger is described in greater detail above in the section entitled “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger — Treatment of Outstanding Equity Awards.” All such awards are “single trigger” in nature, as a result of the provisions of the merger agreement and in accordance with or as permitted by, as applicable, the relevant Calgon Carbon plan documents and award agreements. The aggregate consideration with respect to each holder’s options is an amount equal to the product of (i) the total number of shares of Calgon Carbon common stock subject to each outstanding option, multiplied by (ii) the positive difference between $21.50 and the per share exercise price of such option. The aggregate consideration with respect to each holder’s restricted stock awards is an amount equal to the sum of (i) the product of (x) the total number of shares of Calgon Carbon common stock subject to the award, multiplied by (y) $21.50, plus (ii) the value of any outstanding cash dividends that have accumulated but not been paid by Calgon Carbon with respect to such shares of restricted stock, (assuming the payment of Calgon Carbon’s $0.05 per share dividend that Calgon Carbon expects will be paid in the ordinary course of business in December 2017). The aggregate consideration with respect to each holder’s phantom stock unit awards is an amount equal to the product of (i) the total number of shares of Calgon Carbon common stock subject to the award (including any dividends credited with respect thereto as of December 31, 2017), multiplied by (ii) $21.50. The aggregate consideration with respect to each holder’s performance share awards is an amount equal to the sum of (i) the product of (x) the total number of shares of Calgon Carbon common stock subject to the award (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target), multiplied by (y) $21.50, plus (ii) the value of any cash dividends that would have been paid to such holder from the effective date of the award through the effective time, (assuming the payment of Calgon Carbon’s $0.05 per share dividend that Calgon Carbon expects will be paid in the ordinary course of business in December 2017), had the award represented shares of Calgon Carbon common stock issued and outstanding during such period (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target). The estimated value of these equity awards is shown in the following table:

Named Executive Officer	Options ($)	Shares of Restricted Stock ($)	Phantom Stock Units ($)	Performance- Shares ($)	Total ($)
Randall Dearth	1,850,046	723,062	17,050	2,307,241	4,897,399
Robert Fortwangler	234,459	120,612	—	317,658	672,729
Stevan Schott	535,475	284,416	—	704,385	1,524,276
James Coccagno	338,347	181,447	—	570,125	1,089,919
Chad Whalen	224,235	167,678	—	356,014	747,927

(3)

Perquisites/Benefits. The amounts in this column represent the estimated value of (i) continued coverage for two years (three years for the Chief Executive Officer) following the effective date of termination of the executive officer’s employment for (A) health and welfare benefits, including medical and prescription drugs, dental and vision, and (B) life insurance benefits, in each case substantially similar to those coverages that the executive officer had immediately prior to termination of employment, plus (ii) the fixed contributions, performance-based contributions (if any) and matching contributions that would have been credited to the named executive officer under Calgon Carbon’s 401(k) plan for the two years (three years for the Chief Executive Officer) following the effective date of termination of such executive officer’s employment. Amounts in this column are all “double trigger” in nature, which means that payment of these amounts is contingent upon the occurrence of a “covered change of control termination” (as defined in the applicable employment agreement), in accordance with the terms of the applicable employment agreement. In accordance with applicable SEC rules, the estimated value of health care and life insurance benefits was calculated based on the same assumptions used for financial reporting purposes. The estimated values of these benefits is shown in the following table:

Named Executive Officer	Health and Welfare Benefits ($)	Life Insurance Benefits ($)	401(k) Plan Contributions ($)	Total ($)
Randall Dearth	58,687	5,266	60,750	124,703
Robert Fortwangler	38,332	1,523	40,500	80,355
Stevan Schott	34,740	1,915	40,500	77,155
James Coccagno	38,982	1,575	40,500	81,057
Chad Whalen	1,279	1,575	40,500	43,354

(4)	Tax Reimbursements. None of Calgon Carbon’s named executive officers is entitled to tax reimbursements or gross-ups in connection with the merger. Each of the employment agreements contains an elective net-better Section 280G cutback, which provides that, if payments triggered by a change in control transaction would be subject to an excise tax under Section 4999 of the Code, then the executive officer may elect to have such payments reduced by the amount needed to avoid triggering the tax, provided that such reduction leaves the executive officer in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax).

Insurance and Indemnification of Directors and Executive Officers

The terms of the merger agreement provide for certain post-closing covenants related to insurance and indemnification of directors and executive officers. For a description of such covenants, see the section entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance.”

Benefits Arrangements with the Surviving Corporation

The terms of the merger agreement provide for certain post-closing covenants related to employee benefit arrangements. For a description of such covenants, see the section entitled “The Merger Agreement — Employee Benefits Matters.”

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Calgon Carbon common stock whose shares are converted into the right to receive the merger consideration in the merger. This discussion does not address any tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction or United States federal laws other than United States federal income tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations issued under the Code, judicial opinions and administrative rulings, published positions of the Internal Revenue Service and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax considerations. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.

This discussion applies only to Calgon Carbon stockholders that hold their shares of Calgon Carbon common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders of Calgon Carbon common stock in light of their particular circumstances or U.S. holders of Calgon Carbon common stock subject to special treatment under U.S. federal income tax law, such as:

•	entities treated as partnerships for U.S. federal income tax purposes or Calgon Carbon stockholders that hold their shares through entities treated as partnerships for U.S. federal income tax purposes;

•	persons who hold Calgon Carbon common stock as part of a straddle, hedging transaction, short-sale, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons who acquired Calgon Carbon common stock through the exercise of employee stock options or otherwise as compensation;

•	persons subject to the U.S. alternative minimum tax;

•	banks, insurance companies, mutual funds and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	governmental agencies or instrumentalities;

•	tax-qualified retirement plans;

•	brokers or dealers in securities or foreign currencies;

•	holders who exercise appraisal rights;

•	U.S. expatriates; and

•	traders in securities that elect the mark-to-market method of accounting.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Calgon Carbon common stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if it is subject to the primary supervision of a court within the United States, and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or has a valid election in effect under applicable Treasury regulations to be treated as a United States person (as defined in the Code); or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

Tax Consequences of the Merger to U.S. Holders Generally

The exchange of shares of Calgon Carbon common stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Calgon Carbon common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (including any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in his or her shares of Calgon Carbon common stock surrendered in the merger generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Calgon Carbon common stock (i.e., shares of Calgon Carbon common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Calgon Carbon common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to reduced rates of taxation compared to short-term capital gains or ordinary income. In addition, depending on the effective time of the merger and a U.S. holder’s particular circumstances, a U.S. holder may also be subject to an additional 3.8% net investment income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Calgon Carbon common stock pursuant to the merger generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption must complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder timely furnishes the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences of the merger is for general information only and does not constitute tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences of the merger arising under the U.S. federal estate or gift tax rules, under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Governmental and Regulatory Approvals

Competition Authority Approvals

Under the HSR Act and the rules promulgated thereunder, Kuraray, Parent, Merger Sub and Calgon Carbon cannot complete the merger until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. Kuraray and Calgon Carbon filed the notification and report forms under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division on October 5, 2017. The DOJ and FTC granted early termination to the waiting period on October 16, 2017.

In addition, Kuraray, Parent, Merger Sub and Calgon Carbon cannot complete the merger until the required submissions have been made and a clearance decision has been obtained or the waiting period expired under Section 35 et seq. of the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen) with the German Federal Cartel Office (Bundeskartellamt). Kuraray and Calgon Carbon filed the required submission with the German Federal Cartel Office on October 10, 2017. The German Federal Cartel Office granted clearance for the merger by letter, dated October 25, 2017.

United States National Security Regulations and Approvals

The merger is conditioned on the issuance of the CFIUS approval. The CFIUS approval takes the form of (1) a written determination by CFIUS that the merger and related transactions are not subject to review under applicable law, (2) a written notice issued by CFIUS to the effect that CFIUS has concluded its review or investigation of the merger and related transactions and that CFIUS has no unresolved national security concerns with respect to the merger or related transactions, or (3) if CFIUS has sent a report to the President of the United

States requesting the President’s decision, then (i) the President has announced a decision not to take any action to suspend or prohibit the Transactions or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the date the President received such report from CFIUS.

In the event that the President takes final action to prohibit the merger, the parties would have the right to terminate the merger agreement and abandon the merger. See the section entitled “The Merger Agreement — Consents, Approvals and Filings.”

While we believe that CFIUS clearance will ultimately be obtained, this clearance is not assured. Each party’s obligations to complete the merger are contingent upon CFIUS clearance.

The merger is also conditioned on the expiration or waiver of the notice period required under the ITAR. Calgon Carbon is registered with DDTC as a manufacturer and exporter of “defense articles” as that term is defined under the ITAR. The ITAR require that a registrant notify DDTC at least 60 days prior to the consummation of any transaction that would result in “the sale or transfer to a foreign person of ownership or control” of a registrant.

Calgon Carbon submitted the required written notification to DDTC of the transaction on September 29, 2017. The notice period will expire on November 28, 2017, absent a waiver of that period by DDTC.

Conditions Imposed by Regulatory Authorities

Competition authorities, CFIUS and other applicable regulatory authorities may impose conditions as a prerequisite for their respective clearances or approvals of the merger. Although the parties generally are required to use their respective reasonable best efforts to receive such clearances and approvals, there are certain conditions that Kuraray need not accept. In the event that Kuraray declines to accept such conditions, one or more conditions in the merger agreement may permanently remain unfulfilled, and the merger may not occur.

Generally, with respect to any conditions imposed by any competition authorities or by CFIUS, Kuraray is not required to agree to any divestiture of any business or any conduct restrictions if doing so would be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of Calgon Carbon and its subsidiaries, taken as a whole, or of Kuraray and its subsidiaries, taken as a whole.

Delisting and Deregistration of Calgon Carbon Common Stock

As soon as practicable after the merger, Kuraray will take the necessary actions to delist the Calgon Carbon’s common stock from the NYSE and to deregister Calgon Carbon common stock under the Exchange Act.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included in this proxy statement to provide you with information regarding its terms and is not intended to provide and should not be relied upon as providing any factual information about Calgon Carbon, Parent, Kuraray or any of their respective subsidiaries or affiliates. Such information about Calgon Carbon can be found elsewhere in this proxy statement or in the public filings we make with the SEC, as described in the section entitled “Where You Can Find Additional Information.” The merger agreement contains representations and warranties by, and covenants of, Calgon Carbon, Kuraray, Parent, and Merger Sub which were made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement. Further, the representations and warranties in the merger agreement:

•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

•	in many cases are subject to important qualifications and limitations, including certain confidential disclosures that were made between the parties in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself and may or may not be fully reflected in Calgon Carbon’s public disclosures;

•	may no longer be true as of a given date; and

•	may apply standards of materiality or material adverse effect in a way that is different from what may be viewed as material by you or other stockholders.

Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Calgon Carbon, Kuraray, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Calgon Carbon’s public disclosures. Accordingly, the representations and warranties and other provisions of the merger agreement (including the description of them in this proxy statement) should not be read alone, but instead should be read together with the other information contained in the reports, statements and filings Calgon Carbon files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings Calgon Carbon makes with the SEC, as described in the section entitled “Where You Can Find Additional Information.” Any material facts in Calgon Carbon’s public reports previously filed with the SEC that are incorporated by reference into this proxy statement that contradict factual disclosures about Calgon Carbon contained in the representations and warranties in the merger agreement modify such factual disclosures.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into Calgon Carbon, the separate corporate existence of Merger Sub will cease, and Calgon Carbon will continue as the surviving corporation and wholly owned subsidiary of Parent and indirect wholly owned subsidiary of Kuraray.

At the effective time, the amended and restated certificate of incorporation of Calgon Carbon will be amended so as to read in its entirety as is set forth on Exhibit A to the merger agreement and, as so amended, will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with its terms and as provided by applicable law, subject to the directors’ and officers’ insurance and indemnification provisions set forth in the merger agreement.

At the effective time the amended and restated bylaws of Calgon Carbon will be amended so as to read in their entirety in the form as is set forth on Exhibit B to the merger agreement and, as so amended, will be the bylaws of the surviving corporation until thereafter amended in accordance with their terms, with the certificate of incorporation of the surviving corporation and as provided by applicable law, subject to the directors’ and officers’ insurance and indemnification provisions set forth in the merger agreement.

The directors of Merger Sub immediately before the effective time will be the initial directors of the surviving corporation and the officers of Calgon Carbon immediately before the effective time will be the initial officers of the surviving corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation, in each case, as may be amended from time to time.

Effective Time of the Merger; Effect of the Merger

The closing of the merger will take place as soon as practicable, but in no event later than 10:00 a.m. on the fourth business day after the satisfaction or waiver of all of the conditions to the completion of the merger (other than any condition that by its nature cannot be satisfied until the closing, but subject to satisfaction or waiver of any such condition) or on such other date as is mutually agreed to in writing by the parties to the merger agreement. At the closing (or at such other time or date as Kuraray and Calgon Carbon may agree in writing), the parties to the merger agreement will cause the merger to become effective by executing and filing with the Secretary of State of the State of Delaware a certificate of merger in accordance with the relevant provisions of the DGCL.

As of the date of this proxy statement, we expect to complete the merger by or during the fourth quarter of Calgon Carbon’s fiscal year 2017 (October — December 2017). However, the merger is subject to receipt of various regulatory clearances and approvals and satisfaction or waiver of other conditions, which are described below, and it is possible that factors outside the control of Calgon Carbon, Kuraray, Parent, or Merger Sub could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required regulatory clearances and approvals.

The merger will have the effects set forth in the merger agreement and the relevant provisions of the DGCL. Without limiting the generality of the foregoing, at the effective time, all of the property, rights, privileges, immunities, powers, franchises and authority of Calgon Carbon and Merger Sub will vest in the surviving corporation and all debts, liabilities and duties of Calgon Carbon and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

Effect of the Merger on Capital Stock

At the effective time, each share of Calgon Carbon common stock issued and outstanding immediately prior to the effective time (other than dissenting shares and shares owned by Calgon Carbon, Kuraray or any direct or indirect wholly owned subsidiary of Kuraray, which will be cancelled) will be converted into the right to receive $21.50 in cash, without interest and subject to any applicable withholding taxes, upon surrender of either certificates formerly representing such shares of Calgon Carbon common stock or any book-entry shares of Calgon Carbon common stock. All such shares of Calgon Carbon common stock, when so converted, will no longer be outstanding, will automatically be cancelled and retired and will cease to exist.

At the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock of the surviving corporation.

Payment for Common Stock

Prior to the effective time, Kuraray or Parent will select a paying agent (“paying agent”) reasonably acceptable to Calgon Carbon to act as agent for the holders of shares of Calgon Carbon common stock in connection with the merger to receive the funds necessary to make the payments of the aggregate merger consideration. At or immediately prior to the effective time, Kuraray will deposit, or cause to be deposited, in trust with the paying agent for the benefit of holders of shares of Calgon Carbon common stock, the aggregate merger consideration to which such holders will be entitled at the effective time upon the surrender of such holders’ stock certificates or book-entry shares in accordance with the merger agreement. The paying agent agreement pursuant to which Kuraray or Parent will appoint the paying agent will be in a form and substance reasonably acceptable to Calgon Carbon.

As soon as reasonably practicable after the effective time (and in any event within three business days thereafter), Kuraray will cause the paying agent to mail to each holder of record of Calgon Carbon common stock whose shares were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates or book-entry shares formerly representing shares of Calgon Carbon common stock in exchange for payment of the merger consideration. Upon delivery of a duly completed and validly executed letter of transmittal in accordance with the instructions thereto and the surrender of certificates or book-entry shares on or before the first anniversary of the effective time, Kuraray will cause the paying agent to pay the holder of such certificates or book-entry shares cash in an amount equal to the applicable merger consideration. The certificates or book-entry shares may be surrendered to the paying agent until the date that is one year after the effective time, after which time such holders will be entitled to look to Kuraray, Parent and the surviving corporation for payment of the merger consideration.

At the effective time, the stock transfer books of Calgon Carbon will be closed and there will not be any further registration of transfers of any shares of Calgon Carbon’s capital stock thereafter on the records of Calgon Carbon. From and after the effective time, the holders of certificates and book-entry shares will cease to have any rights with respect to any shares of Calgon Carbon common stock, except as otherwise provided for in the merger agreement or by applicable law. If, after the effective time, certificates or book-entry shares are presented to the surviving corporation, the holder of such shares of Calgon Carbon common stock will be given a copy of the letter of transmittal and the instructions thereto and will be instructed to comply with such instructions in order to receive the merger consideration with respect to such holder’s shares of Calgon Carbon common stock. No interest will accrue or be paid on any cash payable upon the surrender of certificates or book-entry shares which immediately before the effective time represented the shares of Calgon Carbon common stock.

Lost, Stolen or Destroyed Certificates

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Kuraray, Parent or the surviving corporation, the posting by such person of an indemnity agreement or, at the election of Kuraray, Parent or the paying agent, a bond in a customary amount as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay, in exchange for such lost, stolen or destroyed certificate, the applicable merger consideration, without interest and subject to any applicable withholding taxes, with respect to the number of shares of Calgon Carbon common stock formerly represented by such lost, stolen or destroyed certificate.

Treatment of Equity Awards

Pursuant to the terms of the merger agreement and in accordance with or as permitted by, as applicable, the governing Calgon Carbon plan documents and award agreements, Calgon Carbon equity awards that are held by the employees and non-executive directors of Calgon Carbon and that are outstanding immediately prior to the effective time will be subject to the following treatment.

Options. At the effective time, each option that is outstanding and unexercised as of the effective time, whether vested or unvested, will terminate and be converted into the right to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the product of (1) the total number of shares of Calgon Carbon common stock subject to such option as of immediately prior to the effective time and (2) the excess, if any, of the merger consideration over the exercise price per share of such option as of immediately prior to the effective time (the “option cash payment”). As of the effective time, each holder of such option shall cease to have any rights under or with respect thereto, except the right to receive the option cash payment. Payments with respect to the options will be made by the surviving corporation to the applicable holders promptly following the effective time and no later than the later of (x) five business days following the effective time and (y) the end of the first payroll period of the surviving corporation following the effective time.

Restricted Stock Awards. At the effective time, each share of restricted stock that is unvested as of the effective time, such vesting, repurchase or other lapse restrictions shall lapse as of the effective time, and the holder thereof shall be entitled to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the sum of (1) the merger consideration, plus (2) a cash payment equal to the amount of any outstanding cash dividends that have accumulated but not been paid by Calgon Carbon with respect to such shares of restricted stock.

Phantom Stock Unit Awards. At the effective time, each phantom stock unit award that is outstanding and unexercised as of the effective time will terminate and be converted into the right to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the product of (1) the total number of shares of Calgon Carbon common stock subject to such award (including any dividends credited with respect thereto) and (2) the merger consideration (the “phantom stock unit award cash payment”). As of the effective time, each holder of such phantom stock unit shall cease to have any rights under or with respect thereto, except the right to receive the phantom stock unit award cash payment. Payments with respect to the phantom stock unit awards will be made by the surviving corporation to the applicable holders promptly following the effective time and no later than the later of (x) five business days following the effective time and (y) the end of the first payroll period of the surviving corporation following the effective time.

Performance Share Awards. At the effective time, each performance share award that is outstanding or payable as of the effective time, whether vested or unvested, will terminate and be converted into the right to receive a cash payment from the surviving corporation (subject to applicable withholding taxes) equal to the sum of (1) the product of (i) the total number of shares of Calgon Carbon common stock underlying such award (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target) and (ii) the merger consideration, plus (2) any cash dividends that would have been paid from the effective date of the award through the effective time, had the award represented shares of Calgon Carbon common stock issued and outstanding during such period (assuming for this purpose that the performance-based vesting conditions applicable to such performance share award immediately prior to the effective time are deemed achieved at 100% of target) (the “performance share award cash payment”). As of the effective time, each holder of a performance share award shall cease to have any rights under or with respect thereto, except the right to receive the performance share award cash payment. Payments with respect to the performance share awards will be made by the surviving corporation to the applicable holders promptly following the effective time and no later than the later of (x) five business days following the effective time and (y) the end of the first payroll period of the surviving corporation following the effective time.

Representations and Warranties

The merger agreement contains representations and warranties made by Calgon Carbon, subject to important limitations and qualifications in the merger agreement, in the disclosure letter delivered in connection with the merger agreement, and in Calgon Carbon’s filings with the SEC to the extent publicly available at least three business days prior to the date of the merger agreement (subject to certain limitations). Calgon Carbon’s representations and warranties under the merger agreement relate to, among other things:

•	the valid existence, good standing and corporate (or other entity) power of Calgon Carbon and each of its subsidiaries to carry on its business as then being conducted;

•	the qualification or license of Calgon Carbon and its subsidiaries to do business in each jurisdiction required in the operation of Calgon Carbon’s and its subsidiaries business;

•	Calgon Carbon’s corporate authority relating to the execution and delivery of and performance under the merger agreement, including the requisite stockholder vote and the amendment of the bylaws of Calgon Carbon to include a forum selection bylaw provision;

•	the absence of (1) any conflict with or violation of the certificate of incorporation and bylaws of Calgon Carbon and the comparable constituent documents of each of Calgon Carbon’s subsidiaries, (2) any conflict with or violation of any law or order applicable to Calgon Carbon or any of its subsidiaries or by which its or any of their respective properties or assets are bound, and (3) any conflict with, breach of, violation of, default under, the triggering of any termination, cancellation, acceleration right or right of first refusal or participation or similar right, or the triggering of the loss of any benefit under any contract to which Calgon Carbon or any of its subsidiaries is a party or by which Calgon Carbon or any of its subsidiaries or its or any of their respective properties or assets are bound, in each case, as a result of the execution and delivery by Calgon Carbon of the merger agreement and the consummation by Calgon Carbon of the transactions contemplated by the merger agreement, including the merger;

•	the consents, approvals, or authorizations required by, or filings or notices required to be made with, governmental authorities in connection with the execution, delivery, and performance of the merger agreement by Calgon Carbon and the transactions contemplated by the merger agreement;

•	the capitalization of Calgon Carbon, including the number of shares of Calgon Carbon common stock, options and other stock-based awards outstanding and the ownership of the equity interests of Calgon Carbon’s subsidiaries;

•	the reports, forms, documents and financial statements of Calgon Carbon required by the SEC;

•	the establishment and maintenance of Calgon Carbon and its subsidiaries of certain disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain material changes or events in the business of Calgon Carbon, including that there was not a material adverse effect with respect to Calgon Carbon and its subsidiaries taken as a whole since January 1, 2017;

•	the absence of certain undisclosed liabilities of Calgon Carbon or any of its subsidiaries;

•	Calgon Carbon’s and its subsidiaries’ compliance with applicable laws and permits;

•	material contracts to which Calgon Carbon or its subsidiaries are party;

•	the information contained in this proxy statement;

•	the absence of certain legal proceedings and governmental orders against Calgon Carbon or its subsidiaries;

•	the employee benefit plans and other agreements, plans and policies with or concerning employees of Calgon Carbon and its subsidiaries;

•	title to or valid leasehold interests in the real property of Calgon Carbon and its subsidiaries;

•	intellectual property of Calgon Carbon and its subsidiaries;

•	environmental matters and the absence of lawsuits against Calgon Carbon and its subsidiaries pertaining to environmental laws and Calgon Carbon’s and its subsidiaries’ compliance with such laws;

•	tax returns and other tax matters of Calgon Carbon and its subsidiaries;

•	insurance policies of Calgon Carbon and its subsidiaries;

•	inventory of Calgon Carbon and its subsidiaries;

•	transactions between Calgon Carbon and Calgon Carbon’s affiliates;

•	compliance with the U.S. Foreign Corrupt Practices Act and other applicable anti-corruption laws;

•	compliance with applicable export control laws;

•	Calgon Carbon’s top customers and suppliers and product recalls;

•	government contracts and government bids;

•	the receipt by the Calgon Carbon board of directors of the opinion from Calgon Carbon’s financial advisor as to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of shares of Calgon Carbon’s common stock;

•	brokers and finders’ fees related to the merger;

•	the inapplicability of any anti-takeover laws or similar anti-takeover provisions to the merger agreement and the transactions contemplated by the merger agreement; and

•	the non-existence of any representations or warranties other than the representations and warranties made by Calgon Carbon in the merger agreement.

The merger agreement also contains representations and warranties made by Kuraray, Parent, and Merger Sub, subject to specified exceptions contained in the merger agreement. Kuraray’s, Parent’s and Merger Sub’s representations and warranties to Calgon Carbon under the merger agreement relate to, among other things:

•	the valid existence, good standing and corporate (or other entity) power of Kuraray, Parent, and Merger Sub;

•	Kuraray’s, Parent’s, and Merger Sub’s corporate or other power and authority relating to the execution, delivery and performance of the merger agreement, including the required vote of Parent as the sole stockholder of Merger Sub;

•	the absence of (1) any conflict with or violation of the certificate of incorporation and bylaws, or similar governing documents, of Kuraray, Parent, or Merger Sub, (2) any conflict with or violation of any law or order applicable to Kuraray, Parent, or Merger Sub or by which their respective properties or assets are bound, and (3) any conflict with, breach of, violation of, default under, the triggering of any termination, cancellation, acceleration right or right of first refusal or participation or similar right, or the triggering of the loss of any benefit under any contract to which Kuraray, Parent, or Merger Sub is a party or by which Kuraray, Parent, or Merger Sub or any of their respective properties or assets are bound, in each case, as a result of the execution and delivery by each of Kuraray, Parent, and Merger Sub of the merger agreement and the consummation by Kuraray, Parent, and Merger Sub of the transactions contemplated by the merger agreement, including the merger;

•	the consents, approvals, or authorizations required by, or filings or notices required to be made with, governmental authorities in connection with the execution, delivery, and performance of the merger agreement by Kuraray, Parent, and Merger Sub and the transactions contemplated by the merger agreement;

•	the lack of ownership by Kuraray, Parent, or Merger Sub of any shares of Calgon Carbon common stock or any rights to acquire or vote any shares of Calgon Carbon common stock;

•	the information in this proxy statement provided Kuraray, Parent, or Merger Sub specifically for inclusion or incorporation herein;

•	the absence of certain legal proceedings and governmental orders against Kuraray, Parent or Merger Sub that would prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•	Kuraray, Parent, and Merger Sub having sufficient funds available to consummate the transactions contemplated by the merger agreement, including to pay the merger consideration and the fees and expenses of Kuraray, Parent and Merger Sub related to the transactions contemplated by the merger agreement;

•	the ownership and operations of Merger Sub;

•	the absence of a need for a vote of Kuraray or Parent stockholders on the merger;

•	the solvency of the surviving corporation following the effective time; and

•	the non-existence of any representations or warranties other than the representations and warranties made by Calgon Carbon in the merger agreement.

None of the representations and warranties in the merger agreement survive after the completion of the merger.

Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct has had, or would be reasonably expected to have, individually or in the aggregate, a material adverse effect).

For purposes of the merger agreement, a “material adverse effect” means, with respect to Calgon Carbon, any change that, individually or in the aggregate with all other changes, has a material adverse effect on the business, assets, properties, results of operations, or condition (financial or otherwise) of Calgon Carbon and its subsidiaries, taken as a whole, except that no change arising out of or resulting from any of the following will, either alone or in combination, constitute or contribute to a “material adverse effect”:

•	any changes in the economy of the United States or global economic conditions;

•	any changes generally affecting any of the industries in which Calgon Carbon and any of its subsidiaries conduct any business that is material to Calgon Carbon and its subsidiaries, taken as a whole;

•	any decline in the market price, or change in trading volume, of Calgon Carbon’s common stock (it being understood that any changes giving rise to or contributing to such decline or change may, if not otherwise excluded from the definition of “material adverse effect,” be deemed to constitute, or be taken into account in determining whether there has been or will be, a “material adverse effect”);

•	regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction;

•	any failure, in and of itself, by Calgon Carbon and its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that any changes giving rise to or contributing to such failure may, if not otherwise excluded from the definition of “material adverse effect,” be deemed to constitute, or be taken into account in determining whether there has been or will be, a “material adverse effect”);

•	the execution and delivery of the merger agreement or the public announcement or pendency of the merger or any of the other transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of Calgon Carbon or any of its subsidiaries with employees, labor unions, customers, suppliers or partners, or actions expressly required by the terms of the merger;

•	any change after the date of the merger agreement in applicable law, including any tax or trade policy, or GAAP (or authoritative interpretations thereof);

•	geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, or the threat of any of the foregoing;

•	any hurricane, tornado, flood, earthquake or other natural disaster; or

•	any adverse change to any of Calgon Carbon’s credit ratings (it being understood that any changes giving rise to or contributing to such adverse change may, if not otherwise excluded from the definition of “material adverse effect,” be deemed to constitute, or be taken into account in determining whether there has been or will be, a “material adverse effect”); provided, that, with respect to the 1st, 2nd, 7th, 8th, and 9th bullet points above, such changes do not disproportionately affect Calgon Carbon and its subsidiaries, taken as a whole, compared to other companies operating in industries in which Calgon Carbon and its subsidiaries operate.

Access

Subject to certain exceptions and limitations, Calgon Carbon is required to afford Parent and Parent’s representatives reasonable access during normal business hours to its and its subsidiaries’ properties, assets, books, contracts, personnel, records and such other information as Parent shall reasonably request with respect to Calgon Carbon and its subsidiaries’ businesses, financial condition and operations.

Conduct of Business Pending the Merger

During the period from September 21, 2017 until the earlier of the effective time or the termination of the merger agreement in accordance with its terms, except (1) as expressly contemplated by the merger agreement, (2) as set forth in the disclosure letter to the merger agreement, (3) as required by applicable law, or (4) as consented to in writing by Kuraray (which consent shall not be unreasonably withheld, conditioned or delayed), Calgon Carbon will use commercially reasonable efforts to operate its business and the business of its subsidiaries only in the ordinary course of business consistent with past practice. Calgon Carbon will not, and will not permit any of its subsidiaries to:

•	amend or propose to amend the certificate of incorporation or bylaws of Calgon Carbon or amend or propose to amend any of the certificates of incorporation, bylaws or other comparable charter or organizational documents of any of Calgon Carbon’s subsidiaries;

•	(1) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to its capital stock, other than dividends or distributions payable in the ordinary course of business or by a direct or indirect wholly owned subsidiary of Calgon Carbon, (2) issue, deliver, sell, transfer, pledge, dispose of or encumber or agree to issue, deliver, sell, transfer, pledge, dispose of or encumber any additional shares of capital stock or other rights of Calgon Carbon or any of its subsidiaries, other than in respect of the shares of Calgon Carbon’s capital stock reserved for issuance and issued pursuant to Calgon Carbon’s stock plans that are outstanding as of September 21, 2017 or granted after September 21, 2017 in accordance with the merger agreement, (3) adjust, split, combine or reclassify Calgon Carbon common stock or any other outstanding capital stock or other equity or voting interests of Calgon Carbon or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution therefor or (4) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other rights of Calgon Carbon or any of its subsidiaries, except, in the case of clauses (1), (2) and (4), as required by any Calgon Carbon employee benefit or stock plan or any stock award issued thereunder;

•	subject to certain exceptions and except as required by applicable law, under the terms of any existing Calgon Carbon employee benefit plan or as permitted by the second bullet point above or in the ordinary course of business consistent with past practice (other than with respect to the granting of equity awards, which shall be subject to the disclosure letter to the merger agreement), (1) grant to any director or executive officer any increase in compensation or pay, or award any bonuses or incentive compensation, (2) grant to any current or former director, executive officer or employee any increase in severance, retention, or termination pay, (3) grant or amend any equity awards, (4) enter into any new, or modify any existing, employment or consulting agreement with any current or former director, executive officer or individual consultant, (5) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or employee benefit plan, (6) take any action to accelerate any rights or benefits under any employee benefit plan or (7) make any material determination under any employee benefit plan that is inconsistent with the ordinary course of business or past practice;

•	assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity, including any indebtedness of any other person or entity, except in the ordinary course of business;

•	make any capital expenditures that, in the aggregate, exceed the amount of capital expenditures contemplated by Calgon Carbon’s capital budget as it existed on September 21, 2017;

•	(1) pay, discharge, waive, settle or satisfy any rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, as may be required by law, or for amounts, individually or in the aggregate, not to exceed $2,500,000 or (2) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar contract to or by which Calgon Carbon or any of its subsidiaries is a party or bound;

•	change any of the accounting methods, principles or practices used by it unless required by a change in GAAP or applicable law;

•	incur, create, redeem, prepay, defease, cancel, or, in any material respect, modify any material indebtedness, other than (1) borrowings and prepayments made in the ordinary course of business consistent with past practice under existing credit facilities of Calgon Carbon and its subsidiaries and (2) the incurrence, redemption, prepayment, defeasance, cancellation or modification of indebtedness by Calgon Carbon or a wholly owned subsidiary of Calgon Carbon to Calgon Carbon or a wholly owned subsidiary of Calgon Carbon

•	(i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than the merger agreement or in connection with the merger agreement), (ii) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (iii) acquire, transfer, lease or license any assets, other than, in the case of this clause (iii), acquisitions of raw materials and inventory and sales of inventory, in each case, in the ordinary course of business consistent with past practice;

•	sell, license, lease, transfer, assign, divest, cancel, abandon or otherwise encumber or subject to any encumbrance (except for certain encumbrances permitted under the merger agreement) or otherwise dispose of any of its properties, rights or assets (except as previously disclosed to Kuraray) with a value in excess of $10 million in the aggregate, other than sales, of inventory or obsolete, non-operating or worthless assets or properties in the ordinary course of business consistent with past practice;

•	except as required by law (1) make, change or rescind any material tax election, (2) settle or compromise any material tax liability or consent to any claim or assessment relating to a material amount of taxes, (3) file any amended tax return reflecting a material increase in the amount of taxes shown or (4) enter into any closing agreement relating to a material amount of taxes;

•	take any action or fail to take any action which would result in the material loss or material reduction in value of the Calgon Carbon’s intellectual property rights; or

•	agree to take or make any commitment to take any of the foregoing actions.

No Solicitation of Takeover Proposals

For the purposes of the merger agreement and as used in this proxy statement, the term “takeover proposal” means any proposal or offer from any person (other than Kuraray, Parent, Merger Sub or their respective affiliates), for, with respect to or relating to (1) a merger, consolidation, business combination, recapitalization, reorganization, exchange or tender offer, binding share exchange, joint venture, liquidation, dissolution, partnership or other similar transaction involving Calgon Carbon (or business which constitutes 15% or more of the consolidated assets, revenues or net income of Calgon Carbon and its subsidiaries, taken as a whole), (2) any direct or indirect acquisition or purchase of more than 15% of the total voting power of the equity securities of Calgon Carbon or (3) any direct or indirect acquisition or purchase (including the acquisition of stock in any subsidiary of Calgon Carbon) of the assets or businesses of Calgon Carbon or its subsidiaries constituting more than 15% of the consolidated assets, revenues or net income of Calgon Carbon and its subsidiaries, taken as a whole.

Calgon Carbon agreed to cease and terminate any solicitation, discussion or negotiation with any person (other than Kuraray, Parent, Merger Sub or their respective affiliates) existing at or prior to the execution of the merger agreement with respect to any takeover proposal and agreed that, with respect to such solicitation, discussion or negation that existed or took place during the twelve month period prior to the date of the merger agreement, to request that such person destroy or return to Calgon Carbon all non-public information related to Calgon Carbon or its subsidiaries.

Calgon Carbon agreed that it will not, and will direct each of its subsidiaries and its and their respective representatives not to, directly or indirectly:

•	solicit, initiate or knowingly facilitate or encourage the making of any proposal, offer or inquiry that constitutes, or would reasonably be expected to lead to, a takeover proposal;

•	engage in or otherwise participate in any discussions or negotiations regarding a takeover proposal;

•	furnish any information to any person that, to Calgon Carbon’s knowledge, is seeking to make, has made or would reasonably be expected to make a takeover proposal; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with respect to a takeover proposal (other than an acceptable confidentiality agreement) constituting, relating to or which is intended to or is reasonably likely to lead to, a takeover proposal.

Any violation of the foregoing non-solicitation restrictions by Calgon Carbon’s subsidiaries or any of its or its subsidiaries’ representatives acting for or on behalf of Calgon Carbon will constitute a breach of the non-solicitation restrictions by Calgon Carbon.

From the date of the merger agreement until the effective time, Calgon Carbon has agreed that it will promptly (but in any event within 24 hours) after receipt of a takeover proposal, notify Kuraray orally and in writing of such takeover proposal or request for information or inquiry that would reasonably be expected to lead to a takeover proposal (including the identity of the person making such takeover proposal, request or inquiry and its material terms and conditions).

Receipt of Takeover Proposals

Notwithstanding the provisions of the merger agreement described above or other provisions of the merger agreement, if, prior to obtaining the requisite stockholder vote, the Calgon Carbon board of directors receives a bona fide written takeover proposal that did not result from a breach of the non-solicitation provisions of the merger agreement, then (1) Calgon Carbon and its representatives may delivery a written communication to such person solely for the purpose of clarifying the terms and conditions of the proposal (such written communication and any response thereto to be promptly delivered to Kuraray within 24 hours of delivery or receipt, as applicable) and (2) if the Calgon Carbon board of directors determines in good faith after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes, or would reasonably be expected to lead to, a superior proposal (as defined below) and that a failure to take the following actions would be inconsistent with the Calgon Carbon board of directors’ fiduciary duties under applicable law, then Calgon Carbon and its representatives may:

•	enter into an acceptable confidentiality agreement with such person;

•	furnish information with respect to Calgon Carbon and its subsidiaries to such person pursuant to the acceptable confidentiality agreement (provided that to the extent not previously made available to Kuraray, Calgon Carbon furnishes Kuraray with all non-public information delivered pursuant to the acceptable confidentiality agreement); and

•	engage in discussions or negotiations with respect to such takeover proposal.

For the purposes of the merger agreement and as used in this proxy statement, the term “superior proposal” means a unsolicited bona fide written takeover proposal (that did not result from a breach of the non-solicitation provisions of the merger agreement ) that would result in a person or group of persons (other than Kuraray, Parent, Merger Sub or their respective affiliates), or in the case of a merger or similar transaction, the stockholders of any such person, directly or indirectly acquiring or purchasing more than (1) 50% of the total voting power of the equity securities of Calgon Carbon or (2) 50% of the consolidated assets, revenues or net income of Calgon Carbon and its subsidiaries, in each case, that the Calgon Carbon board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, is (x) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such takeover proposal (including all conditions contained therein) and (y) taking into account any changes to the merger agreement proposed by Parent in response to a takeover proposal, more favorable to the Calgon Carbon stockholders from a financial point of view than the consideration to be received by the Calgon Carbon stockholders pursuant to the existing merger agreement.

With respect to any takeover proposal for which Calgon Carbon or its representatives take any action described above, Calgon Carbon will (1) keep Kuraray informed on a reasonably current basis regarding material developments, discussions, negotiations, material details (including material amendments regarding price and other material terms) relating to or concerning such takeover proposal and (2) promptly (but in any event within 24 hours) after receipt thereof, provide Kuraray with copies of all material documents and other material written communications relating to such takeover proposal exchanged between Calgon Carbon, its subsidiaries or representatives and the person making the takeover proposal.

Changes in Board Recommendation

The Calgon Carbon board of directors has unanimously recommended that Calgon Carbon stockholders vote “FOR” the merger proposal.

Except as expressly permitted by the merger agreement, the Calgon Carbon board of directors shall not:

•	fail to include the recommendation of the Calgon Carbon board of directors to adopt the merger agreement in this proxy statement;

•	change, qualify, withhold, withdraw, fail to make or modify (or publicly propose to do any of the foregoing) in a manner adverse to Kuraray, Parent or Merger Sub, the recommendation of the Calgon Carbon board of directors to adopt the merger agreement;

•	make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (however, the Calgon Carbon board of directors may refrain from taking a position with respect to a takeover proposal until the close of business on the tenth business day after the commencement of a tender offer in connection with such takeover proposal pursuant to Rule 14d-9(f) under the Exchange Act);

•	approve, adopt or recommend, or publicly propose to approve, adopt or recommend, a takeover proposal;

•	agree or resolve to do any of the foregoing; or

•	authorize, cause or permit Calgon Carbon or its subsidiaries to enter into any acquisition agreement.

The actions described in the first five bullet points above constitute an adverse recommendation change (“recommendation change”). The merger agreement permits the Calgon Carbon board of directors to make a recommendation change only in certain limited circumstances, as described below.

Prior to the receipt of the requisite stockholder vote, the Calgon Carbon board of directors may, in response to any unsolicited, bona fide written takeover proposal that did not result from a breach of the non-solicitation provisions of the merger agreement, make a recommendation change or terminate the merger agreement in order to enter into an acquisition agreement (subject to paying the termination fee to Kuraray under the terms of the merger agreement), if:

•	the Calgon Carbon board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that (1) failure to take the foregoing actions would be inconsistent with the Calgon Carbon board of director’s fiduciary duties under applicable law and (2) such takeover proposal constitutes a superior proposal;

•	Calgon Carbon gives Kuraray at least three business days prior written notice of its intent to take such action, which notice must specify the reasons for the recommendation change, the identity of the person making such superior proposal, and an unredacted copy of any relevant acquisition agreement and proposed transaction agreements;

•	during the three day business period, Calgon Carbon has, in good faith, negotiated and caused its representatives to negotiate with Kuraray and its representatives to enable Kuraray to propose a binding offer containing revisions to the merger agreement that would cause the superior proposal, in the opinion of the Calgon Carbon board of directors after consultation with its financial advisor and outside legal counsel, to no longer constitute a superior proposal;

•	at the end of such three day business period, following a good faith consideration of such binding offer, the Calgon Carbon board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the takeover proposal remains the superior proposal; and

•	in the event of any material change to the material terms or conditions of the relevant superior proposal, Calgon Carbon has delivered to Kuraray an additional notice, upon which an additional two business day notice period shall commence.

Further, the Calgon Carbon board of directors may effect a recommendation change at any time prior to obtaining the requisite stockholder vote if an “intervening event” (as defined below) has occurred and the Calgon Carbon board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a recommendation change in response to such intervening event would be inconsistent with its fiduciary duties under applicable law; provided, however, that:

•	the Calgon Carbon board of directors has provided Kuraray at least five business days prior written notice that it intends to take such action and has provided reasonable detail with respect to such intervening event and the reasons for such recommendation change;

•	during the five business days following such written notice, if requested by Kuraray, the Calgon Carbon board of directors and its representatives have negotiated in good faith with Kuraray regarding any revisions to the terms of the merger agreement that would obviate the need to make such recommendation change; and

•	at the end of such five business day period, the Calgon Carbon board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors and good faith consideration of any revisions to the terms of the merger agreement proposed by Kuraray, that the failure to make a recommendation change would be inconsistent with its fiduciary duties under applicable law.

For the purposes of the merger agreement and as used in this proxy statement, “intervening event” means a material event, change or development in circumstances that was not known to or reasonably foreseeable by the Calgon Carbon board of directors as of the date of the merger agreement and becomes known to the Calgon Carbon board of directors after the date of the merger agreement and prior to the requisite stockholder vote. However, the receipt, existence or terms of any takeover proposal or offer, request or proposal that would reasonably be expected to lead to a takeover proposal is not deemed to constitute or contribute to an intervening event.

The merger agreement does not prohibit Calgon Carbon or the Calgon Carbon board of directors from any of the following actions:

•	taking and disclosing to Calgon Carbon stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act; or

•	making any disclosure to Calgon Carbon stockholders if the Calgon Carbon board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with the Calgon Carbon board of directors’ fiduciary duties under applicable law.

If any disclosure permitted under the bullet points above would otherwise constitute an action that is a recommendation change, such disclosure will be deemed to be a recommendation change.

Obligations with Respect to the Stockholders Meeting

As soon as reasonably practicable (and in any event no more than 40 days) after the SEC’s clearance of this proxy statement, Calgon Carbon, in accordance with applicable law, its charter and bylaws and the rules of the NYSE, shall duly call, give notice of and hold a meeting of Calgon Carbon’s record date stockholders for the purpose of obtaining the requisite stockholder vote. Such meeting is to be held regardless of whether Calgon Carbon’s board of directors has effected a recommendation change but is subject to Calgon Carbon’s right to terminate the merger agreement concurrently with entering into an acquisition agreement with respect to a superior proposal. Calgon Carbon, in its sole discretion, may adjourn or postpone the meeting (1) to ensure that any required supplement or amendment to this proxy statement is provided to Calgon Carbon’s stockholders within a reasonable amount of time in advance of the meeting, (2) if as of the time of the meeting there are insufficient shares of Calgon Carbon common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the meeting or (3) to solicit additional proxies if necessary to obtain the requisite stockholder vote (for a period not to exceed ten business days). Calgon Carbon agrees that its obligations related to the stockholders meeting as set forth in the preceding two sentences shall not be affected by the commencement, public proposal, public disclosure or communication to Calgon Carbon or any other person of any takeover proposal (subject to Calgon Carbon’s right to terminate the merger agreement concurrently with entering into a acquisition agreement with respect to a superior proposal and the provisions of the merger agreement governing takeover proposals and recommendation changes).

Kuraray shall vote, or cause to be voted, all of the shares then beneficially owned by it, Parent, Merger Sub or any of its other subsidiaries and affiliates in favor of the adoption of the merger agreement.

Employee Benefits Matters

The merger agreement provides that for a period of eighteen months following the effective time (the “continuation period”), Parent will provide, or cause to be provided, to each employee of Calgon Carbon and its subsidiaries who continues as an employee of the surviving corporation or any of its subsidiaries during all or a portion of the continuation period (collectively, the “continuing employees”) (1) salary, wage, commission, incentive compensation and bonus opportunity that is no less favorable in the aggregate (and need not include equity compensation or equity compensation opportunity as part of such aggregate) than the salary, wage, commission, incentive compensation (including, for purposes of determining the aggregate value of compensation and compensation opportunity, equity compensation and equity compensation opportunity) and bonus opportunity that was provided to such continuing employee immediately before the effective time, (2) employee retirement, welfare and other benefits that are no less favorable in the aggregate than the employee retirement, welfare and other benefits provided to such continuing employee immediately before the effective time, and (3) certain severance benefits, to the extent such continuing employee is not otherwise entitled to severance or similar pay pursuant to applicable law, a collective bargaining agreement or a separate agreement with the surviving corporation, Parent or one of their subsidiaries.

The merger agreement also provides that, for purposes of vesting, eligibility to participate, level of benefits and benefit accruals (but not level of benefits or benefit accrual under a defined benefit pension plan) under the employee benefit plans of Parent and its subsidiaries (including the surviving corporation) providing benefits to any continuing employees after the effective time (the “new plans”), each continuing employee will be credited with his or her years of service with Calgon Carbon and its subsidiaries or predecessors before the effective time to at least the same extent as such continuing employee was entitled, before the effective time, to credit for such service under any corresponding employee benefit plan of Calgon Carbon or its subsidiaries, provided that this credit for service does not result in a duplication of benefits.

In addition, the merger agreement provides that, for purposes of each new plan providing welfare benefits to any continuing employee, Parent will cause all pre-existing condition limitations or exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her spouse and covered dependents, and Parent will cause any eligible expenses incurred by such employee and his or her spouse and covered dependents during the portion of the plan year of the corresponding Calgon Carbon plan in which such continuing employee participated immediately before the effective time ending on the date such employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her spouse and covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan; provided, however, that in the case of any new plan that is insured, such amounts shall be taken into account only to the extent the insurer consents thereto. In addition, Kuraray or Parent will, or will cause their subsidiaries or affiliates (including the surviving corporation) to, credit each continuing employee with the accrued and unused vacation, personal and sickness days to which such continuing employee is entitled through the effective time.

Nothing contained in the merger agreement, whether express or implied, (1) shall create any third-party beneficiary rights in any employee or former employee of Calgon Carbon or its subsidiaries or affiliates (including any beneficiary or dependent thereof), (2) shall create any rights to continued employment or in any way limit the ability of Calgon Carbon or Parent or any of their subsidiaries or affiliates to terminate the employment of any individual at any time and for any reason, or (3) shall be treated as an amendment or other modification of any Calgon Carbon benefit plan or any employee benefit plan of Parent or its subsidiaries or affiliates.

Consents, Approvals and Filings

The parties agreed to use, and to cause their respective subsidiaries and affiliates to use, reasonable best efforts to consummate the merger, including to use reasonable best efforts to, as promptly as practicable, consummate the transactions contemplated by the merger agreement, including to, (1) prepare and file all forms, registrations and notices required to be filed to consummate the transactions contemplated by the merger agreement, (2) satisfy the conditions to consummate the transactions contemplated by the merger agreement, (3) take all actions necessary to obtain (and cooperate with each other to obtain) any consent, authorization, order or approval of or exemption by any governmental entity (including furnishing all information required under the HSR Act or the DPA (defined below) and in connection with approvals of or filings with any governmental entity) required to be obtained or made by the parties or any of their respective subsidiaries or affiliates in connection with the transactions contemplated by the merger agreement, (4) take all actions necessary to remove (and cooperate with each other in removing) any impediment to consummating the transactions contemplated by the merger agreement, and (5) execute and deliver any additional instruments necessary to consummate the transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement.

The parties agreed to use, and to cause their respective subsidiaries and affiliates to use, their reasonable best efforts to fulfill all conditions precedent to the merger. The parties will not take any action that would reasonably be expected to materially delay or prevent obtaining any necessary consent, authorization, order or approval of or exemption by any governmental entity. Prior to closing, Calgon Carbon will use commercially reasonable efforts to cooperate with Kuraray to obtain all necessary material consents or waivers from non-governmental third parties (provided that, upon Calgon Carbon’s request, Kuraray will promptly reimburse Calgon Carbon and its subsidiaries for all out-of-pocket costs and expenses incurred in connection with such cooperation and in no event will Calgon Carbon or its subsidiaries (1) incur any liability or other obligation in connection with obtaining such consent or waiver, (2) execute or amend any contract or (3) take any other action except as is conditioned on the closing). The parties agreed that obtaining the foregoing third party consents and waivers is not a condition to the closing and failure to comply with the foregoing sentence shall not constitute the failure of any condition to the closing.

The parties will cooperate with each other in preparing, filing and obtaining the necessary filings, consents and approvals in connection with the merger agreement, including by (1) permitting the other to review and discuss in advance any related proposed written (or material proposed oral) communication with any governmental entity, (2) cooperating with the other to furnish such necessary information and reasonable assistance as reasonably requested by the other party in connection with the parties’ mutual cooperation in preparing any such necessary filings or submissions of information to any governmental entity, (3) promptly consulting with, and providing any necessary information to, the other parties with respect to all such filings made by such party, (4) promptly informing the other parties of any material communication from any governmental entity regarding any of the transactions contemplated by the merger agreement and furnishing the other parties copies of any such written communication, and (5) furnishing the other parties with copies of all correspondence and filings between it and any governmental entity with respect to the merger agreement and the transactions contemplated by the merger agreement. A party may appropriately redact or otherwise limit disclosure of materials shared by it with any other party (x) as necessary to comply with contractual arrangements or regulatory requirements and (y) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. The parties will, to the extent practicable, notify the other parties in advance and (to the extent permitted) give the other parties the opportunity to attend and participate in any meeting or substantive interactions with any governmental entity prior to participating or allowing representatives to participate in any such meeting in connection with the merger agreement or the transactions contemplated by the merger agreement.

Calgon Carbon and Kuraray will file or cause to be filed (1) as promptly as practicable (but in any event no later than ten Business Days after the date of the merger agreement) notifications under the HSR Act, and (2) as promptly as practicable, any other necessary (or in the reasonable opinion of Kuraray, advisable) filings or notifications under any other applicable antitrust laws. Calgon Carbon, Kuraray and Parent will use reasonable best efforts to, as promptly as practicable, provide to any relevant governmental entity, including the Federal Trade Commission and the Antitrust Division of the Department of Justice, all non-privileged information and documents required or reasonably requested by any such governmental entity pursuant to applicable antitrust laws or by Kuraray or Parent in connection with the merger agreement and the consummation of the transactions under the merger agreement.

Upon receipt of a request for additional information or documentary material from any governmental entity, such receiving party (or representative of such party) will use reasonable best efforts to promptly (and after consultation with the other parties) make an appropriate response and certification of compliance to such request. Notwithstanding the other provisions of the merger agreement, none of the parties will, without the other parties’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), enter into any timing, settlement or similar agreement, or otherwise agree or commit to any arrangement, that would extend, suspend, lengthen or toll the expiration or termination of any waiting period, or otherwise delay receipt of any of the governmental entity and third party clearances, consents, registrations, approvals, permits and authorizations.

Calgon Carbon will not, in order to obtain any of the governmental entity and third party clearances, consents, registrations, approvals, permits and authorizations, without Kuraray’s or Parent’s prior written consent, (1) commit to or effect, the sale, divestiture, license or other disposition of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the parties and their respective subsidiaries or affiliates, or (2) agree to commitments with respect to the business, products, governance, personnel, assets or activities of Kuraray, Parent, Calgon Carbon or of their respective subsidiaries or affiliates (as of prior to closing), or otherwise limit Parent’s freedom of action with respect to Calgon Carbon and its subsidiaries or affiliates after the closing.

The parties will use their respective reasonable best efforts to resolve any objections asserted by a governmental entity with respect to the transactions contemplated by the merger agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “antitrust laws”). The parties will use and cause their respective subsidiaries and affiliates to use, their respective reasonable best efforts to take any required action to cause early termination (if possible), or other expiration of the notice periods under the HSR Act or other applicable antitrust laws as promptly as possible after the execution of merger agreement.

Subject to the limitations set forth in the next sentence, if and to the extent necessary to obtain any antitrust clearance or approval Calgon Carbon and its subsidiaries and affiliates, solely to the extent requested by Kuraray or Parent, and Kuraray, Parent and Merger Sub and their respective subsidiaries and affiliates will (1) use reasonable best efforts to oppose, contest, resist or remove any impediment to obtaining the necessary antitrust clearances or approvals, prior to the outside date; (2) offer, negotiate, commit to and effect the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Calgon Carbon and its subsidiaries, prior to the outside date; and (3) agree to commitments with respect to the business, products, governance, personnel, assets, activities or sensitive governmental customers of Calgon Carbon and its affiliates (as of prior to closing), prior to the outside date. Notwithstanding the other provisions of the merger agreement, Kuraray, Parent, Merger Sub, and their respective subsidiaries or affiliates, will not be required, in order to gain any antitrust clearances or approvals, to (x) sell, divest, license or otherwise dispose of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the any of the parties or their respective subsidiaries or affiliates or (y) agree to commitments with respect to the business, products, governance, personnel, assets or activities of Kuraray, Parent, Calgon Carbon or of their respective subsidiaries or affiliates (as of prior to closing), or otherwise limit Kuraray’s or Parent’s freedom of action with respect to Calgon Carbon and its subsidiaries or affiliates after the closing, if, in the case of items (x) and (y) above, such commitments would be, individually or in the aggregate, materially adverse to the business, assets, properties, results of operations, or condition (financial or otherwise) of Calgon Carbon and its subsidiaries, taken as a whole, or of Kuraray and its subsidiaries, taken as a whole, as applicable.

Kuraray, Parent and Calgon Carbon will use their reasonable best efforts to obtain the CFIUS approval, including by promptly after the date of the merger agreement preparing, prefiling, and then filing with CFIUS a joint voluntary notice pursuant to the DPA (defined below) with respect to the transactions contemplated by the merger agreement, and providing any additional or supplemental information, certifications and agreements requested by CFIUS or another U.S. government agency or branch in connection with the CFIUS review or investigation within the timeframes required by the DPA. Parent’s reasonable best efforts will include, in the event it is required by CFIUS as a condition of granting CFIUS approval, negotiating and concluding a binding mitigation agreement with CFIUS; provided, however, that neither Kuraray, nor Parent, nor any of their subsidiaries will be required to agree to take or commit to take any of the following actions if such actions would be, individually or in the aggregate, materially adverse to the business, assets, properties, results of operations, or condition (financial or otherwise) of Calgon Carbon and its subsidiaries, taken as a whole, or Kuraray and its subsidiaries, taken as a whole, as applicable: (1) sell, divest, license or otherwise dispose of, or otherwise limit Kuraray’s or Parent’s freedom of action with respect to, any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Kuraray, Parent, Merger Sub or any of their respective Subsidiaries (as of prior to the Closing), taken as a whole; or (2) sell, divest, license or otherwise dispose of, or otherwise limit Kuraray’s or Parent’s freedom of action with respect to, any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Calgon Carbon or its subsidiaries. Further, in the event that CFIUS notifies the parties that CFIUS has completed its review or investigation and intends to recommend that the President suspend or prohibit the transactions contemplated by the merger agreement, Kuraray and Calgon Carbon may, upon the mutual written consent, request a withdrawal of any filing or notification made to CFIUS. Each party will allow the other an opportunity to review and comment on any submission to CFIUS prior to such making such submission, except for personal identifier information or other information proprietary to the submitting party. Kuraray, Parent and Calgon Carbon will have no further obligation to seek the CFIUS approval in the event the President takes final action to prohibit the transactions contemplated by the merger agreement.

“DPA” means Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the amendments under the Omnibus Trade and Competitiveness Act of 1988 and the Foreign Investment and National Security Act of 2007 (codified at 50 U.S.C. § 4565) and including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.

Parent, Kuraray and Calgon Carbon will use their reasonable best efforts to prepare and submit Calgon Carbon’s notification to DDTC pursuant to Section 122.4(b) of the ITAR as promptly as practicable after the date of the merger agreement (but in no event later than 10 business days following such date) and to prepare and submit any other information required by DDTC in connection with the transactions contemplated by the merger agreement.

Directors’ and Officers’ Indemnification and Insurance

From the effective time through the sixth anniversary of the effective time, each of Kuraray, Parent and the surviving corporation will jointly and severally indemnify and hold harmless each current and former director or officer of Calgon Carbon or any of its subsidiaries and each such person who serves or served at the request of Calgon Carbon as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, together with such person’s heirs, executors or administrators (each an “indemnified party”), to the extent set forth in the respective constituent documents of Calgon Carbon or any of its subsidiaries in any contract or form of contract filed with the SEC. This right of indemnification extends to all claims, liabilities, losses, damages, judgments, fines, penalties, and reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of legal counsel) in connection with any action based on or arising out of (1) the fact that an indemnified party was a director, officer, employee or agent of Calgon Carbon or any of its subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another entity serving at the request of Calgon Carbon or any of its subsidiaries) or (2) acts or omissions by such indemnified party as a director, officer, employee or agent of Calgon Carbon or any of its subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another entity serving at the request of Calgon Carbon or any of its subsidiaries) or taken at the request of Calgon Carbon or any of its subsidiaries (or any such other person or entity), in each case at or prior to the effective time (including any action relating in whole or in part to the merger or the enforcement of the provision related to indemnification in the merger agreement or any other indemnification or advancement right of any indemnified party).

From the effective time through the sixth anniversary of the effective time, each of Kuraray, Parent and the surviving corporation will jointly and severally provide exculpation, indemnification and advancement of expenses to each indemnified party for acts or omissions occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the full extent such exculpation, indemnification or advancement rights exist in favor of the indemnified parties under the respective constituent documents of Calgon Carbon or any of its subsidiaries in any contract or form of contract filed with the SEC, in each case to the extent they are enforceable under applicable law. An indemnified party to whom expenses are advanced must provide a written undertaking, in form and substance reasonably satisfactory to Parent, to repay such advance if it is determined by a final, nonappealable judgment of a court of competent jurisdiction that such indemnified party is not entitled to indemnification pursuant to the indemnification provision of the merger agreement. All rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the disposition of such action or resolution of such claim. Parent, from and after the effective time through the sixth anniversary of the effective time, will cause, unless otherwise required by law, the organizational documents of the surviving corporation and each of its subsidiaries to contain provisions no less favorable to the indemnified parties with respect to limitation of liabilities of directors and officers, indemnification and advancement of expenses than are set forth in the Calgon Carbon’s constituent documents or available under applicable law as of the date of the merger agreement, and such provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights of the indemnified parties.

Parent will obtain, as of the effective time, a “tail” insurance policy or policies with a reporting period of six years from the effective time covering directors’ and officers’ and fiduciary liabilities and covering each person currently covered by the Calgon Carbon’s directors’ and officers’ liability insurance and fiduciary liability insurance with at least the same coverage and scope, and in amounts, and containing terms and conditions, that are no less favorable to such persons than such policy in effect on the date of the merger agreement, with respect to matters arising on or before the effective time, including the merger and the other transactions contemplated by the merger agreement. In no event, however, shall Kuraray, Parent or the surviving corporation be required to pay premiums for any “tail” insurance policies which, in the aggregate, exceed 300% of the annual premiums as of the date of the merger agreement. Nevertheless, Parent will be obligated to provide the greatest coverage available for a cost not exceeding such 300% amount. Kuraray, Parent and the surviving corporation will use their reasonable best efforts (but in no event less effort than expended with respect to their own current directors and officers) to cause such policy or policies to be maintained in full force and effect, for their full term, and to honor all of their obligations under such policy or policies.

From and after the effective time, in the event of any threatened or actual litigation, claim, or proceeding relating to any acts or omissions that are potentially subject to indemnification under the indemnification provisions of the merger agreement (each a “subject claim”), Kuraray, Parent and the surviving corporation will cooperate with the indemnified parties in the indemnified parties’ defense of such subject claim, shall provide access to information, properties and individuals as may be reasonably requested, and shall furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. None of Kuraray, Parent or the surviving corporation will settle, compromise or consent to the entry of any judgment in any subject claim for which indemnification has been sought by an indemnified party under the provisions of the merger agreement, unless (1) such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of, and no admission of wrongdoing in respect of, such subject claim, or (2) such indemnified party otherwise consents in writing to such settlement, compromise or entry of judgment (such consent not to be unreasonably withheld, conditioned or delayed).

The provisions of the merger agreement related to indemnification and directors’ and officers’ insurance will survive the consummation of the merger and expressly are intended to benefit, and are enforceable by, each indemnified party, and his or her heirs or representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under Calgon Carbon’s constituent documents, by contract or otherwise. The obligations of Kuraray, Parent and the surviving corporation under the provisions of the merger agreement related to indemnification and directors’ and officers’ insurance (and the “tail policy” obtained pursuant thereto) may not be terminated, canceled or modified in such a manner as to adversely affect the rights of any indemnified party to whom such provisions apply unless (1) such termination or modification is required by applicable law, as established by a final nonappealable judgment or (2) the affected indemnified party shall have consented in writing to such termination or modification.

In the event Kuraray, Parent, the surviving corporation or any of their respective successors or assigns (1) consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity in such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any person or entity, then, and in either such case, proper provision will be made so that the successors and assigns of Kuraray, Parent or the surviving corporation, as the case may be, assume the obligations set forth in the provisions of the merger agreement related to indemnification and directors’ and officers’ insurance.

Coordination on Litigation

The parties agreed to cooperate and consult with one another, and Calgon Carbon will give Kuraray the opportunity to consult in the defense, settlement or prosecution of, any stockholder litigation (including derivative claims) with respect to the transactions contemplated by the merger agreement brought against Calgon Carbon or any of its officers or members of its board of directors. In connection with such cooperation and consultation, the parties agreed to reasonably permit disclosure of information without jeopardizing attorney-client privilege or other applicable protections. Calgon Carbon will keep Kuraray reasonably informed with respect to the status of such litigation and will not compromise, settle, come to an arrangement regarding or agree or consent to the same regarding any such litigation without the prior written consent of Kuraray (which consent shall not be unreasonably withheld, conditioned or delayed). The parties agreed to use respective reasonable best efforts to prevail in such litigation to, as promptly as reasonably practicable, permit the consummation of the transactions in the manner contemplated by the merger agreement.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	the preparation and filing of this proxy statement;

•	the initial press releases regarding the announcement of the merger agreement and subsequent public announcements with respect to the transactions contemplated by the merger agreement;

•	eliminating or minimizing the effects of state anti-takeover laws in the event they become applicable to the merger;

•	Parent and Merger Sub compliance with their respective obligations under the merger agreement;

•	Parent approval adopting the plan of merger contained in the merger agreement in its capacity as the sole stockholder of Merger Sub;

•	delisting and deregistration of the Calgon Carbon common stock;

•	reporting requirements under Section 16 of the Exchange Act; and

•	the parties control over their respective operations prior to the effective time.

Conditions to Completion of the Merger

Conditions of Each Party’s Obligation to Effect the Merger. Each party’s obligation to complete the merger is subject to the satisfaction or waiver on or prior to the effective time, of the following conditions:

•	obtaining the requisite stockholder vote;

•	the early termination or expiration of the waiting period (including any extension) under the HSR Act;

•	the receipt of a clearance decision or the expiration of the waiting period pursuant to Section 40 of the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen);

•	obtaining CFIUS approval;

•	any applicable prior notice period under the ITAR relating to the merger and the other transactions contemplated by the merger agreement must have expired or otherwise been waived by DDTC; and

•	no order or law, entered, enacted, promulgated, enforced or issued by any governmental entity shall be in effect restraining, preventing or otherwise prohibiting the consummation of the merger.

Conditions to Obligations of Parent and Merger Sub. The obligation of Kuraray, Parent and Merger Sub to effect the merger is further subject to the satisfaction, or waiver by Kuraray, Parent and Merger Sub, at or prior to the effective time of each of the following conditions:

•	the accuracy of the representations and warranties of Calgon Carbon set forth in the merger agreement both at and as of September 21, 2017 and as of and as though made on the closing date (except for such representations and warranties that are expressly made as of a specified date, which must be true and correct as of such specified date), but subject to a “material adverse effect,” materiality or other standard, as applicable, as provided in the merger agreement;

•	Calgon Carbon having performed or complied in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date; and

•	Kuraray’s receipt of a signed certificate, dated as of the closing date, from the chief executive officer or chief financial officer of Calgon Carbon confirming the satisfaction of the conditions described in the two preceding bullet points.

Conditions to Obligations of Calgon Carbon. The obligation of Calgon Carbon to effect the merger is further subject to the satisfaction, or waiver by Calgon Carbon, at or prior to the effective time of each of the following conditions:

•	the accuracy of the representations and warranties of Kuraray, Parent and Merger Sub set forth in the merger agreement in all material respects both at and as of September 21, 2017 and as of and as though made on the closing date (except for any representations and warranties that are expressly stated to have been made as of a specified date, which must be true and correct as of such specific date);

•	each of Kuraray, Parent and Merger Sub having performed or complied in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date; and

•	Calgon Carbon’s receipt of a signed certificate from the chief executive officer or another senior executive officer of each of Kuraray, Parent and Merger Sub confirming the satisfaction of the conditions described in the two preceding bullet points.

Termination of the Merger Agreement

Calgon Carbon, Kuraray, Parent and Merger Sub may mutually agree in writing to terminate the merger agreement at any time prior to the effective time.

Either party may also terminate the merger agreement if:

•	the merger has not been consummated on or before the outside date; provided, that if all of the conditions to closing, other than those pertaining to (1) expiration or termination of the waiting period required by the HSR Act, (2) other approvals under antitrust laws, (3) CFIUS approval, and (4) expiration or waiver of any applicable notice period under the ITAR have been satisfied or waived at such time, then the outside date will be automatically extended to September 30, 2018, and such date will become the outside date for purposes of the merger agreement (April 30, 2018 or, if so extended, September 30, 2018, being the “outside date”);

•	any law or final and nonappealable order will be in effect restraining, preventing or otherwise prohibiting or making illegal the consummation of the merger;

•	the President of the United States takes final action to prohibit the transactions; or

•	the requisite stockholder vote is not obtained when voted upon at the special meeting or at any adjournment or postponement of the special meeting.

Calgon Carbon may also terminate the agreement if:

•	subject to certain exceptions, Kuraray, Parent or Merger Sub has breached or failed to perform any of their covenants or other agreements or breached any of its representations or warranties, in each case contained in the merger agreement, which (1) would result in a failure of a condition to the obligations of Calgon Carbon to effect the merger and (2) is not cured within the earlier of the outside date and the 30th day following written notice of such breach from Calgon Carbon to Kuraray stating Calgon Carbon’s intention to terminate the merger agreement and the basis for such termination; or

•	Calgon Carbon elects to terminate the merger agreement in order to concurrently enter into a definitive agreement with respect to a superior proposal and prior to or concurrently with such termination Calgon Carbon pays Kuraray a termination fee of $33.2 million.

Kuraray may also terminate the agreement if:

•	subject to certain exceptions, Calgon Carbon has breached or failed to perform any of its covenants or other agreements or breached any of its representations or warranties, in each case contained in the merger agreement, which (1) would result in a failure of certain conditions to the obligations of Kuraray, Parent and Merger Sub to effect the merger and (2) is not cured within the earlier of the outside date and the 30th day following written notice of such breach from Kuraray to Calgon Carbon stating Kuraray’s intention to terminate the merger agreement and the basis for such termination; or

•	prior to the meeting of the stockholders of Calgon Carbon, the Calgon Carbon board of directors has made a recommendation change.

A terminating party must provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one termination right is available to a terminating party in connection with a termination, a terminating party may rely on any and all available termination rights for any such termination.

Effect of Termination

Except as provided in the section of the merger agreement related to the termination fee, if the merger agreement is terminated in accordance with its terms, the merger agreement will become void and of no effect with no liability on the part of any party (or any stockholder, affiliate or representative of such party) to any of the other parties to the merger agreement; provided, that the publicity provisions, the provisions related to the effect of termination and the termination fee, the miscellaneous provisions, certain provisions related to defined terms, and the provisions of the confidentiality agreement will survive such termination; provided, further, that, subject to the section of the merger agreement related to the termination fee, no party will be relieved or released from liability for damages of any kind, including consequential damages and any other damages (whether or not communicated or contemplated at the time of execution of the merger agreement), arising out of any fraud or any knowing and intentional breach by such party prior to such termination, it being understood that the failure of Kuraray, Parent or Merger Sub to effect the closing when required under the terms of the merger agreement constitutes a knowing and intentional breach. No party claiming that such fraud or breach occurred will have any duty or otherwise be obligated to mitigate any such damages, and such party will be entitled to all rights and remedies available at law or in equity with respect to such fraud or breach, including in the case of a breach by Kuraray, Parent or Merger Sub, liability to Calgon Carbon for damages, determined taking into account all relevant factors including the loss of the benefit of the transactions contemplated by the merger agreement to Calgon Carbon and the lost stockholder premium and any benefit to Kuraray, Parent or the stockholders of Kuraray arising from such breach.

Under the merger agreement, Calgon Carbon will be required to pay Kuraray a termination fee equal to $33.2 million if the merger agreement is terminated:

•	by Kuraray, prior to the meeting of the stockholders of Calgon Carbon, because the Calgon Carbon board of directors has made a recommendation change;

•	by Calgon Carbon, prior to obtaining the requisite stockholder vote, in order to enter into a definitive agreement with respect to a superior proposal concurrently with the termination of the merger agreement;

•	by either Kuraray or Calgon Carbon because the merger has not been consummated on or before the outside date;

•	by either Kuraray or Calgon Carbon because the requisite stockholder vote is not obtained when voted upon at the special meeting or at any adjournment or postponement of the special meeting; or

•	by Kuraray because Calgon Carbon has breached or failed to perform any of its covenants or other agreements or breached any of its representations or warranties contained in the merger agreement, and (1) prior to such termination a takeover proposal has been publicly announced or disclosed and has not been withdrawn as of the time the event giving rise to such termination occurred and (2) at any time on or prior to the twelve month anniversary of such termination Calgon Carbon or any of its subsidiaries enters into a definitive agreement or a takeover proposal is consummated (provided that solely for purposes of this clause (2), the term “takeover proposal” has the meaning set forth in the definition of “takeover proposal” above except that all references to 15% will be deemed references to 50%).

Expenses

All fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fees, costs and expenses, with certain exceptions set forth in the merger agreement, including that, (1) upon Calgon Carbon’s request, Kuraray will reimburse Calgon Carbon and its subsidiaries for all out-of-pocket costs and expenses incurred by Calgon Carbon or its subsidiaries in connection with its cooperation with Kuraray to obtain the requested consents and waivers described in The Merger Agreement — Consents, Approvals and Filings and (2) in the event Calgon Carbon is required to pay the termination fee to Kuraray and fails to do so in a timely manner, requiring Kuraray, Parent or Merger Sub to commence an action that results in a judgment against Calgon Carbon, Calgon Carbon will pay to Kuraray interest on such amount, together with reasonable fees, costs and expenses (including attorneys’ fees, costs and expenses) incurred in connection with such action.

Jurisdiction; Specific Performance

The merger agreement and all claims and causes of action based upon, arising out of or related to the merger agreement or the transactions contemplated by the merger agreement shall be governed by the Delaware state law, without giving effect to principles or rules of conflict of laws to the extent such rules or principles permit or require the application of the laws of another jurisdiction to such claims or causes of action.

Each of the parties (1) agreed that any action, suit or proceeding based upon, arising out of or related to the merger agreement or the transactions contemplated by the merger agreement shall be brought in the Delaware Court of Chancery (or, in the event the Delaware Court of Chancery is unavailable, any other state or federal court sitting in the State of Delaware); (2) irrevocably submitted itself to the exclusive jurisdiction of the aforementioned courts in any such action, suit or proceeding; (3) waived any objection, present or future, to personal jurisdiction, venue or convenience of forum; (4) agreed that all claims in respect of such action, suit or proceeding will be heard and determined only in such court and (5) agreed not to bring any such action, suit or proceeding in any other court. However, the foregoing shall not limit the right of any party to serve process in any legal manner or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction in order to enforce judgments obtained in any action, suit or proceeding brought pursuant to the process described above. Each of the parties irrevocably waived any and all rights to a jury trial in any legal proceeding between the parties arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement.

The parties agreed that irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that the parties (1) do not perform their obligations or fail to take required actions to consummate the merger agreement in accordance with the specific terms of the merger agreement or (2) otherwise breach the provisions of the merger agreement. The parties agreed that (x) the parties will be entitled to seek an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions or the merger agreement or prevent breaches of the merger agreement, without proof of damages, prior to the valid termination of the merger agreement (in addition) to any other remedy available); (y) the termination fee and liability for damages arising out of any fraud or any knowing or intentional breach by a party prior to termination do not adequately compensate for the harm that would result from a breach of the merger and agreement and will not be construed or otherwise impair any party’s right to specific enforcement; and (z) the right of specific performance is an integral part of the transactions contemplated by the merger agreement, without which the parties would not have entered into the merger agreement. Each party agreed that it will not oppose the granting of specific performance or other equitable relief on the basis that there is an adequate remedy at law or that specific performance is not an appropriate remedy for any reason). The parties agreed to waive any requirement for the securing or posting of any bond in connection with an injunction to prevent breaches of the merger agreement and specific enforcement of the terms and provisions of the merger agreement. The parties may pursue both a grant of specific performance in accordance with the foregoing and payment of damages arising out of any fraud or any knowing or intentional breach by a party prior to termination.

Amendments; Waivers

The merger agreement may be amended by the parties by action taken by their respective boards of directors at any time before or after the adoption of the merger agreement by the Calgon Carbon and Merger Sub stockholders and prior to the effective time of the merger. However, after the adoption of the merger agreement by the Calgon Carbon stockholders, no amendment may be made which by law or per the rules and regulations of the NYSE would require further approval of the Calgon Carbon stockholders without first obtaining such approval. The merger agreement may solely be amended by a written agreement executed by the parties to the merger agreement.

At any time prior to the effective time, any party may (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties by the other party contained in the merger agreement or in any document delivered pursuant thereto, and (3) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to such an extension or waiver shall be valid only if set forth in a written instrument specifically referencing the merger agreement and signed by the party or parties to be bound. The failure of any party to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights or remedies.

AMENDMENT TO COMPANY BYLAWS

On September 20, 2017, the Calgon Carbon board of directors adopted an amendment, which we refer to as the by-law amendment, to our by-laws. The by-law amendment, which was effective upon adoption by the Calgon Carbon board of directors, provides that, unless the Calgon Carbon board of directors consents in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with regard to, (1) any derivative action or proceeding brought on behalf of Calgon Carbon, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of Calgon Carbon to Calgon Carbon or Calgon Carbon’s stockholders, (3) any action asserting a claim against Calgon Carbon or any of its current or former directors, officers or other employees arising pursuant to any provision of the DGCL, Calgon Carbon’s Certificate of Incorporation or our by-laws, or (4) any action asserting a claim against Calgon Carbon or any of its current or former directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. The by-law amendment further requires that, if any action the subject matter of which is within the scope of the by-law amendment is filed in a court other than a court located within the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have notice of the by-law amendment and to have consented to (1) the exclusive personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the by-law amendment and (2) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the non-Delaware action as agent for such stockholder.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER

MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, Calgon Carbon is providing its stockholders with a separate non-binding, advisory vote to approve the payment of certain compensation to the named executive officers of Calgon Carbon in connection with the merger, as described in the table entitled “Golden Parachute Compensation,” which is included in “The Merger (Proposal 1) — Interests of Calgon Carbon’s Non-Executive Directors and Executive Officers in the Merger — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger,” including the associated narrative discussion.

The Calgon Carbon board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

The Calgon Carbon board of directors unanimously recommends that the stockholders of Calgon Carbon approve the following resolution:

“RESOLVED, that the stockholders of Calgon Carbon Corporation hereby approve the compensation that may be paid or become payable to its named executive officers in connection with the consummation of the merger and the agreement or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed in this proxy statement pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation Table and the related narrative disclosures.”

The vote on the advisory compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the advisory compensation proposal and vice versa. Because the vote on the advisory compensation proposal is advisory only, it will not be binding on Calgon Carbon, Parent or Kuraray. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Calgon Carbon stockholders.

Approval of the above resolution requires the affirmative vote of the Calgon Carbon stockholders holding a majority of the votes cast at the special meeting with respect to the proposal. The result of the stockholder vote on the above resolution is not binding on Calgon Carbon. Calgon Carbon’s board of directors will not be required to act in response to the results of the vote, as the ultimate decision regarding Calgon Carbon’s named executive officers’ compensation remains with Calgon Carbon’s Compensation Committee. Calgon Carbon’s board of directors believes that its Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, appropriate, and competitive compensation recommendations and decisions that are in the best interest of Calgon Carbon and its stockholders. However, Calgon Carbon’s board of directors values the opinions of Calgon Carbon’s stockholders as expressed through their votes and other communications.

The Calgon Carbon board of directors unanimously recommends a vote “FOR” the advisory compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)

Calgon Carbon’s stockholders are being asked to approve a proposal providing for the adjournment of the special meeting from time to time, if necessary or appropriate in the view of the Calgon Carbon board of directors, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or in the absence of a quorum. If this proposal is approved, the special meeting could be successively adjourned to any date. In addition, the Calgon Carbon board of directors could postpone the meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. Pursuant to the merger agreement, Calgon Carbon may adjourn, delay or postpone the special meeting (1) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Calgon Carbon’s record date stockholders within a reasonable amount of time in advance of the special meeting, (2) if there are insufficient shares of Calgon Carbon common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting or (3) for a single period not to exceed ten business days, to solicit additional proxies if necessary to obtain the adoption of the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

Calgon Carbon does not anticipate calling a vote on this proposal if the merger proposal is approved by the requisite number of shares of Calgon Carbon common stock at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

Approval of the adjournment proposal requires the affirmative vote of the Calgon Carbon stockholders holding a majority of the votes cast at the special meeting with respect to the proposal.

The Calgon Carbon board of directors unanimously recommends a vote “FOR” the adjournment proposal, if a vote on such proposal is called.

MARKET PRICE OF COMPANY COMMON STOCK AND DIVIDEND INFORMATION

Calgon Carbon common stock is listed on the NYSE under the symbol “CCC.”

The following table sets forth on a per share basis the low and high sales prices Calgon Carbon common stock as reported by the NYSE, and the cash dividends declared per share for the periods indicated:

	Market Price
	Low			High			Dividend Declared
Fiscal Year Ending December 31, 2017:
First Quarter		$13.10			$17.80		$0.05
Second Quarter		$13.40			$15.60		$0.05
Third Quarter		$12.00			$21.45		$0.00
Fourth Quarter (through October [13], 2017)	$	[21.35	]	$	[22.10	]	$0.00
Fiscal Year Ended December 31, 2016:
First Quarter		$13.67			$17.53		$0.05
Second Quarter		$12.75			$16.59		$0.05
Third Quarter		$12.70			$15.77		$0.05
Fourth Quarter		$14.45			$18.80		$0.05

The closing price of Calgon Carbon common stock on September 21, 2017, which was the last trading day before the merger was publicly announced, was $13.20 per share. On October [    ], 2017, the most recent practicable date before filing this proxy statement, the closing price for Calgon Carbon common stock was $[        ] per share. You are encouraged to obtain current market quotations for Calgon Carbon common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table shows the number of shares of Calgon Carbon common stock beneficially owned as of [                    ], 2017 by (1) each Director of Calgon Carbon, (2) each nominee for Director, (3) the named executive officers of Calgon Carbon in the Summary Compensation Table (Randall S. Dearth, Robert M. Fortwangler, Stevan R. Schott, James A. Coccagno, and Chad Whalen), and (4) by all current Directors and executive officers of Calgon Carbon as a group. Unless otherwise indicated in the footnotes to the table, each person named and all Directors and executive officers as a group have sole voting power and sole investment power with respect to the shares. As used herein, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, the security). A person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days of [                    ], 2017.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class
J. Rich Alexander(2)	24,183	*
William J. Lyons(3)	68,032	*
Louis S. Massimo(3)	52,410	*
William R. Newlin(4)	191,775	*
John J. Paro	21,242	*
Julie S. Roberts(3)	84,280	*
Timothy G. Rupert	74,885	*
Donald C. Templin(3)	30,410	*
Randall S. Dearth(3)	383,193	*
Robert M. Fortwangler	36,257	*
Stevan R. Schott	133,799	*
James A. Coccagno	47,054	*
Chad Whalen	20,013	*
All current Directors and executive officers as a group (14 persons)(2)(3)(4)	1,230,261	[	]%

* Less than 1%.

(1)	Includes (i) 10,914 shares of restricted stock in the case of each of Messrs. Alexander, Lyons, Massimo, Newlin, Paro, Rupert and Templin and Ms. Roberts; (ii) 282,686 shares underlying unexercised options and 33,142 time-vesting shares of restricted stock in the case of Mr. Dearth; 26,735 shares underlying unexercised options and 5,531 time-vesting shares of restricted stock in the case of Mr. Fortwangler; 87,954 shares underlying unexercised options and 13,021 time-vesting shares of restricted stock in the case of Mr. Schott; 33,238 shares underlying unexercised options and 8,318 time-vesting shares of restricted stock in the case of Mr. Coccagno; and 7,838 shares underlying unexercised options and 9,663 time-vesting shares of restricted stock in the case of Mr. Whalen, granted under Calgon Carbon’s stock plans; and (iii) 464,564 shares underlying unexercised options and 162,378 time-vesting shares of restricted stock in the case of all current Directors and executive officers as a group, in each case granted under the aforementioned plans. The “percent of class” set forth above for any individual and the group (but not for the other individuals listed above) is computed as though such shares optioned to such individual or the group, as the case may be, were outstanding.
(2)	Mr. Alexander holds 13,269 shares in his revocable trust investment account.
(3)	Includes 57,118 shares as to which Mr. Lyons shares voting and investment power with his wife; 41,496 shares as to which Mr. Massimo shares voting and investment power with his wife; 69,212 shares as to which Ms. Roberts shares voting and investment power with her husband; 11,682 shares as to which Mr. Templin shares voting and investment power with his wife; and 67,365 shares as to which Mr. Dearth shares voting and investment power with his wife.
(4)	Includes 43,708 shares held indirectly by Mr. Newlin through a retirement plan and 100,100 shares pledged by Mr. Newlin as collateral for a business loan.

Certain Other Beneficial Owners

The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of our outstanding Common Stock based on information that was available to Calgon Carbon as of October [    ], 2017.

Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
BlackRock, Inc. (“BlackRock”) 55 East 52nd Street
New York, NY 10055	5,986,390	11.8%
BlackRock (Netherlands) B.V.
BlackRock Advisors, LLC
BlackRock Asset Management Canada Limited
BlackRock Asset Management Ireland Limited
BlackRock Asset Management Schweiz AG
BlackRock Financial Management, Inc.
BlackRock Fund Advisors
BlackRock Institutional Trust Company, N.A.
BlackRock Investment Management (Australia) Limited
BlackRock Investment Management (UK) Ltd
BlackRock Investment Management, LLC

The foregoing information is taken from a Schedule 13G/A filed with the SEC on January 12, 2017 by BlackRock and its subsidiaries. The filing states that BlackRock has sole voting power with respect to 5,873,406 shares and sole dispositive power with respect to all 5,986,390 shares. In addition, the filing states that BlackRock Fund Advisors beneficially owns 5% or greater of the reported shares.

Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. (“Vanguard”) 100 Vanguard Blvd.
Malvern, PA 19355	4,344,813	8.58%
Vanguard Fiduciary Trust Company
Vanguard Investments Australia, Ltd.

The foregoing information is taken from a Schedule 13G/A filed with the SEC on February 10, 2017 by Vanguard and its subsidiaries. The filing states that Vanguard has sole voting power with respect to 60,590 shares, shared voting power with respect to 9,931 shares, sole dispositive power with respect to 4,277,041 shares and shared dispositive power with respect to 67,772 shares. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company, a subsidiary of Vanguard, is the beneficial owner of 57,841 shares, as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a subsidiary of Vanguard, is the beneficial owner of 12,680 shares, as a result of its serving as investment manager of Australian investment offerings.

Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percent of Class
Dimensional Fund Advisors LP (“Dimensional”)
Building One 6300 Bee Cave Road
Austin, Texas, 78746	2,661,661	5.26%

The foregoing information is taken from a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional. The filing states that Dimensional has sole voting power with respect to 2,489,773 shares and sole dispositive power with respect to all 2,661,661 shares. The filing also states that Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively referred to as the “Funds”). It states that subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds as well. The filing states that, in its role as investment advisor, sub-adviser or manager, Dimensional or its subsidiaries may possess voting or investment power over the securities of Calgon Carbon Corporation that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Calgon Carbon Corporation held by the Funds; however, all securities reported in the Schedule 13G are owned by the Funds. Dimensional and its subsidiaries disclaim beneficial ownership of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Calgon Carbon’s officers and Directors, and persons who own more than ten-percent of a registered class of Calgon Carbon’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, Directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish Calgon Carbon with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the Forms 3, 4, and 5 furnished to Calgon Carbon during or with respect to 2016, or written representations from certain reporting persons that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and Directors and ten-percent beneficial owners were complied with during 2016, except as follows: a late Form 4 with respect to shares of stock acquired via dividend reinvestment during 2016 by Julie Roberts was filed on February 10, 2017.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the “fair value” of your shares of Calgon Carbon common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL (“Section 262”) in order to demand and perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of certain provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Calgon Carbon common stock unless otherwise indicated.

Beneficial owners of shares of Calgon Carbon common stock who do not also hold such shares of record must have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Calgon Carbon common stock are owned of record in a fiduciary capacity, such as by a broker, bank or other nominee, execution of a demand for appraisal must be made in that capacity on behalf of the record holder, and if the shares of Calgon Carbon common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Calgon Carbon common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Calgon Carbon common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of Calgon Carbon common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If a stockholder holds shares of Calgon Carbon common stock through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. If you hold your shares of Calgon Carbon common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Calgon Carbon stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 and a copy of the full text of Section 262 is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy EACH of the following conditions:

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to deliver a written demand to Calgon Carbon before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

You must not vote in favor of, or consent in writing to, the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person or otherwise, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement and will also constitute a waiver of your appraisal rights and nullify any previously filed written demands for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement.

You must continue to hold your shares of Calgon Carbon common stock from the date of making the demand through the effective time. Therefore, a stockholder who is the record holder of shares of Calgon Carbon common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, without interest and less any applicable withholding taxes, but you will have no appraisal rights with respect to your shares of Calgon Carbon common stock.

All demands for appraisal pursuant to Section 262 should be addressed to Calgon Carbon Corporation, Attention: Chad Whalen, 3000 GSK Drive, Moon Township, Pennsylvania 15108 and must be delivered before the vote on the adoption of the merger agreement is taken at the special meeting and must be executed by, or on behalf of, the record holder of the shares of Calgon Carbon common stock.

Within 10 days after the effective time, the surviving corporation must give written notice of the effective time to each stockholder who has properly delivered a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration specified by the merger agreement for his, her or its shares of Calgon Carbon common stock; after this period, the stockholder may withdraw such demand for appraisal only with the written consent of the surviving corporation. Within 120 days after the effective time, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal rights have been received by Calgon Carbon and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Calgon Carbon common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the “fair value” of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Calgon Carbon common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Calgon Carbon, as the surviving corporation.

The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal. There is no present intent on the part of Calgon Carbon to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Calgon Carbon will file such a petition or that Calgon Carbon will initiate any negotiations with respect to the “fair value” of such shares. If no party files a petition for appraisal within 120 days after the effective time, all stockholders’ right to an appraisal will cease and all stockholders will be entitled to receive the per share merger consideration offered pursuant to the merger agreement. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. The Delaware Court of Chancery shall dismiss the proceedings as to all holders of shares of Calgon Carbon common stock who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Calgon Carbon common stock or (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

After determination of the stockholders entitled to appraisal of their shares of Calgon Carbon common stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares, determining their “fair value” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in the following sentence, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list filed by the surviving corporation, described in the precedent paragraph, and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262.

When the “fair value” is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining the “fair value” of the shares of Calgon Carbon common stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the “fair value” of your shares of Calgon Carbon common stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262.

Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Calgon Carbon common stock is less than the per share merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances.

However, costs do not include attorneys’ and expert witness fees. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights under Section 262 will not, from and after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than dividends or other distributions payable to stockholders of record at a date which is prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time or thereafter with the written approval of Calgon Carbon as the surviving corporation, then the right of that stockholder to appraisal will cease.

Any such attempt to withdraw an appraisal demand more than 60 days after the effective time will require our written approval. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective time.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and exercise appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This practice, which is commonly referred to as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Calgon Carbon and some brokers household proxy materials unless contrary instructions have been received from the affected stockholders.

Calgon Carbon will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Dan Crookshank, Director — Investor Relations and Treasurer at 3000 GSK Drive, Moon Township, Pennsylvania 15108, telephone: (412) 787-6795, and we will promptly deliver such materials to you. You may also contact the above if you (and other stockholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Calgon Carbon does not currently expect to hold an annual meeting of stockholders in 2018 (the “2018 Annual Meeting”) because Calgon Carbon will not be a public company after the merger is completed. However, if the merger is not completed, you will continue to be entitled to attend and participate in Calgon Carbon’s annual meetings of stockholders, and we will hold the 2018 Annual Meeting, in which case we will provide notice of or otherwise publicly disclose the date on which the 2018 Annual Meeting will be held. If the 2018 Annual Meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the 2018 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act and Calgon Carbon’s bylaws, as described below.

If any stockholder wishes to present a proposal to be acted upon at the 2018 Annual Meeting and to include such proposal in Calgon Carbon’s Proxy Statement, the proposal must be received by the Secretary of Calgon Carbon by November 17, 2017 to be considered for inclusion in Calgon Carbon’s Proxy Statement and form of proxy relating to the 2018 Annual Meeting. The 2018 Annual Meeting is expected to be held on or about May 3, 2018. Any stockholder proposal received by the Secretary of Calgon Carbon outside such notice period will be considered untimely under Rule 14a-4(c)(1) promulgated by the SEC under the Exchange Act.

Section 1.08 of the by-laws of Calgon Carbon requires that any stockholder intending to present a proposal for action at an Annual Meeting (without including such proposal in Calgon Carbon’s Proxy Statement) must give written notice of the proposal, containing the information specified in such Section 1.08, so that it is received by Calgon Carbon within the notice period determined under such Section 1.08. For the 2018 Annual Meeting, any notice must be received between November 18, 2017 and January 16, 2018.

Calgon Carbon board of directors knows of no matters which may be presented for consideration at our 2018 Annual Meeting pursuant to the foregoing requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Calgon Carbon is subject to the reporting requirements of the Exchange Act. Accordingly, Calgon Carbon files current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Calgon Carbon’s SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov.

Calgon Carbon also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Calgon Carbon’s Internet website address is www.calgoncarbon.com. The information provided on or accessible through Calgon Carbon’s website is not, and will not be deemed to be, part of this proxy statement and is not incorporated into this proxy statement or any other filings that we make with the SEC.

Calgon Carbon incorporates information into this proxy statement by reference, which means that Calgon Carbon discloses important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except to the extent superseded by information contained in this proxy statement or by information contained in documents filed with the SEC after the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Calgon Carbon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017;

2.	Calgon Carbon’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017 and for the quarter ended June 30, 2017, filed with the SEC on August 4, 2017;

3.	Calgon Carbon’s Definitive Proxy Statement filed with the SEC on March 23, 2017; and

4.	Calgon Carbon’s Current Reports on Form 8-K filed with the SEC on February 24, 2017, March 13, 2017, May 9, 2017, August 4, 2017 and September 21, 2017 (for the avoidance of doubt, including both Current Reports on Form 8-K filed on such date).

We also incorporate by reference into this proxy statement additional documents that Calgon Carbon may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may obtain copies of any of these filings by contacting Calgon Carbon at the following address and phone number or by contacting the SEC as described above. Documents incorporated by reference are available from Calgon Carbon without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement, by requesting them in writing, by telephone or via the Internet at:

Calgon Carbon Corporation

3000 GSK Drive

Moon Township, PA 15108

Attn: Dan Crookshank, Director — Investor Relations and Treasurer

Telephone: (412) 787-6795

Internet Website: www.calgoncarbon.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER [    ], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

KURARAY CO., LTD.,

KURARAY HOLDINGS U.S.A., INC.,

KJ MERGER SUB, INC.

and

CALGON CARBON CORPORATION

dated as of

SEPTEMBER 21, 2017

A-i

A-ii

A-iii

EXHIBIT INDEX

EXHIBIT A    Amended and Restated Certificate of Incorporation

EXHIBIT B    Amended and Restated Bylaws

EXHIBIT C    Forum Selection Bylaw Provision

A-iv

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 21, 2017, by and among Kuraray Co., Ltd., a company organized under the laws of Japan (“Kuraray”), Kuraray Holdings U.S.A., Inc., a Delaware corporation (“Parent”), KJ Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Calgon Carbon Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the boards of directors of Kuraray and Parent have approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) and the other Transactions, in each case, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, each of the boards of directors of the Company and Merger Sub has (a) determined that the Merger is fair to and in the best interests of their respective stockholders, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement and (c) resolved to recommend to each of their respective stockholders that such stockholders adopt this Agreement; and

WHEREAS, Kuraray, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with, and prescribe various conditions to, the Merger and the other Transactions.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, upon the terms and subject to the conditions of this Agreement, the parties to this Agreement hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1    The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is referred to in this Agreement as the “Surviving Corporation.”

Section 1.2    Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Jones Day, 500 Grant Street, Suite 4500, Pittsburgh, Pennsylvania, as soon as practicable, but in no event later than 10:00 a.m. on the fourth Business Day after the satisfaction or waiver of all of the conditions (other than any condition that by its nature cannot be satisfied until the Closing, but subject to satisfaction or waiver of any such condition) set forth in Article VII or on such other date as is mutually agreed to in writing by the parties to this Agreement. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 1.3    Effective Time. The parties to this Agreement shall cause the Merger to become effective by executing and filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) at the Closing (or at such other time or date as Kuraray and the Company may agree in writing) in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by Kuraray and the Company in writing, being the “Effective Time”).

Section 1.4    Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the relevant provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5    Amended and Restated Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)    At the Effective Time, and without any further action on the part of the Company and Merger Sub, the amended and restated certificate of incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) shall be amended so as to read in its entirety as is set forth on Exhibit A hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law, subject to the obligations set forth in Section 6.7.

(b)    At the Effective Time, and without any further action on the part of the Company and Merger Sub, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”) shall be amended so as to read in their entirety in the form as is set forth on Exhibit B hereto, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, with the certificate of incorporation of the Surviving Corporation and as provided by applicable Law, subject to the obligations set forth in Section  6.7.

Section 1.6    Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, in each case, as may be amended from time to time.

Section 1.7    Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of either the Company or Merger Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1    Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Kuraray, Parent, Merger Sub, the Company, the holders of shares of Company Common Stock (the “Shares”) or any other securities of the Company or the holders of any securities of Kuraray, Parent or Merger Sub:

(a)    Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b)) will be cancelled and extinguished and be converted into the right to receive $21.50 in cash, without interest (the “Merger Consideration”), upon surrender of either certificates formerly representing such Shares (“Certificates”) or any book-entry Shares (“Book-Entry Shares”) in the manner provided in Section 2.2. All such Shares, when so converted, will no longer be outstanding, will automatically be cancelled and retired and will cease to exist. Each holder of such Certificates or Book-Entry Shares will cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2, without interest.

(b)    Each (i) Share held in the treasury of the Company, (ii) Share owned by Kuraray or any direct or indirect wholly owned Subsidiary of Kuraray immediately before the Effective Time, and (iii) Dissenting Share will no longer be outstanding, will automatically be cancelled and retired and will cease to exist, and no payment or other consideration will be made with respect to such Shares subject, in the case of Dissenting Shares, to the right of the holder thereof to receive any payment under Section 2.4.

(c)    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.2    Payment; Surrender of Shares; Stock Transfer Books.

(a)    Prior to the Effective Time, Kuraray or Parent shall select a paying agent (the “Paying Agent”) reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger to receive the funds necessary to make the payments contemplated by Section 2.1(a). At or immediately prior to the Effective Time, Kuraray shall deposit, or cause to be deposited, in trust with the Paying Agent in a separate account for the benefit of holders of Shares (the “Payment Fund”), the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a) upon the surrender of such holders’ Certificates or Book-Entry Shares in accordance with Section 2.2(b). The Paying Agent agreement pursuant to which Kuraray or Parent shall appoint the Paying Agent shall be in a form and substance reasonably acceptable to the Company.

(b)

(i)    As soon as reasonably practicable after the Effective Time, and in any event within three Business Days thereafter, Kuraray shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Share whose Shares were converted into the right to receive the Merger Consideration (A) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and such letter of transmittal will be in form reasonably agreed by Kuraray and the Company) and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or the Book-Entry Shares in exchange for the Merger Consideration. Each holder of Certificates or Book-Entry Shares may thereafter surrender such Certificates or Book-Entry Shares to the Paying Agent under cover of the letter of transmittal, as agent for such holder. Upon delivery of a duly completed and validly executed letter of transmittal in accordance with the instructions thereto and the surrender of Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares on or before the first anniversary of the Effective Time, Kuraray shall cause the Paying Agent to pay the holder of such Certificates or Book-Entry Shares, in exchange for the Certificates or Book-Entry Shares, cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Book-Entry Shares or Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) so surrendered. Until so surrendered, Certificates or Book-Entry Shares (other than any Shares to be cancelled pursuant to Section 2.1(b)) will represent solely the right to receive the aggregate Merger Consideration relating to the Shares represented by such Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares.

(ii)    If payment of the Merger Consideration in respect of cancelled Shares is to be made to a Person other than the Person in whose name surrendered Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares are registered, it will be a condition to such payment that the Certificates or Book-Entry Shares so surrendered will be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificates or Book-Entry Shares surrendered or shall have established to the satisfaction of the Paying Agent that such Tax is not applicable.

(c)    At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company’s capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares will cease to have any rights with respect to any Shares, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares are presented to the Surviving Corporation, the holder of such Shares will be given a copy of the letter of transmittal and the instructions thereto referred to in Section 2.2(b) and will be instructed to comply with such instructions in order to receive the Merger Consideration with respect to such holder’s Shares. No interest will accrue or be paid on any cash payable upon the surrender of Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares which immediately before the Effective Time represented the Shares.

(d)    On the date which is one year after the Effective Time, the Paying Agent shall deliver to Kuraray, Parent or the Surviving Corporation, as Kuraray may designate in its discretion, the undistributed portion of the Payment Fund, including any interest received with respect thereto, and any Certificates or other documents, in its possession relating to the Transactions, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares or previously delivered to Kuraray, Parent or the Surviving Corporation, and thereafter such holders (other than with respect to any Shares contemplated by Section 2.1(b)) will be entitled to look to Kuraray, Parent and the Surviving Corporation (subject to abandoned property, escheat or similar Laws) for payment of the Merger Consideration payable thereon upon due surrender of their Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares, without any interest on such Merger Consideration. Immediately prior to the date on which any Merger Consideration would escheat or otherwise become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of Kuraray, Parent or the Surviving Corporation, as Kuraray may designate, free and clear of all Encumbrances. Notwithstanding the foregoing, none of Kuraray, Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or any other Person will be liable to any Person for Merger Consideration delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

(e)

(i)    Notwithstanding any provision in this Agreement to the contrary other than Section 2.2(e)(ii), Kuraray, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.3, such amounts as are required to be withheld or deducted under any Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or other securities in respect of which such deduction and withholding were made.

(ii)    If Kuraray determines that any portion of a payment made pursuant to Section 2.2 is subject to withholding Tax pursuant to Sections 897 and 1445 of the Code, Kuraray shall promptly notify the Company in writing of such determination and provide the Company with a written explanation setting forth the reasons for such withholding. Kuraray shall provide any such notification and written explanation to the Company no later than 20 days prior to the Closing Date. During the ten day period following the delivery of such notification and written explanation, the Company shall review such written explanation and shall notify Kuraray in writing of any disagreement with such explanation and any proposal for the reduction of withholding Tax. Kuraray and the Company shall endeavor in good faith to resolve any such disagreement and minimize any required withholding during the five day period following the Company’s response to Kuraray’s notification and written explanation.

(f)    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Kuraray, Parent or the Surviving Corporation, as the case may be, the posting by such Person of an indemnity agreement or, at the election of Kuraray, Parent or the Paying Agent, a bond in a customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration, without interest, with respect to the number of Shares formerly represented by such lost, stolen or destroyed Certificate.

(g)    The Paying Agent will invest all cash included in the Payment Fund as directed by Kuraray; provided, however, that any investment of such cash will be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument will have a maturity exceeding three months, and that no such investment or loss thereon will affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall become part of the Payment Fund, and any amount in excess of the amounts payable under Section 2.1(a) shall be promptly returned to Kuraray, Parent or the Surviving Corporation, as requested by Kuraray. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Kuraray will promptly replace or restore, or will promptly cause to be replaced or restored, the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

Section 2.3    Treatment of Company Stock Plans.

(a)    Each Company Option that is outstanding and unexercised as of the Effective Time (whether vested or unvested) shall terminate and be converted into the right of the holder to receive from the Surviving Corporation an amount in cash equal to the product of (i) the total number of Shares previously subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share set forth in such Company Option (the “Option Cash Payment”). As of the Effective Time, each holder of a Company Option shall cease to have any rights under or with respect thereto, except the right to receive the Option Cash Payment. The Option Cash Payment shall be made by the Surviving Corporation to the applicable holder promptly following the Effective Time (and no later than the later of (x) five Business Days following the Effective Time and (y) the end of the first payroll period of the Surviving Corporation following the Effective Time).

(b)    Each unvested share of Company Restricted Stock that is outstanding as of the Effective Time shall vest, and the holder thereof shall receive (i) payment with respect to each such vested share of Company Restricted Stock pursuant to Section 2.1(a), and (ii) a cash payment equal to any outstanding cash dividends that have accumulated but not been paid by the Company with respect to such shares of Company Restricted Stock.

(c)    Each Company Phantom Stock Unit Award that is outstanding and unexercised as of the Effective Time shall terminate and be converted into the right of the holder to receive from the Surviving Corporation an amount in cash equal to the product of (i) the total number of Shares subject to such Company Phantom Stock Unit Award, including any dividends credited with respect thereto, and (ii) the Merger Consideration (the “Phantom Stock Unit Award Cash Payment”). As of the Effective Time, each holder of a Company Phantom Stock Unit Award shall cease to have any rights under or with respect thereto, except the right to receive the Phantom Stock Unit Award Cash Payment. The Phantom Stock Unit Award Cash Payment shall be made by the Surviving Corporation to the applicable holder promptly following the Effective Time (and no later than the later of (x) five Business Days following the Effective Time and (y) the end of the first payroll period of the Surviving Corporation following the Effective Time).

(d)    Each Company Performance Share Award that is outstanding or payable as of the Effective Time (whether vested or unvested) shall terminate and be converted into the right of the holder to receive from the Surviving Corporation an amount in cash equal to (i) the product of (A) the number of Shares underlying such Company Performance Share Award (assuming payout at 100% of target) and (B) the Merger Consideration, plus (ii) the cash dividends that would have been paid from the effective date of the Company Performance Share Award through the Effective Time, had the Company Performance Share Award represented Shares issued and outstanding during such period (assuming payout at 100% of target) (collectively, the “Performance Share Award Cash Payment”). As of the Effective Time, each holder of a Company Performance Share Award shall cease to have any rights under or with respect thereto, except the right to receive the Performance Share Award Cash Payment. The Performance Share Award Cash Payment shall be made by the Surviving Corporation to the applicable holder promptly following the Effective Time (and no later than the later of (x) five Business Days following the Effective Time and (y) the end of the first payroll period of the Surviving Corporation following the Effective Time).

(e)    At or prior to the Effective Time, the Company Board and its Compensation Committee shall adopt any resolutions that are necessary to effectuate the provisions of this Section 2.3.

Section 2.4    Dissenters’ Rights. Shares that have not been voted for adoption of this Agreement and with respect to which appraisal has been properly demanded in accordance with, and at all times the holder of such Shares has been in compliance with, Section 262 of the DGCL (“Dissenting Shares”) will not be converted into the right to receive the Merger Consideration at or after the Effective Time, but instead at the Effective Time shall become entitled to receive the fair value of such Dissenting Shares in accordance with Section 262 of the DGCL. Notwithstanding the foregoing, if any holder of Dissenting Shares fails to perfect or otherwise waives, withdraws, loses or becomes ineligible for such appraisal or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder’s Dissenting Shares will cease to be a Dissenting Share, and each such Share will be deemed to have converted as of the Effective Time into, and shall have become, the right to receive the Merger Consideration, without interest. The Company shall give Kuraray prompt notice of any demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to stockholders’ rights of appraisal, and Kuraray shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law. The Company shall not, without the prior written consent of Kuraray, make any payment with respect to, or settle or offer to settle, any such demands, or agree to take or commit to take any such action.

Section 2.5    Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock, or securities convertible or exchangeable into or exercisable for shares of capital stock, of the Company shall occur as a result of any merger, business combination, reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration and any other similarly dependent items shall be equitably adjusted, without duplication, to provide the holders thereof the same economic effect contemplated by this Agreement prior to such change; provided, however, that nothing in this Section 2.5 shall be construed to permit the Company, any Subsidiary of the Company, Kuraray, Parent, Merger Sub or any other Person to take any action otherwise prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as set forth in the letter from the Company, dated the date hereof, addressed to Kuraray, Parent and Merger Sub (the “Company Disclosure Letter”), subject in all respects to Section 9.7 or (y) as disclosed in the Company SEC Documents filed with the SEC and publicly available at least three Business Days prior to the date of this Agreement (and only as and to the extent disclosed therein), other than any disclosures in any such Company SEC Documents contained under the captions “Risk Factors,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” sections thereof or other similarly cautionary, forward-looking or predictive statements therein, it being understood that this clause (y) shall not be applicable to Section 3.1, Section 3.2, Section 3.25, and Section 3.26, the Company represents and warrants to Kuraray, Parent and Merger Sub as follows:

Section 3.1    Organization.

(a)    Each of the Company and its Subsidiaries is a corporation, partnership or other entity organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company and each of its Subsidiaries is qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2    Authorization; Validity of Agreement; Company Action.

(a)    The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the board of directors of the Company (the “Company Board”), and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, except, in the case of the consummation of the Merger, for (x) the Stockholder Approval and (y) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Kuraray, Parent and Merger Sub, is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “General Enforceability Exceptions”).

(b)    Assuming the accuracy of the representations and warranties in Section 4.4, the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon to adopt this Agreement (the “Stockholder Approval”) is the only vote or consent of the holders of any class or series of the Company’s capital stock that is necessary in connection with the consummation of the Merger.

(c)    At a meeting duly called and held, the Company Board (i) determined that the Merger is fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions set forth in this Agreement and (iii) resolved to recommend to the Company’s stockholders that they adopt this Agreement (such recommendation, the “Company Recommendation”) and directed that such matter be submitted for consideration of the Company’s stockholders at the Meeting.

(d)    At a meeting duly called and held, the Company Board unanimously adopted resolutions approving an amendment to the Company’s bylaws to include the provision set forth in Exhibit C hereto. The Company Board has not amended or withdrawn such resolutions and the language of such amendment to the Company’s bylaws has not been amended or otherwise modified.

Section 3.3    Consents and Approvals; No Violations.

(a)    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not (i) conflict with, or result in any violation of (subject to obtaining the Stockholder Approval), the certificate of incorporation and the bylaws of the Company and the comparable constituent documents of each of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vii) of Section 3.3(b) have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets are bound or (iii) conflict with, or result in any breach or violation of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right (including a right of termination, cancellation or acceleration of any obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets are bound, except, in the case of the foregoing clauses (i) and (ii), for any such conflict, violation, breach, default, loss, termination, cancellation, amendment or acceleration or other occurrence which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or which would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

(b)    The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by the Company do not and will not require any consent, approval, authorization or Order of, action by, registration, declaration or filing with, or notification to, any federal, state, local or municipal governmental, administrative or regulatory (including stock exchange) authority, agency, court or tribunal of competent jurisdiction, or other governmental commission, branch or authority or other governmental entity or body (each, a “Governmental Entity”), except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement) as may be required in connection with this Agreement and the Transactions, and Takeover Laws and state securities and “blue sky” Laws, (ii) the applicable requirements of the New York Stock Exchange (“NYSE”), (iii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the applicable requirements of antitrust or other competition laws of jurisdictions other than the United States or investment laws relating to foreign ownership (“Foreign Antitrust Laws”), (vi) filings with, submissions as may be advisable to, and clearances, permits, authorizations, consents and approvals as may be required from, CFIUS in order to obtain the CFIUS Approval, (vii) the notification to DDTC under ITAR, and (viii) any such consent, approval, order, authorization, permit, action, declaration, filing or notification the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or which would not reasonably be expected to prevent or materially impair or delay the consummation of the Transactions.

Section 3.4    Capitalization.

(a)    The authorized capital stock of the Company consists of 100,000,000 shares of both common stock, par value $0.01 per share (the “Company Common Stock”), and Class A stock, par value $0.01 per share (the “Company Class A Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of September 19, 2017, there were (i)(A) 50,792,766.9282 Shares issued and outstanding (which number includes 303,677 shares of Company Restricted Stock), (B) no shares of Company Class A Stock issued and outstanding, (C) 10,918,980 Shares held by the Company in its treasury and (D) no shares of Company Class A Stock held by the Company in its treasury, (ii) 199,829 Shares underlying the outstanding Company Performance Share Awards, (iii) 2,085,675 Shares subject to outstanding Company Options, (iv) 27,289.63 Shares subject to outstanding Company Phantom Stock Unit Awards and (v) (A) no shares of Company Preferred Stock issued or outstanding and (B) no shares of Company Preferred Stock are held by the Company in its treasury. All the outstanding Shares are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as referred to in this Section 3.4, there are no (1) shares of capital stock or other equity interests or voting securities of the Company authorized, issued or outstanding, (2) existing options, warrants, calls, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character to acquire any such capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests or voting security in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, share of deferred stock, restricted stock award, stock appreciation right, phantom stock award, preemptive right, subscription or other right, agreement, arrangement or commitment, (3) outstanding contractual obligations, commitments, arrangements, undertakings or securities (I) obligating any of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or subscribe for any Shares, or the capital stock or other equity interests or voting securities of the Company or of any of its Subsidiaries or (II) that give any Person the right to receive any economic interest of a nature accruing to the holders of Shares or otherwise based on the performance or value of shares of capital stock of the Company or any of its Subsidiaries, or (4) issued or outstanding equity performance awards, units, rights to receive Shares on a deferred basis, or rights to purchase or receive Shares or other equity interests or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company (the items referred to in the foregoing clauses (1) through (4) of or with respect to any Person, collectively, “Rights”). No Subsidiary of the Company owns any shares of capital stock of the Company.

(b)    Section 3.4(b) of the Company Disclosure Letter lists each Subsidiary of the Company. All of the outstanding equity securities of such Subsidiaries are owned beneficially or of record by the Company, directly or indirectly, and all such equity securities have been validly issued, are fully paid and nonassessable not subject to preemptive rights, and are wholly owned, directly or indirectly, by the Company by either the Company or one of its Subsidiaries free and clear of any Encumbrances of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” Laws of the various States of the United States or similar Law of other applicable jurisdictions). Except for the equity securities of the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries directly or indirectly owns any capital stock of, or other equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for any equity, ownership, profit, voting or similar interest or Rights in, any Person.

(c)    There is no Indebtedness of the Company that give the holders thereof the right to vote (or that are convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Shares may vote. Except for any obligations pursuant to this Agreement, there are no voting trusts or other agreements or understandings, to which the Company or any of its Subsidiaries is a party or is otherwise bound with respect to the voting of the capital stock and other Rights of the Company or any of its Subsidiaries.

(d)    There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, other than pursuant to the Company Plans.

Section 3.5    SEC Reports and Financial Statements.

(a)    The Company has filed with or furnished to the SEC, at or prior to the time so required, all forms, reports, schedules, statements and other documents required to be filed or furnished by it since January 1, 2015, under the Exchange Act or the Securities Act (collectively, the “Company SEC Documents”). As of its respective date of filing, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amending or superseding filing, each Company SEC Document (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or necessary in order to make the statements in such Company SEC Document, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and SOX, as the case may be, and the applicable rules and regulations of the SEC under the Exchange Act, the Securities Act and SOX, as the case may be. None of the Company’s Subsidiaries is, or at any time since January 1, 2015, has been, required to file any forms, reports or other documents with the SEC. The Company has delivered, or otherwise made available through filings with the SEC, to Kuraray copies of all material comment letters received by the Company from the SEC since January 1, 2015 relating to the Company SEC Documents, together with all material written responses of the Company thereto. To the Knowledge of the Company, there are no material outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(b)    Each of the audited and unaudited consolidated financial statements included in the Company SEC Documents (the “Company Financial Statements”) (i) has been prepared from, and is in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect to such requirements, (iii) has been prepared in accordance with United States generally accepted accounting principles (“GAAP”), in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in the Company Financial Statements or in the notes to the Company Financial Statements and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (iv) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to in the Company Financial Statements.

(c)    Each of the principal executive officers of the Company and the principal financial officer of the Company has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”) with respect to the Company SEC Documents, and the statements contained in such certifications are accurate in all material respects as of the date of this Agreement. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

Section 3.6    Internal Controls.

(a)    The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially adversely affect the Company Financial Statements would be detected or prevented in a timely manner.

(b)    The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(c)    Since January 1, 2015 (or such later date coinciding with the start date of such principal financial officer), neither the principal executive officer nor the principal financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” in the Company’s internal controls over financial reporting.

Section 3.7    Absence of Certain Changes. (a) Since January 1, 2017 through the date of this Agreement, (i) except as otherwise required or contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice in all material respects and (ii) there has not been any action or event, or any authorization, commitment or agreement by the Company or any of its Subsidiaries with respect to any action or event, that if taken or if it occurred after the date hereof would be prohibited by Section 5.1(a)(vii) and (b) since January 1, 2017, there has not been any Change (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8    No Undisclosed Material Liabilities. To the Knowledge of the Company, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, absolute, determined or contingent, and there is no existing condition, situation or set of circumstances, that would be required to be reflected or reserved against on a consolidated statement of financial position of the Company and its consolidated Subsidiaries prepared in accordance with GAAP or disclosed in the notes thereto, except for (a) liabilities or obligations disclosed and provided for in the Company’s audited consolidated balance sheet as of December 31, 2016 (or the notes thereto) included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2017, (b) liabilities or obligations incurred in connection with the Transactions, (c) liabilities or obligations incurred in the ordinary course of business consistent with past practice since January 1, 2017 or (d) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9    Compliance with Laws and Orders. The Company and each of its Subsidiaries is and, since January 1, 2015, has been in compliance with all applicable Laws and Orders, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries hold all material franchises, grants, licenses, authorizations, permits, easements, variances, exceptions, certificates, clearances, permissions, qualifications, registrations, orders, consents and approvals of all Government Entities, and have filed all material reports, notices, and other documents with all Government Entities, necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and assets and to carry on operation of the businesses of the Company and its Subsidiaries as of the date hereof and as of the Closing Date (the “Company Permits”), except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the material terms and requirements of the Company Permits. All Company Permits are valid and in full force and effect and are not subject to any Action or Order that would reasonably be expected to result in any material modification, termination or revocation thereof.

Section 3.10     Material Contracts.

(a)    Section 3.10(a) of the Company Disclosure Letter sets forth a true, correct and complete list of the following Contracts (excluding, in each case, (x) any Company Plan, (y) any Contracts filed no less than two Business Days prior to the date hereof as exhibits to all forms, reports, schedules, statements and other documents publicly filed with the SEC, and (z) this Agreement) to which the Company or any of its Subsidiaries is a party otherwise bound, in each case, as of the date of this Agreement:

(i)    any Contract that is required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)    any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of Indebtedness or agreement providing for Indebtedness in excess of $5 million, except for Contracts relating to Indebtedness between the Company and any of its Subsidiaries or between Subsidiaries of the Company;

(iii)    any Contract for the sale of any of the Company’s or its Subsidiaries’ property or assets (other than sales of inventory, product or obsolete equipment in the ordinary course of business) for, in each case, aggregate consideration of more than $15 million;

(iv)    any Contract, which is material to the Company and its Subsidiaries, taken as a whole, entered into within the past two years in connection with the settlement or other resolution of any Action, involving a payment in excess of $5 million or any material ongoing requirements or restrictions on the Company or any of its Subsidiaries;

(v)    any Government Contract between the Company or any of its Subsidiaries and any of the ten largest customers of the Company and its Subsidiaries that are municipal Governmental Entities (determined on the basis of revenues received by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended December 31, 2016) (each such Contract, a “Municipal Contract”);

(vi)    any Contract containing covenants binding upon the Company or any of its Subsidiaries that materially restricts the ability of the Company or any of its Subsidiaries to compete in any activity or business of the Company or its Subsidiaries, or with any Person in any geographic area, except for any such Contract that may be canceled without penalty by the Company or any of its Subsidiaries upon notice of 60 days or less;

(vii)    any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than any such Contract solely between or among any of the Company and any of its direct or indirect wholly owned Subsidiaries;

(viii)    any Contract that by its terms calls for aggregate payments by the Company or any of its Subsidiaries of more than $10 million per annum, except for any such Contract that may be cancelled by the Company, without any material penalty or other liability to the Company or any of its Subsidiaries, upon notice of 90 days or less;

(ix)    each material Contract to or by which the Company or any of its Subsidiaries is a party or bound granting a third party any license to Intellectual Property Rights, other than nonexclusive licenses granted in the ordinary course of business consistent with past practice, except for any such Contract that may be canceled without penalty by the Company or any of its Subsidiaries upon notice of 120 days or less;

(x)    each material Contract pursuant to which the Company or any of its Subsidiaries has been granted any license to Intellectual Property Rights, other than nonexclusive licenses granted in the ordinary course of business consistent with past practice, except for any such Contract that may be canceled without penalty by the Company or any of its Subsidiaries upon notice of 120 days or less;

(xi)    each Contract that would materially impair or limit the Company’s or any of its Subsidiaries’ ability to own, enforce, use, license or disclose any Company Intellectual Property Rights;

(xii)    each material Contract between the Company or any of its Subsidiaries and any of the ten largest customers of the Company and its Subsidiaries (determined on the basis of revenues received by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended December 31, 2016) (each such customer, a “Major Customer”, and each such Contract, a “Major Customer Contract”);

(xiii)    each material Contract between the Company or any of its Subsidiaries and any of the ten largest licensors or other suppliers to the Company and its Subsidiaries (determined on the basis of amounts paid by the Company or any of its Subsidiaries in the four consecutive fiscal quarter period ended December 31, 2016) (each such licensor or other supplier, a “Major Supplier”, and each such Contract, a “Major Supplier Contract”);

(xiv)    any Contract under which the Company or any of its Subsidiaries has advanced or loaned an amount of money in excess of $100,000 to any of its current or former directors, officers, employees or consultants; or

(xv)    any Contract that would prevent the Company from or materially impair the ability of the Company to perform its obligations under this Agreement in any material respect.

Each such contract described in clauses (i) through (xv) is referred to herein as a “Company Material Contract.”

(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is (and, to the Knowledge of the Company, no other party is) in default under any Company Material Contract, (ii) each of the Company Material Contracts is in full force and effect, and is the valid, binding and enforceable obligation of the Company and its Subsidiaries (and, to the Knowledge of the Company, the other parties thereto), subject to the General Enforceability Exceptions, (iii) to the Knowledge of the Company, the Company and its Subsidiaries have performed all obligations required to be performed by them to date under the Company Material Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach thereunder, (iv) none of the Company or any of its Subsidiaries has received any notice of termination with respect to and, to the Knowledge of the Company, no party has threatened to terminate any, Company Material Contract, (v) to the Knowledge of the Company, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancelation of any Company Material Contract.

(c)    True and complete copies of each Major Customer Contract, Major Supplier Contract and Municipal Contract, in each case, as amended and supplemented, have been delivered by the Company to Kuraray and Parent or have otherwise been made available to Kuraray and Parent.

Section 3.11    Information in the Proxy Statement. The proxy statement relating to the Meeting (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”) will not, at the date it is first mailed to the Company’s stockholders, at the time of the Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Kuraray, Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 3.12    Litigation. Section 3.12 of the Company Disclosure Letter sets forth a true, correct and complete list, as of June 30, 2017, of each material Action pending or, to the Knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries (a) for money damages (other than immaterial amounts), (b) that seeks injunctive relief, (c) that may give rise to any legal restraint on or prohibition against or limit the material benefits to Kuraray of the Transactions or (d) that, if resolved in accordance with the plaintiff’s demands, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, (x) neither the Company nor any of its Subsidiaries is a party or subject to, or in default under, any Order and (y) there is no pending or, to the Knowledge of the Company, threatened material governmental or regulatory audit or investigation of the Company or any of its Subsidiaries, in each case, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13    Employee Compensation and Benefit Plans; ERISA.

(a)    As used herein, the term “Company Plan” shall mean each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), each equity incentive plan (including each Company Stock Plan), and each other material compensation, severance, employment, change-in-control, retention, fringe benefit, bonus, incentive, savings, retirement, deferred compensation, or other material benefit plan, agreement, program, policy or Contract, whether or not subject to ERISA, under which any current or former employee, officer or director, individual contractor or individual consultant of the Company or any of its Subsidiaries (“Company Covered Employees”) has any present or future right to benefits, which is entered into, contributed to, sponsored by or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability.

(b)    Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(i)    Each Company Plan is in compliance, in form, with all requirements of applicable Laws and has been administered in all respects in accordance with its terms with all applicable Laws, including ERISA and the Code.

(ii)    Each Company Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter to that effect from the IRS and, to the Knowledge of the Company, no event has occurred since the date of such determination or opinion that would reasonably be expected to adversely affect such determination or opinion.

(iii)    No event has occurred that is reasonably likely to subject the Company or any of its ERISA Affiliates to any direct or indirect liability under Title IV of ERISA, including any termination as of the Effective Time of any Company Plan subject to Title IV of ERISA or the imposition of any withdrawal liability under a multiemployer plan (within the meaning of section 3(37) of ERISA) as a result of a complete withdrawal by the Company and its ERISA Affiliates from any such multiemployer plan as of the Effective Time.

(iv)    No Actions (other than routine claims for benefits in the ordinary course of business) are pending or, to the Knowledge of the Company, threatened with respect to any Company Plan.

(v)    (A) Each Company Plan that is maintained primarily for the benefit of Company Covered Employees based outside of the United States (a “Company Non-U.S. Plan”) is in compliance with all applicable Laws; and (B) each Company Non-U.S. Plan that is required to be funded is funded to the extent required by applicable Law, and with respect to all other Company Non-U.S. Plans, reserves therefor have been established as required on the accounting statements of the applicable Company or Subsidiary of the Company.

(vi)    The Company and its Subsidiaries have been and are in compliance with the terms of each applicable collective bargaining or similar agreement or Contract with any labor organization with respect to any employee (each, a “Collective Bargaining Agreement”).

(vii)    There is no (A) labor arbitration or grievance proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or (B) lockout, strike, slowdown, work stoppage or, to the Knowledge of the Company, threat thereof by or with respect to any employees of the Company or any of its Subsidiaries.

(viii)    There have been no acts or omissions by the Company or any of its ERISA Affiliates which have given rise to or may give rise to interest, fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company may be liable or under Section 409A of the Code for which the Company, any of its Subsidiaries or any participant in any Company Plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) may be liable.

(ix)    The Company and each of its Subsidiaries and each Company Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Health Plan”) (A) is currently in compliance in all respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and the regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and (B) has been in compliance in all respects with all applicable Healthcare Reform Laws since March 23, 2010.

(x)    No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the Company, or any Health Plan, to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws.

(c)    Neither the Company nor any of its Subsidiaries is a party to any Contract or plan that has resulted or could result, individually or in the aggregate, in the payment of (i) any excess parachute payment within the meaning of Section 280G of the Code (or any corresponding provision of state, local or non-US Tax Law) or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or non-US Tax Law).

(d)    Neither the Company nor any of its Subsidiaries is a party to, or bound by, any Collective Bargaining Agreement. There is not currently, and during the past three years there have not been, any other labor organization certified or recognized by the Company or any of its Subsidiaries with respect to the employees of the Company or any of its Subsidiaries. To the Knowledge of the Company, no organizational effort is presently underway or threatened by or on behalf of any labor organization with respect to the employees of the Company or any of its Subsidiaries and no such activities have occurred within the past three years.

(e)    The consummation of the Transactions will not (i) entitle any current or former employee or officer of the Company or any of its Subsidiaries to any material severance pay or any other material payment, or (ii) other than as provided in Section 2.3, accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee or officer.

Section 3.14    Properties.

(a)    Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Owned Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has good fee simple title to all Owned Real Property free and clear of all Encumbrances, except for Permitted Encumbrances. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has exclusive possession and use of each piece of Owned Real Property, other than any use and occupancy rights granted to third party owners, tenants or licensees pursuant to Contracts with respect to such Owned Real Property which were entered in the ordinary course of business consistent with past practice. Neither the Company nor any of its Subsidiaries has granted or conveyed to any Person any option, right of first refusal, right of first offer or any other right to acquire fee simple title to any of the Owned Real Property or any other right, title or interest of any kind or nature in, to or with respect to the use and/or occupancy of any of the Owned Real Property other than in the ordinary course of business.

(b)    Section 3.14(b) of the Company Disclosure Letter sets forth an true, correct and complete list of all material Leased Real Property that provides for payment by the Company or any of its Subsidiaries of more than $100,000 per annum and all of the leases or subleases for such Leased Real Property (each a “Lease”, and collectively, the “Leases”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Lease is in full force and effect and is the valid, binding and enforceable obligation of the Company and its Subsidiaries in accordance with its terms, and to the Knowledge of the Company, of the other parties thereto, subject to the General Enforceability Exceptions and (ii) there is no default under any Lease either by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the exclusive or nonexclusive right to use, occupy or otherwise enjoy any of the Leased Real Property other than in the ordinary course of business.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened condemnation or eminent domain proceedings that affect any Owned Real Property or Leased Real Property.

Section 3.15    Intellectual Property.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)    No Company Intellectual Property Rights are subject to any Order or Contract restricting or otherwise limiting the use, validity, enforceability, scope, licensing or ownership thereof or any right, title or interest of the Company or any of its Subsidiaries with respect thereto. To the Knowledge of the Company, (A) the Company Intellectual Property Rights are valid, and enforceable, and (B) no loss or expiration of any Company Intellectual Property Rights is pending or threatened in writing.

(ii)    (A) The Company or one of its Subsidiaries exclusively owns all right, title, and interest in, or has the right to use, pursuant to a valid and enforceable Contract, in each case, free and clear of all Encumbrances except Permitted Encumbrances, all Intellectual Property Rights required to operate the Company’s and its Subsidiaries’ businesses as presently conducted, and (B) as of the date hereof, (1) there are no pending, and the Company has not received any written notice of any actual or threatened, Actions alleging a violation, misappropriation or infringement of the Intellectual Property Rights of any other Person by the Company or its Subsidiaries, (2) to the Knowledge of the Company, the operation of the Company’s and its Subsidiaries’ businesses as currently conducted does not violate, misappropriate or infringe the Intellectual Property Rights of any other Person, and (3) to the Knowledge of the Company, no other Person has violated, misappropriated or infringed any Company Intellectual Property Rights.

(iii)    Each Person who has participated in the authorship, conception, creation, reduction to practice or development of any Intellectual Property Rights for or under the direction or supervision of the Company or any of its Subsidiaries has executed and delivered to the Company or its applicable Subsidiary a valid and enforceable Contract providing for (A) the non-disclosure by such Person of all Know-How of the Company or any of its Subsidiaries and (B) the assignment by such Person (by way of a present grant of assignment) to the Company or its applicable Subsidiary of all right, title, and interest in and to such Intellectual Property Rights. To the Knowledge of the Company, no Person is in breach of any such Contract.

(iv)    The Company and its Subsidiaries have taken commercially reasonable steps to protect, preserve and maintain the confidentiality of their Know-How. No such Know-How has been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business pursuant to a written confidentiality agreement.

(v)    There have been no failures, breakdowns or continued substandard performance of any Company Systems which have caused the substantial disruption or interruption in or to the use of the Company Systems or the operation of the business of the Company or any of its Subsidiaries. The Company has used commercially reasonable efforts to (A) implement security patches and upgrades that are generally available for the Company Systems, (B) provide for archival, back-up, recovery and restoration of its critical business data and (C) put in place business continuity and disaster recovery plans that are designed to minimize and mitigate the occurrence, duration and effect of any unscheduled unavailability of the Company Systems. To the Knowledge of the Company, there have been no attempted or successful unauthorized intrusions or breaches of the security of the Company Systems. Since January 1, 2015, there have been no prolonged periods of unscheduled unavailability of the Company Systems.

(vi)    The Company and its Subsidiaries maintain policies, procedures and rules regarding data privacy, protection, and security. The Company and its Subsidiaries and the conduct of their business is in compliance with all Data Security Requirements. To the Knowledge of the Company, there have been no (and the Company and its Subsidiaries have not received any written charge, complaint, claim or demand from any Person with respect to any) actual or alleged (A) incidents of data security breaches or intrusions or unauthorized access or use of any of the Company Systems or (B) unauthorized access to or collection, use, processing, storage, sharing, distribution, transfer, disclosure, destruction or disposal of Sensitive Information or Know-How, or any loss, distribution, compromise, or unauthorized disclosure thereof. There are no Actions pending against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice relating to any Data Security Requirement.

Section 3.16    Environmental Laws.

(a)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have in the past five years complied with all applicable Environmental Laws, and possess and during the last five years have complied with all applicable Environmental Permits required under such Laws to operate the businesses of the Company and its Subsidiaries as currently operated, (ii) there are no, and there have not been any, Materials of Environmental Concern at any property currently or, to the Knowledge of the Company, formerly owned or operated by the Company or its Subsidiaries, under circumstances that have resulted in or would reasonably be expected to result in liability of the Company or its Subsidiaries under any applicable Environmental Laws, (iii) no adverse environmental conditions exist at any property currently owned or operated by the Company or its Subsidiaries that would reasonably be expected to result in the Company and its Subsidiaries incurring any material liabilities, losses, damages, costs or expenses under any applicable Environmental Laws that are not otherwise covered by insurance and (iv) the Company has not received any written or, to the Knowledge of the Company, oral notification alleging that it is liable, or request for information, pursuant to any applicable Environmental Law, concerning any release, threatened release of, or exposure to, any Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate Governmental Entity or Person. There are no Actions arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company which have had and would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The consummation of the Transactions by the Company does not require the consent or pre-approval of any Government Entity under any applicable Environmental Law or Environmental Permit except where the failure to obtain such consent or pre-approval has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17    Taxes.    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    The Company and each of its Subsidiaries has timely filed all Tax Returns that it was required to file and has timely paid all Taxes shown thereon as due and owing and all other Taxes required to be paid by it. All such Tax Returns were correct and complete (in so far as they relate to the Taxes shown thereon as due and owing) in all respects.

(b)    No audit or other proceeding with respect to any Taxes due from the Company or any of its Subsidiaries, or any Tax Return of the Company or any of its Subsidiaries, is pending or threatened in writing by any Governmental Entity. Each assessed deficiency resulting from any audit or examination relating to Taxes by any Governmental Entity has been timely paid and there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any of its Subsidiaries.

(c)    Neither the Company nor any of its Subsidiaries has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(d)    Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement other than any such agreements that are pursuant to customary commercial Contracts not primarily related to Taxes.

(e)    The Company and each of its Subsidiaries has withheld and remitted all Taxes required to have been withheld and remitted under applicable Law in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other party.

(f)     There are no Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except for Permitted Encumbrances.

(g)    Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by Contract.

(h)    There are no closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings that have been entered into or issued by any Tax authority with respect to the Company or any of its Subsidiaries which are still in effect as of the date of this Agreement.

(i)     Neither the Company nor any of its Subsidiaries has “participated” within the meaning of Treasury Regulation Section 1.6011-4(c)(3)(i)(A) in any “listed transaction” within the meaning of Section 6011 of the Code and the Treasury Regulations thereunder, as in effect and as amended by any guidance published by the IRS for the applicable period.

(j)     Since January 1, 2015, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a transaction intended to qualify under Section 355 of the Code.

(k)    Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting or use of an improper method for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election under Section 108(i) of the Code.

(l)     None of the Company or any of its Subsidiaries has experienced an ‘ownership change’ as defined under Section 382 of the Code (or any similar concept under any applicable Law) that has limited the availability of any net operating losses utilized by the Company or any of its Subsidiaries in a taxable period open to examination by a U.S. or non-U.S. Tax authority.

(m)    No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries are or may be subject to taxation by that jurisdiction. For the avoidance of doubt, a jurisdiction includes, but is not limited to, any state or local jurisdiction in the U.S. or any non-U.S. jurisdiction.

(n)    The Company and its Subsidiaries have timely documented their transfer pricing methodology in compliance with Sections 482 and 6662 of the Code or any similar provision of applicable Law.

(o)    The Company and its Subsidiaries have properly filed all its federal income Tax Returns and informational returns with correct Tax entity classification for federal income Tax purposes.

(p)    Each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial underpayment of federal income Tax within the meaning of Code Section 6662.

Section 3.18    Insurance Policies. Section 3.18 of the Company Disclosure Letter lists, to the Knowledge of the Company, all material insurance policies and fidelity bonds (other than Company Plans) covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and its Subsidiaries. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries which are material to the Company and its Subsidiaries taken as a whole (a) are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in the industries in which the Company and its Subsidiaries operate, (b) all premiums due with respect to such material insurance policies have been paid in accordance with the terms thereof, and (c) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute such a breach or default under, or permit termination or modification of, any of such insurance policies.

Section 3.19    Inventory. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect other than any reserves set forth in the Company Financial Statements, all of the inventory of the Company and its Subsidiaries, wherever located, is in good condition, is not obsolete, is useable or saleable in the ordinary course of business and, if saleable, is saleable at customary gross margins consistent with the past practices of the Company and its Subsidiaries.

Section 3.20    Interested Party Transactions. The Company is not a participant in a “transaction” with any “related person” that would be required to be disclosed by the Company under Item 404 of Regulation S-K promulgated by the SEC. For purposes of this Section 3.20, the terms “related person” and “transaction” have the meanings given to such terms in Item 404 of Regulation S-K promulgated by the SEC.

Section 3.21    Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    Neither the Company nor its Subsidiaries, nor any of their respective directors or officers, nor, to the Knowledge of the Company, any of their respective agents or employees, or any other Person associated with or acting on behalf of the Company or its Subsidiaries has, in connection with the conduct of the business of the Company or its Subsidiaries, (i) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any similar Law or regulation of any country, state or municipality or of any subdivision of any thereof having jurisdiction over this Agreement, or over the Company or its Subsidiaries, their business or any of their assets, concerning anti-corruption or anti-bribery matters (collectively with the FCPA, the “Anti-Bribery Laws”), or made, or promised to make, any bribe, rebate, payoff, kickback or other unlawful payment of money or anything of value to any domestic or foreign official to obtain or retain business or any business advantage, or influence him or her in his or her official capacity, (ii) used, or attempted to use, any corporate funds for any unlawful contribution, gift, entertainment, travel expense or other unlawful expense relating to political activity or a charitable donation, (iii) made, or promised to make, directly or indirectly, any unlawful payment of money or anything of value to, or for the use or benefit of, any domestic or foreign official or any political official, party or candidate, or (iv) made any such unlawful offer to, or for the use or benefit of, any other Person where there was a belief or awareness that there was a probability that the recipient would use such offer for any purpose as described in the foregoing clauses (i), (ii) or (iii). As used in this Section 3.21, the term “foreign official” has the meaning ascribed to it in the FCPA.

(b)    No officer, director, employee, agent or Affiliate of the Company or its Subsidiaries is a foreign official.

(c)    The Company and its Subsidiaries have instituted, maintained and enforced an anti-corruption compliance program and internal controls that includes, at a minimum, policies, procedures and training intended to enhance awareness of and achieve compliance with the Anti-Bribery Laws by the Company and its Subsidiaries and their directors, officers, employees and agents.

(d)    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is currently being investigated or audited by, required to make a voluntary disclosure to, or subject to any enforcement action, penalty or written threat of penalty by, any Governmental Entity with respect to the Company or its Subsidiaries. To the Knowledge of the Company, since January 1, 2015, there have been no known or alleged violations of any Anti-Bribery Laws by the Company or its Subsidiaries.

(e)    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is carrying on any business in or with any geographical region, Person or group of individuals that is listed as a sanctioned geographical region, entity, individual or group of individuals by OFAC.

Section 3.22    Export Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    To the Knowledge of the Company, since January 1, 2015, the Company and its Subsidiaries are and have been in compliance in all material respects with all applicable export control Laws (“Export Control Laws”), including (i) the Export Administration Regulations, including the anti-boycott regulations contained therein, (the “Export Administration Regulations”) and Foreign Trade Regulations administered by the United States Department of Commerce; (ii) ITAR; (iii) those administered by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury; and (iv) those administered by the Bureau of Customs and Border Protection of the United States Department of Homeland Security. There is no export-related or import-related Action pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any officer, manager or director of the Company or any of its Subsidiaries (in his or her capacity as such) by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity.

(b)    To the Knowledge of the Company, the Company and its Subsidiaries are not currently and have not been, at any time since January 1, 2015, denied export privileges involving items subject to the Export Administration Regulations, or debarred or suspended from participating directly or indirectly in the export of defense articles, including technical data, or in the furnishing of defense services, for which a license or approval is required under the ITAR.

(c)    Since the date which is five years prior to the date of this Agreement, the Company and its Subsidiaries have not made any voluntary disclosure to the DDTC, the United States Department of Commerce’s Bureau of Industry and Security, OFAC, or any other Governmental Entity respecting compliance by the Company or any of its Subsidiaries with Export Control Laws.

(d)    The Company and the its Subsidiaries have, and since January 1, 2015, have had, all necessary authority under the United States Export Control Laws to conduct their businesses as currently conducted in all material respects, including (i) Company Permits required for any import or export transactions, (ii) Company Permits required for the disclosure of information to foreign persons and (iii) requisite Company Permits with any United States Governmental Entity with authority to implement such Laws.

Section 3.23    Customers, Suppliers, Recalls.

(a)     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, between January 1, 2017 and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Customer, or (ii) any change in any material term (including credit terms) of the sales agreements or related arrangements with any Major Customer. During the three years preceding the date hereof, neither the Company nor any of its Subsidiaries has received any written customer complaint concerning its products and services, nor has it had any such products returned by a purchaser thereof, other than complaints seeking repair or replacement made in the ordinary course of business that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, between January 1, 2017 and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Supplier, or (ii) any change in any material term (including pricing or credit terms) of the supply agreements or related arrangements with any Major Supplier.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2015, (i) no product of the Company has been the subject of any voluntary or involuntary recall, market withdrawal, safety alert or similar action and no event has occurred, and, to the Knowledge of the Company, no condition or circumstance exists, that might reasonably be expected to (with or without notice or lapse of time or both) directly or indirectly give rise to or serve as a basis for any such recall or similar action relating to any product of the Company and (ii) to the Knowledge of the Company, no component, assembly, part, product or other hardware purchased, licensed, leased or otherwise acquired or obtained from any manufacturer, supplier or other Person and incorporated into any product of the Company has been or is subject to any voluntary or involuntary recall, market withdrawal, safety alert or similar action.

Section 3.24    Government Contracts and Bids.

(a)    Except as has not had and is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2015:

(i)    with respect to each Government Contract and each Government Bid, to the Knowledge of the Company, (A) all representations and certifications executed by the Company and its Subsidiaries pertaining to a Government Contract or Government Bid have been current, accurate and complete as of their effective date, (B) there has been no suspension, stop work order, cure notice, or show cause notice in effect, nor has any Governmental Entity or Person threatened to issue one to the Company or any of its Subsidiaries, (C) there has not been any, termination for default or termination for cause issued, nor threatened to be issued by any Governmental Entity or other Person to the Company or any of its Subsidiaries and (D) there have not been any audits or investigations completed or underway by any Governmental Entity that would be reasonably expected to result in a finding or recommendation that the Company or any of its Subsidiaries make any payments to a Governmental Entity;

(ii)    to the Knowledge of the Company, none of the Company or any of its Subsidiaries has made or been required to make any disclosures to any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid;

(iii)    none of the Company, any of its Subsidiaries nor any “Principal” (as defined in Federal Acquisition Regulation (“FAR”) 2.101) of the Company or any of its Subsidiaries, has made or been required to make the type of disclosure referenced in FAR 3.1003(a)(2), FAR 9.406-2(b)(1)(vi), FAR 9.407-2(a)(8), or FAR 52.203-13(b)(3); and

(iv)    to the Knowledge of the Company, since January 1, 2015, all ratings in all written past performance evaluations received by the Company and its Subsidiaries in relation to any Government Contract have been satisfactory or better.

(b)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Government Contract, including a task or delivery order, has, or currently projects, fully burdened costs incurred in excess of the Contract price, or in the case of flexibly priced or cost reimbursement contracts, fully burdened costs incurred in excess of the ceiling price or funded amount of the Government Contract.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the business systems used by the Company and its Subsidiaries during performance of any Government Contract are in compliance with applicable requirements of each Government Contract or Government Bid, and (ii) since January 1, 2015 through the date of this Agreement no Governmental Entity has notified the Company or any of its Subsidiaries of a significant weakness or deficiency with any such business system. Section 3.24(c) of the Company Disclosure Letter lists each audit report received by the Company or any of its Subsidiaries since January 1, 2015 through the date of this Agreement with respect to any Government Contract or Government Bid, (including with respect to any cost or cost accounting practice or business system in connection with such Government Contract or Government Bid), for which liability remains unsatisfied or for which an audit finding or recommendation remains unresolved, except for such audit reports as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.25    Opinion of Financial Advisor. Morgan Stanley & Co. LLC (the “Financial Advisor”) has delivered to the Company Board its written opinion that, as of the date of such opinion, based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of the Shares (other than any Shares to be cancelled pursuant to Section 2.1(b)) pursuant to this Agreement is fair from a financial point of view to such holders. A complete and executed copy thereof has been delivered to Kuraray for informational purposes only. It is agreed and understood that such opinion is for the information of the Company Board and may not be relied upon by Kuraray, Parent or Merger Sub.

Section 3.26    Brokers or Finders. Except for the Financial Advisor, no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s, financial advisor’s or finder’s fee or any other commission or similar fee or payment in connection with the Transactions based upon arrangements made by and on behalf of the Company or any of its Subsidiaries.

Section 3.27    State Takeover Statutes. Assuming the representations and warranties in Section 4.4 are true and correct, the adoption and approval by the Company Board of this Agreement and the Transactions represents all the action necessary to render inapplicable to this Agreement and the Transactions the provisions of Section 203 of the DGCL to the extent, if any, such section would otherwise be applicable to this Agreement and the Transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Law applies to this Agreement or the Transactions including any antitakeover Law that would limit or restrict Parent of any of its Affiliates from exercising its ownership of Shares acquired in the Merger (collectively, together with Section 203 of the DGCL, the “Takeover Statutes”). The Company has no rights plan, “poison pill” or other comparable agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

Section 3.28    No Other Representations or Warranties.

(a)    Except for the representations and warranties made by the Company in this Agreement, none of the Company, any of its Subsidiaries or any other Person makes any representations or warranties on behalf of the Company or any of its Subsidiaries. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Kuraray, Parent, Merger Sub or any other Person resulting from the distribution to Kuraray, Parent or Merger Sub, or Kuraray’s, Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Kuraray, Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Transactions. For the avoidance of doubt, neither the Company nor any of its Affiliates makes any express or implied representation or warranty as to the accuracy of any “Confidential Information” as defined in the Secrecy Agreement, dated January 10, 2017, between the Company and Parent (the “Confidentiality Agreement”).

(b)    The Company acknowledges and agrees that it has not relied on any representation, warranty or other statement by any Person on behalf of Kuraray or any of its Subsidiaries, other than the representations and warranties of Kuraray, Parent and Merger Sub expressly contained in this Agreement, and that all other representations and warranties are specifically disclaimed by Kuraray, Parent and Merger Sub.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF KURARAY, PARENT AND MERGER SUB

Kuraray, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1    Organization. Each of Kuraray, Parent and Merger Sub are companies duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation and each has all requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, material adverse effect on the ability of Kuraray, Parent or Merger Sub to consummate the Transactions. Kuraray owns beneficially and of record all of the outstanding capital stock of Parent, and Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, in each case free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever. Kuraray has made available to the Company true, correct and complete copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub, each as currently in effect.

Section 4.2    Authorization; Validity of Agreement; Necessary Action. Each of Kuraray, Parent and Merger Sub has all necessary corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Kuraray, Parent and Merger Sub of this Agreement, and the consummation of the Transactions have been duly and validly authorized by the respective boards of directors of Kuraray, Parent and Merger Sub and no other corporate action on the part of Kuraray, Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Kuraray, Parent and Merger Sub of this Agreement and the consummation of the Transactions, except, in the case of the consummation of the Merger, for (a) the approval and adoption of this Agreement by Parent as the sole stockholder of Merger Sub and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly executed and delivered by Kuraray, Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a legal, valid and binding obligation of each of Kuraray, Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to the General Enforceability Exceptions.

Section 4.3    Consents and Approvals; No Violations.

(a)    The execution, delivery and performance of this Agreement by each of Kuraray, Parent and Merger Sub and the consummation by Kuraray, Parent and Merger Sub of the Merger and the other Transactions do not and will not (i) conflict with, or result in any violation of, the certificate of incorporation and the bylaws, or similar governing documents, of Kuraray, Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of Section 4.3(b) have been obtained, and all filings described in such clauses have been made, any Law or Order applicable to Kuraray, Parent or Merger Sub or by which its or any of their respective properties or assets are bound or (iii) conflict with, or result in any breach or violation of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right (including a right of termination, cancellation or acceleration of any obligation or any right of first refusal, participation or similar right) under, or cause the loss of any benefit under any Contract to which Kuraray, Parent or Merger Sub is a party or by which Kuraray, Parent or Merger Sub or any of their respective properties or assets are bound, except, in the case of the foregoing clauses (i) and (ii), for any such conflict, violation, breach, default, loss, termination, cancellation, amendment or acceleration or other occurrence which would not prevent or materially impair the ability of Kuraray, Parent and Merger Sub to consummate the Transactions.

(b)    The execution, delivery and performance of this Agreement by each of Kuraray, Parent and Merger Sub and the consummation of the Transactions by Kuraray, Parent and Merger Sub do not and will not require any consent, approval, authorization or Order of, action by, registration, declaration or filing with, or notification to, any Governmental Entity, except for (i) applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and state securities, takeover and “blue sky” Laws, (ii) the filing of a premerger notification and report form by the Company under the HSR Act, (iii) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (iv) the applicable requirements of the Foreign Antitrust Laws, (v) filings with, submissions as may be advisable to, and clearances, permits, authorizations, consents and approvals as may be required from, CFIUS in order to obtain the CFIUS Approval, (vi) the notification to DDTC under ITAR, and (vii) any such consent, approval, order, authorization, permit, action, declaration, filing or notification the failure of which to make or obtain would not (A) prevent or materially impair the ability of

Kuraray, Parent and Merger Sub to consummate the Transactions or (B) cause any condition in Article VII to fail to be satisfied.

Section 4.4    Ownership of Company Common Stock. As of the date of this Agreement, none of Kuraray, Parent, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any Shares and none of Kuraray, Parent, Merger Sub or their respective Affiliates holds any rights to acquire or vote any Shares except pursuant to this Agreement. None of Kuraray, Parent, Merger Sub or any of their “affiliates” or “associates” is or has been, within three years of the date hereof, an “interested stockholder” of the Company, as those terms are defined in Section 203 of the DGCL, or has taken any action that would cause any anti-takeover statute under the DGCL to be applicable to this Agreement or the Transactions. There are no Contracts between Kuraray, Parent or Merger Sub, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the Transactions.

Section 4.5    Information in Proxy Statement. None of the information supplied or to be supplied by Kuraray, Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s record date stockholders, at the time of the Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6    Litigation. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Kuraray, threatened against Kuraray, Parent or Merger Sub which would prevent or materially delay the consummation of the Transactions. Neither Kuraray, Parent nor Merger Sub is a party or subject to or in default under any Order which would prevent or materially delay the consummation of the Transactions.

Section 4.7    Financing. Kuraray, Parent and Merger Sub have, and will have at the Closing, sufficient funds available to consummate the Transactions, including to pay the Merger Consideration and the fees and expenses of Kuraray, Parent and Merger Sub related to the Transactions. There is no circumstance or condition that, in the aggregate with all other circumstances and conditions, would reasonably be expected to prevent or substantially delay the availability of such funds at the Closing.

Section 4.8    No Prior Activities. Merger Sub has been formed solely for the purpose of engaging in the Transactions and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent.

Section 4.9    No Vote. Except for the adoption of the Agreement by Parent as the sole stockholder of Merger Sub, no vote of the equityholders of Kuraray, Parent or the holders of any other securities of Kuraray or Parent (equity or otherwise), is required by any applicable Law, the governing documents of Kuraray, Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the Transactions.

Section 4.10    Solvency. Assuming that (a) the conditions to the obligation of Kuraray, Parent and Merger Sub to consummate the Merger have been satisfied or waived, (b) any written estimates, projections or forecasts prepared by the Company or its Representatives and made available to Kuraray, Parent, Merger Sub or their Representatives have been prepared in good faith based upon reasonable assumptions and (c) the most recent Company Financial Statements fairly present the consolidated financial condition of the Company and its Subsidiaries as of the end of the periods covered thereby and the consolidated results of operations of the Company and its Subsidiaries for the periods covered thereby, then immediately following the Effective Time and after giving effect to all of the Transactions, the payment of the aggregate consideration to which the stockholders of the Company are entitled under Article II, funding of any obligations of the Surviving

Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger, any required refinancings or repayments of existing Indebtedness of the Company or any of its Subsidiaries and payment of all related fees and expenses, each of the Surviving Corporation and its Subsidiaries will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature), (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged, or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.

Section 4.11    Disclaimer of Warranties.

(a)    Kuraray, Parent and Merger Sub acknowledge that except for the representations and warranties made by the Company in this Agreement, none of the Company, any of its Subsidiaries or any other Person makes any representations or warranties on behalf of the Company or any of its Subsidiaries. Kuraray, Parent and Merger Sub further agree that neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Kuraray, Parent, Merger Sub or any other Person resulting from the distribution to Kuraray, Parent or Merger Sub, or Kuraray’s, Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Kuraray, Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Transactions. For the avoidance of doubt, Kuraray, Parent and Merger Sub acknowledge that neither the Company nor any of its Affiliates makes any express or implied representation or warranty with respect to “Confidential Information” as defined in the Confidentiality Agreement.

(b)    Each of Kuraray, Parent and Merger Sub acknowledges and agrees that it has been afforded the opportunity to ask questions of and receive answers from officers and other key employees of the Company and has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the Transactions, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in this Agreement, and that all other representations and warranties are specifically disclaimed by the Company.

(c)    In connection with any investigation by Kuraray, Parent and Merger Sub of the Company and its Subsidiaries, Kuraray, Parent and Merger Sub have received or may receive from the Company and/or its Affiliates and/or other Persons on behalf of the Company certain projections, forward-looking statements and other forecasts and certain business plan information in written or verbal communications. Kuraray, Parent and Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Kuraray, Parent and Merger Sub are familiar with such uncertainties, that Kuraray, Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans). Accordingly, Kuraray, Parent and Merger Sub acknowledge that neither the Company nor any other Person on behalf of the Company makes any representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans) other than as may be expressly set forth in this Agreement.

ARTICLE V

COVENANTS

Section 5.1    Interim Operations of the Company. From the date of this Agreement and until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except (a) as expressly contemplated by this Agreement, (b) as set forth on Section 5.1 of the Company Disclosure Letter, (c) as required by applicable Law, or (d) as consented to in writing by Kuraray after the date of this Agreement and prior to the Effective Time, which consent shall not be unreasonably withheld, conditioned or delayed, (x) the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business only in the ordinary course of business consistent with past practice and (y) the Company shall not, and shall not permit any of its Subsidiaries to:

(i)    amend or propose to amend the certificate of incorporation or bylaws of the Company or amend or propose to amend any of the certificates of incorporation, bylaws or other comparable charter or organizational documents of any of the Company’s Subsidiaries;

(ii)     (A) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to its capital stock, other than dividends or distributions payable in the ordinary course of business or by a direct or indirect wholly owned Subsidiary of the Company, (B) issue, deliver, sell, transfer, pledge, dispose of or encumber or agree to issue, deliver, sell, transfer, pledge, dispose of or encumber any additional shares of capital stock or other Rights of the Company or any of its Subsidiaries, other than in respect of the shares of the Company’s capital stock reserved for issuance and issued pursuant to the Company Stock Plans that are outstanding as of the date hereof or granted after the date hereof in accordance with this Agreement, in each case, vested or settled in accordance with their terms, (C) adjust, split, combine or reclassify the Shares or any other outstanding capital stock or other equity or voting interests of the Company or any of its Subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution therefor or (D) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other Rights of the Company or any of its Subsidiaries, except, in the case of each of the foregoing clauses (A), (B) and (D), as required by any Company Plan, Company Stock Plan or any Company Stock Awards issued thereunder;

(iii)    except as required by applicable Law, under the terms of any existing Company Plan or as permitted by Section 5.1(a)(ii), or in the ordinary course of business consistent with past practice (other than with respect to the granting of equity awards, which shall be subject to Section 5.1 of the Company Disclosure Letter), (A) grant to any director or executive officer any increase in compensation or pay, or award any bonuses or incentive compensation, (B) grant to any current or former director, executive officer or employee any increase in severance, retention, or termination pay, (C) grant or amend any equity awards, (D) enter into any new, or modify any existing, employment or consulting agreement with any current or former director, executive officer or individual consultant, (E) establish, adopt, enter into or amend in any material respect any Collective Bargaining Agreement or Company Plan, (F) take any action to accelerate any rights or benefits under any Company Plan or (G) make any material determination under any Company Plan that is inconsistent with the ordinary course of business or past practice;

(iv)    assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, including any Indebtedness of any other Person, except in the ordinary course of business;

(v)    neither the Company nor any of its Subsidiaries will make any capital expenditures that, in the aggregate, exceed the amount of capital expenditures contemplated by the Company’s existing capital budget, a copy of which has been furnished to Parent;

(vi)    (A) pay, discharge, waive, settle or satisfy any rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business consistent with past practice, as may be required by Law, or for amounts, individually or in the aggregate, not to exceed $2,500,000 or (B) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to or by which the Company or any of its Subsidiaries is a party or bound;

(vii)    change any of the accounting methods, principles or practices used by it unless required by a change in GAAP or applicable Law;

(viii)    incur, create, redeem, prepay, defease, cancel, or, in any material respect, modify any material Indebtedness, other than (A) borrowings and prepayments under the Company’s and any of its Subsidiaries’ existing credit facilities that are made in the ordinary course of business consistent with past practice and (B) the incurrence, redemption, prepayment, defeasance, cancellation or modification of Indebtedness by the Company or a wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company;

(ix)     (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than this Agreement or otherwise in connection with the Transactions), (B) acquire by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (C) acquire, transfer, lease or license any assets, other than, in the case of this clause (C), acquisitions of raw materials and inventory and sales of inventory, in each case, in the ordinary course of business consistent with past practice;

(x)    sell, license, lease, transfer, assign, divest, cancel, abandon or otherwise encumber or subject to any Encumbrance (except for Permitted Encumbrances) or otherwise dispose of any of its properties, rights or assets (except as previously disclosed to Kuraray) with a value in excess of $10 million in the aggregate, other than sales, of Inventory or obsolete, non-operating or worthless assets or properties in the ordinary course of business consistent with past practice;

(xi)    except as required by Law (A) make, change or rescind any material Tax election, (B) settle or compromise any material Tax liability or consent to any claim or assessment relating to a material amount of Taxes, (C) file any amended Tax Return reflecting a material increase in the amount of Taxes shown or (D) enter into any closing agreement relating to a material amount of Taxes;

(xii)    take any action or fail to take any action which action or failure to act would result in the material loss or material reduction in value of the Company Intellectual Property Rights; or

(xiii)    agree to take or make any commitment to take any of the actions described in the foregoing clauses (i) through (xii).

Section 5.2    Acquisition Proposals.

(a)    Except as permitted by this Section 5.2, the Company agrees that neither the Company nor any of its Subsidiaries shall, and it shall direct each of its and its Subsidiaries’ officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing information) the making of (A) any proposal, offer or inquiry that constitutes a Company Takeover Proposal or (B) any proposal, offer or inquiry that would reasonably be expected to lead to a Company Takeover Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding a Company Takeover Proposal, (iii) furnish any information to any Person (or any Representative thereof) that is, to the Knowledge of the Company, seeking to make, would reasonably be expected to make or has made a Company Takeover Proposal or (iv) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.2(c)) (each, a “Company Acquisition Agreement”) constituting, relating to or which is intended to or is reasonably likely to lead to, a Company Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any of the Company’s Subsidiaries or, if acting on behalf of or for the benefit of the Company, any of the Company’s or its Subsidiaries’ Representatives, shall be deemed to be a breach of this Section 5.2(a) by the Company. The Company shall cease and cause to be terminated any solicitation, discussion or negotiation with any Person (other than Kuraray, Parent, their Affiliates and their respective Representatives) that existed or was taking place at or prior to the execution of this Agreement with respect to any Company Takeover Proposal and, with respect to any such solicitation, discussion or negotiation that has existed or been taking place during the 12 months prior to the date hereof, request that such Person promptly destroy (and certify destruction of) or return to the Company all non-public information concerning the Company or its Subsidiaries.

(b)    Until the Effective Time, the Company shall promptly (but in any event within 24 hours) after receipt thereof, notify Kuraray orally and in writing of (i) any Company Takeover Proposal or any request for information relating to, or any inquiry that would reasonably be expected to lead to, a Company Takeover Proposal, (ii) the identity of the Person or group of Persons making any such Company Takeover Proposal, request or inquiry and (iii) the material terms and conditions of such Company Takeover Proposal, request or inquiry (including any subsequent amendment or other modification to such material terms and conditions).

(c)    Notwithstanding anything to the contrary contained in Section 5.2(a) or any other provisions of this Agreement, if at any time prior to obtaining the Stockholder Approval the Company Board receives a bona fide written Company Takeover Proposal from any Person or group of Persons, which Company Takeover Proposal did not result from any breach of this Section 5.2, then (A) the Company and its Representatives may deliver a written communication to such Person or group of Persons solely for the purpose of clarifying the terms and conditions thereof (it being understood that a copy of such written communication and any of such Person’s or group of Persons’ responses thereto shall be promptly delivered to Kuraray within 24 hours of delivery or receipt, as applicable), and (B) if the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and that a failure to take any of the following actions would be inconsistent with the fiduciary duties of the Company Board under applicable Law, then the Company and its Representatives may (i) enter into an Acceptable Confidentiality Agreement with such Person or group of Persons, (ii) furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Company Takeover Proposal; provided, however, that the Company shall concurrently provide to Kuraray any material non-public information concerning the Company or any of its Subsidiaries that is provided to any Person pursuant to this Section 5.2(c)(ii) which was not previously provided to Kuraray or its Representatives and (iii) engage in or otherwise participate in discussions or negotiations with such Person or group of Persons with respect to such Company Takeover Proposal.

(d)    With respect to any Company Takeover Proposal for which the Company or its Representatives take any action described in Section 5.2(c), the Company shall (i) keep Kuraray informed on a reasonably current basis regarding material developments, discussions and negotiations concerning any such Company Takeover Proposal, the material details related thereto (including material amendments as to price and other material terms made by the Person or group of Persons making such Company Takeover Proposal), and (ii) promptly (but in any event within 24 hours) after receipt thereof, provide Kuraray with copies of all material documents and other material written communications relating to such Company Takeover Proposal exchanged between the Company, its Subsidiaries or any of their respective Representatives, on the one hand, and the Person or group of Persons (or any Representative thereof) making such Company Takeover Proposal, on the other hand.

(e)    Except as expressly permitted by this Section 5.2(e), Section 5.2(f) or Section 5.2(g), the Company Board shall not (i) (A) fail to include the Company Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw, fail to make or modify, or publicly propose to change, qualify, withhold, withdraw, fail to make or modify, in a manner adverse to Kuraray, Parent or Merger Sub, the Company Recommendation, (C) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication (it being understood that the Company Board may refrain from taking a position with respect to a Company Takeover Proposal until the close of business as of the tenth Business Day after the commencement of a tender offer in connection with such Company Takeover Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an adverse modification), (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, a Company Takeover Proposal or (E) agree or resolve to take the actions set forth in the foregoing clauses (A) through (D) (the actions described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any Company Acquisition Agreement.

(f)     Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the Company Board may, in response to a bona fide written Company Takeover Proposal that did not result from any breach of this Section 5.2, make a Company Adverse Recommendation Change or terminate this Agreement pursuant to and in accordance with Section 8.1(c) if the Company Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that (i) the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law, and (ii) such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (A) the Company has given Kuraray at least three Business Days’ prior written notice of its intention to take such action (which notice shall specify the reasons therefor and include an unredacted copy of any relevant Company Acquisition Agreement and related proposed transaction agreements and the identity of the Person or group of Persons making such Company Superior Proposal), (B) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Kuraray and its Representatives during such notice period to enable Kuraray to propose in writing an offer binding on Kuraray to effect revisions to the terms and conditions of this Agreement such that it would cause such Company Superior Proposal, in the opinion of the Company Board, after consultation with its financial advisor and outside legal counsel, to no longer constitute a Company Superior Proposal, (C) following the end of such notice period, the Company Board shall have considered in good faith such binding offer by Parent and Kuraray to revise the terms and conditions of this Agreement, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the relevant Company Takeover Proposal continues to constitute a Company Superior Proposal even if the revisions proposed in such binding offer were to be given effect, and (D) in the event of any material change to any of the material terms or conditions of any such Company Superior Proposal, the Company shall, in each case, have delivered to Kuraray an additional notice consistent with that described in clause (A) above and the notice period shall have recommenced, except that the notice period shall be only two Business Days).

(g)    Notwithstanding anything to the contrary herein, prior to the time the Stockholder Approval is obtained, the Company may, in response to an Intervening Event, make a Company Adverse Recommendation Change if the Company Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that (i) the Company has given Kuraray at least five Business Days’ prior written notice of its intention to take such action (which notice shall include a reasonably detailed description of the Intervening Event and the reasons for the Company Adverse Recommendation Change), (ii) if Kuraray requests, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Kuraray and its Representatives during such notice period after giving any such notice to enable Kuraray to propose in writing an offer binding on Parent and Kuraray to effect revisions to the terms and conditions of this Agreement in such a manner that would obviate the need for making such Change of Recommendation, and (iii) following the end of such notice period, the Company Board shall have considered in good faith any proposal by Kuraray to revise the terms and conditions of this Agreement, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that a failure to effect a Company Adverse Recommendation Change would be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(h)    Nothing contained in this Section 5.2 or in Section 6.6 shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any other disclosure to the Company’s stockholders if, in the Company Board’s determination in good faith after consultation with its outside legal counsel, the failure to make such disclosure would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that, in each case, if any such disclosure would otherwise be a violation of Section 5.2(e), then such disclosure shall be deemed to be a Company Adverse Recommendation Change.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1    Preparation of Proxy Statement.

(a)    As soon as reasonably practicable after the date of this Agreement (but in any event no later than 20 Business Days thereafter), the Company shall file with the SEC the preliminary Proxy Statement. Upon the clearance of the preliminary Proxy Statement by the SEC, the Company shall, as soon as reasonably practicable, file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be disseminated to the Company’s record date stockholders. Subject to Section 5.2, the Proxy Statement will contain the Company Recommendation and the Company shall use reasonable best efforts to obtain the Stockholder Approval.

(b)    Kuraray, Parent and Merger Sub will timely provide for inclusion or incorporation by reference in the Proxy Statement all required information relating to Kuraray, Parent, Merger Sub or their respective Affiliates to permit the Company to comply with Section 6.1(a). The Company will provide Kuraray and its counsel any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications (it being understood that (i) if such comments or other communications are in writing, then the Company shall provide copies thereof and (ii) if such comments or other communications are oral, then the Company shall provide a reasonably complete and accurate written summary thereof). The Company will respond promptly to any such comments from the SEC or its staff.

(c)    Notwithstanding anything in this Section 6.1 to the contrary, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect to thereto, the Company shall provide Kuraray and its counsel the reasonable opportunity to review and comment on such document or response, and shall consider all such comments in good faith and in a manner otherwise consistent with the parties’ obligations under Section 6.3(a).

(d)    Each of the Company, Kuraray, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the Company’s record date stockholders, in each case as and to the extent required by applicable Law.

Section 6.2    Stockholders Meeting.

(a)    The Company shall, as soon as reasonably practicable following the SEC’s clearance of the Proxy Statement (but in any event no later than 40 days thereafter), take all actions in accordance with applicable Law, its constituent documents and the rules of the NYSE to duly call, give notice of, convene and hold a meeting of the Company’s record date stockholders (including any adjournment or postponement thereof, the “Meeting”) for the purpose of obtaining the Stockholder Approval, regardless of whether the Company Board has effected a Company Adverse Recommendation Change, but for the avoidance of doubt subject to the Company’s right under Section 8.1(c). The Company in its sole discretion may adjourn or postpone the Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s record date stockholders within a reasonable amount of time in advance of the Meeting, (ii) if as of the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable or (iii) for a single period not to exceed ten Business Days, to solicit additional proxies if necessary to obtain the Stockholder Approval. Without limiting the generality of the foregoing, and subject to Section 5.2 and Section 8.1(c), the Company agrees that its obligations pursuant to this Section 6.2(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Company Takeover Proposal.

(b)    Kuraray shall vote, or cause to be voted, all of the Shares then beneficially owned by it, Parent, Merger Sub or any of its other Subsidiaries and Affiliates in favor of the adoption of this Agreement.

Section 6.3    Reasonable Best Efforts; Regulatory Approval Matters.

(a)    Prior to the Closing, Kuraray, Parent, Merger Sub and the Company shall use, and shall cause their respective Subsidiaries and Affiliates to use, their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Law to consummate as promptly as practicable the Transactions, including (i) the preparation and filing as promptly as practicable of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) the satisfaction of the conditions to consummating the Transactions, (iii) taking all actions necessary to obtain (and to cooperate with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any Governmental Entity (which actions shall include furnishing all information required under the HSR Act or the DPA and in connection with approvals of or filings with any Governmental Entity) required to be obtained or made by Kuraray, Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates in connection with the Transactions or the taking of any action contemplated by this Agreement, (iv) taking all actions necessary to remove (and to cooperate with each other in removing) any impediment to consummating the Transactions, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Additionally, each of Kuraray, Parent, Merger Sub and the Company shall use, and shall cause their respective Subsidiaries and Affiliates to use, all reasonable best efforts to fulfill all conditions precedent to the Merger and shall not take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any consent, authorization, Order or approval of, or exemption by, any Governmental Entity necessary to be obtained prior to Closing. Prior to the Closing, the Company shall use commercially reasonable efforts to cooperate with Kuraray to obtain the consents and waivers set forth in Section 6.3(a) of the Company Disclosure Letter from applicable third parties in connection with this Agreement and the consummation of the Transactions; provided, however that (i) Kuraray shall, upon request of the Company, promptly reimburse the Company and its Subsidiaries for all out-of-pocket costs and expenses incurred by the Company or its Subsidiaries in connection with such cooperation, and (ii) none of the Company or any of its Subsidiaries shall be required to, prior to the Closing, in connection with obtaining such consents and waivers, incur any liability (other than any liability contemplated by the foregoing clause (i)), execute or amend any Contract or take any other action, in each case, except as is conditioned on the Closing. Kuraray, Parent and Merger Sub each acknowledge and agree that (x) obtaining any consent or waiver contemplated by the foregoing sentence is not a condition to the Closing, and affirms its obligations to consummate the Transactions (subject to the conditions contained in Article VII) irrespective and independently of the receipt of any such consents or waivers and (y) a failure to comply with the foregoing sentence shall not constitute the failure of any condition set forth in Article VII to be satisfied.

(b)    To the extent not prohibited by applicable Law and upon the terms and subject to the terms and conditions set forth in this Agreement, each of the Company, Kuraray, Parent and Merger Sub shall cooperate with each other in connection with the matters contemplated by this Section 6.3, including by (i) permitting, to the extent practicable, the other to review and discuss in advance, and considering in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any Governmental Entity in connection with this Agreement and the Transactions, (ii) cooperating with the other to furnish such other with necessary information and reasonable assistance as the other may reasonably request in connection with the parties’ mutual cooperation in preparing any necessary filings or submissions of information to any Governmental Entity with respect to this Agreement and the Transactions; (iii) promptly consulting with, and providing any necessary information to, the other parties to this Agreement with respect to all filings made by such party with any Governmental Entity; (iv) promptly informing the other parties to this Agreement of any material communication from any Governmental Entity regarding any of the Transactions and, if such communication is in writing, furnish the other parties (or their counsel) with copies of such communication; and (v) furnishing the other parties with copies of all correspondence and filings between it and any Governmental Entity with respect to this Agreement and the Transactions. Materials shared by any party to this Agreement with any other party may be appropriately redacted or otherwise limited in disclosure (A) as necessary to comply with contractual arrangements, (B) as necessary to comply with any regulatory requirements, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. To the extent practicable, no party shall participate, nor permit any of its Representatives to participate, in any meeting with any Governmental Entity in connection with this Agreement or the Transactions unless it notifies the other parties in advance and, to the extent permitted by such Governmental Entity, gives the other the other parties the opportunity to attend and participate in any meetings or other substantive interactions with any such Governmental Entity.

(c)    The Company and Kuraray shall file or cause to be filed (i) as promptly as practicable, but in any event no later than ten Business Days after the date of this Agreement, notifications under the HSR Act, and (ii) as promptly as practicable, any other filings and/or notifications that may be necessary or, in the reasonable opinion of Kuraray, advisable under any other applicable Antitrust Laws. Each of the Company, Kuraray and Parent shall use reasonable best efforts to, as promptly as practicable, provide to any Governmental Entity with jurisdiction over enforcement of any Antitrust Laws applicable to the Company, Kuraray, Parent or any of their respective Subsidiaries and Affiliates, including the Federal Trade Commission and the Antitrust Division of the Department of Justice, all non-privileged information and documents that are required or reasonably requested by any such Governmental Entity pursuant to applicable Antitrust Laws or by Kuraray or Parent in connection with this Agreement and the consummation of the Transactions.

(d)    If any party to this Agreement or any Representative of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other parties to this Agreement, an appropriate response in and certification of compliance with such request. Notwithstanding anything in this Agreement to the contrary, none of Kuraray, Parent, Merger Sub or the Company shall, without the other parties’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), enter into any timing, settlement or similar agreement, or otherwise agree or commit to any arrangement, that would have the effect of extending, suspending, lengthening or otherwise tolling the expiration or termination of any waiting period under, or otherwise delaying receipt of any of the clearances, consents, registrations, approvals, permits and authorizations contemplated by this Section 6.3. Furthermore, the Company shall not, without Kuraray’s or Parent’s prior written consent, (i) commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Company or its Subsidiaries or Affiliates, or Kuraray, Parent, Merger Sub or their Subsidiaries or Affiliates, or (ii) agree to commitments with respect to the business, products, governance, personnel, assets or activities of Kuraray, Parent, Company or of their respective Subsidiaries or Affiliates (as of prior to Closing), or otherwise limit Parent’s freedom of action with respect to the Company and its Subsidiaries or Affiliates after the Closing, in each case, in order to obtain any of the clearances, consents, registrations, approvals, permits and authorizations contemplated by this Section 6.3.

(e)    Each of Kuraray, Parent, Merger Sub and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Each of Kuraray, Parent, Merger Sub, and the Company shall use, and shall cause their respective Subsidiaries and Affiliates to use, their respective reasonable best efforts to take such action as may be required to cause early termination (if possible), or other expiration of the notice periods under the HSR Act or other applicable Antitrust Laws with respect to the Transactions as promptly as possible after the execution of this Agreement.

(f)     In furtherance and not in limitation of the foregoing, subject to the limitations set forth in Section 6.3(g), if and to the extent necessary to obtain clearance or approval of the Transactions under any Antitrust Law, each of Kuraray, Parent, Merger Sub, together with their respective Subsidiaries and Affiliates and, solely to the extent requested by Kuraray or Parent, the Company and its Subsidiaries and Affiliates will (i) use reasonable best efforts to oppose, contest, resist or remove, including through litigation or appeal of any motion or action of a Governmental Entity, any impediment to obtaining the necessary clearances or approvals under any Antitrust Law, prior to the Outside Date; and (ii) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries, prior to the Outside Date; and (iii) agree to commitments with respect to the business, products, governance, personnel, assets, activities or sensitive governmental customers of the Company and its Affiliates (as of prior to Closing), prior to the Outside Date.

(g)    Notwithstanding anything in this Agreement to the contrary, none of Kuraray, Parent, Merger Sub or any of their respective Subsidiaries or Affiliates shall be required, in order to gain any clearances or approvals under the Antitrust Laws, to (i) commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Company or its Subsidiaries or Affiliates, or of Kuraray, Parent, Merger Sub or their Subsidiaries or Affiliates, or (ii) agree to commitments with respect to the business, products, governance, personnel, assets or activities of Kuraray, Parent, the Company or of their respective Subsidiaries or Affiliates (as of prior to Closing), or otherwise limit Kuraray’s or Parent’s freedom of action with respect to the Company and its Subsidiaries or Affiliates after the Closing, in the case of the foregoing clauses (i) and (ii), if such commitments or other obligations would be, individually or in the aggregate, materially adverse to the business, assets, properties, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or of Kuraray and its Subsidiaries, taken as a whole, as applicable.

(h)    Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 6.3, Kuraray, Parent and the Company shall use their reasonable best efforts to obtain the CFIUS Approval. Such reasonable best efforts shall include promptly after the date hereof preparing, prefiling, and then filing with CFIUS a joint voluntary notice pursuant to the DPA with respect to the Transactions, and providing any additional or supplemental information, certifications and agreements requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS review or investigation of the transactions contemplated by this Agreement within the timeframes required by the DPA, unless CFIUS agrees in writing to an extension of such timeframe. With respect to Parent, such reasonable best efforts shall include negotiating and concluding a binding mitigation agreement with CFIUS under Section 721(l) of the DPA that CFIUS may require as a condition of granting CFIUS Approval; provided, however, that neither Kuraray, nor Parent, nor any of their Subsidiaries shall be required to agree to take or commit to take any action that would reasonably be expected to (i) sell, divest, license or otherwise dispose of, or otherwise limit Kuraray’s or Parent’s freedom of action with respect to, any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Kuraray, Parent, Merger Sub or any of their respective Subsidiaries (as of prior to the Closing), taken as a whole; or (ii) sell, divest, license or otherwise dispose of, or otherwise limit Kuraray’s or Parent’s freedom of action with respect to, any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of the Company or its Subsidiaries if, in the case of the foregoing clauses (i) and (ii), such commitments or other obligations would be, individually or in the aggregate, materially adverse to the business, assets, properties, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or Kuraray and its Subsidiaries, taken as a whole, as applicable; provided, further, that in the event that CFIUS notifies Kuraray, Parent, Merger Sub or the Company that CFIUS (A) has completed its review or investigation and (B) intends to send a report to the President of the United States recommending that the President suspend or prohibit the Transactions, Kuraray and the Company may, upon the mutual written consent of Kuraray and the Company, request a withdrawal of any filing or notification made to CFIUS. Each party hereto shall afford the other the opportunity to review and comment in advance on any submissions to CFIUS to be made by the submitting party, except for personal identifier information or other information proprietary to the submitting party. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that the President takes final action to prohibit the Transactions (a “CFIUS Turndown”), none of Kuraray, Parent or the Company shall have any further obligation to seek the CFIUS Approval.

(i)     Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 6.3, Kuraray, Parent and the Company shall use their reasonable best efforts to prepare and submit, as promptly as practicable but in no event later than ten Business Days following the execution and delivery of this Agreement, the Company’s notification to DDTC pursuant to Section 122.4(b) of ITAR, including such information about the Company and its Affiliates as may be required, and to prepare and submit any other information or agreement as may be required by DDTC in connection with the Transactions.

Section 6.4    Notification of Certain Matters. Subject to applicable Law, the Company shall give reasonably prompt notice in writing to Kuraray, Parent and Merger Sub, and Kuraray, Parent and Merger Sub shall give reasonably prompt notice in writing to the Company of, to each party’s Knowledge, (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be reasonably likely to cause any condition to the Merger to be unsatisfied at the Effective Time, (b) any material failure of the Company or Kuraray, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement, (c) any material notice or other material communication from any Governmental Entity in connection with the Transactions, and a copy of any such notice or communication shall be furnished to the other party hereto, together with the such Party’s written notice, (d) any filing or notice made by the Company with any Governmental Entity in connection with the Transactions, and a copy of any such filing or notice shall be furnished to Kuraray and Parent together with the Company’s written notice, and (e) any Actions commenced or, to the Knowledge of the parties, threatened against, relating to or involving or otherwise affecting the parties that, if pending as of or prior to the date of this Agreement, would have been required to have been disclosed pursuant to Article III or Article IV, as applicable, or that relate to the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice, nor shall any such notice operate as a waiver or otherwise affect any representation, warranty, covenant or other provision of this Agreement, or the obligations of the parties or the conditions to the obligations of the parties under this Agreement; provided, further, that a failure to comply with this Section 6.4 shall not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Change would independently result in the failure of such condition to be satisfied.

Section 6.5    Access; Confidentiality. Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, the Company shall, and shall cause its Subsidiaries to, provide Parent and its Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, reasonable access during normal business hours for the purpose of consummating the Transactions to (a) the Company’s and its Subsidiaries’ properties, assets, books, Contracts, personnel and records and (b) such other information as Parent shall reasonably request with respect to the Company and its Subsidiaries and their respective businesses, financial condition and operations; provided, however, that nothing in this Agreement shall require the Company or any of its Subsidiaries to (i) provide such access at times or in a manner that the Company’s Representatives reasonably believe is likely to disrupt the ordinary course operations of the businesses of the Company or its Subsidiaries, (ii) disclose any information to Kuraray, Parent or their respective Representatives that would cause a violation of any Contract to which the Company or any of its Subsidiaries is a party, (iii) disclose any information that would reasonably be expected to lead to a loss of attorney-client privilege to the Company or any of its Subsidiaries, or (iv) provide access to or disclose any information that the Company reasonably believes would or would reasonably be likely to have the potential to adversely impact any regulatory approval set forth in Section 6.3; provided, further, that no investigation or information made available pursuant to this Section 6.5 shall affect any representation or warranty (or remedies with respect thereto) under this Agreement, or the obligations of the parties or the conditions to the obligations of the parties under this Agreement. Kuraray and Parent shall and shall cause their respective Affiliates and Representatives to keep confidential any non-public information received from the Company, its Affiliates or Representatives, directly or indirectly, pursuant to this Section 6.5 in accordance with the Confidentiality Agreement.

Section 6.6    Publicity. The initial press releases regarding the announcement of this Agreement shall be joint, and thereafter none of the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other parties and giving the other parties the reasonable opportunity to review and comment on such press release or other announcement, except (i) as required by applicable Law, by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority, or as may be requested by a Governmental Entity or (ii) with respect to announcements that are substantially similar to communications previously approved pursuant to this Section 6.6. Notwithstanding the foregoing, the provisions of this Section 6.6 shall not apply with respect to any action taken pursuant to Section 5.2 or Article VIII.

Section 6.7    Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Kuraray, Parent and the Surviving Corporation will jointly and severally indemnify and hold harmless each Indemnified Party, to the extent set forth in the respective constituent documents of the Company or any of its Subsidiaries in any Contract or form of Contract filed with the SEC, with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, and reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of legal counsel) in connection with any Action, whenever asserted, to the extent based on or arising out of (i) the fact that an Indemnified Party was a director, officer, employee or agent of the Company or any of its Subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another Person serving at the request of the Company or any of its Subsidiaries) or (ii) acts or omissions by such Indemnified Party in the Indemnified Party’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another Person serving at the request of the Company or any of its Subsidiaries) or taken at the request of the Company or a Subsidiary of the Company (or any such other

Person), in each case under the foregoing clause (i) or clause (ii), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Merger or the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party).

(b)    From and after the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Kuraray, Parent and the Surviving Corporation will jointly and severally provide exculpation, indemnification and advancement of expenses to each Indemnified Party for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the full extent such exculpation, indemnification or advancement rights exist in favor of the Indemnified Parties under the respective constituent documents of the Company or any of its Subsidiaries in any Contract or form of Contract filed with the SEC, in each case to the extent they are enforceable under applicable Law; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period will continue until the disposition of such Action or resolution of such claim; provided, further, that the Indemnified Party to whom expenses are advanced provides a written undertaking in form and substance reasonably satisfactory to Parent to repay such advances if it shall be determined by a final, nonappealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified pursuant to Section 6.7(a). Without limiting the foregoing, Parent, from and after the Effective Time until six years from the Effective Time, will cause, unless otherwise required by Law, the certificate of incorporation and bylaws or similar organizational documents of the Surviving Corporation and each of its Subsidiaries to contain provisions no less favorable to the Indemnified Parties with respect to limitation of liabilities of directors and officers, indemnification and advancement of expenses than are set forth as of the date of this Agreement in the Company’s constituent documents and/or available under applicable Law, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties.

(c)    Parent will obtain as of the Effective Time a “tail” insurance policy or policies with a reporting period of six years from the Effective Time covering directors’ and officers’ and fiduciary liabilities and covering each Person currently covered by the Company’s directors’ and officers’ liability insurance and fiduciary liability insurance with at least the same coverage and scope, and in amounts, and containing terms and conditions, that are no less favorable to such Persons than such policy in effect on the date hereof, with respect to matters arising on or before the Effective Time, including the Transactions; provided, however, that in no event shall Kuraray, Parent or the Surviving Corporation be required to pay premiums for any “tail” insurance policies under this Section 6.7(c) which, in the aggregate, exceed 300% of the then-existing annual premiums; provided, further, that Parent shall nevertheless be obligated to provide the greatest coverage available for a cost not exceeding such 300% amount. Kuraray, Parent and the Surviving Corporation will use their reasonable best efforts (but in no event less effort than expended with respect to their own current directors and officers) to cause such policy or policies to be maintained in full force and effect, for their full term, and to honor all of their obligations thereunder.

(d)    From and after the Effective Time, in the event of any threatened or actual litigation, claim, or proceeding relating to any acts or omissions that are potentially subject to indemnification under this Section 6.7 (each, a “Claim”), Kuraray, Parent and the Surviving Corporation will cooperate with the Indemnified Parties in the Indemnified Parties’ defense of such Claim, shall provide access to information, properties and individuals as may be reasonably requested, and shall furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. None of Kuraray, Parent or the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any Claim for which indemnification has been sought by an Indemnified Party hereunder, unless (i) such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of, and no admission of wrongdoing in respect of, such Claim, or (ii) such Indemnified Party otherwise consents in writing to such settlement, compromise or entry of judgment (such consent not to be unreasonably withheld, conditioned or delayed).

(e)    The provisions of this Section 6.7 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each Indemnified Party, and his or her heirs and/or representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company’s constituent documents, by Contract or otherwise. The obligations of Kuraray, Parent and the Surviving Corporation under this Section 6.7 (and the “tail policy” obtained pursuant thereto) may not be terminated, canceled or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.7 applies unless (i) such termination or modification is required by applicable Law, as established by a final nonappealable judgment or (ii) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties to whom this Section 6.7 applies will be third party beneficiaries of this Section 6.7).

(f)    In the event Kuraray, Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision will be made so that the successors and assigns of Kuraray, Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.7.

Section 6.8    Parent and Merger Sub Compliance. Kuraray shall cause Parent, and Parent shall cause Merger Sub, to comply with all of their respective obligations under or related to this Agreement.

Section 6.9    Stockholder Litigation. The parties to this Agreement shall cooperate and consult with one another, and the Company shall give Kuraray the opportunity to consult in the defense, settlement or prosecution of, any Action (including derivative claims) brought by any one or more stockholders of the Company against the Company, members of the Company Board or any of the Company’s officers with respect to the Transactions. In connection with the foregoing, the parties will take steps to reasonably permit the disclosure of information without jeopardizing the attorney-client privilege or other applicable protections. The Company shall keep Kuraray reasonably informed with respect to the status of any such Action brought against the Company, members of the Company Board or any of the Company’s officers and the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such Action or consent to the same, without the prior written consent of Kuraray (which consent shall not be unreasonably withheld, conditioned or delayed). In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the Transactions in the manner contemplated by this Agreement, as promptly as reasonably practicable.

Section 6.10     Employee Matters.

(a)    From and after the Effective Time, Parent and the Surviving Corporation shall honor all Company Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time. For a period of 18 months following the Effective Time, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries who were employed as of the Effective Time (the “Company Employees”): (i) salary, wage, commission, incentive compensation and bonus opportunity that is no less favorable in the aggregate (and without limiting the generality of the foregoing, for the avoidance of doubt, need not include equity compensation or equity compensation opportunity as part of such aggregate) than the salary, wage, commission, incentive compensation (including, for purposes of determining the aggregate value of compensation and compensation opportunity, equity compensation and equity compensation opportunity) and bonus opportunity that was provided to such Company Employee immediately before the Effective Time, (ii) employee retirement, welfare and other benefits that are no less favorable in the aggregate than the employee retirement, welfare and other benefits provided to such Company Employee immediately before the Effective Time, and (iii) severance benefits in accordance with Section 6.10(a) of the Company Disclosure Letter (taking into account such Company Employee’s service as required pursuant to Section 6.10(b)).

(b)    For purposes of vesting, eligibility to participate, level of benefits and benefit accruals (but not level of benefits or benefit accrual under a defined benefit pension plan) under the employee benefit plans of Parent and its Subsidiaries (including the Surviving Corporation) providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries or predecessors before the Effective Time, to at least the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any corresponding employee benefit plan of the Company or its Subsidiaries in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, for purposes of each New Plan providing welfare benefits to any Company Employee, Parent shall cause all pre-existing condition limitations or exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her spouse and covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her spouse and covered dependents during the portion of the plan year of the corresponding Company Plan in which such Company Employee participated immediately before the consummation of the Transactions ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her spouse and covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; provided, however, that in the case of any New Plan that is insured, such amounts shall be taken into account only to the extent the insurer consents thereto. Kuraray or Parent shall, or shall cause their respective Subsidiaries or Affiliates (including the Surviving Corporation) to, credit each Company Employee with the accrued and unused vacation, personal and sickness days to which such Company Employee is entitled through the Effective Time.

(c)    No provision in this Section 6.10, whether express or implied, shall create any third party beneficiary or other rights in any employee or former employee of the Company or any of its Subsidiaries or Affiliates (including any beneficiary or dependent thereof), any other participant in any Company Plan or any other Person; (ii) create any rights to continued employment with the Company, the Surviving Corporation, Kuraray, Parent or any of their Subsidiaries or Affiliates or in any way limit the ability of the Company, the Surviving Corporation, Kuraray, Parent or any of their Subsidiaries or Affiliates to terminate the employment of any individual at any time and for any reason; or (iii) constitute or be deemed to constitute an amendment to any Company Plan or any other employee benefit plan, program, policy, agreement or arrangement sponsored or maintained by the Company, the Surviving Corporation, Kuraray, Parent or any of their Subsidiaries or Affiliates.

Section 6.11    Parent Approval. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 251 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting the plan of merger contained in this Agreement.

Section 6.12    Stock Exchange Delisting. Prior to the Effective time, the Company shall, and from and after the Effective Time, Kuraray, Parent and the Surviving Company shall, use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Shares from the NYSE as promptly as practicable after the Effective Time (but in any event within ten days after the Closing Date) and the deregistration of the Shares under the Exchange Act as promptly as practicable after such delisting.

Section 6.13    Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14    Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other Transactions, Kuraray, Parent, Merger Sub, the Company and their respective boards of directors shall grant such reasonable approvals and take such reasonable actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on the Transactions.

Section 6.15    Control of Operations. Without limiting any party’s rights or obligations under this Agreement, nothing contained in this Agreement shall (a) give Kuraray, Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time and (b) the Company, directly or indirectly, the right to control or direct Kuraray’s, Parent’s or Merger Sub’s operations prior to the Effective Time. Prior to the Effective Time, each party hereto will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

ARTICLE VII

CONDITIONS

Section 7.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)    Stockholder Approval. The Stockholder Approval shall have been obtained.

(b)    Governmental Approvals. (i) The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) all other filings with or permits, authorizations, consents and approvals of or expirations of waiting periods imposed pursuant to any other applicable Antitrust Laws required to consummate the Merger and set forth in Section 7.1(b) of the Company Disclosure Letter shall have been obtained or filed or shall have occurred, (iii) the CFIUS Approval shall have been obtained and (iv) any applicable prior notice period under ITAR relating to the Merger and the other Transactions shall have expired or otherwise been waived by DDTC.

(c)    No Injunctions or Restraints. No Order or Law, entered, enacted, promulgated, enforced or issued by any Governmental Entity shall be in effect restraining, preventing or otherwise prohibiting the consummation of the Merger.

Section 7.2    Conditions to Obligations of Parent and Merger Sub. The obligation of Kuraray, Parent and Merger Sub to effect the Merger is further subject to the satisfaction, or waiver by Kuraray, Parent and Merger Sub, at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. Each of (i) the representations and warranties of the Company set forth in Section 3.2, Section 3.7(b), Section 3.25, Section 3.26 and Section 3.27 shall be true and correct in all respects (without giving effect to any materiality or “Material Adverse Effect” qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date), (ii) the representations and warranties of the Company set forth in Section 3.4(a) and Section 3.4(c) shall be true and correct in all respects except for de minimis inaccuracies (without giving effect to any materiality or “Material Adverse Effect” qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date), (iii) the representations and warranties of the Company set forth in Section 3.4(b) and Section 3.4(d) shall be true and correct in all material respects (without giving effect to any materiality or “Material Adverse Effect” qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date) and (iv) the representations and warranties of the Company set forth herein (other than the representations and warranties referred to in the foregoing clauses (i), (ii) and (iii)) shall be true and correct in all respects (without giving effect to any materiality or “Material Adverse Effect” qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made only as of a specific date, in which case such representation and warranty shall be so true and correct as of such specified date), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date (which, for the avoidance of doubt, shall be satisfied in the event that the Company has, prior to the Effective Time, cured a breach of a covenant and/or an agreement contained in this Agreement).

(c)    Officer’s Certificate. The Company shall have furnished Kuraray with a certificate dated as of the Closing Date signed on its behalf by its chief executive officer or chief financial officer to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

Section 7.3    Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Kuraray, Parent and Merger Sub set forth herein shall be true and correct in all material respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b)    Performance of Obligations of Kuraray, Parent and Merger Sub. Each of Kuraray, Parent and Merger Sub shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date (which, for the avoidance of doubt, shall be satisfied in the event that Kuraray, Parent or Merger Sub has, prior to the Effective Time, cured a breach of a covenant and/or an agreement contained in this Agreement).

(c)    Officer’s Certificate. Each of Kuraray, Parent and Merger Sub shall have furnished the Company with a certificate dated as of the Closing Date signed on its behalf by its chief executive officer or another senior executive officer to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

Section 8.1    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Stockholder Approval is obtained (except as set forth below):

(a)    by mutual written consent of Kuraray, Parent, Merger Sub and the Company;

(b)    by Kuraray or the Company:

(i)    if the Merger has not been consummated on or before April 30, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party that has breached any provision of this Agreement, where such breach has been the proximate cause of the failure to consummate the Merger; provided further, that, if, on the Outside Date, any of the conditions to the Closing set forth in Section 7.1(b) shall not have been fulfilled but all other conditions to the Closing set forth in Article VII have been fulfilled (other than those conditions that by their nature are to be satisfied at the Closing), then the Outside Date shall be automatically extended without any action by any of the parties to September 30, 2018, and such date shall become the Outside Date for purposes of this Agreement;

(ii)    if any Law or final and nonappealable Order shall be in effect restraining, preventing or otherwise prohibiting or making illegal the consummation of the Merger;

(iii)    following a CFIUS Turndown; provided, however, that the party seeking to terminate pursuant to this Section 8.1(b)(iii) shall have complied with its obligations set forth in Section 6.3; or

(iv)    if the Meeting (including any adjournments and postponements thereof) shall have concluded and, at the Meeting, a proposal to adopt this Agreement shall have been voted on by the Company’s record date stockholders and the Stockholder Approval shall not have been obtained.

(c)    by the Company prior to obtaining the Stockholder Approval, in order to enter into a Company Acquisition Agreement with respect to a Company Superior Proposal concurrently with the termination of this Agreement; provided, however, that the Company, its Subsidiaries and its and their respective Representatives shall have complied in all respects with Section 5.2 and shall have paid or shall concurrently pay the Termination Fee due under Section 8.2(b);

(d)    by Kuraray prior to the Meeting if the Company Board shall have made a Company Adverse Recommendation Change;

(e)    by the Company if Kuraray, Parent or Merger Sub shall have breached or failed to perform any of its covenants or other agreements or breached any of its representations or warranties, in each case contained in this Agreement, which breach or failure to perform, either individually or in the aggregate (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) which is not cured within the earlier of (A) the Outside Date and (B) the 30th day after written notice thereof is given by the Company to Kuraray; provided, however, that (A) the Company shall have given Kuraray written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination and (B) the Company will not have the right to terminate this Agreement pursuant to this Section 8.1(e) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that any of the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied; or

(f)    by Kuraray if the Company shall have breached or failed to perform any of its covenants or other agreements or breached any of its representations or warranties, in each case contained in this Agreement, which breach or failure to perform, either individually or in the aggregate (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) which is not cured within the earlier of (A) the Outside Date and (B) the 30th day after written notice thereof is given by Kuraray to the Company; provided, however, that (A) Kuraray shall have given the Company written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date), stating Kuraray’s intention to terminate this Agreement pursuant to this Section 8.1(f) and the basis for such termination and (B) Kuraray will not have the right to terminate this Agreement pursuant to this Section 8.1(f) if Kuraray, Parent or Merger Sub is then in breach of any of its respective representations, warranties, covenants or agreements contained in this Agreement such that any of the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied.

A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision of this Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 8.1 for any such termination.

Section 8.2    Effect of Termination.

(a)    Except as provided in Section 8.2(b), if this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, Affiliate or Representative of such party) to any of the other parties hereto; provided, however, that the provisions of Section 6.6, this Section 8.2, Article IX and Article X hereof and the provisions of the Confidentiality Agreement shall survive such termination; provided, further, that, subject to Section 8.2(b), no party will be relieved or released from liability for damages of any kind, including consequential damages and any other damages (whether or not communicated or contemplated at the time of execution of this Agreement), arising out of any fraud or any knowing and intentional breach by such party prior to such termination, it being understood that the failure of Kuraray, Parent or Merger Sub to effect the Closing when required under the terms of this Agreement shall constitute a knowing and intentional breach. No party claiming that such fraud or breach occurred will have any duty or otherwise be obligated to mitigate any such damages, and such party will be entitled to all rights and remedies available at law or in equity with respect to such fraud or breach, including in the case of a breach by Kuraray, Parent or Merger Sub, liability to the Company for damages, determined taking into account all relevant factors including the loss of the benefit of the Transactions to the Company and the lost stockholder premium and any benefit to Kuraray, Parent or the stockholders of Kuraray arising from such breach.

(b)    If this Agreement is terminated (i) by Kuraray pursuant to the provisions of Section 8.1(d), (ii) by the Company pursuant to the provisions of Section 8.1(c) or (iii) by either Kuraray or the Company pursuant to the provisions of Section 8.1(b)(i) or Section 8.1(b)(iv) or by Kuraray pursuant to Section 8.1(f) and (A) prior to such termination a Company Takeover Proposal shall have been publicly announced or disclosed and shall not have been withdrawn as of the time the event giving rise to such termination occurred and (B) at any time on or prior to the 12 month anniversary of such termination the Company or any of its Subsidiaries enters into a Company Acquisition Agreement or a Company Takeover Proposal is consummated (provided that solely for purposes of this Section 8.2(b)(iii)(B), the term “Company Takeover Proposal” shall have the meaning set forth in the definition of Company Takeover Proposal except that all references to 15% shall be deemed references to 50%), the Company shall pay Kuraray the Termination Fee by wire transfer (to an account designated by Kuraray) in immediately available funds (x) in the case of clause (i) of this Section 8.2(b), within two Business Days after such termination, (y) in the case of clause (ii) of this Section 8.2(b), prior to or concurrently with such termination, and (z) in the case of clause (iii) of this Section 8.2(b), on the earlier of the date of the Company Acquisition Agreement or upon consummation of the transactions contemplated by the relevant Company Takeover Proposal. “Termination Fee” shall mean a non-refundable cash amount equal to $33,200,000. Notwithstanding anything to the contrary in this Agreement, payment of the Termination Fee shall constitute liquidated damages, and from and after such termination as described in this Section 8.2(b), the Company, its Subsidiaries and their respective former, current or future directors, stockholders, managers, members, Affiliates and

Representatives shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.2(b) and Section 8.2(c). In no event shall the Termination Fee be paid more than once.

(c)    The Company acknowledges that the agreements contained in this Section 8.2 are integral parts of the Transactions, and that, without these agreements, Kuraray, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to this Section 8.2, and, in order to obtain such payment, Kuraray, Parent or Merger Sub commences an Action that results in a judgment against the Company, the Company shall pay to Kuraray interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made plus 1%, together with reasonable fees, costs and expenses (including attorneys’ fees, costs and expenses) incurred in connection with such Action.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Amendment and Waivers. Subject to applicable Law and the rules and regulations of the NYSE, and in accordance with the immediately following sentence, this Agreement may be amended or modified by the parties hereto by action taken or authorized by or on behalf of their respective boards of directors to the extent required by Law, at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company and Merger Sub; provided, however, that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which by Law or in accordance with the rules and regulations of NYSE requires the further approval of the stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties by the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing this Agreement. The failure of any party to this Agreement to assert any of its rights or remedies under this Agreement or otherwise shall not constitute a waiver of such rights or remedies.

Section 9.2    Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive after the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 9.3    Expenses. Except as otherwise specifically provided herein, all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses.

Section 9.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and sent by facsimile, by electronic mail, by nationally recognized overnight courier service or by registered mail and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 9.4 or facsimile at the facsimile telephone number specified in this Section 9.4, in either case, prior to 5:00 p.m. (New York City time) on a Business Day and, in each case, a copy is sent on such Business Day by nationally recognized overnight courier service, (b) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail at the email address specified in this Section 9.4 or facsimile at the facsimile telephone number specified in this Section 9.4, in each case, later than 5:00 p.m. (New York City time) on any date and earlier than 12 midnight (New York City time) on the following date and a copy is sent no later than such date by nationally recognized overnight courier service, (c) when received, if sent by nationally recognized overnight courier service (other than in the cases of clauses (a) and (b) above), or (d) upon actual receipt by the party to whom such notice is required to be given if sent by registered mail. The address for such notices and communications shall be as follows:

(a)    if to Kuraray, Parent or Merger Sub, to:

Kuraray Co., Ltd.

1-1-3 Otemachi, Chiyoda-ku

Tokyo 100-8115, Japan

Facsimile No.: +81-3-6701-1139

Email: Fuyuo.Ueyama@kuraray.com

Attention: General Manager

Corporate Management Planning Office

with a copy to:

Mayer Brown

1221 Avenue of the Americas

New York, NY 10020-1001

Facsimile No.: (212) 849-5650

Email: ksheridan@mayerbrown.com

Attention: L. Kevin Sheridan Jr.

(b)    if to the Company, to:

Calgon Carbon Corporation

300 GSK Drive

Moon Township, Pennsylvania 15108

Facsimile No.: (412) 402-9711

Email: cwhalen@calgoncarbon.com

Attention: Chad Whalen

Senior Vice President, General Counsel & Secretary

with a copy to:

Jones Day

500 Grant Street, Suite 4500

Pittsburgh, PA 15219

Facsimile No.: (412) 394-7959

Email: dgrubman@jonesday.com

Attention: David A. Grubman

Each party consents to service of any process, summons, notice or document that may be served in any proceeding in the Delaware Court of Chancery or the United States Districted Court for the District of Delaware, which service shall be in accordance with this Section 9.4.

Section 9.5    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), all of which when executed will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto.

Section 9.6    Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Exhibits and the Company Disclosure Letter) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and (b) this Section 9.6 and Section 9.12 are not intended to and shall not confer upon any Person other than the parties to this Agreement and their permitted assigns any rights, benefits or remedies of any nature whatsoever, other than (i) after the Effective Time, the provisions in Section 6.7 (which provisions may be enforced directly by Indemnified Parties); provided, that, for the avoidance of doubt, from and after the Effective Time the Indemnified Parties shall have the right to enforce all aspects of such provisions, including the covenants and agreements contained therein that were to be performed prior to the Effective Time, (ii) the right of the holders of Shares of the Company to receive the Merger Consideration after the Effective Time (a claim with respect to which may not be made unless and until the Effective Time shall have occurred) in accordance with the terms of this Agreement, and (iii) subject to Section 8.2(a), the right of the Company on behalf of its stockholders to pursue damages (including claims for damages based on loss of the benefit of the Transactions to the Company and the lost stockholder premium) in the event of Kuraray’s, Parent’s or Merger Sub’s knowing and intentional breach of this Agreement. For the avoidance of doubt, the rights granted pursuant to the foregoing clause (iii) shall be enforceable only by the Company in its sole and absolute discretion, on behalf of the Company’s stockholders. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 9.1 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties and may have been qualified by certain disclosures not reflected in the text of this Agreement. Accordingly, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.7    Disclosure Letter References. The parties hereto agree that each section or subsection of the Company Disclosure Letter shall be deemed to qualify the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Letter. The parties hereto further agree that disclosure of any item, matter or event in any particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face, notwithstanding the omission of a cross-reference to such other section or subsections.

Section 9.8    Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the Transactions are fulfilled to the fullest extent possible.

Section 9.9    Governing Law.

(a)    This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b)    Any action, suit or proceeding based upon, arising out of or related to this Agreement or the Transactions shall be brought in the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit or proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action, suit or proceeding shall be heard and determined only in any such court, and agrees not to bring any action, suit or proceeding arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 9.9(b).

Section 9.10    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the parties hereto and any be enforceable by their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, (a) by Kuraray or Parent without the prior written consent of the Company or (b) by the Company without the prior written consent of Kuraray.

Section 9.11    Specific Performance.

(a)    The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 8.1, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 8.2 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed or otherwise impair in any respect any party’s right to specific enforcement and (iii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Company, Kuraray, Parent or Merger Sub would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.11 shall not be required to provide any bond or other security in connection with any such injunction and any party against whom such injunction is entered expressly waives any bond or security in connection therewith.

(b)    For the avoidance of doubt, any of the parties may pursue both a grant of specific performance to the extent permitted by this Section 9.11 and the payment of damages as contemplated by Section 8.2(a).

Section 9.12    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

ARTICLE X

DEFINITIONS; INTERPRETATION

Section 10.1    Certain Terms Defined. The following terms shall have the meanings set forth below for purposes of this Agreement:

“Acceptable Confidentiality Agreement” means any confidentiality agreement that (a) does not limit the Company’s obligations under the Merger Agreement and (b) contains provisions no less restrictive than those contained in the Confidentiality Agreement.

“Action” means any claim, action, suit, proceeding (including any civil, administrative or appellate proceeding), hearing or audit commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or any arbitrator or arbitration panel.

“Affiliates” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Amended and Restated Bylaws” has the meaning set forth in Section 1.5(b).

“Amended and Restated Certificate of Incorporation” has the meaning set forth in Section 1.5(a).

“Anti-Bribery Laws” has the meaning set forth in Section 3.21(a).

“Antitrust Laws” has the meaning set forth in Section 6.3(d).

“Book-Entry Shares” has the meaning set forth in Section 2.1(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in Tokyo, Japan or New York, New York are authorized or obligated by Law or Order to close.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 2.1(a).

“CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as a CFIUS member agency.

“CFIUS Approval” means the existence of any of the following conditions: (a) a written determination by CFIUS that the Transactions are not covered transactions pursuant to 31 C.F.R. Part 800.207, (b) a written notice issued by CFIUS to the effect that CFIUS has concluded its review or investigation of the Transactions and that CFIUS has no unresolved national security concerns with respect to the Transactions, or (c) if CFIUS has sent a report to the President of the United States requesting the President’s decision, then (i) the President has announced a decision not to take any action to suspend or prohibit the Transactions or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after 15 days from the date the President received such report from CFIUS.

“CFIUS Turndown” has the meaning set forth in Section 6.3(h).

“Changes” means any circumstances, events, changes, effects, occurrences, events or developments.

“Claim” has the meaning set forth in Section 6.7(d).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 3.13(c)(vi).

“Company” has the meaning set forth in the Preamble to this Agreement.

“Company Acquisition Agreement” has the meaning set forth in Section 5.2(a).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.2(e).

“Company Board” has the meaning set forth in Section 3.2(a).

“Company Class A Stock” has the meaning set forth in Section 3.4(a).

“Company Common Stock” has the meaning set forth in Section 3.4(a).

“Company Covered Employees” has the meaning set forth in Section 3.13(b).

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company Employees” has the meaning set forth in Section 6.10(a).

“Company Financial Statements” has the meaning set forth in Section 3.5(b).

“Company Intellectual Property Rights” means all of the Intellectual Property Rights owned, or purported to be owned, by the Company or any of its Subsidiaries and that is material to the Company’s or any of its Subsidiaries’ business.

“Company Material Adverse Effect” means any Change that, individually or in the aggregate with all other Changes, has a material adverse effect on the business, assets, properties, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that no Changes arising out of or resulting from any of the following shall, either alone or in combination, constitute or contribute to a Material Adverse Effect: (a) any Changes in the economy of the United States or global economic conditions; (b) any Changes generally affecting any of the industries in which the Company and any of its Subsidiaries conduct any business that is material to the Company and its Subsidiaries, taken as a whole; (c) any decline in the market price, or change in trading volume, of the Company Common Stock (it being understood that any Changes giving rise to or contributing to such decline or change may, if not otherwise excluded from the definition of Company Material Adverse Effect, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect); (d) regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction; (e) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that any Changes giving rise to or contributing to such failure may, if not otherwise excluded from the definition of Company Material Adverse Effect, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect); (f) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or any of the other Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, or actions expressly required by the terms of this Agreement; (g) any change after the date hereof in applicable Law, including any Tax or trade policy, or GAAP (or authoritative interpretations thereof); (h) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, or the threat of any of the foregoing; (i) any hurricane, tornado, flood, earthquake or other natural disaster; or (j) any adverse change to any of the Company’s credit ratings (it being understood that any Changes giving rise to or contributing to such adverse change may, if not otherwise excluded from the definition of Company Material Adverse Effect, be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect); provided, further, that, with respect to the foregoing clauses (a), (b), (g), (h) and (i), such Changes do not disproportionately affect the Company and its Subsidiaries, taken as a whole, compared to other companies operating in industries in which the Company and its Subsidiaries operate.

“Company Material Contract” has the meaning set forth in Section 3.10(a).

“Company Non-U.S. Plan” has the meaning set forth in Section 3.13(c)(v).

“Company Option” means any option to purchase Shares granted under the Company Stock Plans.

“Company Performance Share Award” means any performance share award granted under any Company Stock Plan that is subject to performance-based vesting, and that and entitles the holder thereof to Shares or cash equal to or based on the value of Shares.

“Company Permits” has the meaning set forth in Section 3.9.

“Company Phantom Stock Unit Award” means any phantom stock unit award granted under any Company Stock Plan that entitles the holder thereof to cash in an amount equal to or based on the value of Shares.

“Company Plan” has the meaning set forth in Section 3.13(a).

“Company Preferred Stock” has the meaning set forth in Section 3.4(a).

“Company Recommendation” has the meaning set forth in Section 3.2(c).

“Company Restricted Stock” means Shares which were granted under any Company Stock Plan and which are subject to forfeiture restrictions.

“Company SEC Documents” has the meaning set forth in Section 3.5(a).

“Company Subsidiary Securities” has the meaning set forth in Section 3.4(b).

“Company Stock Awards” means the Company Options, Company Restricted Stock, Company Phantom Stock Unit Awards and Company Performance Share Awards.

“Company Stock Plans” means the Amended and Restated 2008 Equity Incentive Plan, the Second Amended and Restated 2008 Equity Incentive Plan, the 1993 Non-Employee Directors’ Stock Option Plan and the 1999 Non-Employee Directors’ Phantom Stock Unit Plan, in each case as amended from time-to-time.

“Company Superior Proposal” means an bona fide written Company Takeover Proposal that did not result from a breach of Section 5.2 that if consummated would result in a Person or group of Persons (other than Kuraray, Parent, Merger Sub or their respective Affiliates), or in the case of a merger or similar transaction, the stockholders of any such Person, acquiring or purchasing, directly or indirectly, more than (x) 50% of the total voting power of the equity securities of the Company or (y) 50% of the consolidated assets, revenues or net income of the Company and its Subsidiaries, in each case, for consideration consisting of cash and/or securities, in each case, that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, is (a) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such Company Takeover Proposal (including all conditions contained therein) and the Person or group of Persons making such Company Takeover Proposal and (b) taking into account any changes to this Agreement proposed by Parent in response to a Company Takeover Proposal, more favorable to the stockholders of the Company from a financial point of view than the consideration to be received by the stockholders of the Company in the Merger.

“Company Systems” means all of the following used by or for, or otherwise relied on by, the Company or any of its Subsidiaries (whether owned by any of them or any other Person): computers, computer systems, servers, hardware, Software, firmware, middleware, websites, databases, networks, servers, workstations, routers, hubs, switches, data communication equipment and lines, telecommunications equipment and lines, co-location facilities and equipment, and all other information technology equipment and related items of automated, computerized or Software systems, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation.

“Company Takeover Proposal” means any proposal or offer from any Person or group of Persons (other than Kuraray, Parent, Merger Sub or their respective Affiliates) for, with respect to or relating to (a) a merger, consolidation, business combination, recapitalization, reorganization, exchange or tender offer, binding share exchange, joint venture, liquidation, dissolution, partnership or other similar transaction involving the Company or any Subsidiary or Subsidiaries of the Company the business of which constitutes 15% or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries, taken as a whole, (b) acquiring or purchasing in any manner, directly or indirectly, more than 15% of the total voting power of the equity securities of the Company or (c) acquiring or purchasing in any manner (including the acquisition of stock in any Subsidiary of the Company), directly or indirectly, assets or businesses of the Company or its Subsidiaries constituting more than 15% of the consolidated assets, revenues or net income of the Company and its Subsidiaries, taken as a whole, in each case, other than the Merger and the other Transactions.

“Confidentiality Agreement” has the meaning set forth in Section 3.28(a).

“Contract” means any agreement, lease, sublease, license, contract, note, bond, option, mortgage, indenture, guaranty, warrant, deed of trust, franchise, concession, arrangement, obligation or other legally binding arrangement (whether written or oral).

“Data Security Requirements” means the following, in each case to the extent relating to any sensitive or confidential information, including Sensitive Information, or any matters relating to data privacy, protection, or security or the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, destruction or disposal of any Sensitive Information: (a) all Privacy and Security Laws and other applicable Laws and any related security breach notification requirements; and (b) Contracts to which the Company or any of its Subsidiaries is bound.

“DDTC” means the U.S. Department of State’s Directorate of Defense Trade Controls.

“DGCL” has the meaning set forth in Section 1.1.

“Dissenting Shares” has the meaning set forth in Section 2.4.

“DPA” means Section 721 of Title VII of the Defense Production Act of 1950, as amended, including the amendments under the Omnibus Trade and Competitiveness Act of 1988 and the Foreign Investment and National Security Act of 2007 (codified at 50 U.S.C. 4565) and including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

“Environmental Laws” means all Laws relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“ERISA” has the meaning set forth in Section 3.13(a).

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, that together with such Person would be deemed a “single employer” within the meaning of Section 414 of the Code.

“Exchange Act” has the meaning set forth in Section 3.3(b).

“Export Administration Regulations” has the meaning set forth in Section 3.22(a).

“Expenses” has the meaning set forth in Section 8.2(c).

“Export Control Laws” has the meaning set forth in Section 3.22(a).

“FCPA” has the meaning set forth in Section 3.21(a).

“Financial Advisor” has the meaning set forth in Section 3.24.

“Foreign Antitrust Laws” has the meaning set forth in Section 3.3(b).

“GAAP” has the meaning set forth in Section 3.5(b).

“General Enforceability Exceptions” has the meaning set forth in Section 3.2(a).

“Government Bid” shall mean any outstanding bid, offer or proposal which, if accepted or successful, would result in a Government Contract.

“Government Contract” means a written Contract, including any subcontract or purchase order at any tier, any grants, cooperative agreements, technology investment agreements and other similar agreements, between the Company or any of its Subsidiaries, on the one hand, and any federal or national Governmental Entity or any prime contractor to any federal or national Governmental Entity, on the other hand.

“Governmental Entity” has the meaning set forth in Section 3.3(b).

“HCERA” has the meaning set forth in Section 3.13(c)(viii).

“Health Plan” has the meaning set forth in Section 3.13(c)(viii).

“Healthcare Reform Laws” has the meaning set forth in Section 3.13(c)(viii).

“HSR Act” has the meaning set forth in Section 3.3(b).

“Indebtedness” of any Person means (a) all indebtedness for borrowed money and (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument.

“Indemnified Party” means each current and former director or officer of the Company or any of its Subsidiaries and each such person who serves or served at the request of the Company as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, together with such person’s heirs, executors or administrators.

“Intellectual Property Rights” means United States or foreign intellectual property, including (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, provisionals, extensions and reexaminations thereof, and improvements thereto, (b) trademarks, service marks, logos, trade names, corporate names, brand names, slogans, product designations, designs, trade dress, and any other indicia of source or origin, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) copyrights, works of authorship and copyrightable works and all applications and registrations in connection with any of the foregoing, (d) Know-How, (e) Software, (f) uniform resource locators, web site addresses, Internet domain names and other social media identifiers, and registrations therefor, (g) moral and economic rights of authors and inventors, (h) all rights of privacy and publicity, including rights to use of the names, likenesses, voices, signatures, and biographical information of real persons, and (i) all other proprietary rights whether now known or hereafter recognized in any jurisdiction.

“Intervening Event” means a material event, change or development in circumstances that was not known to or reasonably foreseeable by the Company Board as of the date hereof and becomes known to the Company Board after the date hereof and prior to the time the Stockholder Approval is obtained; provided, however, that the receipt, existence or terms of any Company Takeover Proposal or any offer, request or proposal that would reasonably be expected to lead to a Company Takeover Proposal shall be deemed not to constitute or contribute to an Intervening Event.

“IRS” means the Internal Revenue Service.

“ITAR” means the U.S. Department of State’s International Traffic In Arms Regulations, codified at 22 C.F.R. parts 120-130.

“Know-How” means inventions and discoveries (whether patentable or not), privileged or proprietary industrial designs, trade secrets, confidential information (including, to the extent privileged, proprietary or confidential, ideas, processes, methods, techniques, research and development, source code, drawings, specifications, layouts, designs, formulae, algorithms, compositions, industrial models, architectures, plans, proposals, technical data, financial, business and marketing plans and proposals, customer and supplier lists and price and cost information) and privileged or proprietary know-how.

“Knowledge” means (a) with respect to Kuraray, Parent and Merger Sub, the actual knowledge of Fuyuo Ueyama, Kazuya Shimizu, Yusuke Ryosho, Hiroshi Fukuizumi and Yasushi Nagai and (b) with respect to the Company, the actual knowledge of the individuals identified on Section 10.2 of the Company Disclosure Letter, in each case, none of whom, for the sake of clarity and avoidance of doubt, shall have any personal liability or obligations regarding such knowledge.

“Kuraray” has the meaning set forth in the Preamble to this Agreement.

“Law” means any international, national, federal, state or local law (statutory, common law or otherwise), constitution, treaty, convention, code, ordinance, regulation, rule or other similar requirement enacted, adopted or promulgated by any Governmental Entity.

“Lease” or “Leases” has the meaning set forth in Section 3.14(b).

“Leased Real Property” means all of the real property leased or subleased (whether as a tenant or subtenant) by the Company or any Subsidiary of the Company.

“Major Customer” has the meaning set forth in Section 3.10(a)(xii).

“Major Customer Contract” has the meaning set forth in Section 3.10(a)(xii).

“Major Supplier” has the meaning set forth in Section 3.10(a)(xiii).

“Major Supplier Contract” has the meaning set forth in Section 3.10(a)(xiii).

“Materials of Environmental Concern” chemical, material, substance or waste, in each case, that is regulated by or gives rise to liability under any applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

“Meeting” has the meaning set forth in Section 6.2(a).

“Merger” has the meaning set forth in the Recitals to this Agreement.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning set forth in the Preamble to this Agreement.

“Municipal Contract” has the meaning set forth in Section 3.10(a)(v).

“New Plans” has the meaning set forth in Section 6.10(b).

“NYSE” has the meaning set forth in Section 3.3(b).

“OFAC” has the meaning set forth in Section 3.22(a).

“Option Cash Payment” has the meaning set forth in Section 2.3(a).

“Order” means, with respect to any Person, any executive order, judgment, ruling, injunction, assessment, award, decree or other order (whether temporary, preliminary or permanent) enacted, adopted, promulgated or applied by any Governmental Entity or arbitrator that is binding upon or applicable to such Person or its property.

“Outside Date” has the meaning set forth in Section 8.1(b)(i).

“Owned Real Property” means all of the real property owned by the Company or any Subsidiary of the Company.

“Parent” has the meaning set for in the Preamble to this Agreement.

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Payment Fund” has the meaning set forth in Section 2.2(a).

“Performance Share Award Cash Payment” has the meaning set forth in Section 2.3(d).

“Permitted Encumbrances” means: (a) Encumbrances that relate to Taxes imposed upon the Company that are not yet due and payable or that are being contested in good faith by appropriate proceedings (and for which reserves have been established on the Company Financial Statements); (b) mechanics’, carriers’, workers’, repairers’ and similar Encumbrances imposed upon the Company arising or incurred in the ordinary course of business consistent with past practice, in each case, for sums not yet due and payable or due but not delinquent; (c) Encumbrances that relate to zoning, entitlement and other land use and environmental Laws, (d) other imperfections or irregularities in title, easements, survey exceptions, leases, subleases, license agreements and other occupancy agreements set forth in Section 10.2(a) of the Company Disclosure Letter, reciprocal easement agreements, restrictions on use and other customary encumbrances on title to or use of real property, (e) utility easements for electricity, gas, water, sanitary sewer, surface water drainage or other general easements granted to Governmental Entities in the ordinary course of developing or operating any Site, (f) any Laws affecting any Site, (g) any utility company rights under applicable Law, easements or franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any of the Sites, (h) any encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway, (i) as to any Leased Real Property, any Encumbrances affecting the interest of the lessor thereof and (j) any matters disclosed in reports delivered or made available to Parent by the Company prior to the date of this Agreement; provided, however, that, in the case of clauses (c) through (h), none of the Encumbrances set forth in any such clause, individually or in the aggregate, materially adversely affect the continued use of the property to which they relate in the conduct of the business currently conducted thereon.

“Person” means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, estate, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

“Personal Information” means any data or other information (including protected health information) about or from an individual, including any personally identifiable data (e.g., name, address, phone number, email address, financial account number, payment card data, government issued identifier, and health or medical information), or that is otherwise protected by or subject to any Privacy and Security Law.

“Phantom Stock Unit Award Cash Payment” has the meaning set forth in Section 2.3(c).

“PPACA” has the meaning set forth in Section 3.13(c)(viii).

“Privacy and Security Laws” means all applicable Laws concerning data protection, privacy, security, or other similar Laws (including any security breach notification requirements), including HIPAA, HITECH, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state Social Security number protection Laws, state data breach notification Laws, state consumer protection Laws, the European Union Directive 95/46/EC, the Dutch Personal Data Protection Act (WBP), the United Kingdom’s Data Protection Act 1998 (DPA) and Alberta’s Personal Information Protection Act.

“Proxy Statement” has the meaning set forth in Section 3.11.

“Representatives” has the meaning set forth in Section 5.2(a).

“Rights” has the meaning set forth in Section 3.4(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 3.3(b).

“Sensitive Information” means privileged or proprietary information which, if compromised through any theft, interruption, modification, corruption, loss, misuse, or unauthorized access or disclosure, could cause serious harm to the organization owning it. Sensitive Information shall include information (a) covered by Law, including the Privacy and Security Laws and (b) Personal Information.

“Shares” has the meaning set forth in Section 2.1.

“Site” means each location where the Company or any Subsidiary of the Company conducts business, including each Owned Real Property and Leased Real Property.

“Software” means computer programs and software, whether in source code or object code form, including (a) data, databases and collections of data, (b) software implementations of algorithms, models and methodologies, firmware and application programming interfaces, (c) descriptions, schematics, specifications, flow charts and other work product used to design, plan, organize and develop any of the foregoing and (d) documentation, including user documentation, user manuals and training materials, files, and records relating to any of the foregoing.

“SOX” has the meaning set forth in Section 3.5(c).

“Stockholder Approval” has the meaning set forth in Section 3.2(b).

“Subsidiary” means, with respect to any Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (a) such Person or any other Subsidiary of such Person is a general partner or otherwise controls such entity or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such entity is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Statutes” has the meaning set forth in Section 3.26.

“Tax” or “Taxes” means any tax (including income, gross receipts, windfall profit, occupation, license, registration, production, intangibles, inventory and merchandise, commercial activities, capital gains, capital stock, capital structure, transfer, value-added, franchise, excise, payroll, employment, severance, social security, unemployment, disability, workers’ compensation, environmental, ad valorem, alternative, minimum, add-on, escheat or unclaimed property, sales, use, real and personal property, estimated, stamp, recording, withholding and other taxes) or similar fee, impost, levy, assessment, tariff, duty (including any customs duty) or deficiency, and any other related charge or amount of any kind whatsoever (including any fine, penalty, interest, or addition to tax), whether payable directly or by withholding and whether or not disputed, and any liability for any of the foregoing pursuant to Treas. Reg. §1-1502-6 (or any similar provision of state, local or foreign tax Law), as transferee or successor, by contract or otherwise, imposed, assessed, or collected by or under the authority of any Governmental Entity or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, fee, impost, levy, assessment, tariff, duty or deficiency.

“Tax Return” or “Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to or required to be filed with any Governmental Entity with respect to Taxes, including any amendments thereof.

“Termination Fee” has the meaning set forth in Section 8.2(b).

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

Section 10.2    Other Definitional and Interpretative Provisions. The following provisions shall be applied wherever appropriate herein: (a) ”herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used, (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural, (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders, (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP, (e) this Agreement shall be deemed to have been drafted by the parties and this Agreement shall not be construed against any party as the principal draftsperson hereof, (f) any references herein to a particular Section, Article, or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless another agreement is specified, (g) all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered citations to such statutes, regulations, or provisions directly or indirectly superseding such statutes, regulations, or provisions, (h) the Company Disclosure Letter is incorporated herein by reference and shall be considered part of this Agreement, (i) the headings in this Agreement are for convenience of identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof, (j) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion, (k) ”including” means “including, without limitation,” (l) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if,” and (m) reference to “dollars” or “$” shall be deemed reference to the lawful money of the United States of America. Any capitalized terms used in any Exhibit or in the Company Disclosure Letter but not otherwise defined therein, shall have the meaning as defined in this Agreement.

[Signatures on Following Page.]

IN WITNESS WHEREOF, Kuraray, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

CALGON CARBON CORPORATION

By:	/s/ Randall S. Dearth
Name:	Randall S. Dearth
Title:	Chairman, President and CEO

[Signature page to Agreement and Plan of Merger]

KURARAY CO., LTD.

By:	/s/ Masaaki Ito
Name:	Masaaki Ito
Title:	Representative Director and President

KURARAY HOLDINGS U.S.A., INC.

By:	/s/ Kazuhiko Kugawa
Name:	Kazuhiko Kugawa
Title:	President

KJ MERGER SUB, INC.

By:	/s/ Fuyuo Ueyama
Name:	Fuyuo Ueyama
Title:	President

[Signature page to Agreement and Plan of Merger]

EXHIBIT A

Amended and Restated Certificate of Incorporation

See attached.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CALGON CARBON CORPORATION

ARTICLE I

The name of the corporation is: CALGON CARBON CORPORATION.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The corporation is to have a perpetual existence.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is one hundred (100) shares of common stock, and the par value of such share of common stock shall be $0.01.

ARTICLE V

The business and affairs of the corporation shall be managed by or under the direction of the board of directors of the corporation. Elections of directors need not be by written ballot unless otherwise provided in the By-laws of the corporation. In furtherance of and not in limitation of the powers conferred by the DGCL, the board of directors of the corporation is expressly authorized to make, amend or repeal the By-laws of the corporation.

The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL at the time in force may be added or inserted, in the manner now or thereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in this present form or as hereafter amended are granted subject to the right reserved in this Article.

Meetings of stockholders may be held within or outside the State of Delaware, as the By-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-laws of the corporation.

ARTICLE VI

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this paragraph shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to December 22, 1986.

Directors and officers of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the corporation or otherwise) arising out of their service to the corporation or to another organization at the request of the corporation. Persons who are not directors or officers of the corporation, including each person who at the request of the corporation has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (individually, including directors or officers of the corporation, an “Indemnified Person” and collectively, the “Indemnified Persons”) may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The corporation may purchase and maintain insurance to protect itself and any Indemnified Person against any liability asserted against him and incurred by him in respect of such service whether or not the corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to Indemnified Persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article VI.

Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by Indemnified Persons may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Certificate of Incorporation of the corporation, the By-Laws of the corporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Article VI but whom the corporation has the power or obligation to indemnify under applicable law, or otherwise.

EXHIBIT B

Amended and Restated Bylaws

See attached.

AMENDED AND RESTATED BY-LAWS

- of -

CALGON CARBON CORPORATION

(herein called the “Corporation”)

ARTICLE I

Stockholders

Section 1.01. Annual Meeting; Election of Directors.

(a)    The Board of Directors by resolution shall designate the time, place and date of the annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before it.

(b)    The stockholders may elect the Board of Directors by written consent in lieu of the annual meeting. If the consent is less than unanimous, it will constitute a consent in lieu of the annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of the consent were (i) vacant at the effective time and (ii) filled by action of the consent.

(c)    If the annual meeting is not held on the date designated for it or if the Board of Directors has not been elected by written consent in lieu of an annual meeting, the standing directors shall cause the meeting to be held as soon as it is convenient.

Section 1.02. Special Meetings.

(a)    Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President, any Vice-President, the Treasurer or the Secretary or by resolution of the Board of Directors. Special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

(b)    The Board of Directors may, in its sole discretion, determine that a stockholders meeting shall not be held at any place, but may instead be held solely by means of remote communication. Further, the board of directors may, in its sole discretion, authorize stockholders and proxyholders not physically present at a meeting of stockholders to, by means of remote communication and subject to such guidelines and procedures as the Board of Directors may adopt: (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If the Board of Directors authorizes a meeting solely by remote communication, the Corporation must (A) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) maintain a record of any vote or other action taken at the meeting by means of remote communication by any stockholder or proxyholder.

Section 1.03. Notice of Meetings of Stockholders.

(a)    Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given, unless that notice shall be waived, which shall state the place, if any, means of remote communication, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

(b)    When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.04. Quorum.

(a)    At all meetings of the stockholders, the holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business.

(b)    When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

(c)    The stockholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, the Corporation may transact any business which might have been transacted at the original meeting had a quorum been there present.

Section 1.05. Fixing Date for Determination of Stockholders of Record.

In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.06. Stockholder’s Right of Inspection.

(a)    Stockholders of record, in person or by attorney or other agent, shall have the right, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

(b)    The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 1.07. Consent in Lieu of Meeting.

(a)    Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the DGCL, the Certificate of Incorporation of the Corporation, or these

By-laws, may be taken without that vote and meeting, and that vote and meeting may be dispensed with, if that corporate action has been consented to in writing by the holders of a majority (or, if with respect to a particular corporate action the DGCL, the Certificate of Incorporation of the Corporation or these By-laws specifies a greater percentage, by the holders of that percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of that paragraph unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

(b)    A stockholder or proxyholder may consent to action by means of a telegram, cablegram or other electronic transmission. The stockholder, the proxyholder or a person or persons authorized to act for the stockholder or proxyholder must transmit the consent. The consent shall be deemed to be written, signed and dated if the transmission sets forth or is delivered with information from which the Corporation can determine (i) that the transmission was transmitted by the stockholder, proxyholder or authorized person(s), and (ii) the date on which it was transmitted. The date on which the transmission is transmitted shall be deemed to be the date on which the consent was signed.

(c)    Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for all purposes for which the original writing could be used, provided that the reproduction is of the entire original writing.

ARTICLE II

Directors

Section 2.01. Management of Business.

(a)    The business of the Corporation shall be managed by its Board of Directors.

(b)    The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Corporation or otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the DGCL, by the Certificate of Incorporation of the Corporation or by these By-laws.

(c)    Without prejudice to the generality of the foregoing, the Board of Directors, by resolution or resolutions, may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which, any such rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. If the shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be shares having a par value, the price or prices so to be received therefor shall not be less than the par value thereof. If the shares of stock so to be issued shall be shares of stock without par value, the consideration therefor shall be determined in the manner provided in Section 153(b) of the DGCL.

Section 2.02. Qualifications and Number of Directors.

Directors need not be stockholders. The number of directors constituting the Board of Directors shall be as determined from time to time by resolution of the stockholders or Board of Directors.

Section 2.03. Election and Term.

The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be duly elected and qualified, or until his earlier death, resignation or removal.

Section 2.04. Resignations.

Any director of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.05. Vacancies and Newly Created Directorships.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors shall be duly elected and qualified, or until their earlier death, resignation or removal. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

Section 2.06. Quorum of Directors.

(a)    At all meetings of the Board of Directors, one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as provided in Section 2.05 hereof.

(b)    A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

Section 2.07. Annual Meeting.

The newly elected Board of Directors shall meet immediately following the adjournment of the annual meeting of stockholders in each year at the same place, within or without the State of Delaware, and no notice of such meeting shall be necessary.

Section 2.08. Special Meetings.

(a)    Special meetings may be called at any time by the President, any Vice President, the Treasurer or the Secretary or by resolution of the Board of Directors. Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

(b)    Special meetings of the Board of Directors shall be held upon notice to the directors or waiver thereof.

(c)    Unless waived, notice of each special meeting of the Board of Directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

Section 2.09. Committees.

(a)    The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more committees and appoint one or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

(b)    Any committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution establishing such committee, or the Certificate of Incorporation or these Bylaws; provided, however, that no committee may take any action that is expressly required by the DGCL or the Certificate of Incorporation or these Bylaws to be taken by the stockholders and/or the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee, shall be reported to the Board of Directors at the next meeting of the Board.

(c)    Meetings of committees may be called at any time by the Chairman of the Board, if any, the President or the chairman of the respective committee. At least fifty percent of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 2.10. Action Without a Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in a writing or writings and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.11. Meeting by Means of Conference Telephone.

Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors of the Corporation may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE III

Officers

Section 3.01. Number.

The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, a Secretary and a Treasurer, and such number of Vice-Presidents, and such other officers, if any, as the Board of Directors may from time to time determine. The Board of Directors may choose such other agents as it shall deem necessary. Any number of offices may be held by the same person.

Section 3.02. Terms of Office.

Each officer shall hold his office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

Section 3.03. Removal.

Any officer may be removed from office at any time by the Board of Directors with or without cause.

Section 3.04. Authority.

The Secretary shall record all of the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the office held by him, and/or such other authority, duties and powers as may be assigned to him from time to time by the Board of Directors or the President. The other officers, and agents, if any, shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or (except in the case of the President) by the President.

ARTICLE IV

Capital Stock

Section 4.01. Stock Certificates.

The shares of the Corporation shall be represented by certificates in such form as any officer may approve; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Each certificate for shares shall be consecutively numbered or otherwise identified. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or a Vice-President, and by the Treasurer or the Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Where such certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 4.02. Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by the DGCL.

Section 4.03. Registered Holders.

Prior to due presentment for registration of transfer of any security of the Corporation in registered form, the Corporation shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to, or interest in, any security, whether or not the Corporation shall have notice thereof, except as otherwise provided by the DGCL.

Section 4.04. New Certificates.

The Corporation shall issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, if the owner: (1) so requests before the Corporation has notice that the shares of stock represented by that certificate have been acquired by a bona fide purchaser; (2) files with the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of that certificate or the issuance of a new certificate; and (3) satisfies any other requirements imposed by the directors that are reasonable under the circumstances. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

ARTICLE V

Indemnification

Section 5.01. Indemnification.

Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation. Persons who are not directors or officers of the Corporation, including each person who at the request of the Corporation has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (individually, including directors or officers of the Corporation, an “Indemnified Person” and collectively, the “Indemnified Persons”) may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any Indemnified Person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to Indemnified Persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article V.

Section 5.02. Payment of Indemnification.

Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorneys’ fees) incurred by Indemnified Persons may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 5.03. Exclusivity.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation of the Corporation, these By-Laws or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Article V but whom the Corporation has the power or obligation to indemnify under applicable law, or otherwise.

ARTICLE VI

Miscellaneous

Section 6.01. Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.”

Section 6.02. Checks.

All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

Section 6.03. Fiscal Year.

The fiscal year shall begin the first day of January of each year and shall end on the thirty-first day of December of each such year.

Section 6.04. Notices and Mailing. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given effectively if given in person or by telephone, mail addressed to the recipient’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

Section 6.05. Waiver of Notice. Whenever any notice is required to be given under the DGCL or the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof, in writing signed by, or by electronic transmission by, the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice and such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need to be specified in any waiver of notice.

Section 6.06. Amendment of By-laws.

These By-laws may be altered, amended or repealed or new By-laws may be adopted at any meeting of the Board of Directors. The fact that the power to amend, alter, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

EXHIBIT C

Forum Selection Bylaw

See attached.

ARTICLE X

MISCELLANEOUS

Section 10.01 Forum for Certain Actions. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with regard to, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any of its current or former directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Corporation or these By-laws or (iv) any action asserting a claim against the Corporation or any of its current or former directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensible parties named as defendants. If any action the subject matter of which is within the scope of this Section 10.01 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have notice of this Section 10.01 and to have consented to (i) the exclusive personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 10.01 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Failure to enforce the provisions of this Section 10.01 would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the provisions of this Section 10.01.

ANNEX B

September 20, 2017

Board of Directors

Calgon Carbon Corporation

3000 GSK Drive

Moon Township, PA 15108

Members of the Board:

We understand that Calgon Carbon Corporation (“Calgon” or the “Company”), Kuraray Co., Ltd. (the “Buyer”), Kuraray Holdings U.S.A., Inc., a wholly owned subsidiary of the Buyer (“US Parent”) and KJ Merger Sub, Inc., a wholly owned subsidiary of US Parent (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated September 20, 2017 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock (i) held in treasury of the Company, (ii) owned by the Buyer or any direct or indirect wholly owned subsidiary of the Buyer or (iii) that have not been voted for adoption of the Merger Agreement and with respect to which appraisal has been properly demanded in accordance with, and at all times the holder of which has been in compliance with, Section 262 of the General Corporation Law of the State of Delaware (clauses (i), (ii), and (iii), collectively, the “Excluded Shares”), will be converted into the right to receive $21.50 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1.	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2.	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3.	Reviewed certain financial projections prepared by the management of the Company;

4.	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5.	Reviewed the reported prices and trading activity for the Company Common Stock;

6.	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

7.	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8.	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9.	Reviewed the Merger Agreement and certain related documents; and

10.	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of Excluded Shares) in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company, nor did we negotiate with any party, other than the Buyer and its representatives, with respect to a possible acquisition of the Company or any of its constituent businesses.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer, the Company or their respective affiliates in the future and would expect to receive fees for the rendering of these services. Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Thomas Miles
Thomas Miles
Managing Director

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251 (h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on [ ].
Vote by Internet
• Go to www.investorvote.com/CCC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote “FOR” each director nominee, “FOR” proposals 1, 2, and 3.

+

For	Against	Abstain	For	Against	Abstain

1. The proposal to adopt the Agreement and Plan of Merger, dated as of September 21, 2017 (as it may be amended from time to time, the “merger agreement”), by and among Calgon Carbon Corporation, a Delaware corporation (“Calgon Carbon”), Kuraray Co., Ltd., a company organized under the laws of Japan (“Kuraray”), Kuraray Holdings U.S.A., Inc., a Delaware corporation (“Parent”) and KJ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

☐	☐	☐

3. The proposal to approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes, including at the time of the special meeting to adopt the merger agreement or in the absence of a quorum.

			☐	☐	☐

2. The proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Calgon Carbon’s named executive officers in connection with the consummation of the merger.

☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	1 U P X C A C 1	+

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — CALGON CARBON CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

[                    ]

[                    ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Randall S. Dearth and Chad Whalen, or either of them, are hereby appointed, for the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Calgon Carbon Corporation (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company scheduled for [                    ] at [            ] at the Company’s office, 3000 GSK Drive, Moon Township, Pennsylvania 15108, and at any adjournment thereof, as directed on the reverse side and, in their discretion on any matters which may properly come before the meeting. This proxy will be voted as directed or if no direction is provided, the shares represented by this proxy will be voted FOR proposals 1, 2, and 3.

This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted “FOR” proposals 1, 2, and 3. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY.

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